Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-217916

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 5, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 10, 2019)

The Export-Import Bank of Korea

(A statutory juridical entity established under The Export-Import Bank of Korea Act of 1969, as amended, in the Republic of Korea)

US$                         % Notes due 20

Our US$             aggregate principal amount of notes due 20             (the “Notes”) will bear interest at a rate of             % per annum. Interest on the Notes is payable semi-annually in arrears on              and              of each year. The first interest payment on the Notes will be made on             , 2020 in respect of the period from (and including)             , 2020 to (but excluding)             , 2020. The Notes will mature on             , 20            .

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, as depositary.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Notes
	Per Note	Total
Public offering price	%	US$
Underwriting discounts	%	US$
Proceeds to us, before expenses	%	US$

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from (and including)             , 2020.

Approval in-principle has been received from the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes on the SGX-ST. There can be no assurance that such listing will be obtained for the Notes. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained herein. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

The underwriters expect to deliver the Notes to investors through the book-entry facilities of The Depository Trust Company on or about             , 2020.

Joint Bookrunners and Lead Managers

BofA Securities	J.P. Morgan	Morgan Stanley

Prospectus Supplement Dated             , 2020

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

CERTAIN DEFINED TERMS

All references to “we” or “us” mean The Export-Import Bank of Korea. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. References to “￦”, “Won” or “Korean won” are to the lawful currency of Korea and “US$” or “U.S. dollars” are to the lawful currency of the United States. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Our financial information included in this prospectus supplement was prepared under International Financial Reporting Standards as adopted by Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

ADDITIONAL INFORMATION

The information in this prospectus supplement is in addition to the information contained in our accompanying prospectus dated July 10, 2019. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-217916, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

WE ARE RESPONSIBLE FOR THE ACCURACY OF THE INFORMATION IN THIS DOCUMENT

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The address of our registered office is 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea. The SGX-ST assumes no responsibility for the contents of this prospectus supplement and the accompanying prospectus, and makes no representation as to liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

NOTIFICATION UNDER SECTION 309B(1)(C) OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”)

We have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

NOT AN OFFER IF PROHIBITED BY LAW

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and it is prohibited to use them to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

INFORMATION PRESENTED ACCURATE AS OF DATE OF DOCUMENT

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. This prospectus supplement may only be used for the purposes for which it has been published. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$             aggregate principal amount of             % notes due             , 20             (the “Notes”).

The Notes will bear interest at a rate of             % per annum, payable semi-annually in arrears on              and              of each year. The first interest payment on the Notes will be made on             , 2020 in respect of the period from (and including)             , 2020 to (but excluding)             , 2020. Interest on the Notes will accrue from             , 2020 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

We do not have any right to redeem the Notes prior to maturity.

Listing

Approval in-principle has been received from the SGX-ST for the listing and quotation of the Notes on the SGX-ST. Settlement of the Notes is not conditioned on obtaining the listing. There can be no assurance that such listing will be obtained for the Notes. For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies). Accordingly, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of US$200,000.

Form and settlement

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as the Notes in all respects so that such further issue shall be consolidated and form a single series with the Notes. We will not issue any such additional debt securities unless the issuance would constitute a “qualified reopening” for U.S. federal income tax purposes or such additional debt securities would otherwise be part of the same “issue” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about             , 2020, which we expect will be the              business day following the date of this prospectus supplement, referred to as “T+            .” You should note that initial trading of the Notes may be affected by the T+             settlement. See “Underwriting—Delivery of the Notes.”

USE OF PROCEEDS

We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated July 10, 2019. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE EXPORT-IMPORT BANK OF KOREA

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS. Our financial information as of and for the nine months ended September 30, 2019 and 2018 in this prospectus supplement is presented based on our unaudited internal management accounts.

Overview

As of June 30, 2019, we had ￦73,810 billion of outstanding loans, including ￦38,877 billion of outstanding export credits, ￦27,692 billion of outstanding overseas investment credits and ￦4,765 billion of outstanding import credits, as compared to ￦72,120 billion of outstanding loans, including ￦38,525 billion of outstanding export credits, ￦26,442 billion of outstanding overseas investment credits and ￦4,653 billion of outstanding import credits as of December 31, 2018.

Capitalization

As of June 30, 2019, our authorized capital was ￦15,000 billion and our capitalization was as follows:

	June 30, 2019(1)
	(billions of Won) (unaudited)
Long-Term Debt(2)(3)(4)(5):
Borrowings in Korean Won	￦	—
Borrowings in Foreign Currencies		3,447
Export-Import Financing Debentures		46,380

Total Long-term Debt	￦	49,827

Capital:
Paid-in Capital(6)	￦	11,841
Additional Paid-in Capital		—
Capital Adjustments		(129)
Retained Earnings		1,545
Legal Reserve		406
Voluntary Reserve		542
Reserve for Bad Loan(7)		107
Unappropriated Retained Earnings		491
Other Components of Equity(8)		618

Total Capital	￦	13,875

Total Capitalization	￦	63,702

(1)	Except as described in this prospectus supplement, there has been no material adverse change in our capitalization since June 30, 2019.

(2)

We have translated borrowings in foreign currencies as of June 30, 2019 into Won at the rate of ￦1,156.80 to US$1.00, which was the market average exchange rate as announced by the Seoul Monetary Brokerage Services Ltd., on June 30, 2019.

(3)

As of June 30, 2019, we had contingent liabilities totaling ￦40,031 billion, which consisted of ￦33,978 billion under confirmed guarantees and ￦6,053 billion under unconfirmed guarantees issued on behalf of our clients.

(4)

As of June 30, 2019, we had entered into 455 interest rate related derivative contracts with a notional amount of ￦41,409 billion and 581 currency related derivative contracts with a notional amount of ￦35,759 billion in accordance with our policy to hedge interest rate and currency risks.

(5)	All of our borrowings, whether domestic or international, are unsecured and unguaranteed.
(6)	As of June 30, 2019, authorized ordinary share capital was ￦15,000 billion and issued fully-paid ordinary share capital was ￦11,841 billion. See “—Business—Government Support and Supervision.”
(7)

If the estimated allowance for credit loss determined by K-IFRS for accounting purposes is lower than that for regulatory purposes as required by Supervisory Regulation of Banking Business, we reserve such difference as regulatory reserve for bad loans. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the six months ended June 30, 2019 and 2018—Note 23.”

(8)	See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2019 and for the six months ended June 30, 2019 and 2018—Note 22.”

Selected Financial Statement Data

Recent Developments

The following tables present selected separate financial information as of September 30, 2019 and December 31, 2018 and for the nine months ended September 30, 2019 and 2018, which has been derived from our unaudited separate internal management accounts as of September 30, 2019 and for the nine months ended September 30, 2019 and 2018 prepared in accordance with Korean IFRS.

	Nine Months Ended September 30,
	2019		2018
	(billions of Won) (unaudited)
Income Statement Data
Total Interest Income	￦	2,370	￦	2,111
Total Interest Expense		1,717		1,463
Net Interest Income		653		648
Operating Income		634		899
Income before Income Tax		660		911
Income Tax Expense		197		220
Net Income		463		691

	As of September 30, 2019 (unaudited)		As of December 31, 2018
	(billions of Won)
Balance Sheet Data
Total Loan Credits(1)	￦	75,604	￦	72,120
Total Borrowings(2)		75,697		70,836
Total Assets		95,015		89,799
Total Liabilities		81,134		76,317
Total Shareholders’ Equity		13,881		13,483

(1)

Gross amount, including bills bought, foreign exchange bought, call loans, inter-bank loans in foreign currency, advance for customers and others and before deducting valuation adjustment of loans in foreign currencies, allowance for loan losses and deferred loan origination fees.

(2)	Includes debentures.

For the nine months ended September 30, 2019, we had net income of ￦463 billion compared to net income of ￦691 billion for the nine months ended September 30, 2018, primarily due to an increase in provision for loan loss allowance to ￦564 billion in the first nine months of 2019 from ￦45 billion in the corresponding period of 2018. Such increase in provision for loan loss allowance was attributable mainly to an increase in impairment loss on loans to overseas long-term financing projects. The effect of such change was partially offset by (i) an increase in reversal of impairment on other financial assets to ￦165 billion in the first nine months of 2019 from ￦0.1 billion in the corresponding period of 2018, primarily due to a decrease in other financial assets to shipbuilding companies and (ii) an increase in reversal of impairment on financial guarantee contacts to ￦91 billion in the first nine months of 2019 from ￦11 billion in the corresponding period of 2018, primarily due to a decrease in financial guarantees to shipbuilding companies.

As of September 30, 2019, our total assets increased to ￦95,015 billion from ￦89,799 billion as of December 31, 2018, primarily due to an increase in Loan Credits to ￦75,604 billion as of September 30, 2019 from ￦72,120 billion as of December 31, 2018.

As of September 30, 2019, our total liabilities increased to ￦81,134 billion from ￦76,317 billion as of December 31, 2018. The increase in liabilities was primarily due to an increase in debentures to ￦69,863 billion as of September 30, 2019 from ￦65,943 billion as of December 31, 2018.

The increases in assets and liabilities were primarily due to increases in the volume of loans and debt, respectively. The depreciation of the Won against the U.S. dollar as of September 30, 2019 compared to December 31, 2018 magnified the effect of the increase in the volume of loans and debt, as a majority of our assets and liabilities consisted of foreign currency loans and debt (including significant percentages in U.S. dollars).

As of September 30, 2019, our total shareholders’ equity increased to ￦13,881 billion from ￦13,483 billion as of December 31, 2018, primarily due to an increase in retained earnings to ￦1,517 billion as of September 30, 2019 from ￦1,117 billion as of December 31, 2018.

As of September 30, 2019, our capital adequacy ratio, on a consolidated basis, was 14.43%, a slight increase from 14.42% as of December 31, 2018.

Separate Financial Statement Data

You should read the following financial statement data together with our separate financial statements and notes included in this prospectus supplement. The following tables present selected separate financial information as of June 30, 2019 and December 31, 2018 and for the six months ended June 30, 2019 and 2018, which has been derived from our unaudited separate K-IFRS financial statements as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 included in this prospectus supplement:

	Six Months Ended June 30,
	2019		2018
	(billions of Won)
	(unaudited)
Income Statement Data
Total Interest Income	￦	1,585	￦	1,336
Total Interest Expense		1,153		894
Net Interest Income		432		442
Operating Income		679		709
Income before Income Tax		705		723
Income Tax Expense		215		164
Net Income		491		559

	As of June 30, 2019 (unaudited)		As of December 31, 2018
	(billions of Won)
Balance Sheet Data
Total Loan Credits(1)	￦	73,810	￦	72,120
Total Borrowings(2)		73,563		70,836
Total Assets		92,623		89,799
Total Liabilities		78,749		76,317
Total Shareholders’ Equity		13,875		13,483

(1)

Gross amount, including bills bought, foreign exchange bought, call loans, inter-bank loans in foreign currency, advance for customers and others and before deducting valuation adjustment of loans in foreign currencies, allowance for loan losses and deferred loan origination fees.

(2)	Includes debentures.

In the first half of 2019, we had net income of ￦491 billion compared to net income of ￦559 billion in the corresponding period of 2018, primarily due to a decrease in reversal of impairment on credit to ￦65 billion in the first half of 2019 from ￦121 billion in the corresponding period of 2018. Such decrease in reversal of impairment on credit was attributable mainly to an increase in impairment loss on loans to shipping companies.

As of June 30, 2019, our total assets increased to ￦92,623 billion from ￦89,799 billion as of December 31, 2018, primarily due to an increase in Loan Credits to ￦73,810 billion as of June 30, 2019 from ￦72,120 billion as of December 31, 2018.

As of June 30, 2019, our total liabilities increased to ￦78,749 billion from ￦76,317 billion as of December 31, 2018. The increase in liabilities was primarily due to an increase in debentures to ￦68,080 billion as of June 30, 2019 from ￦65,943 billion as of December 31, 2018.

The increases in assets and liabilities were primarily due to increases in the volume of loans and debt, respectively. The depreciation of the Won against the U.S. dollar as of June 30, 2019 compared to December 31, 2018 magnified the effect of the increase in the volume of loans and debt, as a majority of our assets and liabilities consisted of foreign currency loans and debt (including significant percentages in U.S. dollars).

As of June 30, 2019, our total shareholders’ equity increased to ￦13,875 billion from ￦13,483 billion as of December 31, 2018, primarily due to an increase in retained earnings to ￦1,545 billion as of June 30, 2019 from ￦1,117 billion as of December 31, 2018.

Operations

Loan Operations

In the first half of 2019, we provided total loans of ￦23,412 billion, a decrease of 1% from the corresponding period of 2018.

Export Credits

As of June 30, 2019, export credits in the amount of ￦38,877 billion represented 53% of our total outstanding Loan Credits. Our disbursements of export credits amounted to ￦13,737 billion in the first half of 2019, an increase of 3% from the corresponding period of 2018, which was mainly due to an increase in demand for loan and trade financing from domestic exporters. The depreciation of the Won against the U.S. dollar as of June 30, 2019 compared to June 30, 2018 magnified the effect of the increase in the volume of export credits in the first half of 2019, as a majority of our export credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Overseas Investment Credits

As of June 30, 2019, overseas investment credits amounted to ￦27,692 billion, representing 38% of our total outstanding Loan Credits. Our disbursements of overseas investment credits in the first half 2019 decreased by 23% to ￦5,524 billion from the corresponding period of 2018, primarily due to decreased demand in overseas investment and project credits. The depreciation of the Won against the U.S. dollar as of June 30, 2019 compared to June 30, 2018 partially offset the effect of the decrease in the volume of overseas investment credits in the first half of 2019, as a majority of our overseas investment credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Import Credits

As of June 30, 2019, import credits in the amount of ￦4,765 billion represented 6% of our total outstanding Loan Credits. Our disbursements of import credits amounted to ￦4,151 billion in the first half of 2019, an increase of 30% over the corresponding period of 2018, which was mainly due to an increase in demand for financing for raw materials used for export and domestic consumption. The depreciation of the Won against the U.S. dollar as of June 30, 2019 compared to June 30, 2018 magnified the effect of the increase in the volume of import credits in the first half of 2019, as a significant portion of our import credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Guarantee Operations

Guarantee commitments as of June 30, 2019 increased slightly to ￦40,031 billion from ￦40,011 billion as of December 31, 2018. Guarantees we had confirmed as of June 30, 2019 decreased to ￦33,978 billion from ￦34,795 billion as of December 31, 2018.

For further information regarding our guarantee and letter of credit operations, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2019 and for the six months ended June 30, 2019 and 2018—Note 36”.

Description of Assets and Liabilities

Total Credit Exposure

The following table sets out our Credit Exposure as of June 30, 2019, categorized by type of exposure extended:

		June 30, 2019
		(billions of Won, except for percentages)
A	Loans in Won	￦	17,429	16%
B	Loans in Foreign Currencies		53,190	50
C	Loans (A+B)		70,619	67
D	Other Loans(1)		3,192	3
E	Loan Credits (C+D)		73,810	70
F	Allowances for Possible Loan Losses		1,903	2
G	Loan Credits (including present value discounts) (E-F)		71,907	68
H	Confirmed Guarantees		33,978	32

I	Credit Exposure (G+H)	￦	105,885	100%

(1)	Includes call loans, inter-bank loans, other loans.

Loan Credits by Geographic Area

The following table sets out the total amount of our outstanding Loan Credits (including call loans and inter-bank loans in foreign currency) as of June 30, 2019, categorized by geographic area(1)(2):

	June 30, 2019(1)		As % of June 30, 2019 Total
	(billions of Won, except for percentages)
Asia(2)	￦	57,665	78%
Europe		5,487	7
America		8,137	11
Africa		2,521	3

Total	￦	73,810	100%

(1)

For purposes of this table, export credits have been allocated to the geographic areas in which the foreign buyers of Korean exports are located; overseas investment credits have been allocated to the geographic areas in which the overseas investments being financed are located; and import credits have been allocated to the geographic areas in which the sellers of the imported goods are located.

(2)	Includes Australia.

Individual Exposure

As of June 30, 2019, our largest Credit Exposure was to Daewoo Shipbuilding & Marine Engineering (“DSME”) in the amount of ￦3,349 billion, a decrease from ￦4,157 billion as of December 31, 2018, primarily due to a decrease in refund guarantees.

As of June 30, 2019, our second and third largest Credit Exposures were to Samsung Heavy Industries in the amount of ￦3,340 billion and Doosan Heavy Industries & Construction in the amount of ￦1,925 billion.

The following table sets out our five largest Credit Exposures as of June 30, 2019(1):

Rank	Name of Borrower	Loans	Guarantees	Total
		(billions of Won)
1	Daewoo Shipbuilding & Marine Engineering	548	2,801	3,349
2	Samsung Heavy Industries	1,281	2,060	3,340
3	Doosan Heavy Industries & Construction	853	1,072	1,925
4	Hanwha Engineering & Construction	—	1,779	1,779
5	Korea Shipbuilding & Offshore Engineering	737	998	1,735

(1)	Excludes loans and guarantees extended to affiliates.

Source: Internal accounting records.

Asset Quality

Asset Classifications

The following table provides information on our asset quality and loan loss reserves as of June 30, 2019:

	As of June 30, 2019
	Loan Amount(1)		Loan Loss Reserve(2)
Normal	￦	123,621	￦	919
Precautionary		8,541		801
Sub-standard		509		58
Doubtful		1,004		556
Estimated Loss		543		527

Total	￦	134,218	￦	2,861

(1)	These figures include loans (excluding interbank loans and call loans), domestic usance, bills bought, foreign exchange bought, advances for customers, and confirmed acceptances and guarantees.
(2)	These figures include present value discount.

Reserves for Credit Losses

As of June 30, 2019, the amount of our non-performing assets was ￦2,056 billion, an increase of 17% from ￦1,757 billion as of December 31, 2018. As of June 30, 2019, our non-performing asset ratio was 1.5%, compared to 1.4% as of December 31, 2018.

We cannot provide any assurance that our current level of exposure to non-performing assets will not increase in the future or that any of our borrowers (including our largest borrowers as described above) is not currently facing, or in the future will not face, material financial difficulties.

The following table sets forth information regarding our loan loss reserves as of June 30, 2019:

June 30, 2019
(billions of Won, except for percentages)
Loan Loss Reserve (A)	￦ 2,861
NPA (B)(1)	2,056
Total Equity (C)	13,875
Reserve to NPA (A/B)	139%
Equity at Risk (B-A)/C	—

(1)	Non-performing assets, which are defined as assets that are classified as substandard or below.

Source: Internal accounting records.

Investments

As of June 30, 2019, our total investment in securities amounted to ￦11,657 billion, representing 13% of our total assets.

The following table sets out the composition of our investment securities as of June 30, 2019:

Type of Investment Securities	Amount		%
	(billions of Won)
Financial Assets at FVOCI	￦	8,957	77%
Financial Assets at Amortized Cost		589	5
Investments in Associates and Subsidiaries		2,111	18

Total	￦	11,657	100%

For further information relating to the classification guidelines and methods of valuation of our financial instruments (including securities), see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2019 and for the six months ended June 30, 2019 and 2018—Note 5”.

Guarantees and Acceptances and Contingent Liabilities

As of June 30, 2019, we had issued a total amount of ￦33,978 billion in confirmed guarantees and acceptances, of which ￦30,744 billion, representing 90% of the total amount, was classified as normal and ￦2,957 billion, representing 9% of the total amount, was classified as precautionary, and ￦276 billion, representing 1% of the total amount, was classified as substandard or below.

Derivatives

As of June 30, 2019, our outstanding loans made at floating rates of interest totaled approximately ￦52,368 billion, whereas our outstanding borrowings made at floating rates of interest totaled approximately ￦52,022 billion, including those raised in Australian Dollar, Indonesia Rupiah and Brazil Real and swapped into U.S. dollar floating rate borrowings. As of June 30, 2019, we had entered into 455 interest rate related derivative contracts with a notional amount of ￦41,409 billion and had entered into 581 currency related derivative contracts with a notional amount of ￦35,759 billion. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2019 and for the six months ended June 30, 2019 and 2018—Note 20”.

Sources of Funding

We raised a net total of ￦23,011 billion (new borrowings plus loan repayments by our clients less repayment of our existing debt) during the first half of 2019, a decrease of 12% from ￦26,075 billion in the corresponding period of 2018. The total loan repayments, including prepayments by our clients, during the first half of 2019 amounted to ￦23,746 billion, an increase of 0.2% from ￦23,695 billion during the corresponding period of 2018.

As of June 30, 2019, we had no outstanding borrowings from the Government. We issued Won-denominated domestic bonds in the aggregate amount of ￦4,990 billion during the first half of 2019.

During the first half of 2019, we issued bonds in the aggregate principal amount of US$1,993 million in various types of currencies under our existing global medium term notes program, a 38% decrease from

US$3,197 million in the corresponding period of 2018. In addition, we issued bonds during the first half of 2019 in the aggregate amount of US$1,000 million under our U.S. shelf registration statement compared with US$1,500 million in the corresponding period of 2018. As of June 30, 2019, the outstanding amounts of our notes and debentures were US$34,748 million, JPY 132,820 million, HKD 4,881 million, BRL 4,245 million, EUR 3,527 million, THB 10,300 million, CHF 1,200 million, AUD 3,660 million, INR 32,042 million, CNY 8,583 million, IDR 12,533,400 million, PEN 266 million, NZD 1,022 million, ZAR 1,354 million, NOK 2,250 million, SEK 250 million, GBP 60 million, CAD 690 million, MXN 150 million and SGD 200 million.

We also borrow from foreign financial institutions in the form of loans that are principally made bilaterally or by syndicates of commercial banks at floating or fixed interest rates and in foreign currencies, with original maturities ranging from one to five years. As of June 30, 2019, the outstanding amount of such borrowings from foreign financial institutions was US$1,700 million.

As of June 30, 2019, our total paid-in capital amounted to ￦11,841 billion, and the Government, The Bank of Korea and Korea Development Bank owned 66%, 10% and 24%, respectively, of our paid-in capital.

As of June 30, 2019, the aggregate outstanding principal amount of our borrowings (including export-import financing debentures), which was ￦73,135 billion, was equal to 19% of the authorized amount of ￦386,850 billion.

Debt

Debt Repayment Schedule

The following table sets out the principal repayment schedule for our debt outstanding as of June 30, 2019:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency(1)	2019		2020		2021		2022		Thereafter
	(billions of won)
Won	￦	5,400	￦	5,370	￦	645	￦	210	￦	2,860
Foreign(2)		5,824		10,811		11,092		8,448		22,476

Total Won Equivalent	￦	11,224	￦	16,181	￦	11,737	￦	8,658	￦	25,336

(1)	Borrowings in foreign currency have been translated into Won at the market average exchange rates on June 30, 2019, as announced by the Seoul Money Brokerage Services Ltd.
(2)	This figure includes debentures, bank loans, commercial papers and repurchase agreements.

As of June 30, 2019, our foreign currency assets maturing within three months, six months and one year exceeded our foreign currency liabilities coming due within such periods by US$5,856 million, US$7,104 million and US$6,828 million, respectively. As of June 30, 2019, our total foreign currency liabilities exceeded our total foreign currency assets by US$35 million.

Capital Adequacy

As of June 30, 2019, our capital adequacy ratio, on a consolidated basis, was 14.43%, a slight increase from 14.42% as of December 31, 2018.

The following table sets forth our capital base and capital adequacy ratios (on a consolidated basis) reported as of June 30, 2019:

June 30, 2019
(billions of Won, except for percentages)
Tier I	￦ 13,914
Paid-in Capital (including capital adjustments)	11,712
Retained Earnings(1)	1,549
Accumulated other comprehensive income	687
Common shares issued by consolidated subsidiaries of the bank and held by third parties	3
Deductions from Tier I Capital	(37)
Capital Adjustments	—
Deferred Tax Asset	—
Others	(37)
Tier II (General Loan Loss Reserves)	1,818
Total Capital	15,732
Risk Adjusted Assets	109,051
Capital Adequacy Ratios
Tier I common equity	12.76%
Tier 1	12.76%
Tier I and Tier II	14.43%

(1)	Net amount after deducting regulatory reserve for bad loans.

Source: Internal accounting records.

Financial Statements and the Auditors

Our interim separate financial statements as of June 30, 2019 and December 31, 2018 and for the six months ended June 30, 2019 and 2018 appearing in this prospectus supplement were prepared in conformity with Korean IFRS, as summarized in Note 2 of the notes to our unaudited separate financial statements as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 included in this prospectus supplement.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF FINANCIAL POSITION

AS OF JUNE 30, 2019 AND DECEMBER 31, 2018

	Korean won
	June 30, 2019		December 31, 2018
	(In millions)
ASSETS:
Cash and due from financial institutions (Notes 4, 5 and 7)	￦	4,396,226	￦	3,682,863
Financial assets at fair value through profit or loss (“FVTPL”) (Notes 4, 5, 8 and 20)		2,004,165		2,298,223
Hedging derivative assets (Notes 4, 5 and 20)		365,044		75,743
Loans at amortized cost (Notes 4, 5, 10 and 37)		71,502,046		70,199,721
Financial investments (Notes 4, 5 and 9)		9,546,767		8,844,756
Investments in associates and subsidiaries (Note 11)		2,111,497		2,511,497
Tangible assets, net (Note 12)		264,912		266,102
Intangible assets, net (Note 13)		36,122		38,454
Deferred tax assets (Note 34)		1,055,176		902,252
Other assets (Notes 4, 5, 14 and 37)		1,341,544		979,628

	￦	92,623,499	￦	89,799,239

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Financial liabilities at FVTPL (Notes 4, 5 and 20)	￦	683,961	￦	905,901
Hedging derivative liabilities (Notes 4, 5 and 20)		904,979		1,628,303
Borrowings (Notes 4, 5 and 15)		5,483,074		4,893,478
Debentures (Notes 4, 5 and 16)		68,080,002		65,942,970
Provisions (Note 17)		700,697		751,882
Retirement benefit liabilities, net (Note 18)		11,791		6,350
Other liabilities (Notes 4, 5, 19 and 37)		2,884,192		2,187,742

		78,748,696		76,316,626

STOCKHOLDERS’ EQUITY:
Capital stock (Note 21)		11,841,143		11,814,963
Capital adjustments		(129,339)		(129,339)
Other components of equity (Notes 20 and 22)		618,436		680,329
Retained earnings (Note 23) (Regulatory reserve for loan losses as of June 30, 2019 and December 31, 2018: ￦106,650 million and ￦302,248 million)		1,544,563		1,116,660

		13,874,803		13,482,613

	￦	92,623,499	￦	89,799,239

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

	Korean won
	Six months ended June 30, 2019		Six months ended June 30, 2018
	(In millions)
OPERATING INCOME:
Net interest income (Notes 24 and 37):
Interest income	￦	1,584,826	￦	1,335,892
Interest expenses		(1,152,549)		(894,190)

		432,277		441,702

Net commission income (Notes 25 and 37):
Commission income		163,163		154,765
Commission expenses		(6,000)		(4,135)

		157,163		150,630

Dividend income (Note 26)		28,833		35,390
Gain (loss) on financial assets at FVTPL (Note 27)		162,404		(97,488)
Gain (loss) on hedging derivative assets (Notes 20 and 28)		1,253,688		(1,005,560)
Loss on financial investments (Note 29)		(6,777)		(1,463)
Gain (loss) on foreign exchange transaction		(286,953)		495,145
Other net operating income (loss) (Note 30)		(1,025,115)		672,105
Reversal of impairment on credit (Note 31)		64,814		121,193
General and administrative expenses (Note 32)		(101,727)		(102,608)

Total operating income		678,657		709,046

NON-OPERATING INCOME (EXPENSES) (Note 33):
Net gain on investments in associates and subsidiaries		30,647		4,577
Net other non-operating income (expenses)		(4,148)		9,291

		26,499		13,868

PROFIT BEFORE INCOME TAX		705,156		722,914
INCOME TAX EXPENSES (Note 34)		(214,597)		(164,026)

PROFIT FOR THE PERIOD		490,599		558,888

(Adjusted profit for the period after regulatory reserve for loan losses for the six months ended June 30, 2019 and 2018: ￦509,773 million and ￦546,766 million) (Note 23)
OTHER COMPREHENSIVE INCOME (LOSS) FOR THE PERIOD (Note 22)
Items not reclassified subsequently to profit or loss:
Gain (Loss) on equity securities at FVOCI		(116,708)		653,145
Income tax effect		28,244		(158,061)
Items that are or may be reclassified subsequently to profit or loss:
Gain (loss) on debt securities at FVOCI		34,872		(22,749)
Cash flow hedging gain (loss)		182		(1,702)
Income tax effect		(8,483)		5,831

		(61,893)		476,464

TOTAL COMPREHENSIVE INCOME	￦	428,666	￦	1,035,352

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

					Other components of equity
	Capital stock		Additional paid-in capital		Valuation on FVOCI financial instruments		Valuation of cash-flow hedge		Remeasurement, net of defined benefit assets		Gain or loss on disposal of FVOCI financial instruments		Retained earnings		Total
	(Korean won in millions)
January 1, 2018	￦	11,814,963	￦	(129,339)	￦	(114,032)	￦	586	￦	17,168	￦	(13,817)	￦	579,217	￦	12,154,746
Payment of dividends		—		—		—		—		—		—		(59,596)		(59,596)
Profit for the period		—		—		—		—		—		—		558,888		558,888
Other comprehensive income:																476,464
Gain on valuation of FVOCI financial instruments, net of tax		—		—		491,217		—		—		—		—		491,217
Loss on valuation of cash flow hedge, net of tax		—		—		—		(1,376)		—		—		—		(1,376)
Loss on disposal of FVOCI financial instruments, net of tax		—		—		—		—		—		(13,377)		—		(13,377)

June 30, 2018	￦	11,814,963	￦	(129,339)	￦	377,185	￦	(790)	￦	17,168	￦	(27,194)	￦	1,078,509	￦	13,130,502

January 1, 2019	￦	11,814,963	￦	(129,339)	￦	691,647	￦	(137)	￦	9,917	￦	(21,098)	￦	1,116,660	￦	13,482,613
Paid in capital increase		26,180		—		—		—		—		—		—		26,180
Payment of dividends		—		—		—		—		—		—		(62,656)		(62,656)
Profit for the period		—		—		—		—		—		—		490,559		490,559
Other comprehensive income:																(61,893)
Loss on valuation of FVOCI financial instruments, net of tax		—		—		(60,923)		—		—		—		—		(60,923)
Gain on valuation of cash flow hedge, net of tax		—		—		—		137		—		—		—		137
Loss on disposal of FVOCI financial instruments, net of tax		—		—		—		—		—		(1,107)		—		(1,107)

June 30, 2019	￦	11,841,143	￦	(129,339)	￦	630,724	￦	—	￦	9,917	￦	(22,205)	￦	1,544,563	￦	13,874,803

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

	Korean won
	Six months June 30, 2019		Six months June 30, 2018
	(In millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Profit for the period	￦	490,559	￦	558,888

Adjustments to reconcile profit for the period to net cash used in operating activities:
Income tax expense		214,597		164,026
Interest income		(1,584,826)		(1,335,892)
Interest expenses		1,152,549		894,190
Dividend income		(28,881)		(35,390)
Dividend received from subsidiaries and associates		(11,929)		(4,577)
Loss on financial assets at FVTPL		5,297		2,722
Loss on financial assets at FVOCI		6,917		1,674
Transfer to derivatives’ credit risk provision		6,274		49,545
Loss on foreign exchange transactions		753,449		490,760
Loss on fair value hedged items		1,062,298		33,767
Depreciation and amortization		9,473		10,766
Loss on disposals of tangible, intangible and other assets		2		1
Loss on valuation of derivative assets		666,951		1,675,519
Retirement benefits		5,431		4,416
Gain on financial assets at FVTPL		(10,143)		(13,844)
Gain on financial assets at FVOCI		(140)		(211)
Gain on investments in associates		(18,719)		—
Reversal of derivatives’ credit risk provision		(15,890)		(40,533)
Gain on foreign exchange transactions		(468,253)		(983,186)
Impairment reversal on credit		(64,814)		(121,193)
Gain on fair value hedged items		(28,221)		(717,545)
Gain on valuation of derivative assets		(1,531,078)		(523,640)
Gain on disposals of tangible assets, intangible assets and other assets		(12)		(101)
Changes in operating assets and liabilities:
Due from financial institutions		626,162		(1,256,633)
Financial assets and liabilities at FVTPL		171,946		540,681
Trading derivative net assets		(68,817)		—
Hedging derivative net assets		(169,146)		(864,781)
Loans at amortized cost		345,044		(506,497)
Other assets		(259,014)		(304,171)
Provisions		—		(20,081)
Payment of retirement benefits		10		139
Other liabilities		368,433		670,946
Payment of income tax		(39,519)		(18,306)
Interest received		1,585,457		1,218,802
Interest paid		(1,017,391)		(764,694)
Dividend received		40,810		38,575

Net cash provided by (used in) operating activities		2,194,866		(1,155,858)

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF CASH FLOWS—(Continued)

FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

	Korean won
	Six months June 30, 2019		Six months June 30, 2018
	(In millions)
CASH FLOWS FROM INVESTING ACTIVITIES:
Disposals of investment instruments	￦	472,218	￦	101,809
Disposals of investments in associates		18,719		475
Disposals of tangible assets		13		1
Disposals of intangible assets		—		380
Acquisitions of investment instruments		(768,894)		(240,362)
Investments in subsidiaries and associates		—		(44,370)
Acquisitions of tangible assets		(2,737)		(906)
Acquisitions of intangible assets		(3,218)		(1,217)

Net cash used in investing activities		(283,899)		(184,190)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in call money		—		68
Proceeds from borrowings		1,237,358		3,290,567
Proceeds from debentures		8,857,375		11,571,264
Capital increase with consideration		26,180		—
Increase in deposits		—		2
Repayment of borrowings		(811,657)		(3,010,978)
Repayment of debentures		(9,783,607)		(8,951,815)
Decrease in deposits		—		(4)
Payment of dividends		(62,656)		(59,596)

Net cash provided by (used in) financing activities		(536,907)		2,839,508

NET INCREASE IN CASH AND CASH EQUIVALENTS		1,374,060		1,499,460
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD		1,020,067		815,994
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON THE BALANCE OF CASH AND CASH EQUIVALENTS IN FOREIGN CURRENCIES		(100,473)		(76,231)

CASH AND CASH EQUIVALENTS, END OF THE PERIOD (Note 7, 35)	￦	2,293,654	￦	2,239,223

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE CONDENSED SEPARATE INTERIM FINANCIAL STATEMENTS

AS OF JUNE 30, 2019, AND DECEMBER 31, 2018,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

1. GENERAL:

(1) Summary of The Export-Import Bank of Korea

The Export-Import Bank of Korea (the “Bank” or the “Company”) was established in 1976 as a special financial institution under The Export-Import Bank of Korea Act (the “EXIM Bank Act”) to grant financial facilities for overseas trade (i.e., export and import), investments and resources development activities. As of June 30, 2019, the Bank operates 10 domestic branches, three domestic offices, four overseas subsidiaries and 24 overseas offices.

The Bank’s authorized capital is ￦15,000,000 million, and through numerous capital increases since the establishment, its paid-in capital is ￦11,841,143 million as of June 30, 2019. The Government of the Republic of Korea (the “Government”), the Bank of Korea (“BOK”), and the Korea Development Bank hold 66.34%, 9.84%, and 23.82%, respectively, of the ownership of the Bank as of June 30, 2019.

The Bank, as a trustee of the Government, has managed the Economic Development Cooperation Fund (“EDCF”) since June 1987 and the Inter-Korean Cooperation Fund (“IKCF”) since March 1991. These funds are accounted for separately and are not included in the Bank’s separate interim financial statements. The Bank receives fees from the Government for the trustee services.

(2) Summary of subsidiaries and associates

1) Subsidiaries of the Bank as of June 30, 2019, and December 31, 2018, are as follows:

(June 30, 2019)

Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of ownership (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP 20 mil.	Finance	20,000,000	100.00	Jun. 30, 2019
KEXIM Vietnam Leasing Co.(*1)	Vietnam	USD 13 mil.	Finance	—	100.00	Jun. 30, 2019
PT.KOEXIM Mandiri Finance	Indonesia	IDR52,000 mil.	Finance	442	85.00	Jun. 30, 2019
KEXIM Asia Limited	Hong Kong	USD 30 mil.	Finance	30,000,000	100.00	Jun. 30, 2019

(*1)	This entity does not issue share certificates.

(December 31, 2018)

Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of ownership (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP 20 mil.	Finance	20,000,000	100.00	Dec. 31, 2018
KEXIM Vietnam Leasing Co.(*1)	Vietnam	USD 13 mil.	Finance	—	100.00	Dec. 31, 2018
PT.KOEXIM Mandiri Finance	Indonesia	IDR52,000 mil.	Finance	442	85.00	Dec. 31, 2018
KEXIM Asia Limited	Hong Kong	USD 30 mil.	Finance	30,000,000	100.00	Dec. 31, 2018

(*1)	This entity does not issue share certificates.

2) Associates of the Bank as of June 30, 2019, and December 31, 2018, are as follows:

(June 30, 2019)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of ownership (%)	Financial statements as of
Korea Asset Management Corporation	Korea	KRW	860,000 mil.	Financial service	44,482,396	25.86	Jun. 30, 2019
Credit Guarantee and Investment Fund	Philippines	USD	859 mil.	Financial service	100,000,000	11.64	Mar. 31, 2019
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Korea	KRW	1,319,693 mil.	Shipbuilding	96,575,200	69.39	Jun. 30, 2019
DAESUN Shipbuilding & Engineering Co., Ltd.	Korea	KRW	6,262 mil.	Shipbuilding	1,040,000	83.03	Jun. 30, 2019
KTB Newlake Global Healthcare PEF	Korea	KRW	35,180 mil.	Financial service	879,500,000	25.00	Jun. 30, 2019
KBS-KDB Private Equity Fund	Korea	KRW	29,713 mil.	Financial service	6,031,875,000	20.30	Jun. 30, 2019
Korea Aerospace Industries. Ltd.	Korea	KRW	487,376 mil.	Manufacturing	25,745,964	26.41	Jun. 30, 2019
Daewoo Shipbuilding & Marine Engineering Co., Ltd	Korea	KRW	541,029 mil.	Shipbuilding	—	—	Jun. 30, 2019

(December 31, 2018)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of ownership (%)	Financial statements as of
Korea Asset Management Corporation	Korea	KRW	860,000 mil.	Financial service	44,482,396	25.86	Dec. 31, 2018
Credit Guarantee and Investment Fund	Philippines	USD	859 mil.	Financial service	100,000,000	11.64	Sep. 30, 2018
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Korea	KRW	1,391,693 mil.	Shipbuilding	113,075,200	81.25	Dec. 31, 2018
DAESUN Shipbuilding & Engineering Co., Ltd.	Korea	KRW	6,262 mil.	Shipbuilding	1,040,000	83.03	Dec. 31, 2018
KTB Newlake Global Healthcare PEF	Korea	KRW	35,180 mil.	Financial service	879,500,000	25.00	Dec. 31, 2018
KBS-KDB Private Equity Fund	Korea	KRW	29,713 mil.	Financial service	6,031,875,000	20.30	Dec. 31, 2018
Korea Shipping and Maritime Transportation	Korea	KRW	25,000 mil.	Financial service	2,000,000	40.00	Dec. 31, 2018
Korea Aerospace Industries. Ltd.	Korea	KRW	487,376 mil.	Manufacturing	25,745,964	26.41	Dec. 31, 2018
Daewoo Shipbuilding & Marine Engineering Co., Ltd	Korea	KRW	541,029 mil.	Shipbuilding	—	—	Dec. 31, 2018

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

(1) Basis of condensed separate financial statement preparation

These condensed separate interim financial statements were prepared in accordance with K-IFRS No.1034, ‘Interim Financial Reporting’ as part of the period covered by the Bank’s K-IFRS annual financial statements. These condensed separate interim financial statements do not include all of the disclosures required for full annual financial statements.

These financial statements are separate financial statements prepared in accordance with K-IFRS No.1027, ‘Separate Financial Statements’ presented by a parent, an investor with joint control of, or significant influence over, an investee, in which the investments are accounted for at cost.

The Bank’s accounting policies applied for the accompanying condensed separate interim financial statements are the same as the policies applied for the preparation of separate financial statements as of and for the year ended December 31, 2018.

(2) Functional Currency

Items included in the separate financial statements of each entity in the Bank are measured using the currency of the primary economic environment in which the entity operates (the functional currency).

3. SIGNIFICANT ESTIMATES AND JUDGMENTS:

The preparation of separate financial statements requires the application of accounting policies, especially certain critical accounting estimates and assumptions that may have a significant impact on assets (liabilities) and income (expenses). The management’s estimate of outcome may differ from an actual outcome if the management’s estimate and assumption based on its best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and the change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only, or the period of the change and future periods, if the change affects both. Significant judgments are the same as those applied in preparation of the annual separate financial statements for the year ended December 31, 2018.

4. RISK MANAGEMENT:

4-1. Summary

(1) Overview of Risk Management Policy

The financial risks that the Bank is exposed to are credit risk, market risk, liquidity risk, operational risk, interest risk, credit concentration risk, strategy/reputational risk, outsourcing risk, settlement risk and others. Credit risk, market risk, liquidity risk, and operational risk have been recognized as the Bank’s key risks.

The Bank’s risk management system focuses on increasing transparency, developing risk management environment and preemptive response to risks due to rapid changes in financial environment to support the Bank’s long-term strategy and business decision efficiently.

The note regarding financial risk management provides information about the risks that the Bank is exposed to, the objective, policies and process for managing the risk, the methods used to measure the risk and capital adequacy. Additional quantitative information is disclosed throughout the separate financial statements.

(2) Risk Management Group

1) Risk Management Committee

The Risk Management Committee establishes risk management strategies in accordance with the directives of the board of directors and determines the Bank’s target risk appetite, approves significant risk matters and reviews the level of risks that the Bank is exposed to and the appropriateness of the Bank’s risk management operations as an ultimate decision-making authority.

2) Risk Management Council

The Risk Management Council is a consultative group that reviews and makes decisions on matters delegated by the Risk Management Committee and discusses the detailed issues relating to the Bank’s risk management.

3) Risk Management Practices Committee

The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council. It performs practical work process relating to risk management plan, including targeted Bank for International Settlements (“BIS”) ratio, risk management strategy, risk measurement, risk analysis, economic capital limit and others.

4-2. Credit risk

(1) Overview of Credit Risk

Credit risk is the risk of possible losses in an asset portfolio in the events of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For the risk management reporting purposes, the individual borrower’s default risk, country risk, specific risks and other credit risk exposure components are considered as a whole.

(2) Credit Risk Management

The Bank controls the credit concentration risk exposure by applying and managing total exposure limits to prevent the excessive risk concentration to specific industry and specific borrowers. The Bank maintains allowances for loan losses associated with credit risk on loans and receivables to manage its credit risk.

(3) Maximum exposure to credit risk

The Bank’s maximum exposure of financial instruments to credit risk as of June 30, 2019, and December 31, 2018, is as follows (Korean won in millions):

	Jun. 30, 2019		Dec. 31, 2018
Cash and due from financial institutions	￦	4,396,226	￦	3,682,863
Financial assets at FVTPL(*1)		730,623		904,273
Hedging derivative assets		365,044		75,743
Loans at amortized cost(*2)		73,394,313		71,741,225
Financial investments(*3)		1,261,864		1,059,067
Other financial assets		1,307,139		1,135,012
Acceptances and guarantee contracts		40,031,071		40,010,549
Commitments(*4)		22,962,044		17,619,116

	￦	144,448,324	￦	136,227,848

(*1)	Financial assets at FVTPL exclude debt securities related to Beneficiary certificates and paid-in capital.
(*2)	Loans at amortized cost exclude loans valuation adjustment related to fair value hedging, allowances for loan losses.
(*3)	Allowances for loan losses for debt securities at amortized cost is excluded.
(*4)	Commitments exclude commitments on purchase of beneficiary certificates which are included in other commitments in Note 36.

(4) Credit risk of loans

The Bank maintains allowances for loan losses associated with credit risk on loans to manage its credit risk. The Bank writes off on non-profitable loans, non-recoverable loans, loans classified as estimated loss by asset quality category, loans requested to be written off by Financial Supervisory Service (“FSS”) and others upon approval of Loan Management Committee.

Loans are categorized as follows (Korean won in millions):

(June 30, 2019)

	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Collective assessment:
Best	￦	19,973,281	￦	9,612	￦	4,799	￦	19,987,692
Outstanding		25,431,709		—		40,000		25,471,709
Good		23,963,179		1,686,992		12,271		25,662,442
Below normal		—		424,788		87,644		512,432

Subtotal		69,368,169		2,121,392		144,714		71,634,275

Individual assessment:
Best		—		—		95,494		95,494
Outstanding		—		—		1,029		1,029
Good		—		—		79,846		79,846
Below normal		—		584,977		1,414,541		1,999,518

Subtotal		—		584,977		1,590,910		2,175,887

Total		69,368,169		2,706,369		1,735,624		73,810,162

Net deferred origination fees and costs								(415,849)

Total							￦	73,394,313

(December 31, 2018)

	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Collective assessment:
Best	￦	18,155,827	￦	9,489	￦	5,596	￦	18,170,912
Outstanding		24,374,636		—		40,000		24,414,636
Good		25,155,018		1,458,851		49,921		26,663,790
Below normal		3,200		434,356		60,554		498,110

Subtotal		67,688,681		1,902,696		156,071		69,747,448

Individual assessment:
Best		—		—		513,941		513,941
Outstanding		—		—		—		—
Good		—		—		29,370		29,370
Below normal		—		720,631		1,108,766		1,829,397

Subtotal		—		720,631		1,652,077		2,372,708

		67,688,681		2,623,327		1,808,148		72,120,156

Net deferred origination fees and costs								(378,931)

Total							￦	71,741,225

(5) Credit quality of financial investments (debt securities)

Financial assets at FVTPL and financial investments (debt securities) exposed to credit risk as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

(June 30, 2019)

	12 month expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Grade 1	￦	1,231,737		—		—	￦	1,231,737
Grade 2		30,127		—		—		30,127
Grade 3		—		—		—		—
Grade 4		—		—		—		—
Grade 5		—		—		—		—

Total	￦	1,261,864	￦	—	￦	—	￦	1,261,864

(December 31, 2018)

	12 month expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Grade 1	￦	1,059,067	￦	—	￦	—	￦	1,059,067
Grade 2		—		—		—		—
Grade 3		—		—		—		—
Grade 4		—		—		—		—
Grade 5		—		—		—		—

Total	￦	1,059,067	￦	—	￦	—	￦	1,059,067

(6) Concentration of credit risk

The amounts disclosed below exclude loan valuation adjustment related to fair value hedging amounting to ￦10,589 million and ￦12,801 million as of June 30, 2019, and December 31, 2018, respectively.

1) Loans by country where the credit risk belongs to as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

(June 30, 2019)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	￦	17,397,006	￦	7,414,582	￦	735,859	￦	25,547,447	34.61	￦	(8,980)	￦	(1,085,465)
China		—		2,665,755		257,487		2,923,242	3.96		(3,162)		(29,100)
Saudi Arabia		—		3,650,247		466		3,650,713	4.95		(41,287)		(8,462)
India		—		2,792,664		36,762		2,829,426	3.83		(12,360)		(3,261)
Indonesia		17,000		3,209,718		9,861		3,236,579	4.39		(56,920)		(13,505)
Uzbekistan		—		999,477		—		999,477	1.35		(11,412)		(27,551)
Vietnam		—		3,973,044		36,632		4,009,676	5.43		(29,107)		(22,947)
Australia		—		2,056,759		37,362		2,094,121	2.84		(16,994)		(2,612)
Philippines		—		127,454		4,375		131,829	0.18		(114)		(902)
Qatar		—		750,181		—		750,181	1.02		(2,560)		(3,777)
Singapore		—		614,598		46,949		661,547	0.90		(2,391)		(1,136)
Oman		—		930,462		97		930,559	1.26		(15,680)		(4,297)
Hong Kong		—		537,462		783,831		1,321,293	1.79		(150)		(11,016)
The United Arab Emirates		—		3,871,269		6,149		3,877,418	5.25		(22,956)		(1,428)
Others		15,000		3,618,414		1,067,767		4,701,181	6.37		(102,329)		(78,019)

Subtotal		17,429,006		37,212,086		3,023,597		57,664,689	78.13		(326,402)		(1,293,478)

Europe:
Russia		—		224,922		—		224,922	0.30		—		(716)
United Kingdom		—		1,332,785		583		1,333,368	1.81		(6,821)		(112,072)
France		—		159,816		16,093		175,909	0.24		(1,320)		(227)
Netherlands		—		49,974		15,683		65,657	0.09		—		(803)
Greece		—		822,857		—		822,857	1.11		(4,358)		(608)
Turkey		—		1,017,914		—		1,017,914	1.38		(15,124)		(46,390)
Germany		—		258,673		3,860		262,533	0.36		(347)		(1,151)
Ukraine		—		64,298		—		64,298	0.09		(725)		—
Hungary		—		19,233		836		20,069	0.03		(12)		(299)
Others		—		1,408,760		90,695		1,499,455	2.02		(9,458)		(6,670)

Subtotal		—		5,359,232		127,750		5,486,982	7.43		(38,165)		(168,936)

America:
Panama		—		736,924		—		736,924	1.00		(2,197)		(57,600)
United States		—		2,967,334		20,432		2,987,766	4.05		(6,062)		(44,581)
The British Virgin Islands		—		14,219		—		14,219	0.02		(160)		(18)
Mexico		—		721,735		—		721,735	0.98		(5,022)		(2,253)
Bermuda		—		119,758		—		119,758	0.16		(831)		(72)
Brazil		—		2,137,289		—		2,137,289	2.90		(4,696)		(5,307)
Others		—		1,407,654		11,749		1,419,403	1.91		(4,961)		(61,935)

Subtotal		—		8,104,913		32,181		8,137,094	11.02		(23,929)		(171,766)

Africa:
Marshall Islands		—		739,684		—		739,684	1.00		(4,167)		(24,261)
Madagascar		—		401,311		—		401,311	0.54		(1,410)		(119,149)
Others		—		1,372,292		8,110		1,380,402	1.88		(21,776)		(125,266)

Subtotal		—		2,513,287		8,110		2,521,397	3.42		(27,353)		(268,676)

Total	￦	17,429,006	￦	53,189,518	￦	3,191,638	￦	73,810,162	100.00	￦	(415,849)	￦	(1,902,856)

(December 31, 2018)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	￦	16,809,808	￦	7,440,799	￦	912,802	￦	25,163,409	34.89	￦	(9,220)	￦	(864,719)
China		—		2,242,295		293,791		2,536,086	3.52		(3,243)		(26,273)
Saudi Arabia		—		3,673,671		38,316		3,711,987	5.15		(45,036)		(7,300)
India		—		2,746,143		47,920		2,794,063	3.87		(16,061)		(3,218)
Indonesia		17,000		3,222,120		9,893		3,249,013	4.51		(61,170)		(12,972)
Uzbekistan		—		671,116		73,789		744,905	1.03		(5,758)		(20,125)
Vietnam		—		4,054,789		32,980		4,087,769	5.67		(30,540)		(21,282)
Australia		—		2,075,514		6,777		2,082,291	2.89		(17,989)		(2,652)
Philippines		—		194,474		—		194,474	0.27		(150)		(937)
Qatar		—		776,784		253		777,037	1.08		(2,766)		(3,834)
Singapore		—		574,537		69,753		644,290	0.89		(2,410)		(1,442)
Oman		—		847,722		3,169		850,891	1.18		(10,259)		(3,917)
Hong Kong		—		733,779		420,672		1,154,451	1.60		(318)		(10,895)
The United Arab Emirates		—		3,574,767		8,527		3,583,294	4.97		(24,914)		(1,274)
Others		9,800		3,331,782		1,293,738		4,635,320	6.43		(61,722)		(47,791)

Subtotal		16,836,608		36,160,292		3,212,380		56,209,280	77.95		(291,556)		(1,028,631)

Europe:
Russia		—		331,567		—		331,567	0.46		(3)		(994)
United Kingdom		—		1,335,664		—		1,335,664	1.85		(7,272)		(123,812)
France		—		175,039		50,046		225,085	0.31		(1,661)		(274)
Netherlands		—		48,608		14,992		63,600	0.09		—		(779)
Malta		—		1,186		—		1,186	0.01		—		—
Greece		—		846,343		—		846,343	1.17		(4,485)		(686)
Turkey		—		851,069		330		851,399	1.18		(15,254)		(27,158)
Germany		—		274,923		6,819		281,742	0.39		(387)		(883)
Ukraine		—		82,862		—		82,862	0.11		(1,290)		—
Cyprus		—		—		—		—	—		—		—
Hungary		—		16,948		934		17,882	0.02		(7)		(372)
Others		—		1,496,521		95,770		1,592,291	2.20		(10,422)		(6,206)

Subtotal		—		5,460,730		168,891		5,629,621	7.79		(40,781)		(161,164)

America:
Panama		—		786,755		—		786,755	1.09		(2,286)		(3,441)
United States		—		2,680,095		23,938		2,704,033	3.75		(6,185)		(30,348)
The British Virgin Islands		—		25,509		—		25,509	0.04		(172)		(19)
Mexico		—		755,131		—		755,131	1.05		(5,292)		(2,140)
Bermuda		—		242,300		—		242,300	0.34		(1,358)		(225)
Brazil		—		1,927,500		—		1,927,500	2.67		(4,973)		(7,514)
Others		—		1,307,331		8,779		1,316,110	1.82		(5,267)		(57,208)

Subtotal		—		7,724,621		32,717		7,757,338	10.76		(25,533)		(100,895)

Africa:
Marshall Islands		—		757,849		—		757,849	1.05		(4,496)		(2,216)
Liberia		—		11,461		—		11,461	0.02		(139)		(15)
Madagascar		—		387,885		—		387,885	0.54		(1,550)		(128,883)
Others		—		1,358,414		8,308		1,366,722	1.90		(14,876)		(132,500)

Subtotal		—		2,515,609		8,308		2,523,917	3.50		(21,061)		(263,614)

Total	￦	16,836,608	￦	51,861,252	￦	3,422,296	￦	72,120,156	100.00	￦	(378,931)	￦	(1,554,304)

2) Loans by industry as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

(June 30, 2019)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	￦	11,026,027	￦	24,729,253	￦	180,309	￦	35,935,589	48.69	￦	(207,520)	￦	(1,447,027)
Transportation		629,330		6,361,124		—		6,990,454	9.47		(34,405)		(169,826)
Financial institutions		4,769,016		7,401,936		2,956,273		15,127,225	20.49		(4,479)		(19,491)
Wholesale and retail		483,386		1,225,162		43,308		1,751,856	2.37		(2,762)		(27,374)
Real estate		—		337,271		—		337,271	0.46		(1,811)		(1,088)
Construction		231,062		389,109		—		620,171	0.84		(8,134)		(33,061)
Public sector and others		290,185		12,745,663		11,748		13,047,596	17.68		(156,738)		(204,989)

Total	￦	17,429,006	￦	53,189,518	￦	3,191,638	￦	73,810,162	100.00	￦	(415,849)	￦	(1,902,856)

(December 31, 2018)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	￦	11,044,184	￦	23,492,659	￦	212,289	￦	34,749,132	48.18	￦	(161,406)	￦	(1,252,691)
Transportation		501,180		6,694,646		—		7,195,826	9.98		(36,927)		(64,916)
Financial institutions		4,139,230		6,802,713		3,154,565		14,096,508	19.55		(4,827)		(21,520)
Wholesale and retail		562,053		1,214,089		46,664		1,822,806	2.53		(3,088)		(20,891)
Real estate		—		115,179		—		115,179	0.16		(1,771)		(783)
Construction		317,442		499,756		—		817,198	1.13		(8,461)		(6,912)
Public sector and others		272,519		13,042,210		8,778		13,323,507	18.47		(162,451)		(186,591)

Total	￦	16,836,608	￦	51,861,252	￦	3,422,296	￦	72,120,156	100.00	￦	(378,931)	￦	(1,554,304)

3) Concentration of credit risk of financial assets at FVTPL and financial investments (debt securities) by industry as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

	Jun. 30, 2019			Dec. 31, 2018
	Amount		Ratio (%)	Amount		Ratio (%)
Financial Assets at FVTPL
Government and government sponsored institutions	￦	—	—	￦	—	—
Banking and insurance		11,930	47.00		45,272	67.83
Others		13,455	53.00		21,469	32.17

Subtotal		25,385	100.00		66,741	100.00

Financial Assets at FVOCI
Government and government sponsored institutions		102,547	15.25		102,096	12.11
Banking and insurance		564,149	83.91		709,109	84.10
Others		5,628	0.84		32,013	3.79

Subtotal		672,324	100.00		843,218	100.00

Financial Assets at amortized cost
Government and government sponsored institutions		4,655	0.79		4,476	2.07
Banking and insurance		571,583	96.95		187,419	86.83
Others		13,302	2.26		23,954	11.10

Subtotal		589,540	100.00		215,849	100.00

Total	￦	1,287,249		￦	1,125,808

4) Concentration of credit risk of financial assets at FVTPL and financial investments (debt securities) by country as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

	Jun. 30, 2019			Dec. 31, 2018
	Amount		Ratio (%)	Amount		Ratio (%)
Financial Assets at FVTPL
Korea	￦	13,455	53.00	￦	16,960	25.41
Others		11,930	47.00		49,781	74.59

Subtotal		25,385	100.00		66,741	100.00

Financial Assets at FVOCI
Korea		205,963	30.63		224,580	26.63
Others		466,361	69.37		618,638	73.37

Subtotal		672,324	100.00		843,218	100.00

Financial Assets at amortized cost
Korea		108,257	18.36		84,613	39.20
Others		481,283	81.64		131,236	60.80

Subtotal		589,540	100.00		215,849	100.00

Total	￦	1,287,249		￦	1,125,808

5) Credit enhancement and its financial effect as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

(June 30, 2019)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	￦	73,394,313	￦	40,031,071	￦	22,962,044	￦	136,387,428	100.00

Credit enhancement:
Deposits and savings		103,441		84,894		7,473		195,808	0.14
Export guarantee insurance		—		726,198		6,148		732,346	0.54
Guarantee		4,691,927		1,951,405		1,029,277		7,672,609	5.63
Securities		143,840		368,637		2,400		514,877	0.38
Real estate		2,033,710		1,618,333		22,602		3,674,645	2.69
Ships		797,537		247,325		28,498		1,073,360	0.79
Others		1,237,075		—		6,247		1,243,322	0.91

Subtotal		9,007,530		4,996,792		1,102,645		15,106,967	11.08

Exposure to credit risk after deducting credit enhancement	￦	64,386,783	￦	35,034,279	￦	21,859,399	￦	121,280,461	88.92

(December 31, 2018)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)

Maximum exposure to credit risk	￦	71,741,224	￦	40,010,549	￦	17,619,116	￦	129,370,889	100.00

Credit enhancement:
Deposits and savings		91,577		40,833		7,003		139,413	0.11
Export guarantee insurance		—		717,364		7,223		724,587	0.56
Guarantee		4,666,963		1,935,334		1,565,600		8,167,897	6.31
Securities		145,978		378,069		12,400		536,447	0.41
Real estate		1,886,139		1,200,486		23,193		3,109,818	2.40
Ships		869,933		244,822		—		1,114,755	0.86
Others		1,297,273		—		12,099		1,309,372	1.02

Subtotal		8,957,863		4,516,908		1,627,518		15,102,289	11.67

Exposure to credit risk after deducting credit enhancement	￦	62,783,361	￦	35,493,641	￦	15,991,598	￦	114,268,600	88.33

(*1)	Loans exclude loans valuation adjustment related to fair value hedging.

4-3. Liquidity risk

(1) Overview of liquidity risk

Liquidity risk is the risk that the Bank is unable to meet its payment obligations arising from financial liabilities as they become due. The Bank discloses all financial asset, financial liabilities and off-balance sheet items, such as loan commitments and analysis of the contractual maturity, which are related to liquidity risk, into seven categories. The cash flows disclosed in the maturity analysis are undiscounted contractual amounts, including principal and future interest, which resulted in disagreement with the discounted cash flows included in the separate statements of financial position. However, for derivatives, each discounted cash flow consisting of current fair value is presented.

(2) Principles of the liquidity risk management

1) Liquidity risk is managed with integration. The Bank measures, reports and controls liquidity risk by quantification with reasonable method.

2) Liquidity risk reflects financing plans and fund-using plans, and the Bank reports the liquidity risk with preciseness, timeliness and consistency.

3) The Bank establishes liquidity risk management strategy by analyzing liquidity maturity, liquidity gap structure and market environment.

(3) Liquidity risk management

Risk management department monitors changes by liquidity risk sources and compliance of risk limits. It notifies related departments to prepare countermeasures in case the measured liquidity risk is close to risk limits. Also, it analyzes crisis situations and effects of the crisis situations and reports to the Risk Management Committee on a regular basis. Each related department monitors changes of liquidity risk sources and compliance of risk limits by itself and if exposure to new risk is expected, it discusses the matter with the head of risk management department.

(4) Measurement of liquidity risk

The Bank measures liquidity ratio, liquidity gap ratio and others for local currency and foreign currencies and simulates analysis reflecting market environment, product features and the Bank’s strategies.

(5) Analysis on remaining contractual maturity of financial liabilities and off-balance-sheet items

Remaining contractual maturity and amount of financial liabilities and off-balance-sheet items as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

(June 30, 2019)

	On demand		Within 1 month		1 to 3 months		3 to 6 Months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	￦	683,961	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	683,961
Hedging derivative liabilities		—		2,004		132,841		82,904		202,850		334,959		149,421		904,979
Borrowings		—		372,233		307,727		437,955		1,043,119		3,439,620		176,428		5,777,082
Debentures		—		950,103		3,266,726		6,384,638		11,938,596		35,345,727		16,943,974		74,829,764
Other financial liabilities		—		1,128,210		285		7,761		9,060		107,343		933,903		2,186,652

	￦	683,961	￦	2,452,550	￦	3,707,579	￦	6,913,258	￦	13,193,625	￦	39,227,649	￦	18,203,726	￦	84,382,348

Off-balance sheet items(*1):
Commitments	￦	22,962,044	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	22,962,044
Financial guarantee contracts		15,185,728		—		—		—		—		—		—		15,185,728

	￦	38,147,772	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	38,147,772

(December 31, 2018)

	On demand		Within 1 month		1 to 3 months		3 to 6 Months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	￦	905,901	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	905,901
Hedging derivative liabilities		—		11,405		17,721		140,390		229,816		691,997		536,974		1,628,303
Borrowings		—		68,965		45,916		448,363		632,663		3,864,588		173,063		5,233,558
Debentures		—		1,051,114		3,281,750		5,681,679		10,742,556		35,635,971		17,715,427		74,108,497
Other financial liabilities		—		719,647		—		329		2,332		167,861		947,509		1,837,678

	￦	905,901	￦	1,851,131	￦	3,345,387	￦	6,270,761	￦	11,607,367	￦	40,360,417	￦	19,372,973	￦	83,713,937

Off-balance sheet items(*1):
Commitments	￦	17,619,116	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	17,619,116
Financial guarantee contracts		14,500,508		—		—		—		—		—		—		14,500,508

	￦	32,119,624	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	32,119,624

(*1)	Financial guarantees and loan commitments provided by the Bank have maturities. The Bank should fulfill the obligation immediately when the counterparty requests payment.

4-4. Market risk

(1) Overview of market risk

1) Definition of market risk

Market risk is the risk of possible losses that arise from the changes of market factors, such as interest rate, stock price, foreign exchange rate, commodity value and other market factors related to the fair value or future cash flows of the financial instruments. The Bank classifies exposures to market risk into either foreign exchange rate risk or interest rate risk. Foreign exchange risk means that possible losses on assets and liabilities denominated in foreign currencies due to changes of foreign exchange rate. Interest rate risk means that possible losses on assets and liabilities due to changes of interest rate.

2) Market risk management group

The Bank operates the Risk Management Committee and the Risk Management Council for managing risks and risk limits. The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council for practical matters, such as managing adequate assets and liabilities by analyzing foreign exchange risk, interest rate risk, liquidity risk, money balance plan and effects by initiating new product. Market risk is managed by product and currency for minimizing segments exposed to changes of foreign exchange, interest rate and securities’ price. Foreign exchange risk is measured by definite method and probabilistic method and definite method is used for limits management. Interest rate value at risk (“VaR”) and interest rate earning at risk (“EaR”) are measured by BIS standards, definite method and probabilistic method and definite method is used for limits management. Meanwhile, the Bank performs financial crisis analysis supposing exceptional, but possible events for evaluating latent weakness. The analysis is used for important decision making, such as risk mitigation, emergency plan development and limit setup. The results of the analysis are reported to the board of directors and management on a quarterly basis.

(2) Foreign exchange risk

1) Management of foreign exchange risk

Foreign exchange risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of foreign exchange risk by source and compliance of risk limits regularly. A finance division head also monitors changes of foreign exchange risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that foreign exchange risk exceeds risk limit. If foreign exchange risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2) Measurement of foreign exchange risk

Foreign exchange risk is managed by foreign exchange VaR and foreign exchange position. Foreign exchange VaR is measured on a monthly basis and foreign exchange position is measured on a daily basis. It is measured separately by currency for assets and liabilities denominated in foreign currencies exceeding 5% of total assets and liabilities denominated in foreign currencies.

3) Measurement method

① VaR

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal weighted-average method based on historical changes in market rates, prices and volatilities over the previous five years data and measures VaR at a 99% single tail confidence level. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different, depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

② Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of foreign exchange that has significant influent on the value of portfolio. The Bank mainly uses historical scenario tool and also uses hypothetical scenario tool for the analysis of an abnormal market situation. Stress testing is performed at least once in every quarter.

③ Results of measurement

Results of foreign exchange VaR as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

	Jun. 30, 2019								Dec. 31, 2018
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Foreign exchange risk	￦	35,307	￦	10,362	￦	68,010	￦	35,510	￦	27,714	￦	4,635	￦	68,602	￦	26,897

(3) Interest rate risk

1) Management of interest rate risk

Interest rate risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of interest rate risk by source and compliance of risk limits regularly. A finance division head also monitors changes of interest rate risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that interest rate risk exceeds risk limit. If interest rate risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2) Measurement of interest rate risk

Interest rate risk is managed by measuring interest rate EaR and interest rate VaR and uses interest rate sensitivity gap and duration gap as supplementary index. Interest rate EaR and interest rate VaR are measured on a monthly basis, and interest rate sensitivity gap and duration gap are measured on a daily basis. The Bank simulates analysis reflecting market environment, product features and the Bank’s strategies.

3) Measurement method

① VaR

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal weighted-average method based on historical changes in market rates, prices and volatilities over the previous five years data and measures VaR at a 99% single tail confidence level. This means the actual amount of loss may exceed the VaR, on average, once out of 100 business days. VaR is a commonly used market risk management technique. However, the method has some limitations.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient or too long, the VaR results may understate or overstate the potential loss.

② Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of interest rate that has significant influence on the value of portfolio. The Bank mainly uses historical scenario tool and also uses hypothetical scenario tool for the analysis of an abnormal market situation. Stress testing is performed at least once in every quarter.

③ Results of measurement

Results of interest rate VaR as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

	Jun. 30, 2019				Dec. 31, 2018
	Average	Minimum	Maximum	Ending	Average	Minimum	Maximum	Ending
Interest rate risk	￦52,525	￦39,952	￦64,874	￦51,585	￦79,086	￦37,129	￦112,921	￦37,129

4-5. Capital risk

The Bank follows the standard of capital adequacy established by the Financial Services Commission. The standard is based on Basel III, which was established by Basel Committee on Banking Supervision in BIS. In Korea, this standard has been followed since December 2013. According to the standard, the Bank should maintain at least 8% or above of BIS capital ratio for risk-weighted asset, and quarterly report BIS capital ratio to the FSS.

According to Korean Banking Supervision rules for operations, the Bank’s capitals are mainly divided into two categories:

1) Tier 1 capital (basic capital): Basic capital is composed of capital stock-common and other basic capital. Capital stock-common includes common stock satisfied with qualifications, capital surplus, retained earnings, accumulated other comprehensive income, other reserves and non-controlling interests among the common stock of consolidated subsidiaries. Other basic capital includes securities and capital surplus satisfied with qualifications

2) Tier 2 capital (supplementary capital): Supplementary capital is composed of the securities and capital surplus satisfied with qualifications, non-controlling interests among the securities of consolidated subsidiaries and the amounts of less than below 1.25% of credit risk-weighted asset like allowance for credit losses in respect of credits classified as normal or precautionary.

The risk-weighted asset includes intrinsic risks in total assets, errors of internal operation processes and loss risk from external events. It indicates a size of assets reflecting the level of risks that the Bank bears. The Bank computes the risk-weighted asset by risks (credit risk, market risk and operational risk) and uses it for calculation of BIS capital ratio.

5. FINANCIAL ASSETS AND FINANCIAL LIABILITIES:

5-1. Classification and fair value

(1) Carrying amounts and fair values of financial instruments as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

		June 30, 2019				December 31, 2018
		Carrying amount		Fair value		Carrying amount		Fair value
Financial assets:
Cash and due from financial institutions	Non-recurring	￦	4,396,226	￦	4,396,832	￦	3,682,863	￦	3,682,864
Financial assets at FVTPL	Recurring		2,004,165		2,004,165		2,298,223		2,298,223
Hedging derivative assets	Recurring		365,044		365,044		75,743		75,743
Loans at amortized cost	Non-recurring		71,502,046		71,975,312		70,199,721		70,374,963
Financial assets at FVOCI	Recurring		8,957,318		8,957,318		8,628,968		8,628,968
Financial assets at amortized cost	Non-recurring		589,449		597,845		215,788		217,237
Other financial assets	Non-recurring		1,300,517		1,300,517		964,721		964,721

		￦	89,114,765	￦	89,597,033	￦	86,066,027	￦	86,242,719

Financial liabilities:
Financial liabilities at FVTPL	Recurring	￦	683,961	￦	683,961	￦	905,901	￦	905,901
Hedging derivative liabilities	Recurring		904,979		904,979		1,628,303		1,628,303
Borrowings	Non-recurring		5,483,074		5,462,755		4,893,478		4,833,791
Debentures	Non-recurring		68,080,002		65,634,089		65,942,970		66,493,992
Other financial liabilities	Non-recurring		2,186,562		2,186,562		1,837,678		1,837,678

		￦	77,338,578	￦	74,872,346	￦	75,208,330	￦	75,699,665

Fair value is the amount at which the assets could be exchanged or the liabilities could be settled in transaction between knowledgeable and willing independent parties. For each class of financial assets and financial liabilities, the Bank discloses the fair value of that class of assets and liabilities in a way that permits them to be compared with their carrying amount at the end of each reporting period. The best estimate of the fair value of a financial instrument is the price quoted in an active market.

Methods for measuring fair value of financial instruments are as follows:

Financial instruments	Method of measuring fair value
Loans and receivables

As demand deposits and transferable deposits do not have maturity and are readily convertible to cash, the carrying amounts of these deposits approximate their fair values. Fair values of the deposits with the maturity of more than one year are determined by discounted cash flow model (“DCF model”).

DCF model is also used to determine the fair value of loans. Fair value is determined by discounting the cash flows expected from each contractual period by applying the discount rates for each period.

Financial instruments	Method of measuring fair value

Investment securities	Financial investments are measured at fair value using a quoted market price in an active market. If a quoted market price is not available, they are measured by using a price quoted by a third party, such as a pricing service or broker or using the DCF model.

Derivatives	For exchange traded derivative, quoted price in active market is used to determine fair value and for OTC derivative, fair value is determined primarily using the DCF model. The Bank uses internally developed valuation models that are widely used by market participants to determine fair value of plain OTC derivatives including option, interest rate swap and currency swap based on observable market parameters. However, some complex financial instruments are valued using the results of independent pricing services, where part or all of the inputs are not observable in the market.

Borrowings	Fair value is determined using DCF model discounting contractual future cash flows by appropriate discount rate.

Debentures

Fair value of debentures denominated in local currency is determined by using the valuation of independent third-party pricing services in accordance with the market prices that are quoted in active markets.

Fair value of debentures denominated in foreign currencies is determined by DCF model.

Fair values of financial assets and financial liabilities classified as fair value Level 3 of the fair value hierarchy are determined by using the valuation of independent third-party pricing services. Meanwhile, carrying amounts of other financial assets and financial liabilities are regarded as an approximation of fair values.

(2) Fair value hierarchy

Fair value hierarchy of financial assets and liabilities, which are not measured at fair value as of June 30, 2019, and December 31, 2018, is as follows (Korean won in millions):

(June 30, 2019)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions	￦	2,293,654	￦	—	￦	2,103,178	￦	4,396,832
Loans at amortized cost		—		—		71,975,312		71,975,312
Financial assets at amortized cost		—		597,845		—		597,845
Other financial assets		—		—		1,300,517		1,300,517

Total	￦	2,293,654	￦	597,845	￦	75,379,007	￦	78,270,506

Financial liabilities:
Borrowings	￦	—	￦	5,462,755	￦	—	￦	5,462,755
Debentures		—		65,634,089		—		65,634,089
Other financial liabilities		—		—		2,186,562		2,186,562

Total	￦	—	￦	71,096,844	￦	2,186,562	￦	73,283,406

(December 31, 2018)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial Institutions	￦	950,067	￦	—	￦	2,732,797	￦	3,682,864
Loans at amortized cost		—		—		70,374,963		70,374,963
Financial assets at amortized cost		—		217,237		—		217,237
Other financial assets		—		—		964,721		964,721

Total	￦	950,067	￦	217,237	￦	74,072,481	￦	75,239,785

Financial liabilities:
Borrowings	￦	—	￦	4,833,791	￦	—	￦	4,833,791
Debentures		—		66,493,992		—		66,493,992
Other financial liabilities		—		—		1,837,678		1,837,678

Total	￦	—	￦	71,327,783	￦	1,837,678	￦	73,165,461

Fair value hierarchy of financial assets and liabilities measured at fair value as of June 30, 2019, and December 31 2018, is as follows (Korean won in millions):

(June 30, 2019)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	￦	—	￦	1,697,530	￦	306,635	￦	2,004,165
Hedging derivative assets		—		365,044		—		365,044
Financial assets at FVOCI		307,462		572,099		8,077,757		8,957,318

	￦	307,462	￦	2,634,673	￦	8,384,392	￦	11,326,527

Financial liabilities:
Financial liabilities at FVTPL	￦	—	￦	683,961	￦	—	￦	683,961
Hedging derivative liabilities		—		904,979		—		904,979

	￦	—	￦	1,588,940	￦	—	￦	1,588,940

(December 31, 2018)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	￦	—	￦	2,032,246	￦	265,977	￦	2,298,223
Hedging derivative assets		—		75,743		—		75,743
Financial assets at FVOCI		283,102		743,304		7,602,562		8,628,968

	￦	283,102	￦	2,851,293	￦	7,868,539	￦	11,002,934

Financial liabilities:
Financial liabilities at FVTPL	￦	—	￦	905,901	￦	—	￦	905,901
Hedging derivative liabilities		—		1,628,303		—		1,628,303

	￦	—	￦	2,534,204	￦	—	￦	2,534,204

The Bank classifies financial instruments as three level of fair value hierarchy as below:

Level 1: Financial instruments measured at quoted prices from active markets are classified as fair value Level 1. This level includes listed equity securities, derivatives, and government bonds traded in an active exchange market.

Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as Level 2. This level includes the majority of debt and general OTC derivatives such as swap, futures and options

Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as Level 3. This level includes unlisted equity securities, structured bonds and OTC derivatives.

The valuation techniques and input variables of Level 2 financial instruments subsequently not measured at fair value as of June 30, 2019 and December 31, 2018 are as follows (Korean won in millions):

(June 30, 2019)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at amortized cost
Debt securities	￦	597,845	DCF Model	Discount rate
Financial liabilities
Borrowings		5,462,755	DCF Model	Discount rate
Debentures		65,634,089	DCF Model	Discount rate

(December 31, 2018)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at amortized cost
Debt securities	￦	217,237	DCF Model	Discount rate
Financial liabilities
Borrowings		4,833,791	DCF Model	Discount rate
Debentures		66,493,992	DCF Model	Discount rate

The valuation techniques and input variables of Level 3 financial instruments subsequently not measured at fair value as of June 30, 2019 and December 31, 2018 are as follows (Korean won in millions):

(June 30, 2019)

	Fair value		Valuation techniques	Input variables
Financial assets
Loans at amortized cost	￦	71,975,312	DCF Model	Discount rate
Other financial assets		1,300,517	DCF Model	Discount rate
Financial liabilities
Other financial liabilities		2,186,562	DCF Model	Discount rate

(December 31, 2018)

	Fair value		Valuation techniques	Input variables
Financial assets
Loans at amortized cost	￦	70,374,963	DCF Model	Discount rate
Other financial assets		964,721	DCF Model	Discount rate
Financial liabilities
Other financial liabilities		1,837,678	DCF Model	Discount rate

The valuation techniques and input variables of Level 2 financial instruments, measured at fair value after initial recognition, as of June 30, 2019 and December 31, 2018 are as follows (Korean won in millions):

(June 30, 2019)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	￦	992,292	DCF Model	Discount rate
Derivative assets for trading		705,238	DCF Model	Discount rate
Hedging derivative assets		365,044	DCF Model	Discount rate
Financial assets at FVOCI:
Debt securities		572,099	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading		683,961	DCF Model	Discount rate
Hedging derivative liabilities		904,979	DCF Model	Discount rate

(December 31, 2018)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	￦	1,194,714	DCF Model	Discount rate
Derivative assets for trading		837,532	DCF Model	Discount rate
Hedging derivative assets		75,743	DCF Model	Discount rate
Financial assets at FVOCI:
Debt securities		743,304	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading		905,901	DCF Model	Discount rate
Hedging derivative liabilities		1,628,303	DCF Model	Discount rate

Below table accounts for quantitative information of fair value using input factor, which is significant but unobservable, and relation between unobservable input factor and estimate of fair value, as of June 30, 2019 and December 31, 2018 are as follows(Korean won in millions):

(June 30, 2019)

	Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
Financial assets at FVTPL:
Unlisted stock	￦	21,822	Binomial Model CCA Methods NAV Methods	Volatility	19.93 ~ 25.93%	If discount rate is decreased (increased)/if growth rate is increased (decreased), fair value is increased (decreased).
Beneficiary certificates		176,404
Paid-in capital		94,954		Growth rate	—
Loans		13,455
Financial assets at FVOCI:
Unlisted stock	￦	8,061,021	DCF Model CCA Methods NAV Methods	Discount rate	3.21 ~ 15.48%	If discount rate is decreased (increased)/ if growth rate is increased (decreased), fair value is increased (decreased).
Paid-in capital		16,736		Growth rate

(December 31, 2018)

	Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
Financial assets at FVTPL:
Unlisted stock	￦	17,223	DCF Model CCA Methods NAV Methods	Discount rate	7.85%	If discount rate is decreased (increased)/ if growth rate is increased (decreased), fair value is increased (decreased).
Beneficiary certificates		159,765
Paid-in capital		72,029		Growth rate	—
Loans		16,960
Financial assets at FVOCI:
Unlisted stock	￦	7,585,686	DCF Model CCA Methods NAV Methods	Discount rate	3.87 ~ 16.21%	If discount rate is decreased (increased)/ if growth rate is increased (decreased), fair value is increased (decreased).
Paid-in capital		16,876		Growth rate	—

1) Changes in Level 3 financial assets that are measured at fair value for the six months ended June 30, 2019, and for the year ended December 31, 2018, are as follows (Korean won in millions):

(Six months ended June 30, 2019)

	Beginning balance		Profit		Other comprehensive income		Purchases/ issues		Sales/ settlements		Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
Securities at FVTPL	￦	249,017	￦	1,339	￦	—	￦	59,218	￦	(16,394)	￦	—	￦	293,180
Loans at FVTPL		16,960		150		—		—		(3,655)		—		13,455
Financial assets at FVOCI		7,602,562		—		(83,032)		558,501		(274)		—		8,077,757

Total	￦	7,868,539	￦	1,489	￦	(83,032)	￦	617,719	￦	(20,323)	￦	—	￦	8,384,392

(2018)

	Beginning balance(*1)		Profit (loss)		Other comprehensive income		Purchases/ issues		Sales/ settlements		Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
Securities at FVTPL	￦	134,325	￦	3,750	￦	—	￦	114,491	￦	(3,549)	￦	—	￦	249,017
Loans at FVTPL		13,577		(117)		—		3,500		—		—		16,960
Financial assets at FVOCI		6,292,539		—		1,115,904		194,134		(15)		—		7,602,562

Total	￦	6,440,441	￦	3,633	￦	1,115,904	￦	312,125	￦	(3,564)	￦	—	￦	7,868,539

(*1)	The beginning balance was restated in accordance with K-IFRS No.1109

2) In relation to changes in Level 3 of the fair value hierarchy, total gains or losses recognized in profit or loss for the period and total gains or losses for financial instruments held at the end of the reporting period in the separate statement of comprehensive income for the six months ended June 30, 2019, and for the year ended December 31, 2018, are as follows (Korean won in millions):

	Six months ended June 30, 2019		2018
Total gains (losses) on financial instruments held at the end of the reporting period	￦	1,489	￦	3,633
Total gains (losses) included in profit or loss for the period	￦	1,489	￦	3,633

3) The sensitivity of fair value analysis for the Level 3 financial instruments

The Bank performed the sensitivity analysis for the Level 3 financial instruments for which fair value would be measured differently upon reasonably possible alternative assumptions. The Bank classified the effect from changes upon the alternative assumptions into favorable effect and unfavorable effect and presented the most favorable effect or the most unfavorable effect in the table hereunder. Stocks are the financial instruments subject to sensitivity analysis, which are classified as Level 3 and of which changes in fair value are recognized as other comprehensive income. Meanwhile, equity instruments, which are recognized as cost among the financial instruments and are classified as Level 3 are excluded from the sensitivity analysis.

Sensitivity analysis details per market risk variable of each Level 3 financial instrument held and measured at fair value as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

(June 30, 2019)

	Profit (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
Financial assets at FVOCI(*1)	￦	—	￦	—	￦	8,953,268	￦ (1,363,303)

(December 31, 2018)

	Profit (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
Financial assets at FVTPL(*1)	￦	1,356	￦	(507)	￦	—	￦	—
Financial assets at FVOCI(*1)		—		—		5,923,204		(1,222,886)

(*1)	Changes in fair value of stocks are computed along with the increases or decreases in either growth rate (0 ~ 1%) and discount rate, which are unobservable inputs.

5-2. Classification by categories of financial instruments

The carrying amounts of each category of financial assets and financial liabilities as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

(June 30, 2019)

	Financial assets at FVTPL		Financial assets at FVOCI		Financial assets at amortized cost		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	￦	—	￦	4,396,226	￦	—	￦	—	￦	4,396,226
Financial assets at FVTPL		2,004,165		—		—		—		2,004,165
Hedging derivative assets		—		—		—		365,044		365,044
Loans at amortized cost		—		71,502,046		—		—		71,502,046
Financial investments		—		589,449		8,957,318		—		9,546,767
Other financial assets		—		1,300,517		—		—		1,300,517

Total	￦	2,004,165	￦	77,788,238	￦	8,957,318	￦	365,044	￦	89,114,765

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	￦	683,961	￦	—	￦	—	￦	683,961
Hedging derivative liabilities		—		—		904,979		904,979
Borrowings		—		5,483,074		—		5,483,074
Debentures		—		68,080,002		—		68,080,002
Other financial liabilities		—		2,186,562		—		2,186,562

Total	￦	683,961	￦	75,749,638	￦	904,979	￦	77,338,578

(December 31, 2018)

	Financial assets at FVTPL		Financial assets at FVOCI		Financial assets at amortized cost		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	￦	—	￦	3,682,863	￦	—	￦	—	￦	3,682,863
Financial assets at FVTPL		2,298,223		—		—		—		2,298,223
Hedging derivative assets		—		—		—		75,743		75,743
Loans at amortized cost		—		70,199,721		—		—		70,199,721
Financial investments		—		215,788		8,628,968		—		8,844,756
Other financial assets		—		964,721		—		—		964,721

Total	￦	2,298,223	￦	75,063,093	￦	8,628,968	￦	75,743	￦	86,066,027

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	￦	905,901	￦	—	￦	—	￦	905,901
Hedging derivative liabilities		—		—		1,628,303		1,628,303
Borrowings		—		4,893,478		—		4,893,478
Debentures		—		65,942,970		—		65,942,970
Other financial liabilities		—		1,837,678		—		1,837,678

Total	￦	905,901	￦	72,674,126	￦	1,628,303	￦	75,208,330

5-3. Offset of financial instruments

The bank holds the financial instruments which grant it the rights to offset in case of default, insolvency, or bankruptcy of the counterparties though it does not meet the criteria for offsetting of K-IFRS No. 1032. Cash collaterals do not meet the offsetting criteria in K-IFRS No. 1032, but they can be set off with net amount of financial instruments.

The effects of netting agreements as of June 30, 2019, and December 31, 2018, are as follow (Korean won in millions):

(June 30, 2019)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the financial statements				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	￦	1,070,282	￦	—	￦	1,070,282	￦	(489,902)	￦	(20,081)	￦	560,299
Financial liabilities:
Derivatives		1,588,940		—		1,588,940		(489,902)		(535,662)		563,376

(December 31, 2018)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the financial statements				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	￦	913,275	￦	—	￦	913,275	￦	(292,132)	￦	(3,488)	￦	617,655
Financial liabilities:
Derivatives		2,534,204		—		2,534,204		(292,132)		(1,380,905)		861,167

5-4. Transfer of financial assets

The Bank continues to recognize the financial assets related to repurchase agreements on the statement of financial position since those transactions are not qualified for derecognition even though the Bank transfers the financial assets. Financial asset is sold under a repurchase agreements to repurchase the some asset at fixed price. Thus, the Bank retains substantially all the risks and rewards of ownership of the financial asset. There are no carrying amounts of transferred assets and relevant liabilities as of June 30, 2019 and December 31, 2018.

6. OPERATING SEGMENT:

Though the Bank conducts business activities related to financial services, in accordance with relevant laws, such as the Export-Import Bank of Korea Act, it does not report separate segment information, as management considers the Bank to be operating under one core business.

7. CASH AND DUE FROM FINANCIAL INSTITUTIONS:

(1) Cash and cash equivalents as of June 30, 2019 and December 31, 2018 are as follows (Korean won in millions):

Detail	Jun. 30, 2019		Dec. 31, 2018
Due from financial institutions in local currency	￦	855,887	￦	604,286
Due from financial institutions in foreign currencies		3,540,339		3,078,577

Subtotal		4,396,226		3,682,863

Restricted due from financial institutions		(1,252,572)		(2,132,796)
Due from financial institutions with original maturities of more than three months at acquisition date		(850,000)		(530,000)

Subtotal		(2,102,572)		(2,662,796)

Total(*)	￦	2,293,654	￦	1,020,067

(*)	Equal to the cash and due from financial institutions as presented on the separate statements of cash flows.

(2) Details of due from financial institutions as of June 30, 2019, and December 31, 2018 are as follows (Korean won in millions):

Detail	Jun. 30, 2019			Dec. 31, 2018
	Amount		Interest (%)	Amount		Interest (%)
Due from financial institutions in local currency:
Demand deposits	￦	1,187	—	￦	2,026	—
Time deposits		850,000	1.77 ~ 2.10		600,000	1.83 ~ 2.27
Others		4,700	1.10		600	1.10
Margin for derivatives		—	—		1,660	—

Subtotal		855,887			604,286

Due from financial institutions in foreign currencies:
Demand deposits		370,624	—		43,379	—
On demand		1,884,244	—		865,382	—
Offshore demand deposits		32,899	—		38,680	—
Others		716,276	2.36 ~ 2.40		1,836,348	0.00 ~ 0.45
Margin for derivatives		536,296	—		294,788	—

Subtotal		3,540,339			3,078,577

Total	￦	4,396,226		￦	3,682,863

(3) Restricted due from financial institutions as of June 30, 2019 and December 31, 2018 are as follows (Korean won in millions):

Detail	Financial Institution	Jun. 30, 2019		Dec. 31, 2018		Reason for restriction
Others	DEUTSCHE BANK TRUST COMPANY AMERICAS and others	￦	1,252,572	￦	2,132,796	Credit support annex for derivative transactions

8. FINANCIAL ASSETS AT FVTPL:

Details of financial assets at FVTPL as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

	Jun. 30, 2019		Dec. 31, 2018
Debt securities in local currency
Paid-in capital	￦	90,387	￦	67,614
Beneficiary certificates		1,056,347		1,212,517

Subtotal		1,146,734		1,280,131

Debt securities in foreign currency
Debt securities		11,930		49,781
Paid-in capital		4,567		4,415
Beneficiary certificates		100,419		92,181
Equity securities in foreign currency stocks		21,822		17,223

Subtotal		138,738		163,600

Loans at FVTPL
Privately placed corporate bonds		13,455		16,960
Derivative assets for trading
Equity related		492		583
Interest rates related		395,623		445,329
Foreign currency related		309,098		391,596
Others		25		24

Subtotal		705,238		837,532

Total	￦	2,004,165	￦	2,298,223

9. FINANCIAL INVESTMENTS:

Details of financial investments as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

	Jun. 30, 2019		Dec. 31, 2018
Financial assets at FVOCI
Debt securities in local currency
National bond	￦	100,225	￦	99,914
Derivative linked securities		30,127		50,000
Equity securities in local currency
Stocks		8,268,257		7,768,874
Paid-in capital		16,737		16,876

Subtotal		8,415,346		7,935,664

Debt securities in foreign currencies
Corporate bonds and etc.(*1)		541,972		693,304

Financial assets at amortized cost
Debt securities in foreign currencies
Corporate bonds and etc.(*1)		589,449		215,788

Total	￦	9,546,767	￦	8,844,756

(*1)	It includes debt securities, which are pledged as collateral amounting to ￦64,298 million and ￦60,229 million as of June 30, 2019, and December 31, 2018, respectively.

10. LOANS AT AMORTIZED COST:

Loans as presented below exclude loan valuation adjustment related to fair value hedging amounting to ￦10,589 million and ￦12,801 million as of June 30, 2019, and December 31, 2018, respectively.

(1) Details of loans as of June 30, 2019 and December 31, 2018 are as follows (Korean won in millions):

	Detail	Jun. 30, 2019		Dec. 31, 2018
Loans in local currency	Loans for export	￦	11,810,008	￦	11,509,858
	Loans for foreign investments		1,575,053		1,290,776
	Loans for import		3,013,149		2,550,627
	Troubled Debt Restructuring		504,105		951,800
	Others		526,691		533,547

	Subtotal		17,429,006		16,836,608

Loans in foreign currencies	Loans for export		27,600,330		26,938,880
	Loans for foreign investments		21,930,506		21,167,724
	Loans for rediscounted trading notes		1,208,856		1,017,471
	Loans for import		1,527,584		1,921,810
	Overseas funding loans		660,771		585,160
	Domestic usance bills		224,603		180,301
	Others		36,868		49,906

	Subtotal		53,189,518		51,861,252

Others	Foreign-currency bills bought		684,034		876,098
	Advance payments on acceptances and guarantees		29,876		30,473
	Call loans		2,362,048		2,515,725
	Interbank loans in foreign currencies		115,680		—

	Subtotal		3,191,638		3,422,296

	Total		73,810,162		72,120,156
Net deferred origination fees and costs			(415,849)		(378,931)
Allowance for loan losses			(1,902,856)		(1,554,304)

	Total	￦	71,491,457	￦	70,186,920

(2) Changes in allowance for loan losses for the six months ended June 30, 2019 and for the year ended December 31, 2018, are as follows (Korean won in millions):

(Six months ended June 30, 2019)

	12 month expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	￦	257,157	￦	558,740	￦	738,407	￦	1,554,304
- Transfer to 12 month expected credit losses		2,466		(1,223)		(1,243)		—
- Transfer to lifetime expected credit losses		(7,795)		8,117		(322)		—
- Transfer to credit-impaired financial assets		(8,434)		(13,085)		21,519		—
Written-off		(6,460)		—		(13,339)		(19,799)
Collection		82,398		—		—		82,398
Loan-for-equity swap		—		—		(7,837)		(7,837)
Others		48,757		—		—		48,757
Unwinding effect		(47)		(1)		(18,818)		(18,866)
Foreign exchange translation		4,031		16,868		5,701		26,600
Additional provisions, net of reversals		(110,904)		14,531		333,672		237,299

Ending balance	￦	261,169	￦	583,947	￦	1,057,740	￦	1,902,856

(2018)

	12 month expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance(*1)	￦	240,653	￦	415,963	￦	2,661,044	￦	3,317,660
- Transfer to 12 month expected credit losses		6,436		(6,384)		(52)		—
- Transfer to lifetime expected credit losses		(4,482)		4,494		(12)		—
- Transfer to credit-impaired financial assets		(994)		(28,527)		29,521		—
Written-off		(1,091)		—		(2,018,447)		(2,019,538)
Collection		8,742		—		2,056		10,798
Loan-for-equity swap		—		—		(31,364)		(31,364)
Others		(38,592)		—		—		(38,592)
Unwinding effect		—		(299)		(34,048)		(34,347)
Foreign exchange translation		3,418		13,987		4,896		22,301
Additional provisions, net of reversals		43,067		159,506		124,813		327,386

Ending balance	￦	257,157	￦	558,740	￦	738,407	￦	1,554,304

(*1)	The beginning balance was restated in accordance with K-IFRS No.1109

11. INVESTMENTS IN ASSOCIATES AND SUBSIDIARIES:

(1) Details of investments in associates and subsidiaries as of June 30, 2019 and December 31, 2018 are as follows (Korean won in millions):

(June 30, 2019)

Company (*1)	Detail	Location	Business	Year-end	Ownership (%)	Net asset		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	￦	47,804	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		18,511		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	85.00		24,207		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		70,550		49,139
Korea Asset Management Corporation	Associate	Korea	Financial service	December	25.86		487,142		380,520
Credit Guarantee and Investment Fund(*2,3)	Associate	Philippines	Financial service	December	11.64		124,704		115,486
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.(*5)	Associate	Korea	Shipbuilding	December	69.39		(1,245,778)		—
DAESUN Shipbuilding & Engineering Co., Ltd.(*6)	Associate	Korea	Shipbuilding	December	83.03		(269,585)		—
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	25.00		8,062		8,795
KBS-KDB Private Equity Fund	Associate	Korea	Financial service	December	20.30		3,935		6,032
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		297,436		1,467,520
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*7)	Associate	Korea	Shipbuilding	December	—		—		—

Total								￦	2,111,497

(December 31, 2018)

Company (*1)	Detail	Location	Business	Year-end	Ownership (%)	Net asset(*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	￦	45,874	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		17,316		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	85.00		26,754		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		64,034		49,139
Korea Asset Management Corporation	Associate	Korea	Financial service	December	25.86		483,324		380,520
Credit Guarantee and Investment Fund(*2,4)	Associate	Philippines	Financial service	December	11.64		116,502		115,486
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.(*5)	Associate	Korea	Shipbuilding	December	81.25		(1,216,974)		—
DAESUN Shipbuilding & Engineering Co., Ltd.(*6)	Associate	Korea	Shipbuilding	December	83.03		(270,822)		—
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	25.00		8,017		8,795
KBS-KDB Private Equity Fund	Associate	Korea	Financial service	December	20.30		5,892		6,032
Korea Shipping and Maritime Transportation	Associate	Korea	Financial service	December	40.00		421,440		400,000
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		273,978		1,467,520
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*7)	Associate	Korea	Shipbuilding	December	—		—		—

Total								￦	2,511,497

(*1)	The amounts represent net asset after taking into account percentage of ownership.
(*2)

As of June 30, 2019 and December 31, 2018 the entity is classified into an associate because the Bank has significant influence in the way of representation on the board of directors or equivalent governing body of the investee.

(*3)

The most recent financial statements were using (due to the unavailability of the ones as of June 30, 2019) in which the significant transactions or events, which occurred between the end of preceding reporting period of an associate and that of the Bank, had been reflected.

(*4)

The most recent financial statements were using (due to the unavailability of the ones as of December 31, 2018) in which the significant transactions or events, which occurred between the end of preceding reporting period of an associate and that of the Bank, had been reflected.

(*5)

Since the corporate restructuring process has been initiated during the year ended December 31, 2018 and major decisions have been made by the courts, the Bank classified the entity as an associate not considering to have substantial control over the entity.

(*6)

This entity was under the creditor-led work out programs. The Bank should have at least 75% of the total creditor’s loans to have substantive control based on the creditor’s agreement. As the Bank had only 70.60% of the total creditor’s loans, this was classified into associates.

(*7)

This entity is not an associate with the current ownership. However, considering potential voting rights, the Bank has classified the entity as an associate. The Bank holds convertible bonds issued by the entity amounting to KRW 2,332,832 million.

(2) Changes in investments in associates and subsidiaries for the six months ended June 30, 2019 and for the year ended December 31, 2018, are as follows (Korean won in millions):

(Six months ended June 30, 2019)

Company	Detail	Beginning balance		Acquisition		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	￦	48,460	￦	—	￦	—	￦	—	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary		10,275		—		—		—		10,275
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		—		—		—		49,139
Korea Asset Management Corporation	Associate		380,520		—		—		—		380,520
Credit Guarantee and Investment Fund	Associate		115,486		—		—		—		115,486
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Associate		—		—		—		—		—
DAESUN Shipbuilding & Engineering Co., Ltd.	Associate		—		—		—		—		—
KTB Newlake Global Healthcare PEF	Associate		8,795		—		—		—		8,795
KBS-KDB Private Equity Fund	Associate		6,032		—		—		—		6,032
Korea Shipping and Maritime Transportation	Associate		400,000		—		(400,000)		—		—
Korea Aerospace Industries. LTD.	Associate		1,467,520		—		—		—		1,467,520
Daewoo Shipbuilding & Marine Engineering Co., Ltd	Associate		—		—		—		—		—

Total		￦	2,511,497	￦	—	￦	(400,000)	￦	—	￦	2,111,497

(2018)

Company	Detail	Beginning balance		Acquisition		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	￦	48,460	￦	—	￦	—	￦	—	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary		10,275		—		—		—		10,275
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		—		—		—		49,139
Korea Asset Management Corporation	Associate		380,520		—		—		—		380,520
Credit Guarantee and Investment Fund	Associate		115,486		—		—		—		115,486
Korea Marine Guarantee Inc.	Associate		135,000		—		(135,000)		—		—
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Associate		—		—		—		—		—
DAESUN Shipbuilding & Engineering Co., Ltd.	Associate		—		—		—		—		—
KTB Newlake Global Healthcare PEF	Associate		2,570		6,225		—		—		8,795
KBS-KDB Private Equity Fund	Associate		2,367		4,140		(475)		—		6,032
Korea Shipping and Maritime Transportation	Associate		362,000		38,000		—		—		400,000
Korea Aerospace Industries. Ltd.	Associate		1,467,520		—		—		—		1,467,520
Daewoo Shipbuilding & Marine Engineering Co., Ltd	Associate		—		—		—		—		—

Total		￦	2,598,607	￦	48,365	￦	(135,475)	￦	—	￦	2,511,497

(3) Summarized financial information of associates and subsidiaries as of and for the six months ended June 30, 2019, and as of and for the year ended December 31, 2018, are as follows (Korean won in millions):

(June 30, 2019)

Company	Assets		Liabilities		Operating income (loss)		Profit (loss) for the period		Comprehensive income (loss)
KEXIM Bank UK Limited	￦	417,625	￦	369,821	￦	516	￦	(659)	￦	1,930
KEXIM Vietnam Leasing Co.		180,853		162,342		687		589		1,195
PT.KOEXIM Mandiri Finance		193,519		165,040		598		52		1,797
KEXIM Asia Limited		518,765		448,216		1,809		1,509		6,650
Korea Asset Management Corporation		4,230,263		2,346,498		57,000		52,933		52,933
Credit Guarantee and Investment Fund		1,140,649		69,307		21,868		12,137		29,592
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		899,688		2,704,902		(6,162)		(41,587)		(41,579)
DAESUN Shipbuilding & Engineering Co., Ltd.		396,858		778,706		5,249		1,731		1,731
KTB Newlake Global Healthcare PEF		32,395		146		(65)		180		180
KBS-KDB Private Equity Fund		19,830		446		(9,638)		(9,638)		(9,638)
Korea Aerospace Industries. Ltd.		4,152,790		2,984,157		150,038		135,316		135,337
Daewoo Shipbuilding & Marine Engineering Co., Ltd		11,898,045		7,709,970		394,456		340,506		347,853

(December 31, 2018)

Company	Assets		Liabilities		Operating income (loss)		Profit (loss) for the period		Comprehensive income (loss)
KEXIM Bank UK Limited	￦	420,787	￦	374,913	￦	2,165	￦	2,283	￦	794
KEXIM Vietnam Leasing Co.		164,600		147,284		1,285		1,053		1,749
PT.KOEXIM Mandiri Finance		179,376		152,623		1,424		682		(87)
KEXIM Asia Limited		464,899		400,865		2,991		3,377		4,163
Korea Asset Management Corporation		4,059,409		2,190,405		85,974		72,143		(24,757)
Credit Guarantee and Investment Fund		1,042,772		41,893		17,007		16,275		(18,694)
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		939,911		2,703,386		(33,332)		(111,591)		(63)
DAESUN Shipbuilding & Engineering Co., Ltd.		408,591		792,192		4,164		(2,568)		14,001
KTB Newlake Global Healthcare PEF		32,380		311		(870)		(870)		(870)
KBS-KDB Private Equity Fund		29,249		227		608		608		608
Korea Shipping and Maritime Transportation		1,062,659		9,060		8,036		199,781		(3,347)
Korea Aerospace Industries. Ltd.		3,932,938		2,887,097		144,468		50,262		42,379
Daewoo Shipbuilding & Marine Engineering Co., Ltd		11,918,522		8,078,300		1,024,832		344,722		332,469

12. TANGIBLE ASSETS:

Changes in tangible assets for the six months ended June 30, 2019, and for the year ended December 31, 2018, are as follows (Korean won in millions):

(Six months ended June 30, 2019)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Ending balance
Lands	￦	190,807	￦	—	￦	—	￦	—	￦	190,807
Buildings		64,524		—		—		(1,019)		63,505
Vehicles		600		83		—		(185)		498
Furniture and fixture		10,171		2,565		(3)		(2,717)		10,016
Structures in leased office		—		89		—		(3)		86

Total	￦	266,102	￦	2,737	￦	(3)	￦	(3,924)	￦	264,912

(2018)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Ending balance
Lands	￦	190,807	￦	—	￦	—	￦	—	￦	190,807
Buildings		63,687		3,239		—		(2,402)		64,524
Vehicles		874		200		—		(474)		600
Furniture and fixture		13,097		2,458		(6)		(5,378)		10,171

Total	￦	268,465	￦	5,897	￦	(6)	￦	(8,254)	￦	266,102

13. INTANGIBLE ASSETS:

Changes in intangible assets for the six months ended June 30, 2019, and for the year ended December 31, 2018, are as follows (Korean won in millions):

(Six months ended June 30, 2019)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Impairment		Ending balance
Computer software	￦	11,003	￦	1,438	￦	—	￦	(1,843)	￦	—	￦	10,598
System development fees		23,985		1,641		—		(3,706)		—		21,920
Memberships		3,466		138		—		—		—		3,604

Total	￦	38,454	￦	3,217	￦	—	￦	(5,549)	￦	—	￦	36,122

(2018)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Impairment		Ending balance
Computer software	￦	13,037	￦	1,500	￦	—	￦	(3,534)	￦	—	￦	11,003
System development fees		30,839		1,416		—		(8,270)		—		23,985
Memberships		3,746		—		(280)		—		—		3,466

Total	￦	47,622	￦	2,916	￦	(280)	￦	(11,804)	￦	—	￦	38,454

14. OTHER ASSETS:

(1) Details of other assets as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

	Jun. 30, 2019		Dec. 31, 2018
Other financial assets:
Guarantee deposits	￦	40,596	￦	37,638
Accounts receivable		376,000		203,866
Accrued income		890,490		893,465
Receivable spot exchange		53		43
Allowances for loan losses on other assets		(6,622)		(170,291)

Subtotal		1,300,517		964,721

Other assets:
Prepaid expenses		7,023		1,693
Current income tax asset		670		852
Sundry assets		33,334		12,362

Subtotal		41,027		14,907

Total	￦	1,341,544	￦	979,628

(2) Changes in allowances for loan losses on other assets for the six months ended June 30, 2019, and for the year ended December 31, 2018, are as follows (Korean won in millions):

	Six months ended June 30, 2019		2018
Beginning balance(*1)	￦	170,291	￦	168,156
Written-off		—		42
Collection		107		—
Additional(reversal of) provisions		(163,669)		2,136
Others		(107)		(43)

Ending balance	￦	6,622	￦	170,291

(*1)	The beginning balance of the year ended December 31, 2018 was restated in accordance with K-IFRS No.1109

15. BORROWINGS:

(1) Details of borrowings as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

(June 30, 2019)

Detail	Lender	Interest rate (%)	Amount
Borrowings in foreign currencies:
Borrowings from the Government	MINISTRY OF ECONOMY AND FINANCE	LIBOR 3M+0.55 ~ LIBOR 3M+0.78	￦	3,040,163
Long term borrowings from foreign financial institutions	CREDIT AGRICOLE CIB and others	LIBOR 3M+0.45 ~ LIBOR 3M+0.85		1,966,560
Discount on borrowings				(695)
Offshore commercial papers denominated in foreign currency	BRED BANQUE POPULAIRE and others	(-)0.38 ~ 2.79		85,725
Others (Foreign banks)	DBS BANK LTD and others	LIBOR+0.25		224,603
Others (CSA)	ING BANK N.V. AMSTERDAM and others	2.36 ~ 2.40		166,718

Total			￦	5,483,074

(December 31, 2018)

Detail	Lender	Interest rate (%)	Amount
Borrowings in foreign currencies:
Borrowings from the Government	MINISTRY OF ECONOMY AND FINANCE	LIBOR 3M+0.55 ~ LIBOR 3M+0.78	￦	2,938,456
Long term borrowings from foreign financial institutions	CREDIT AGRICOLE CIB and others	LIBOR 3M+0.52 ~ LIBOR 3M+0.85		1,677,150
Discount on borrowings				(1,159)
Offshore commercial papers denominated in foreign currency	SOCIETE GENERALE, HONG KONG BR. and others	(-)0.37 ~ 2.32		92,669
Others (Foreign banks)	DBS BANK LTD, and others	0.00 ~ 0.03		180,302
Others (CSA)	ING BANK N.V. AMSTERDAM and others	—		6,060

Total			￦	4,893,478

(2) Details of the borrowings from other financial institutions as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

(June 30, 2019)

Type	Call-money		Borrowings in foreign currencies		Total
Commercial banks	￦	—	￦	2,442,911	￦	2,442,911

(December 31, 2018)

Type	Call-money		Borrowings in foreign currencies		Total
Commercial banks	￦	—	￦	1,955,022	￦	1,955,022

The above borrowings excluded the present value discounting effect.

16. DEBENTURES:

Details of debentures as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

Detail	Jun. 30, 2019			Dec. 31, 2018
	Interest rate (%)	Amount		Interest rate (%)	Amount
Local currency:
Floating rate	—	￦	—	1.98 ~ 2.01	￦	480,000
Fixed rate	1.57 ~ 4.70		14,485,000	1.67 ~ 4.70		14,185,000

Subtotal			14,485,000			14,665,000

Fair value hedging adjusting			(21,491)			(51,844)
Discount on debentures:			(82,965)			(81,024)

Subtotal			14,380,544			14,532,132

Foreign currencies:
Floating rate	LIBOR+0.20 ~LIBOR+1.00		10,370,802	LIBOR+0.26 ~LIBOR+1.00		9,442,431
Fixed rate	0.16 ~ 8.52		42,795,570	0.16 ~ 8.52		42,442,911

Subtotal			53,166,372			51,885,342

Fair value hedging adjusting			642,937			(360,624)
Discount on debentures			(109,851)			(113,880)

Subtotal			53,699,458			51,410,838

Total		￦	68,080,002		￦	65,942,970

17. PROVISIONS:

(1) Details of provisions as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

	Jun. 30, 2019		Dec. 31, 2018
Provisions for acceptances and guarantees	￦	562,870	￦	602,435
Provisions for unused loan commitments		137,827		149,447

Total	￦	700,697	￦	751,882

(2) Changes in provisions for the six months ended June 30, 2019, and for the year ended December 31, 2018, are as follows (Korean won in millions):

(Six months ended June 30, 2019)

	Acceptances and guarantees
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	￦	46,487	￦	504,663	￦	51,285	￦	602,435
- Transfer to 12 month expected credit losses		—		—		—		—
- Transfer to lifetime expected credit losses		(294)		294		—		—
- Transfer to credit-impaired financial assets		(127)		—		127		—
Foreign exchange translation		1,223		13,353		547		15,123
Additional provisions (reversal of provision)		114		(64,884)		10,082		(54,688)

Ending balance	￦	47,403	￦	453,426	￦	62,041	￦	562,870

	Unused loan commitments
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	￦	27,089	￦	119,894	￦	2,464	￦	149,447
- Transfer to 12 month expected credit losses		1,374		(1,374)		—		—
- Transfer to lifetime expected credit losses		—		153		(153)		—
- Transfer to credit-impaired financial assets		—		(401)		401		—
Foreign exchange translation		396		213		80		689
Additional provisions (Reversal of provision)		(5,592)		(8,433)		1,716		(12,309)

Ending balance	￦	23,267	￦	110,052	￦	4,508	￦	137,827

(2018)

	Acceptances and guarantees
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance(*1)	￦	45,086	￦	440,860	￦	52,335	￦	538,281
- Transfer to 12 month expected credit losses		12,226		(12,226)		—		—
- Transfer to lifetime expected credit losses		(6)		6		—		—
- Transfer to credit-impaired financial assets		(48)		(424)		472		—
Foreign exchange translation		1,355		6,104		(172)		7,287
Additional provisions (reversal of provision)		(12,126)		70,343		(1,350)		56,867

Ending balance	￦	46,487	￦	504,663	￦	51,285	￦	602,435

	Unused loan commitments
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance(*1)	￦	16,961	￦	89,674	￦	84,441	￦	191,076
- Transfer to 12 month expected credit losses		92		(90)		(2)		—
- Transfer to lifetime expected credit losses		—		165		(165)		—
- Transfer to credit-impaired financial assets		—		—		—		—
Foreign exchange translation		112		258		4		374
Additional provisions (Reversal of provision)		9,924		29,887		(81,814)		(42,003)

Ending balance	￦	27,089	￦	119,894	￦	2,464	￦	149,447

(*1)	The beginning balance was restated in accordance with K-IFRS No.1109

18. RETIREMENT BENEFIT PLAN:

The Bank operates both defined benefit plan and defined contribution plan.

(1)	Defined benefit plan

The Bank operates defined benefit plans, which have the following characteristics:

•	The entity has the obligation to pay the agreed benefits to all its current and past employees.

•	The entity is liable for actuarial risk (excess of actual payment against expected amount) and investment risk.

The present value of the defined benefit obligation recognized in the separate statements of financial position is calculated annually by independent actuaries in accordance with actuarial valuation method. The present value of the defined benefit obligation is calculated using the projected unit credit method (“PUC”). The data used in the PUC, such as interest rates, future salary increase rate, mortality rate, consumer price index and expected return on plan asset, are based on observable market data and historical data, which are annually updated.

Actuarial assumptions may differ from actual results due to change in the market, economic trend and mortality trend, which may affect defined benefit obligation liabilities and future payments. Actuarial gains and losses arising from changes in actuarial assumptions are recognized in the period incurred through other comprehensive income or loss.

(2) Details of defined benefit obligation as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

	Jun. 30, 2019		Dec. 31, 2018
Present value of defined benefit obligations	￦	101,598	￦	97,160
Fair value of plan assets		(89,807)		(90,810)

Defined benefit obligations, net	￦	11,791	￦	6,350

(3) Changes in net defined benefit obligations for the six months ended June 30, 2019, and for the year ended December 31, 2018, are as follows (Korean won in millions):

(Six months ended June 30, 2019)

	Present value of the defined benefit obligation		Plan assets		Net defined benefit obligation
Beginning balance	￦	97,160	￦	(90,810)	￦	6,350
Contributions from the employer		—		—		—
Current service cost		5,330		—		5,330
Interest expense (income)		1,610		(1,509)		101
Return on plan assets, excluding the interest expense (income)		—		—		—
Actuarial gains and losses arising from changes in financial assumptions		—		—		—
Actuarial gains and losses arising from experience adjustments		—		—		—
Management fee on plan assets		—		—		—
Benefits paid		(2,502)		2,512		10

Ending balance	￦	101,598	￦	(89,807)	￦	11,791

(2018)

	Present value of the defined benefit obligation		Plan assets		Net defined benefit obligation
Beginning balance	￦	79,956	￦	(92,183)	￦	(12,227)
Contributions from the employer		—		—		—
Current service cost		9,314		—		9,314
Interest expense (income)		3,103		(3,586)		(483)
Return on plan assets, excluding the interest expense (income)		—		1,768		1,768
Actuarial gains and losses arising from changes in financial assumptions		3,303		—		3,303
Actuarial gains and losses arising from experience adjustments		4,494		—		4,494
Management fee on plan assets		—		215		215
Benefits paid		(3,010)		2,976		(34)

Ending balance	￦	97,160	￦	(90,810)	￦	6,350

(4) Details of plan assets as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

	Jun. 30, 2019		Dec. 31, 2018
Cash and cash equivalent	￦	36,405	￦	35,943
Debt securities		5,617		5,551
Others		47,785		49,316

Total	￦	89,807	￦	90,810

(5) Retirement benefit costs incurred from the defined contribution plan for the six months ended June 30, 2019 and 2018, are as follows (Korean won in millions):

	Six months ended June 30, 2019		Six months ended June 30, 2018
Retirement benefit cost	￦	252	￦	259

19. OTHER LIABILITIES:

Details of other liabilities as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

	Jun. 30, 2019		Dec. 31, 2018
Other financial liabilities:
Financial guarantee contract liabilities	￦	1,055,717	￦	1,119,984
Foreign exchanges payable		21,612		157
Accounts payable		359,223		14,130
Accrued expenses		749,849		703,247
Guarantee deposit received		161		161

Subtotal		2,186,562		1,837,679

Other liabilities:
Allowance for credit loss in derivatives		79,481		89,097
Unearned income		228,707		210,728
Current tax payable		359,509		42,917
Sundry liabilities		29,933		7,321

Subtotal		697,630		350,063

Total	￦	2,884,192	￦	2,187,742

20. DERIVATIVES:

The Bank operates derivatives both for trading and hedging purposes. Derivatives held for trading purpose are included in financial assets and liabilities at FVTPL.

(1) Fair value hedge

Fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. When applying fair value hedge, the gain or loss on the hedged item attributable to the hedged risk shall adjust the carrying amount of the hedged item and be recognized in profit or loss.

The Bank shall discontinue prospectively the fair value hedge if the hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. Any adjustment arising from the gain or loss on the hedged item attributable to the hedged risk to the carrying amount of a hedged financial instrument for which the effective interest method is used shall be amortized to profit or loss.

The Bank uses interest rate swaps for hedging changes of fair values in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of fair values in hedged items arising from changes in foreign exchange rates

(2) Cash flow hedge

Cash flow hedge is a hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and could affect profit or loss. When applying cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge shall be recognized in other comprehensive income; and the ineffective portion of the gain or loss on the hedging instrument are recognized in profit or loss. If a hedge of a forecast transaction subsequently results in the recognition of a financial asset or a financial liability, the associated gains or losses that were recognized in other comprehensive income are reclassified from equity to profit or loss as a reclassification adjustment in the same period or periods during which the hedged forecast cash flows affect profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. The forecasted transaction is no longer expected to occur, any related cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income from the period when the hedge was effective are reclassified from equity to profit or loss as a reclassification adjustment.

The Bank uses interest rate swaps for hedging changes of cash flows in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of cash flows in hedged items arising from changes in foreign exchange.

(3) Details of derivative assets and liabilities as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

(June 30, 2019)

			Derivative assets
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	41,408,727	￦	244,016	￦	—	￦	395,624	￦	639,640
Currency:
Currency forwards		6,019,565		—		—		59,721		59,721
Currency swaps		29,739,840		121,028		—		249,376		370,404

Subtotal		35,759,405		121,028		—		309,097		430,125

Stock:
Stock options		46,952		—		—		492		492
Others:
Other derivatives		—		—		—		25		25

Total	￦	77,215,084	￦	365,044	￦	—	￦	705,238	￦	1,070,282

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	41,408,727	￦	97,961	￦	—	￦	264,105	￦	362,066
Currency:
Currency forwards		6,019,565		—		—		77,677		77,677
Currency swaps		29,739,840		807,018		—		341,876		1,148,894

Subtotal		35,759,405		807,018		—		419,553		1,226,571

Stock:
Stock options		46,952		—		—		284		284
Others:
Other derivatives		—		—		—		19		19

Total	￦	77,215,084	￦	904,979	￦	—	￦	683,961	￦	1,588,940

(December 31, 2018)

			Derivative assets
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	40,968,896	￦	25,760	￦	—	￦	445,329	￦	471,089
Currency:
Currency forwards		5,349,279		—		—		49,230		49,230
Currency swaps		29,145,216		49,983		—		342,366		392,349

Subtotal		34,494,495		49,983		—		391,596		441,579

Stock:
Stock options		46,952		—		—		583		583
Others:
Other derivatives		—		—		—		24		24

Total	￦	75,510,343	￦	75,743	￦	—	￦	837,532	￦	913,275

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	40,968,896	￦	504,584	￦	—	￦	376,328	￦	880,912
Currency:
Currency forwards		5,349,279		—		—		56,123		56,123
Currency swaps		29,145,216		1,123,719		—		473,222		1,596,941

Subtotal		34,494,495		1,123,719		—		529,345		1,653,064

Stock:
Stock options		46,952		—		—		210		210
Others:
Other derivatives		—		—		—		18		18

Total	￦	75,510,343	￦	1,628,303	￦	—	￦	905,901	￦	2,534,204

(4) Gains and losses from fair value hedging instruments and hedged items attributable to the hedged risk for the six months ended June 30, 2019 and 2018, are as follows (Korean won in millions):

	Six months ended June 30, 2019		Six months ended June 30, 2018
Fair value hedge—hedged items	￦	(1,034,077)	￦	683,778
Fair value hedge—hedging instruments		1,253,651		(1,005,560)

(5) The Bank recognized ￦182 million and ￦(1,702) million as other comprehensive income (loss) (before tax effect) for the six months ended June 30, 2019 and 2018, and cash flow hedge ineffectiveness recognized in earnings was nil for the six months ended June 30, 2019 and 2018.

(6) Hedge accounting

1) Purpose and strategy of risk avoidance

The Bank transacts with derivative financial instruments to hedge its interest rate risk and currency risk arising from the assets and liabilities of the Bank. The Bank applies the fair value hedge accounting for the changes in the market interest rates of the financial debentures in Korean won and foreign currency and the loans in foreign currency; and cash flow hedge accounting for interest rate swaps to hedge cash flow risk due to interest rates of the debentures in Korean won.

2) Nominal values and average hedge ratio for derivatives as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

(June 30, 2019)

	Within 1 year	1 to 2 years	2 to 3 years	3 to 4 years	4 to 5 years	Over 5 years	Total
Fair value hedges
Nominal values of hedged items	￦5,994,117	￦6,129,320	￦4,281,033	￦2,593,820	￦2,592,513	￦10,682,315	￦32,273,118
Nominal values of hedging derivatives	5,652,189	6,129,320	4,279,905	2,596,197	2,612,683	9,831,731	31,102,025
Average hedge ratio	94.30%	100.00%	99.97%	100.09%	100.78%	92.04%	96.37%
Cash flow hedges
Nominal values of hedged items	—	—	—	—	—	—	—
Nominal values of hedging derivatives	—	—	—	—	—	—	—
Average hedge ratio	—	—	—	—	—	—	—

(December 31, 2018)

	Within 1 year	1 to 2 years	2 to 3 years	3 to 4 years	4 to 5 years	Over 5 years	Total
Fair value hedges
Nominal values of hedged items	￦5,796,262	￦4,385,764	￦6,015,128	￦4,309,897	￦3,268,636	￦10,362,632	￦34,138,319
Nominal values of hedging derivatives	5,784,202	4,053,183	5,781,111	3,495,015	3,269,305	9,538,497	31,921,313
Average hedge ratio	99.79%	92.42%	96.11%	81.09%	100.02%	92.05%	93.51%
Cash flow hedges
Nominal values of hedged items	480,000	—	—	—	—	—	480,000
Nominal values of hedging derivatives	480,000	—	—	—	—	—	480,000
Average hedge ratio	100.00%	—	—	—	—	—	100.00%

3) Effect of hedge accounting on statement of financial position, statement of comprehensive income, statement of changes in equity

① Effect of derivatives on statement of financial position, statement of comprehensive income, statement of changes in equity as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

(June 30, 2019)

Detail	Nominal amount		BV of asset		BV of liabilities		Changes of fair value in six months ended June 30, 2019
Fair value hedges
Interest swap	￦	18,079,221	￦	244,016	￦	97,961	￦	624,880
Currency swap		13,022,804		121,028		807,018		387,746

Subtotal		31,102,025		365,044		904,979		1,012,626

Cash flow hedges		—		—		—		182

Total	￦	31,102,025	￦	365,044	￦	904,979	￦	1,012,808

(December 31, 2018)

Detail	Nominal amount		BV of asset		BV of liabilities		Changes of fair value in six months ended June 30, 2018
Fair value hedges
Interest swap	￦	19,460,944	￦	25,760	￦	504,584	￦	(198,853)
Currency swap		12,460,369		49,983		1,123,719		(523,646)

Subtotal		31,921,313		75,743		1,628,303		(722,499)

Cash flow hedges		480,000		—		—		(954)

Total	￦	32,401,313	￦	75,743	￦	1,628,303	￦	(723,453)

② Effect of hedging items on statement of financial position, statement of comprehensive income, statement of changes in equity as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

(June 30, 2019)

Detail	Nominal amount		BV of asset		BV of liabilities		Changes of fair value in six months ended June 30, 2019
Fair value hedges
Loans in foreign currencies	￦	85,252	￦	—	￦	3,363	￦	323
Debentures in local currency		1,000,000		—		30,600		(30,353)
Debentures in foreign currencies		31,187,866		365,044		871,016		(666,525)

Subtotal		32,273,118		365,044		904,979		(696,555)

Cash flow hedges		—		—		—		—

Total	￦	32,273,118	￦	365,044	￦	904,979	￦	(696,555)

(December 31, 2018)

Detail	Nominal amount		BV of asset		BV of liabilities		Changes of fair value in six months ended June 30, 2018
Fair value hedges
Loans in foreign currencies	￦	108,470	￦	—	￦	3,183	￦	(3,370)
Debentures in local currency		1,000,000		—		60,723		(28,368)
Debentures in foreign currencies		33,029,849		75,743		1,564,397		187,629

Subtotal		34,138,319		75,743		1,628,303		155,891

Cash flow hedges		480,000		—		—		—

Total	￦	34,618,319	￦	75,743	￦	1,628,303	￦	155,891

4) Gains (losses) on hedged items and hedging instruments attributable to the hedged ineffectiveness for the six months ended June 30, 2019, and 2018 are as follows (Korean won in millions):

(Six months ended June 30, 2019)

	Gains on hedged items		Gains on hedging instruments		Hedge ineffectiveness recognized in profit or loss
Fair value hedges	￦	(1,028,670)	￦	959,442	￦	(69,228)
Cash flow hedges		(182)		182		—

Total	￦	(1,028,852)	￦	959,624	￦	(69,228)

(Six months ended June 30, 2018)

	Gains on hedged items		Gains on hedging instruments		Hedge ineffectiveness recognized in profit or loss
Fair value hedges	￦	680,126	￦	(542,153)	￦	137,973
Cash flow hedges		2,028		(2,028)		—

Total	￦	682,154	￦	(544,181)	￦	137,973

21. CAPITAL STOCK:

As of June 30, 2019, the authorized capital and paid-in capital of the Bank are ￦15,000,000 million and ￦11,814,143 million, respectively. The Bank does not issue share certificates.

Changes in capital stock for the six months ended June 30, 2019, and for the year ended December 31, 2018, are as follows (Korean won in millions):

	Six months ended June 30, 2019		2018
Beginning balance	￦	11,814,963	￦	11,814,963
Paid-in capital increase		26,180		—

Ending balance	￦	11,841,143	￦	11,814,963

22. OTHER COMPONENTS OF EQUITY:

(1) Details of other components of equity as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

	Jun. 30, 2019		Dec. 31, 2018
Gain(Loss) on equity securities at FVOCI	￦	691,755	￦	780,219
Gain(Loss) on debt securities at FVOCI		(83,235)		(109,669)
Gain(Loss) on valuation of cash flow hedge		—		(137)
Remeasurement of net defined benefit obligation		9,916		9,916

Total	￦	618,436	￦	680,329

(2) Changes in other components for the six months ended June 30, 2019, and for the year ended December 31, 2018, are as follows (Korean won in millions):

(Six months ended June 30, 2019)

	Beginning Balance		Increase (decrease)		Tax effect		Ending balance
Gain (loss) on equity securities at FVOCI	￦	780,219	￦	(116,708)	￦	28,244	￦	691,755
Gain (loss) on debt securities at FVOCI		(109,669)		34,872		(8,438)		(83,235)
Gain (loss) on valuation of cash flow hedge		(137)		182		(45)		—
Remeasurement of net defined benefit liability		9,916		—		—		9,916

Total	￦	680,329	￦	(81,654)	￦	19,761	￦	618,436

(2018)

	Beginning Balance(*1)		Increase (decrease)		Tax effect		Ending balance
Gain (loss) on equity securities at FVOCI	￦	(35,656)	￦	1,062,901	￦	(257,221)	￦	780,219
Gain (loss) on debt securities at FVOCI		(92,192)		(9,606)		2,325		(109,669)
Gain (loss) on valuation of cash flow hedge		586		(954)		231		(137)
Remeasurement of net defined benefit liability		17,168		(9,566)		2,314		9,916

Total	￦	(110,096)	￦	1,042,775	￦	(252,351)	￦	680,329

(*1)	The beginning balance was restated in accordance with K-IFRS No.1109

23. RETAINED EARNINGS:

(1) Details of retained earnings as of as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

	Jun. 30, 2019		Dec. 31, 2018
Legal reserve(*1)	￦	405,839	￦	346,136
Voluntary reserve(*2)		541,515		—
Regulatory reserve for loan losses		106,650		302,248
Adjustments on initial application of K-IFRS No.1109		—		(128,763)
Unappropriated retained earnings		490,559		597,039

Total	￦	1,544,563	￦	1,116,660

(*1)	Pursuant to the EXIM Bank Act, the Bank appropriates 10% of separate profit for each accounting period as legal reserve, until the accumulated reserve equals to its paid-in capital.
(*2)	The Bank appropriates the remaining balance of profit for the year, after the appropriation of regulatory reserve for loan losses and declaration of dividends, to voluntary reserve.

(2) Changes in retained earnings for the six months ended June 30, 2019, and for the year ended December 31, 2018, are as follows (Korean won in millions):

	Six months ended June 30, 2019		2018
Beginning balance(*1)	￦	1,116,660	￦	579,217
Profit for the period		490,559		597,039
Dividends		(62,656)		(59,596)

Ending balance	￦	1,544,563	￦	1,116,660

(*1)	The beginning balance of the year ended December 31, 2018 was restated in accordance with K-IFRS No.1109

(3) Regulatory reserve for loan losses

Regulatory reserve for loan losses is calculated and disclosed according to Article 29 (1) and (2), Regulation on Supervision of Banking Business. In accordance with Regulation on Supervision of Banking Business, etc., if the estimated allowance for credit loss determined by K-IFRS for the accounting purpose is lower than those for the regulatory purpose required by Regulation on Supervision of Banking Business, the Bank should reserve such difference as the regulatory reserve for loan losses. Due to the fact that regulatory reserve for loan losses is a voluntary reserve, the amounts that exceed the existing regulatory reserve for loan losses over the compulsory regulatory reserve for loan losses at the period-end date are reversed in profit. In case of accumulated deficit, the Bank should recommence setting aside regulatory reserve for loan losses at the time when accumulated deficit is reduced to zero.

1) Regulatory reserve for loan losses

Details of regulatory reserve for loan losses as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

	Jun. 30, 2019		Dec. 31, 2018
Accumulated regulatory reserve for loan losses	￦	106,650	￦	302,248
Expected reversal of regulatory reserve for loan losses		(19,214)		(195,598)

Regulatory reserve for loan losses	￦	87,436	￦	106,650

2) Provision for regulatory reserve for loan losses and profit for the period after adjusting regulatory reserve for loan losses

Details of regulatory reserve for loan losses and profit for the period after adjusting the reserve for six months ended June 30, 2019 and 2018, are as follows (Korean won in millions):

	Six months ended June 30, 2019		Six months ended June 30, 2018
Profit for the period	￦	490,559	￦	558,888
Reversal of (provision for) regulatory reserve for loan losses		19,214		(12,122)

Net profit after adjusting the regulatory reserve for loan losses(*)	￦	509,773	￦	546,766

(*)

Adjusted profit considering regulatory reserve for loan losses as above is calculated by assuming that the provision in regulatory reserve for loan losses before income tax is reflected in profit for the period.

(4) Details of dividends for the six months ended June 30, 2019, and for the six months ended June 30, 2018 are as follows (Korean won in millions):

	Six months ended June 30, 2019		Six months ended June 30, 2018
The Government	￦	41,520	￦	39,493
BOK		6,178		5,876
Korea Development Bank		14,958		14,227

Total	￦	62,656	￦	59,596

24. NET INTEREST INCOME:

Net interest income is the amount after deduction of interest expenses from interest income, and the details are as follows:

(1) Details of interest income for the six months ended June 30, 2019 and 2018, are as follows (Korean won in millions):

	Six months ended June 30, 2019		Six months ended June 30, 2018
Interest of due from financial institutions:
Due from financial institutions in local currency	￦	7,398	￦	4,878
Due from financial institutions in foreign currencies		48,304		14,546

Subtotal		55,702		19,424

Interest of financial assets at FVTPL:
Interest of trading securities at FVTPL		1,057		667
Interest of loans at FVTPL		76		83

Subtotal		1,133		750

Interest of financial investments:
Interest of securities at FVOCI		11,498		11,711
Interest of securities at amortized cost		6,005		503

Subtotal		17,503		12,214

Interest of loans:
Interest of loans in local currency		276,699		278,592
Interest of loans in foreign currencies		1,202,085		987,811
Interest of advance for customers		11,682		9,894
Interest of bills bought		33		384
Interest of call loans		19,334		21,108
Interest of interbank loans		56		5,106

Subtotal		1,509,889		1,302,895

Other interest income		599		609

Total	￦	1,584,826	￦	1,335,892

(2) Details of interest expenses for the six months ended June 30, 2019 and 2018, are as follows (Korean won in millions):

	Six months ended June 30, 2019		Six months ended June 30, 2018
Interest of borrowings:
Borrowings in foreign currencies	￦	80,813	￦	74,623
Interest of call money		36		198
Interest of debentures:
Interest of debentures in local currency		139,208		125,793
Interest of debentures in foreign currencies		929,922		689,166

Subtotal		1,069,130		814,959

Other interest expenses		2,570		4,410

Total	￦	1,152,549	￦	894,190

25. NET COMMISSION INCOME:

Net commission income is the amount after deduction of commission expenses from commission income, and the details are as follows.

(1) Details of commission income for the six months ended June 30, 2019 and 2018, are as follows (Korean won in millions):

	Six months ended June 30, 2019		Six months ended June 30, 2018
Commission income in local currency:
Commission income on management of EDCF(*1)	￦	9,001	￦	8,088
Commission income on management of IKCF(*2)		1,125		1,135
Other commission income in local currency		—		6

Subtotal		10,126		9,229

Commission income in foreign currencies:
Commission income on letter of credit		949		852
Commission income on confirmation on export letter of credit		105		176
Commission income on loan commitments		16,382		16,020
Arrangement fee		2,698		1,115
Advisory fee		1,263		105
Prepayment fee		7,704		304
Sundry commission income on foreign exchange		63		54
Structuring fee		953		—
Brokerage fee for foreign currencies exchange funds		455		1,101
Other commission income in foreign currencies		1,649		596

Subtotal		32,221		20,323

Others:
Other commission income		5,583		6,697
Guarantee fees in foreign currencies:
Guarantee fees in foreign currencies		76,486		82,164
Premium for guarantee		38,747		36,352

Subtotal		115,233		118,516

Total	￦	163,163	￦	154,765

(*1)	Economic Development Cooperation Fund
(*2)	Inter Korean Cooperation Fund

(2) Details of commission expenses for the six months ended June 30, 2019 and 2018, are as follows (Korean won in millions):

	Six months ended June 30, 2019		Six months ended June 30, 2018
Commission expenses in local currency:
Commission expenses on domestic transaction	￦	146	￦	182
Commission expenses in foreign currencies:
Service fees paid to credit-rating agency		740		675
Sundry commission expenses on foreign exchange		1,563		1,061

Subtotal		2,303		1,736

Other commissions expenses		3,551		2,217

Total	￦	6,000	￦	4,135

26. DIVIDEND INCOME:

Details of dividend income for six months ended June 30, 2019 and 2018, are as follows (Korean won in millions):

	Six months ended June 30, 2019		Six months ended June 30, 2018
Financial assets at FVTPL	￦	14	￦	1,618
Financial assets at FVOCI		28,869		33,772
Investments in associates (*1)		11,928		4,577

Total	￦	40,811	￦	39,967

(*1)	Classified as net gain on investments in associates and subsidiaries

27. GAIN (LOSS) ON FINANCIAL ASSETS AT FVTPL:

Details of gain (loss) on financial assets at FVTPL for the six months ended June 30, 2019 and 2018, are as follows (Korean won in millions):

	Six months ended June 30, 2019		Six months ended June 30, 2018
Securities at FVTPL:
Gain on valuation	￦	3,277	￦	13,518
Loss on valuation		(5,265)		(2,523)
Gain on disposal		5,194		6,320
Loss on disposal		(1,776)		(427)
Others		8,089		302

Subtotal		9,519		17,190

Loans at FVTPL
Gain on valuation		183		24
Loss on valuation		(33)		(199)
Gain on disposal		1,607		—

Subtotal		1,757		(175)

Trading derivatives:
Gain on valuation		653,110		514,440
Loss on valuation		(632,281)		(636,645)
Gain on transaction		457,189		296,613
Loss on transaction		(326,890)		(288,911)

Subtotal		151,128		(114,503)

Total	￦	162,404	￦	(97,488)

28. GAIN (LOSS) ON HEDGING DERIVATIVES:

Details of gain (loss) on hedging derivatives for the six months ended June 30, 2019 and 2018, are as follows (Korean won in millions):

	Six months ended June 30, 2019		Six months ended June 30, 2018
Gain on hedging derivatives	￦	1,289,090	￦	173,444
Loss on hedging derivatives		(35,402)		(1,179,004)

Total	￦	1,253,688	￦	(1,005,560)

29. GAIN (LOSS) ON FINANCIAL INVESTMENTS:

Details of gain (loss) on financial investments for the six months ended June 30, 2019 and 2018, are as follows (Korean won in millions):

	Six months ended June 30, 2019		Six months ended June 30, 2018
Financial assets at FVOCI:
Gain on disposals	￦	140	￦	211
Loss on disposals		(6,917)		(1,674)

Total	￦	(6,777)	￦	(1,463)

30. OTHER OPERATING INCOME (EXPENSES):

Details of other operating income (expenses) for the six months ended June 30, 2019 and 2018, are as follows (Korean won in millions):

	Six months ended June 30, 2019		Six months ended June 30, 2018
Other operating income:
Gains on sale of loans	￦	2,000	￦	—
Gain on fair value hedged items		28,221		717,545
Others		9,705		313

Subtotal		39,926		717,858

Other operating expenses:
Loss on fair value hedged items		(1,062,298)		(33,767)
Contribution to Credit Guarantee Fund and Technology Credit Guarantee Fund		(2,192)		(2,391)
Transfer to other provision		(200)		—
Others		(351)		(9,595)

Subtotal		(1,065,041)		(45,753)

Total	￦	(1,025,115)	￦	672,105

31. IMPAIRMENT LOSS (REVERSAL) ON CREDIT:

Details of impairment loss (reversal) on credit for the six months ended June 30, 2019 and 2018, are as follows (Korean won in millions):

	Six months ended June 30, 2019		Six months ended June 30, 2018
Loans at amortized cost	￦	237,299	￦	11,060
Other financial assets		(163,669)		1,006
Guarantees		(54,688)		(97,999)
Unused loan commitments		(12,309)		(77,022)
Financial guarantee contract		(71,266)		41,690
Financial assets at FVOCI		(208)		79
Financial assets at amortized cost		27		(7)

Total	￦	(68,814)	￦	(121,193)

32. GENERAL AND ADMINISTRATIVE EXPENSES:

Details of general and administrative expenses for the six months ended June 30, 2019 and 2018, are as follows (Korean won in millions):

	Detail	Six months ended June 30, 2019	Six months ended June 30, 2018
General and administrative	Short-term salaries	￦ 51,925	￦ 48,834
Other expenses in financing department	Office expenses	26,623	25,606

	Subtotal	78,548	74,440

Office expenses of EDCF		657	761
General and administrative	Postemployment benefit (defined contributions)	252	259
Others	Postemployment benefit (defined benefits)	5,431	4,416
	Depreciation of tangible assets	3,924	4,327
	Amortization of intangible assets	5,549	6,439
	Taxes and dues	7,366	11,966
	Subtotal	22,522	27,407

	Total	￦ 101,727	￦ 102,608

33. NON-OPERATING INCOME (EXPENSES):

Details of non-operating income (expenses) for the six months ended June 30, 2019 and 2018, are as follows (Korean won in millions):

	Detail	Six months ended June 30, 2019		Six months ended June 30, 2018
Gain(loss) on investments in associates and subsidiaries	Dividend income	￦	11,928	￦	4,577
	Gain on disposals		18,719		—

	Subtotal		30,647		4,577

Others income	Gain on disposals of tangible assets		12		1
	Gain on disposals of intangible assets		—		100
	Rental income		84		80
	Damages paid for breach of contracts		—		2
	Interest on other loans`		69		55
	Revenue on research project		4,380		15,680
	Other miscellaneous income		203		328

	Subtotal		4,748		16,246

Others expenses	Loss on disposal of tangible assets		(2)		(1)
	Expenses for contribution		(2,436)		(1,985)
	Court cost		(2,255)		(2,153)
	Expenses on research project		(4,053)		(2,790)
	Other miscellaneous expenses		(150)		(26)

	Subtotal		(8,896)		(6,955)

	Total	￦	26,499	￦	13,868

34. INCOME TAX EXPENSE:

(1) Details of income tax expenses (benefit) for the six months ended June 30, 2019 and 2018, are as follows (Korean won in millions):

	Six months ended June 30, 2019		Six months ended June 30, 2018
Current income tax payable	￦	323,298	￦	—
Adjustment recognized in the period for current tax of prior periods		24,880		23,004
Changes in deferred income taxes due to temporary differences		(152,924)		297,492
Changes in deferred income taxes directly recognized in equity		19,343		(156,469)

Income tax expense	￦	214,597	￦	164,026

(2) Details of the reconciliation between profit before income tax and income tax expense (benefit) for the six months ended June 30, 2019 and 2018, are as follows (Korean won in millions):

	Six months ended June 30, 2019		Six months ended June 30, 2018
Profit before income tax	￦	705,156	￦	722,914
Income tax (benefit) calculated at statutory tax rate (11% up to ￦200 million, 22% over ￦200 million to ￦20 billion, 24.2% over ￦20 billion to ￦300 billion and 27.5% over ￦300 billion)		183,556		174,482
Adjustments:
Effect on non-taxable income		(6,896)		(7,797)
Effect on non-deductible expense		5,473		3,831
Others		32,464		(6,490)

Subtotal		31,041		(10,456)

Income tax expense	￦	214,597	￦	164,026

Effective tax rate from operations		30.43%		22.69%

35. STATEMENTS OF CASH FLOWS:

Details of significant noncash investing and financing transactions for the six months ended June 30, 2019 and 2018, are as follows (Korean won in millions):

	Six months ended June 30, 2019		Six months ended June 30, 2018
Loan-for-equity swap	￦	(59,143)	￦	(6,170)
Loss (gain) on valuation of financial assets at FVOCI		80,375		(648,043)
Transfers investments in associates to financial assets at FVOCI		(400,000)		—
Written-off		(19,802)		(602,640)

36. CONTINGENT LIABILITIES AND COMMITMENTS:

(1) Details of contingent liabilities and commitments as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

Detail		Jun. 30, 2019		Dec. 31, 2018
Guarantees	Confirmed	￦	33,977,631	￦	34,794,577
	Unconfirmed		6,053,440		5,215,972

	Subtotal		40,031,071		40,010,549

Loan commitments	Local currency, foreign currency loan commitments		20,395,021		16,884,935
	Others		2,754,688		944,320

	Subtotal		23,149,709		17,829,254

	Total	￦	63,180,780	￦	57,839,803

(2)	Details of guarantees that have been provided for others as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

Detail		Jun. 30, 2019		Dec. 31, 2018
Confirmed guarantees	Local currency:
	Performance of contracts	￦	76,148	￦	59,467
	Repayment of advances		375,986		283,203
	Others		199,078		290,108

	Subtotal		651,212		632,778

	Foreign currency:
	Performance of contracts		9,013,118		9,232,888
	Repayment of advances		6,983,874		7,990,136
	Acceptances of imported goods		1,385		3,864
	Acceptances of import letter of credit outstanding		27,361		68,786
	Foreign liabilities		12,254,089		11,912,436
	Others		5,046,592		4,953,689

	Subtotal		33,326,419		34,161,799

Unconfirmed guarantees	Foreign liabilities		1,576,195		1,424,174
	Repayment of advances		4,349,331		3,661,665
	Performance of contracts		106,101		130,099
	Acceptances of import letter of credit outstanding		21,778		—
	Others		35		34

	Subtotal		6,053,440		5,215,972

	Total	￦	40,031,071	￦	40,010,549

(3) Details of guarantees classified by country as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

(June 30, 2019)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	￦	20,149,740	59.30	￦	4,417,902	72.98	￦	24,567,642	61.37
	China		250,317	0.74		—	—		250,317	0.63
	Saudi Arabia		1,820,458	5.36		—	—		1,820,458	4.55
	India		464,297	1.37		5,206	0.08		469,503	1.17
	Indonesia		957,947	2.82		106,455	1.76		1,064,402	2.66
	Vietnam		1,173,718	3.45		260,249	4.30		1,433,967	3.58
	Uzbekistan		328,003	0.96		79,852	1.32		407,855	1.02
	Australia		626,748	1.84		54,704	0.90		681,452	1.70
	Qatar		278,395	0.82		—	—		278,395	0.70
	Singapore		29,915	0.09		—	—		29,915	0.07
	Oman		396,562	1.17		212,417	3.51		608,979	1.52
	Others		1,960,829	5.77		465,905	7.70		2,426,734	6.06

	Subtotal		28,436,929	83.69		5,602,690	92.55		34,039,619	85.03

Europe	United Kingdom		757,537	2.23		—	—		757,537	1.89
	Belgium		93,559	0.27		—	—		93,559	0.24
	France		389,536	1.15		—	—		389,536	0.97
	Others		471,122	1.39		286,911	4.74		758,033	1.89

	Subtotal		1,711,754	5.04		286,911	4.74		1,998,665	4.99

America	United States		2,174,486	6.40		12,725	0.21		2,187,211	5.46
	Brazil		399,903	1.18		—	—		399,903	1.00
	Mexico		246,863	0.72		2,097	0.03		248,960	0.62
	Bermuda		326,078	0.96		—	—		326,078	0.82
	Others		223,548	0.66		98,967	1.64		322,515	0.81

	Subtotal		3,370,878	9.92		113,789	1.88		3,484,667	8.71

Africa	Madagascar		171,990	0.51		—	—		171,990	0.43
	Others		286,080	0.84		50,050	0.83		336,130	0.84

	Subtotal		458,070	1.35		50,050	0.83		508,120	1.27

	Total	￦	33,977,631	100.00	￦	6,053,440	100.00	￦	40,031,071	100.00

(December 31, 2018)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	￦	21,218,012	60.98	￦	3,791,583	72.69	￦	25,009,595	62.51
	China		257,780	0.74		—	—		257,780	0.64
	Saudi Arabia		1,840,720	5.29		—	—		1,840,720	4.60
	India		445,637	1.28		45,644	0.88		491,281	1.23
	Indonesia		969,133	2.78		123,191	2.36		1,092,324	2.73
	Uzbekistan		272,000	0.79		—	—		272,000	0.68
	Vietnam		1,227,908	3.53		281,117	5.39		1,509,025	3.77
	Australia		645,927	1.86		52,874	1.01		698,801	1.75
	Philippines		12,073	0.03		70	0.01		12,143	0.03
	Qatar		280,822	0.81		—	—		280,822	0.70
	Oman		376,700	1.08		26,687	0.51		403,387	1.01
	Others		1,459,282	4.19		431,327	8.27		1,890,609	4.73

	Subtotal		29,005,994	83.36		4,752,493	91.12		33,758,487	84.38

Europe	United Kingdom		753,530	2.17		—	—		753,530	1.88
	Belgium		86,348	0.25		—	—		86,348	0.22
	France		415,262	1.19		—	—		415,262	1.04
	Others		774,439	2.22		312,612	5.99		1,087,051	2.71

	Subtotal		2,029,579	5.83		312,612	5.99		2,342,191	5.85

America	United States		2,254,907	6.48		12,299	0.24		2,267,206	5.67
	Brazil		406,027	1.17		—	—		406,027	1.01
	Mexico		246,816	0.71		2,027	0.04		248,843	0.62
	Bermuda		213,076	0.61		—	—		213,076	0.53
	Others		189,915	0.55		124,386	2.38		314,301	0.79

	Subtotal		3,310,741	9.52		138,712	2.66		3,449,453	8.62

Africa	Madagascar		166,237	0.48		—	—		166,237	0.42
	Others		282,026	0.81		12,155	0.23		294,181	0.73

	Subtotal		448,263	1.29		12,155	0.23		460,418	1.15

	Total	￦	34,794,577	100.00	￦	5,215,912	100.00	￦	40,010,549	100.00

(4) Details of guarantees classified by industry as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

(June 30, 2019)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	￦	15,503,432	45.63	￦	5,492,861	90.74	￦	20,996,293	52.45
Transportation		2,071,593	6.10		2,584	0.04		2,074,177	5.18
Finance		2,229,431	6.56		23,340	0.39		2,252,771	5.63
Wholesale and retail		732,522	2.15		5,737	0.08		738,259	1.84
Property related business		394,497	1.16		47,571	0.79		442,068	1.11
Construction		7,217,188	21.24		240,660	3.98		7,457,848	18.63
Public and others		5,828,968	17.16		240,687	3.98		6,069,655	15.16

Total	￦	33,977,631	100.00	￦	6,053,440	100.00	￦	40,031,071	100.00

(December 31, 2018)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	￦	16,163,602	46.45	￦	4,542,436	87.09	￦	20,706,038	51.75
Transportation		1,665,252	4.79		2,498	0.05		1,667,750	4.17
Finance		2,290,564	6.58		146	0.01		2,290,710	5.73
Wholesale and retail		798,662	2.30		53,725	1.03		852,387	2.13
Property related business		379,908	1.09		48,220	0.92		428,128	1.07
Construction		7,898,229	22.70		265,256	5.09		8,163,485	20.40
Public and others		5,598,360	16.09		303,691	5.81		5,902,051	14.75

Total	￦	34,794,577	100.00	￦	5,215,972	100.00	￦	40,010,549	100.00

(5) Global Medium-Term Note Program and CP programs

The Bank has been establishing the following programs regarding the issue of foreign currencies bonds and CPs:

1)

Established on August 1, 1991, initially, and annually renewed, U.S. Shelf Registration to issue foreign bonds under the Securities and Exchange Commission rule of the United States of America with an issuance limit of USD 50 billion.

2)	Established on May 14, 1997, and May 16, 1997, initially, and annually renewed, CP program to issue CPs with issuance limits of USD 6 billion and USD 2 billion, respectively.

3)	Established on November 6, 1997, initially, and annually renewed, Euro Medium-Term Note Program to issue mid-to-long-term foreign currencies bonds with an issuance limit of USD 25 billion.

4)	Established on February 2, 2012, initially, and renewed every year, MYR MTN program to issue Malaysian Ringgit-denoted bonds with issuance limits of MYR 1 billion.

5)	Established in 1995, initially, and every other yearly renewed, Yen Shelf Registration to issue Samurai bond with an issuance limit of JPY 500 billion.

6)	Established on May 31, 2010, Australian Domestic Debt Issuance Program to issue Kangaroo bond with limit of AUD 6 billion.

7)	Established on January 17, 2011, and renewed every two years, Uridashi Shelf Registration to issue Uridashi bond with an issuance limit of JPY 500 billion.

(6) Litigations

As of June 30, 2019, 12 lawsuits (aggregated claim amount: ￦111,255 million) were filed as a plaintiff and 15 pending litigations as a defendant were filed (aggregated claim amount: ￦30,436 million). The Bank’s management expects that there is no significant impact on the financial statements due to these lawsuits but it is possible to make additional loss to the Bank due to the results of future litigation.

(7) Written-off loans

The Bank manages written-off loans that have claims on debtors due to the statute of limitations, uncollected after write-off, etc. The written-off loans as of June 30, 2019, and December 31, 2018, are ￦3,345,509 million and ￦3,413,713 million, respectively.

37. TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Related parties consist of entities related to the Bank, postemployment benefits, a key management personnel and a close member of that person’s family, an entity controlled or jointly controlled and an entity influenced significantly.

(1) Details of related parties as of June 30, 2019, are as follows:

Detail	Relationship	Ownership percentage (%)
Parent:
Korean government	Parent	66.27
Subsidiaries and Associates:
KEXIM Bank UK Limited	Subsidiary	100.00
PT.KOEXIM Mandiri Finance	Subsidiary	85.00
KEXIM Vietnam Leasing Co.	Subsidiary	100.00
KEXIM Asia Limited	Subsidiary	100.00
Korea Asset Management Corporation	Associate	25.86
Credit Guarantee and Investment Fund	Associate	11.64
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Associate	69.39
DAESUN Shipbuilding & Engineering Co., Ltd.	Associate	83.03
KTB Newlake Global Healthcare PEF	Associate	25.00
KBS-KDB Private Equity Fund	Associate	20.30
Korea Aerospace Industries. Ltd.	Associate	26.41
Daewoo Shipbuilding & Marine Engineering Co., Ltd	Associate	—

(2) Significant balances of receivables, payables and guarantees with the related parties

1) Significant balances of receivables and payables with the related parties as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

(June 30, 2019)

Detail	Receivables		Allowance /Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	￦	148,688	￦	—	￦	—
PT.KOEXIM Mandiri Finance		162,810		276		—
KEXIM Vietnam Leasing Co.		135,950		245		1
KEXIM Asia Limited		201,331		111		—

Subtotal		648,779		632		1

Associates:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		376,840		181,464		—
DAESUN Shipbuilding & Engineering Co., Ltd.		487,111		416,099		129
Daewoo Shipbuilding & Marine Engineering Co., Ltd		548,701		521,607		1,473
Subtotal		1,412,652		1,119,170		1,602

Total	￦	2,061,431	￦	1,119,802	￦	1,603

(December 31, 2018)

Detail	Receivables		Allowance /Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	￦	149,849	￦	—	￦	122
PT.KOEXIM Mandiri Finance		151,717		262		—
KEXIM Vietnam Leasing Co.		125,074		302		—
KEXIM Asia Limited		143,624		69		—

Subtotal		570,264		633		122

Associates:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		610,291		182,037		—
DAESUN Shipbuilding & Engineering Co., Ltd.		487,111		424,705		139
Korea Shipping and Maritime Transportation		42,783		—		—
Daewoo Shipbuilding & Marine Engineering Co., Ltd		635,804		691,620		1,587

Subtotal		1,775,989		1,298,362		1,726

Total	￦	2,346,253	￦	1,298,995	￦	1,848

2) Guarantees provided to the related parties as of June 30, 2019, and December 31, 2018, are as follows (Korean won in millions):

(June 30, 2019)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loans commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	￦	—	￦	—	￦	212,754	￦	10,411
PT.KOEXIM Mandiri Finance		—		—		11,568		—
KEXIM Vietnam Leasing Co.		—		1,562		33,485		—
KEXIM Asia Limited		—		—		228,959		—

Subtotal		—		1,562		486,766		10,411

Associates:
DAESUN Shipbuilding & Engineering Co., Ltd.		177,010		60,163		—		—
Daewoo Shipbuilding & Marine Engineering Co., Ltd		2,800,878		935,930		1,450,000		—

Subtotal		2,977,888		996,093		1,450,000		—

Total	￦	2,977,888	￦	997,655	￦	1,936,766	￦	10,411

(December 31, 2018)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loans commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	￦	—	￦	—	￦	199,855	￦	12,299
PT.KOEXIM Mandiri Finance		—		—		16,772		—
KEXIM Vietnam Leasing Co.		—		146		126,200		—
KEXIM Asia Limited		—		—		105,110		—

Subtotal		—		146		447,937		12,299

Associates:
DAESUN Shipbuilding & Engineering Co., Ltd.		120,789		124,044		—		—
Daewoo Shipbuilding & Marine Engineering Co., Ltd		3,521,377		877,185		1,350,000		527,368

Subtotal		3,642,166		1,001,229		1,350,000		527,368

Total	￦	3,642,166	￦	1,001,375	￦	1,797,937	￦	539,667

(3) Profit and loss transactions with related parties

Profit and loss transactions with related parties for the six months ended June 30, 2019 and 2018, are as follows (Korean won in millions):

Detail	Related party	Six months ended June 30, 2019						Six months ended June 30, 2018
		Revenue		Bad debt expenses		Expenses		Revenue		Bad debt expenses		Expenses
Subsidiaries	KEXIM Bank UK Limited	￦	2,689	￦	—	￦	121	￦	1,227	￦	—	￦	232
	PT.KOEXIM Mandiri Finance		2,410		14		—		1,721		18		—
	KEXIM Vietnam Leasing Co.		1,958		(58)		—		1,504		8		—
	KEXIM Asia Limited		2,464		41		—		1,301		12		13
Associate	SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		14,514		14,309		—		31,504		11,841		6
	DAESUN Shipbuilding & Engineering Co., Ltd		3,563		(8,777)		—		15,792		(339)		—
	Daewoo Shipbuilding & Marine Engineering Co., Ltd		3,468		(72,570)		—		—		—		—

	Total	￦	31,066	￦	(67,041)	￦	121	￦	53,049	￦	11,540	￦	251

(4) Loan transactions with related parties

Loan transactions with related parties for six months ended June 30, 2019, and for the year ended December 31, 2018, is as follows (Korean won in millions):

Detail	Six months ended June 30, 2019				2018
	Financing transaction				Financing transaction
	Loan		Collection		Loan		Collection
Subsidiaries:
KEXIM Bank UK Limited	￦	318,078	￦	325,437	￦	236,787	￦	228,162
PT.KOEXIM Mandiri Finance		310,243		304,554		304,758		305,054
KEXIM Vietnam Leasing Co.		395,113		388,574		244,567		247,818
KEXIM Asia Limited		457,819		406,192		309,166		297,815
Associates:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		—		246,179		24,345		25,048
Daewoo Shipbuilding & Marine Engineering Co., Ltd		—		100,000		60,387		295,000

Total	￦	1,481,253	￦	1,770,936	￦	1,180,010	￦	1,398,897

(5) Details of compensation for key executives for the six months ended June 30, 2019 and 2018, are as follows (Korean won in millions):

Detail	Six months ended June 30, 2019		Six months ended June 30, 2018
Salaries	￦	1,236	￦	1,137
Severance and retirement benefits		74		76

Total	￦	1,310	￦	1,213

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in 2019 was 2.0% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 3.0%, exports of goods and services increased by 1.5% and imports of goods and services decreased by 0.6%, which more than offset a decrease in gross domestic fixed capital formation of 3.5%, each compared with 2018.

Prices, Wages and Employment

Based on preliminary data, the inflation rate was 0.4% in 2019 and the unemployment rate was 3.8% in 2019.

The Financial System

Securities Markets

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

July 31, 2019	2,024.6
August 31, 2019	1,967.8
September 30, 2019	2,063.1
October 31, 2019	2,083.5
November 29, 2019	2,088.0
December 30, 2019	2,197.7
January 31, 2020	2,119.0

The index was 2,157.9 on February 4, 2020.

Monetary Policy

Interest Rates

In order to address the sluggishness of the global and domestic economy, the Bank of Korea lowered its policy rate to 1.5% from 1.75% on July 18, 2019 and to 1.25% from 1.5% on October 16, 2019.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

July 31, 2019	1,182.0
August 31, 2019	1,215.1
September 30, 2019	1,201.3
October 31, 2019	1,168.4
November 29, 2019	1,179.3
December 31, 2019	1,157.8
January 31, 2020	1,183.5

The market average exchange rate was ￦1,196.0 to US$1.00 on February 4, 2020.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$41.5 billion in the first nine months of 2019. The current account surplus in the first nine months of 2019 decreased from the current account surplus of US$57.0 billion in the corresponding period of 2018, primarily due to a decrease in surplus from the goods account, which more than offset (i) a surplus from the income account in the first nine months of 2019 compared to a deficit from the income account in the corresponding period of 2018 and (ii) a decrease in deficit from the services account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$28.7 billion in the first nine months of 2019. Exports decreased by 9.8% to US$406.1 billion and imports decreased by 4.7% to US$377.4 billion from US$450.3 billion of exports and US$395.9 billion of imports, respectively, in the corresponding period of 2018.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$408.8 billion as of December 31, 2019.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the form of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the U.S. Securities and Exchange Commission as exhibits to the registration statement no. 333-217916.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of August 1, 1991, between us and The Bank of New York Mellon (formerly known as The Bank of New York) (as successor to JPMorgan Chase Bank, N.A.), as fiscal agent, as amended or supplemented from time to time (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

The Notes are initially limited to US$             aggregate principal amount. The Notes will mature on             , 20             (the “Maturity Date”). The Notes will bear interest at a rate of             % per annum, payable semi-annually in arrears on              and              of each year (each an “Interest Payment Date”). The first interest payment on the Notes will be made on             , 2020 in respect of the period from (and including)             , 2020 to (but excluding)             , 2020.

Interest on the Notes will accrue from             , 2020. If any Interest Payment Date or the Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such Interest Payment Date or the Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Notes in immediately available funds in U.S. dollars.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that a global note is exchanged for Notes in definitive form, we will appoint and maintain a paying agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption. In addition, in the event that a global note is exchanged for Notes in definitive form, an announcement of such exchange will be made by or on behalf of us through the SGX-ST. Such announcement will include all material information with respect to the delivery of the certificates representing the Notes, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as the Notes in all respects so that such further issue shall be consolidated and form a single series with the Notes. We will not issue any such additional debt securities unless the issuance would constitute a “qualified reopening” for U.S. federal income tax purposes or such additional debt securities would otherwise be part of the same “issue” for U.S. federal income tax purposes.

Notices

While the Notes are represented by the global note deposited with the custodian for DTC, notices to holders may be given by delivery to DTC, and such notices will be deemed to be given on the date of delivery to DTC. The fiscal agent may also mail notices by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the fiscal agent maintains. The fiscal agent will only mail these notices to the registered holder of the Notes. You will not receive notices regarding the Notes directly from us unless we reissue the Notes to you in fully certificated form.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is owned by a number of its direct participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers Inc.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of Notes through DTC, Euroclear and Clearstream

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of Korean tax considerations that may be relevant to you if you invest in the Notes, please refer to the section “Taxation—Korean Taxation” in the accompanying prospectus.

United States Tax Considerations

The last introductory paragraph under “Taxation—United States Tax Considerations” with respect to the “book/tax conformity rule” in the accompanying prospectus shall be deleted and replaced with the following:

U.S. holders that use an accrual method of accounting for tax purposes (“accrual method holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below. It is not entirely clear to what types of income the book/tax conformity rule applies, or, in some cases, how the rule is to be applied if it is applicable. However, recently released proposed regulations generally would exclude, among other items, original issue discount and market discount (in either case, whether or not de minimis) from the applicability of the book/tax conformity rule. Although the proposed regulations generally will not be effective until taxable years beginning after the date on which they are issued in final form, taxpayers generally are permitted to elect to rely on their provisions currently. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

The last paragraph under “Taxation—United States Tax Considerations—Original Issue Discount” in the accompanying prospectus shall be deleted.

For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated             , 2020 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally, and each of the Underwriters has severally agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of the Underwriters	Principal Amount of the Notes
BofA Securities, Inc.	US$
J.P. Morgan Securities LLC
Morgan Stanley & Co. International plc

US$

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any of the Notes, then the Underwriters are obligated to take and pay for all of the Notes.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on behalf of us in such jurisdiction.

The Notes are a new class of securities with no established trading market. Approval in-principle has been received from the SGX-ST for the listing and quotation of the Notes on the SGX-ST. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

In connection with this offering, any of the Underwriters appointed and acting in its capacity as stabilizing manager (the “Stabilizing Managers”) or any person acting on their behalf may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of the Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of the Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Managers may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Managers commence any of these transactions, they may discontinue such transactions at any time, and must discontinue them after a limited period.

The amount of net proceeds from our Notes is US$             after deducting underwriting discounts but not estimated expenses. Our expenses associated with the Notes offering are estimated to be US$            . The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about             , 2020, which we expect will be the              business day following the date of this prospectus supplement. Under Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in two business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on any day prior to the second business day before the settlement date, because the Notes will initially settle in T+            , you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea or to, or for the account or benefit of, any resident of Korea, except as permitted by applicable Korean laws and regulations; and (ii) any securities dealer to whom it sells Notes will agree that it will not offer any Notes, directly or indirectly, in Korea or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us; and (ii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, each Underwriter has represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

•

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

Each Underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”).

Accordingly, each Underwriter has severally represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the SFA; (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law;

(iv) as specified in Section 276(7) of the SFA; or

(v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Italy

The offering of the Notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no Notes may be offered, sold or delivered, nor may copies of this prospectus supplement or the accompanying prospectus or of any other document relating to any Notes be distributed in the Republic of Italy (“Italy”), except, in accordance with any Italian securities, tax and other applicable laws and regulations.

Each Underwriter has severally represented and agreed that it has not offered, sold or delivered, and will not offer, sell or deliver any Notes or distribute any copy of this prospectus supplement or the accompanying prospectus or any other document relating to the Notes in Italy except:

(a) to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree no. 58 of February 24, 1998 (the “Financial Services Act”) and Article 34-ter, paragraph 1, letter (b) of CONSOB regulation No. 11971 of May 14, 1999 (the “Issuers Regulation”), all as amended from time to time; or

(b) in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Issuers Regulation.

In any event, any offer, sale or delivery of the Notes or distribution of copies of this prospectus supplement or the accompanying prospectus or any other document relating to the Notes in Italy under paragraphs (a) or (b) above must be:

(i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993 (the “Banking Act”) and CONSOB Regulation No. 20307 of February 15, 2018, all as amended from time to time;

(ii) in compliance with Article 129 of the Banking Act, as amended from time to time, and the implementing guidelines of the Bank of Italy, as amended from time to time; and

(iii) in compliance with any other applicable laws and regulations, including any limitation or requirement which may be imposed from time to time by CONSOB or the Bank of Italy or other competent authority.

Any investor purchasing the Notes in this offering is exclusively responsible for ensuring that any offer or resale of the Notes it purchased in this offering occurs in compliance with applicable laws and regulations. No person resident or located in Italy other than the original addressees of this document may rely on this document or its contents.

This prospectus supplement and the accompanying prospectus, any other document relating to the Notes, and the information contained therein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules governing offers of securities to the public pursuant to Article 100 of the Financial Services Act and Article 34-ter of the Issuers Regulation, are not to be distributed, for any reason, to any third party resident or located in Italy.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Yoon & Yang LLC, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Linklaters LLP, Seoul, Korea. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Linklaters LLP, Seoul, Korea may rely as to matters of Korean law upon the opinions of Yoon & Yang LLC.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chairman and President, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Export-Import Bank of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1976 as a special governmental financial institution pursuant to the Export-Import Bank of Korea Act, as amended. Our corporate registry number is 111235-0000158. Our authorized share capital is ￦15,000 billion. As of September 30, 2019, our paid-in capital was ￦13,881 billion.

Our board of directors can be reached at the address of our registered office: c/o 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by the Executive Director of our Risk Management Group on January 30, 2020. On January 23, 2020, we filed our report on the proposed issuance of the Notes with the Ministry of Economy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

CUSIP	ISIN

PROSPECTUS

$12,082,248,627

The Export-Import Bank of Korea

Debt Securities

Warrants to Purchase Debt Securities

The Republic of Korea

Guarantees

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated July 10, 2019

EXPLANATORY NOTE

This registration statement relates to US$7,500,000,000 aggregate amount of (i) debt securities (with or without warrants) of The Export-Import Bank of Korea to be offered from time to time as separate issues on terms and in the manner to be specified in a prospectus supplement to be delivered in connection with each such offering and (ii) guarantees that may be issued by The Republic of Korea in respect of debt securities of The Export-Import Bank of Korea on terms and in the manner to be specified in a prospectus supplement to be delivered in connection with each such issuance. The prospectus constituting a part of this registration statement relates to (i) the debt securities (with or without warrants) registered hereunder, (ii) guarantees that may be issued by The Republic of Korea, registered hereunder and (iii) US$4,582,248,627 aggregate principal amount of debt securities (with or without warrants) registered under Registration Statement No.333-212164 (including an aggregate principal amount of US$640,000,000 of debt securities that may be sold by us from time to time in a continuous offering designated Medium-Term Notes, Series A, Due Not Less Than Nine Months From Date of Issue (the “MTNs”)). Of such securities, The Export-Import Bank of Korea has sold US$400,000,000 2.50% notes due 2020, US$600,000,000 floating rate notes due 2022, US$1,000,000,000 3.00% notes due 2022, US$800,000,000 floating rate notes due 2021, US$700,000,000 floating rate notes due 2023, US$500,000,000 3.50% notes due 2021, US$500,000,000 3.625% notes due 2023, US$500,000,000 floating rate notes due 2022 and US$500,000,000 2.375% notes due 2024, and US$6,582,248,627 aggregate amount of securities remain unsold.

This registration statement contains a form of prospectus supplement filed as Exhibit K to this registration statement to be used in connection with the sale by us of the MTNs in a continuous offering.

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to the “Bank”, “we”, “our” or “us” mean The Export-Import Bank of Korea. All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless otherwise indicated, all references to “won”, “Won” or “￦” contained in this prospectus are to the currency of Korea, references to “U.S. dollars”, “Dollars”, “USD”, “$” or “US$” are to the currency of the United States of America, references to “Canadian Dollar” or “CAD” are to the currency of Canada, references to “Euro”, “EUR” or “€” are to the currency of the European Union, references to “Japanese Yen”, “JPY” or “¥” are to the currency of Japan, references to “Chinese Renminbi” or “CNY” are to the currency of the People’s Republic of China, references to “Swiss Franc” or “CHF” are to the currency of Switzerland, references to “British Pound” or “GBP” are to the currency of the United Kingdom, references to “Deutsche Mark” are to the currency of the Federal Republic of Germany, references to “Hong Kong Dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Turkish Lira” or “TRY” are to the currency of Turkey, references to “Malaysia Ringgit” or “MYR” are to the currency of Malaysia, references to “Brazilian Real” or “BRL” are to the currency of Federative Republic of Brazil, references to “Mexican Peso” or “MXN” are to the currency of the United Mexican States, references to “New Zealand Dollar” or “NZD” are to the currency of New Zealand, references to “Taiwan Dollar” or “TWD” are to the currency of Taiwan, references to “Thai Baht” or “THB” are to the currency of Thailand, references to “Australian Dollar” or “AUD” are to the currency of Australia, references to “Indian Rupee” or “INR” are to the currency of India, references to “Indonesian Rupiah” or “IDR” are to the currency of Indonesia, references to “Saudi Riyal” or “SAR” are to the currency of Saudi Arabia, references to “Russian Ruble” or “RUB” are to the currency of the Russian Federation, references to “Swedish Krona” or “SEK” are to the currency of Sweden, references to “South African Rand” or “ZAR” are to the currency of South Africa, references to “Danish Krone” or “DKK” are to the currency of Denmark, references to “Norwegian Krone” or “NOK” are to the currency of Norway and references to “Peruvian Sol” or “PEN” are to the currency of Peru.

In this prospectus, where information has been prepared in thousands, millions or billions of units, amounts may have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Our separate financial statements and information included in this prospectus were prepared under International Financial Reporting Standards as adopted by Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

K-IFRS 1109, Financial Instruments, which is aimed at improving and simplifying the accounting treatment of financial instruments, is effective for annual periods beginning on or after January 1, 2018 and replaces K-IFRS 1039, Financial Instruments: Recognition and Measurement. We have applied the new accounting standard, K-IFRS 1109, which requires all financial assets to be classified and measured on the basis of an entity’s business model for managing financial assets and the contractual cash flow characteristics of the financial assets, in our separate financial statements as of and for the year ended December 31, 2018 included in this prospectus. As permitted by the transition rules of K-IFRS 1109, our comparative separate financial statements as of and for the year ended December 31, 2017 included in this prospectus have not been restated to retroactively apply K-IFRS 1109 and are not directly comparable to our separate financial statements as of and for the year ended December 31, 2018. For information regarding the impact of the application of K-IFRS 1109 on our separate financial statements, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2018 and 2017—Note 39.”

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

THE EXPORT-IMPORT BANK OF KOREA

Overview

We were established in 1976 as a special governmental financial institution pursuant to the Export-Import Bank of Korea Act, as amended (the “KEXIM Act”). Since our establishment, we have been promoting the export and competitiveness of Korean goods and services in international markets. To this end, we have introduced financing facilities and implemented lending policies that are responsive to the needs of Korean exporters.

Our primary purpose, as stated in the KEXIM Act, is to “promote the sound development of the national economy and economic cooperation with foreign countries by extending the financial aid required for export and import transactions, overseas investment and the development of natural resources abroad.” Over the years, we have developed various financing facilities and lending policies that are consistent with the Government’s overall economic policies. In the latter part of the 1980s, as a result of changing trade conditions and the increased internationalization of the Korean economy, overseas investment credits and import credits were promoted and began to constitute an important portion of our business. In recent years, we have focused on the development of new financing facilities, including structured financing for ships and project financing for the construction of industrial plants and the development of natural resources abroad.

As of December 31, 2018, we had ￦72,120 billion of outstanding loans, including ￦38,525 billion of outstanding export credits, ￦26,442 billion of outstanding overseas investment credits and ￦4,653 billion of outstanding import credits, as compared to ￦71,884 billion of outstanding loans, including ￦41,369 billion of outstanding export credits, ￦24,107 billion of outstanding overseas investment credits and ￦3,726 billion of outstanding import credits as of December 31, 2017.

Although our management has control of our day-to-day operations, our operations are subject to the close supervision of the Government. The Government’s determination each fiscal year regarding the amount of financial support to extend to us, in the form of contributions to capital or transfers of our income to reserves, plays an important role in determining our lending capacity. The Government has the power to appoint or dismiss our President, Deputy President, Senior Executive Directors and Auditor. Moreover, the Minister of Economy and Finance of the Republic has, on behalf of the Republic, signed the registration statement of which this Prospectus forms a part.

The Government supports our operations pursuant to Article 37 of the KEXIM Act. Article 37 of the KEXIM Act provides that “the annual net losses of the Export-Import Bank of Korea shall be offset each year by the reserve, and if the reserve be insufficient, the Government shall provide funds to cover the deficit.” As a result of the KEXIM Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserves, consisting of our surplus and capital surplus items, are insufficient to cover any of our annual net losses. In light of the above, if we have insufficient funds to make any payment under any of our obligations, including the debt securities covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 37 do not, however, constitute a direct guarantee by the Government of our obligations, and the provisions of the KEXIM Act, including Article 37, may be amended at any time by action of the National Assembly.

In January 2014, the Government amended the KEXIM Act to:

•	increase our authorized capital from ￦8,000 billion to ￦15,000 billion;

•

expand our operation scope that enables us, among other things, to invest in (i) funds intended to support export and import transactions by small and medium-sized enterprises and (ii) special purpose companies that carry out value added overseas development projects in a flexible way; and

•	reduce restrictions on our financing and investment activities by providing additional flexibility to us to cope with changes in market conditions.

In March 2016, the Government amended the KEXIM Act, which will take effect at the end of June 2016, to strengthen its enforcement powers by allowing:

•	the Minister of Economy and Finance to impose any necessary sanctions against the officers of the Bank; and

•	the Financial Services Commission to request the Minister of Economy and Finance to apply sanctions against the employees of the Bank.

Capitalization

As of December 31, 2018, our authorized capital was ￦15,000 billion and capitalization was as follows:

	December 31, 2018(1)
	(billions of Won)
Long-Term Debt (2)(3)(4)(5)(6):
Borrowings in Korean Won	￦	—
Borrowings in Foreign Currencies		3,830
Export-Import Financing Debentures		47,021

Total Long-Term Debt	￦	50,851

Capital and Reserves:
Capital Stock(7)	￦	11,815
Additional Paid-in-Capital		—
Capital Adjustments		(129)
Retained Earnings		1,117
Legal Reserve(8)		346
Voluntary Reserve(8)		—
Reserve for Bad Loans(9)		302
Unappropriated Retained Earnings		597
Adjustments on the initial application of K-IFRS 1109		(129)
Other Components of Equity(10)		680

Total Capital and Reserve	￦	13,483

Total Capitalization(8)	￦	64,334

(1)	Except as described in this prospectus, there has been no material adverse change in our capitalization since December 31, 2018.
(2)	Consists of borrowings and debentures with maturities of more than a year remaining.
(3)

We have translated borrowings in foreign currencies as of December 31, 2018 into Won at the rate of ￦1,118.10 to US$1.00, which was the market average exchange rate as announced by the Seoul Monetary Brokerage Services Ltd., on December 31, 2018.

(4)

As of December 31, 2018, we had contingent liabilities totaling ￦40,011 billion, which consisted of ￦34,795 billion under outstanding guarantees and acceptances and ￦5,216 billion under contingent guarantees and acceptances issued on behalf of our clients. For further information relating to our contingent liabilities under outstanding guarantees as of December 31, 2018, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2018 and 2017—Note 36.”

(5)

As of December 31, 2018, we had entered into 462 interest rate related derivative contracts with a notional amount of ￦40,969 billion and 619 currency related derivative contracts with a notional amount of ￦34,494 billion in accordance with our policy to hedge interest rate and currency risks. See “—Financial

Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2018 and 2017—Note 20.”
(6)	See “—Description of Assets and Liabilities—Sources of Funding” for an explanation of these sources of funds. All our borrowings, whether domestic or international, are unsecured and unguaranteed.
(7)	As of December 31, 2018, our authorized ordinary share capital was ￦15,000 billion and issued fully-paid capital stock was ￦11,815 billion. See “—Business—Government Support and Supervision.”
(8)	See “—Business—Government Support and Supervision” for a description of the manner in which annual net income is transferred to the legal reserve and may be transferred to the voluntary reserve.
(9)

If the estimated allowance for credit loss determined by K-IFRS for the accounting purposes is lower than that for regulatory purposes as required by Supervisory Regulation of Banking Business, we reserve such difference as the regulatory reserve for bad loans. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2018 and 2017—Note 23.”

(10)	See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2018 and 2017—Note 22.”

Business

Purpose and Authority

We were established in 1976 as a special governmental financial institution pursuant to the KEXIM Act. The KEXIM Act, the Enforcement Decree of the KEXIM Act (the “KEXIM Decree”) and our Articles of Incorporation (the “By-laws”) define and regulate our powers and authority. We are treated as a special juridical entity under Korean law and are not subject to certain of the laws regulating activities of commercial banks.

We were established, as stated in the KEXIM Act, to “promote the sound development of the national economy and economic cooperation with foreign countries by extending the financial aid required for export and import transactions, overseas investment and the development of natural resources abroad.” As an instrument in serving the Government’s public policy objectives, we do not seek to maximize our profits. We do, however, strive to maintain an adequate level of profitability to strengthen our equity base in order to support the growth in the volume of our business.

Our primary purpose has been the provision of loans and guarantees to facilitate Korean companies’ exports and overseas investments and projects. Most of our activities have been carried out pursuant to this authority.

We have the authority to undertake a range of financial activities. These fall into four principal categories:

•	export credits;

•	overseas investment credits;

•	import credits; and

•	guarantee facilities.

Export credits include loans to facilitate Korean exports of capital and non-capital goods and technical and non-technical services. Overseas investment credits consist of loans to finance Korean overseas investments and projects. Import credits include the extension of loans to finance Korean imports of essential materials and natural resources. Guarantee facilities are made available to support the obligations of Korean exporters and importers.

We also have the authority to administer, on behalf of the Government, the Government’s Economic Development Cooperation Fund and the Inter-Korea Cooperation Fund, formerly known as South and North Korea Co-operation Fund.

We may also undertake other business activities incidental to the foregoing, including currency and interest rate swap transactions. We have engaged in such swap transactions for hedging purposes only.

Government Support and Supervision

The Government’s determination each fiscal year, regarding the amount of financial support to extend to us, plays an important role in determining our lending capacity. Such support has included contributions to capital, loans and transfers of our income to reserves.

Our authorized capital was ￦30 billion when the Government enacted the KEXIM Act in 1969. The National Assembly amended the KEXIM Act and increased our authorized capital to ￦150 billion in 1974, ￦500 billion in 1977, ￦1,000 billion in 1986, ￦2,000 billion in January 1998, ￦4,000 billion in September 1998 and ￦8,000 billion in January 2009. In January 2014, the Government further increased our authorized capital to ￦15,000 billion.

As of December 31, 1996, the capital contribution from the Government was approximately ￦686 billion, all in cash. Since 1997, the Government has made capital contributions not only in cash but also in the form of shares of common stock of Government-affiliated entities. Recent examples include the Government’s contributions to our capital of (i) ￦130 billion, ￦40 billion, ￦75 billion, ￦15 billion, ￦10 billion, ￦935 billion, ￦10 billion and ￦65 billion in cash in January 2014, January 2015, August 2015, September 2015, July 2016, September 2016, October 2016 and November 2016, respectively, and (ii) ￦380 billion and ￦1,000 billion in the form of shares of Korea Land & Housing Corporation in July 2014 and December 2015, respectively, ￦500 billion in the form of shares of Korea Aerospace Industries Ltd. in June 2016, ￦125 billion in the form of shares of Yeosu Gwangyang Port Authority in May 2017, ￦125 billion in the form of shares of Incheon Port Authority in May 2017 and ￦1,167 billion in the form of shares of Korea Aerospace Industries Ltd. in June 2017, in order to enhance our capacity to finance projects, including large-scale overseas development projects. Taking into account these capital contributions, our total capital stock was ￦11,815 billion as of December 31, 2018.

Pursuant to the KEXIM Act, only the Government, The Korea Development Bank, The Bank of Korea, certain designated domestic banking institutions, exporters’ associations and international financial organizations may contribute to our capital stock. As of December 31, 2018, the Government directly owned 66% of our capital stock and indirectly owned, through The Bank of Korea and The Korea Development Bank, 10% and 24%, respectively, of our capital stock. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2018 and 2017—Note 1.”

In addition to contributions to our capital, the Government provides funding for our financing activities. The Government has made loans available to us for our lending activities. See “—Description of Assets and Liabilities—Sources of Funding.”

The Government also supports our operation pursuant to Articles 36 and 37 of the KEXIM Act. Article 36 of the KEXIM Act and the By-laws provide that we shall apply our net income earned during each fiscal year, after deduction of depreciation expense for such fiscal year, in the following manner and in order of priority:

•	first, at least 10% of such net income is transferred to our legal reserve until the total amount of our legal reserve equals the total amount of our capital stock;

•

second, if the Minister of Economy and Finance approves such distribution, the balance of any such net income, after such transfer to the legal reserve, is distributed to the institutions, other than the Government, that have contributed to our capital (up to a maximum 15% annual dividend rate); and

•

third, the remaining balance of any such net income is distributed in whatever manner our Operations Committee determines and the Minister of Economy and Finance approves, such as additions to our voluntary reserve.

Article 37 of the KEXIM Act provides that “the annual net losses of the Export-Import Bank of Korea shall be offset each year by the reserve, and if the reserve be insufficient, the Government shall provide funds to cover the deficit.” As a result of the KEXIM Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserves are insufficient to cover any of our annual net losses. In light of this provision, if we have insufficient funds to make any payment under any of our obligations, the Government would take appropriate steps by making a capital contribution, by allocating funds or by taking other action to enable us to make such payment when due. The provisions of Article 37 do not, however, constitute a direct guarantee by the Government of our obligations, and the provisions of the KEXIM Act, including Article 37, may be amended at any time by action of the National Assembly.

The Government closely supervises our operations including in the following ways:

•	the President of the Republic appoints our President upon the recommendation of the Minister of Economy and Finance;

•	the Minister of Economy and Finance appoints our Deputy President and Senior Executive Directors upon the recommendation of our President;

•	the Minister of Economy and Finance appoints our Auditor;

•

one month prior to the beginning of each fiscal year, we must submit our proposed program of operations and budget for the fiscal year to the Minister of Economy and Finance for his approval and immediately after the approval of the Minister of Economy and Finance, we must report such program to the National Assembly;

•	the Minister of Economy and Finance must approve our operating manual, which sets out guidelines for all principal operating matters, including the range of permitted financings;

•	the Board of Audit and Inspection, a Government department, examines our settlement of accounts annually;

•

each of the Minister of Economy and Finance and the Financial Services Commission has broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Minister of Economy and Finance may issue any orders it deems necessary to enforce the KEXIM Act or delegate examinations to the Financial Services Commission;

•

the Financial Services Commission may supervise our operations to ensure managerial soundness based upon the KEXIM Decree and the Supervisory Regulations of Banking Business legislated by the Financial Services Commission and may issue orders deemed necessary for such supervision;

•

we must submit our annual report to the Ministry of Economy and Finance (formerly, the Ministry of Finance and Economy) within three months after the end of each fiscal year and to the National Assembly within nine months after the end of each fiscal year outlining our operations and analyzing our activities during the relevant fiscal year; and

•	we may amend our By-laws and operating manual only with the approval of the Minister of Economy and Finance.

Selected Financial Statement Data

Except where expressly indicated otherwise in this prospectus, loans in Won and loans in foreign currencies are collectively referred to as the “Loans”; bills bought, foreign exchange bought, advances for customers, call loans and interbank loans in foreign currency are collectively referred to as the “Other Loans”; Loans and Other Loans are collectively referred to as the “Loan Credits”; confirmed guarantees and acceptances are collectively referred to as the “Guarantees”; and Loan Credits and Guarantees are collectively referred to as the “Credit Exposure.”

Our separate financial information as of and for the year ended December 31, 2018 has reflected the application of the new accounting standard, K-IFRS 1109. As permitted by the transition rules of K-IFRS 1109, our comparative separate financial information as of and for the year ended December 31, 2017 has not been restated to retroactively apply K-IFRS 1109 and is not directly comparable to our separate financial information as of and for the year ended December 31, 2018. For information regarding the impact of the application of K-IFRS 1109, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2018 and 2017—Note 39”

You should read the following selected financial statement data together with our separate financial statements and notes included in this prospectus.

	Year Ended December 31,
	2016		2017		2018(1)
	(billions of Won)
Income Statement Data
Total Interest Income	￦	2,231	￦	2,684	￦	2,951
Total Interest Expense		1,417		1,604		1,968
Net Interest Income		815		1,080		983
Operating Income (Loss)		(1,958)		229		742
Income (Loss) before Income Tax		(1,958)		229		753
Income Tax Expense (Benefit)		(471)		56		156
Net Income (Loss)		(1,487)		173		597

	As of December 31,
	2016		2017		2018(1)
	(billions of Won)
Balance Sheet Data
Total Loan Credits(2)	￦	76,724	￦	71,884	￦	72,120
Total Borrowings(3)		71,880		66,699		70,836
Total Assets		89,775		83,946		89,799
Total Liabilities		78,555		71,433		76.317
Total Shareholders’ Equity		11,220		12,513		13,483

(1)

Reflects the application of K-IFRS 1109. For information regarding the impact of the application of K-IFRS 1109, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2018 and 2017—Note 39”.

(2)

Gross amount, including bills bought, foreign exchange bought, call loans, inter-bank loans in foreign currency, advance for customers and others and before deducting valuation adjustment of loans in foreign currencies, allowance for loan losses and deferred loan origination fees. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2018 and 2017—Note 10.”

(3)	Includes debentures.

2018

We had net income of ￦597 billion in 2018 compared to net income of ￦173 billion in 2017. The principal factor for the increase in net income to ￦597 billion in 2018 from ￦173 billion in 2017 was a decrease in impairment loss on loans to ￦327 billion in 2018 from ￦1,724 billion in 2017, primarily due to an improvement in loan quality. That factor was partially offset by impairment loss on guarantees of ￦57 billion in 2018 compared to reversal of impairment loss on guarantees of ￦879 billion in 2017, primarily due to an increase in guarantees to shipbuilding companies in 2018 compared to a significant decrease in guarantees to shipbuilding companies in 2017.

As of December 31, 2018, our total assets increased by 7% to ￦89,799 billion from ￦83,946 billion as of December 31, 2017, primarily due to a 30% increase in financial investments to ￦8,845 billion as of

December 31, 2018 from ￦6,782 billion as of December 31, 2017 and a 76% increase in cash and due from financial institutions to ￦3,683 billion as of December 31, 2018 from ￦2,092 billion as of December 31, 2017.

As of December 31, 2018, our total liabilities increased by 7% to ￦76,317 billion from ￦71,433 billion as of December 31, 2017, primarily due to a 9% increase in debentures to ￦65,943 billion as of December 31, 2018 from ￦60,685 billion as of December 31, 2017.

The increases in assets and liabilities were primarily due to increases in the volume of loans and debt, respectively. The depreciation of the Won against the U.S. dollar as of December 31, 2018 compared to December 31, 2017 magnified the effect of the increase in the volume of loans and debt, as a majority of our assets and liabilities consisted of foreign currency loans and debt (including significant percentages in U.S. dollars).

As of December 31, 2018, our total shareholders’ equity increased by 8% to ￦13,483 billion from ￦12,513 billion as of December 31, 2017, due to increases in other components of equity and retained earnings.

2017

We had net income of ￦173 billion in 2017 compared to net loss of ￦1,487 billion in 2016. The principal factors for the net income of ￦173 billion in 2017 compared to the net loss of ￦1,487 billion in 2016 included:

•

reversal of impairment loss on guarantees of ￦879 billion in 2017 compared to impairment loss on guarantees of ￦1,165 billion in 2016, primarily due to a decrease in refund guarantees to shipbuilding companies, which resulted in an improvement in guarantee quality; and

•

an increase in net interest income to ￦1,080 billion in 2017 from ￦815 billion in 2016, primarily due to an increase in interest income from loans which more than offset an increase in interest expense from debentures.

The above factors were partially offset by income tax expense of ￦56 billion in 2017 compared to income tax benefit of ￦471 billion in 2016, primarily due to income before income tax of ￦229 billion in 2017 compared to loss before income tax of ￦1,958 billion in 2016.

As of December 31, 2017, our total assets decreased by 6% to ￦83,946 billion from ￦89,775 billion as of December 31, 2016, primarily due to a 6% decrease in Loan Credits to ￦71,884 billion as of December 31, 2017 from ￦76,724 billion as of December 31, 2016.

As of December 31, 2017, our total liabilities decreased by 9% to ￦71,433 billion from ￦78,555 billion as of December 31, 2016, primarily due to a 38% decrease in borrowings to ￦6,013 billion as of December 31, 2017 from ￦9,761 billion as of December 31, 2016 and a 2% decrease in debentures to ￦60,685 billion as of December 31, 2017 from ￦62,119 billion as of December 31, 2016.

The decreases in assets and liabilities were primarily due to the appreciation of the Won against the U.S. dollar as of December 31, 2017 compared to December 31, 2016, as a majority of our assets and liabilities consisted of foreign currency loans and debt (including significant percentages in U.S. dollars). The decreases in the volume of loans and debt magnified the effect of the appreciation of the Won against the U.S. dollar.

As of December 31, 2017, our total shareholders’ equity increased by 12% to ￦12,513 billion from ￦11,220 billion as of December 31, 2016, primarily due to an increase in capital stock.

Operations

Loan Operations

Our primary objective since our establishment has been to promote the export and competitiveness of Korean goods and services in international markets. To this end, we have introduced various financing facilities and implemented lending policies that are responsive to the needs of Korean exporters and foreign importers. Over the years, we have also developed financing facilities and lending policies that are consistent with the Government’s overall economic policies. In the latter part of the 1980s, as a result of changing trade conditions and the increased internationalization of the Korean economy, overseas investment credits and import credits were promoted and began to constitute an important portion of our business. Our lending programs include (1) export credits to Korean exporters or foreign buyers of Korean goods and services, (2) overseas investment credits to Korean firms and (3) import credits to Korean importers.

Before approving a credit, we consider:

•	economic benefits to the Republic;

•	the industry’s rank in the order of priorities established by the Government’s export-import policy;

•	credit risk associated with the loans to be extended; and

•	the goal of diversifying our lending activities.

The KEXIM Act and the By-laws provide that we may extend credit only where repayment “is considered probable.” Accordingly, we carefully investigate the financial position of each prospective borrower and the technical and financial aspects of the project to be financed, and a loan is made only if we believe there is reasonable assurance of repayment. See “—Credit Policies, Credit Approval and Risk Management—Credit Approval.”

In 2018, we provided Loans of ￦48,745 billion, a decrease of 5% from the previous year, and our commitments of Loans amounted to ￦48,423 billion, a decrease of 4% from the previous year. The decreases in disbursements and commitments for Loans were primarily attributable to decreased demand from the shipbuilding and overseas construction industries.

The following table sets out the total amounts of our outstanding Loan Credits, categorized by type of credit:

	As of December 31,						As % of 2018 Total
	2016		2017		2018
	(billions of Won)
Export Credits
Industrial Plants	￦	17,105	￦	15,082	￦	15,416	21%
Shipbuilding		14,328		14,855		10,036	14
Ferrous & nonferrous metal products		1,971		1,738		1,683	2
Petrochemical products		1,462		1,577		1,562	2
Automobiles		1,732		1,945		1,797	2
Electronic machineries		1,682		2,048		2,280	3
Others(1)		4,348		4,124		5,750	8

Sub-total		42,628		41,369		38,525	53

Overseas Investment Credits		27,527		24,107		26,442	37
Import Credits		3,741		3,726		4,653	6
Others(2)		3,306		3,981		2,496	3
Present Value Premium/Discount		(478)		(1,297)		4	0

Total Loan Credits	￦	76,724	￦	71,884	￦	72,120	100%

(1)	Includes general machinery, service sector, etc.
(2)	Includes call loans, loans for Inter-bank loans in foreign currency, advances for customers, etc.

Source: Internal accounting records

The following table sets out our new loan commitments, categorized by type of credit:

New Loan Credit Commitments by Type of Credit

	As of December 31,						As % of 2018 Total
	2016		2017		2018
	(billions of Won)
Export Credits
Industrial Plants	￦	3,227	￦	5,051	￦	4,378	9%
Shipbuilding		7,703		7,352		4,615	10
Ferrous & nonferrous metal products		1,327		1,352		1,292	3
Petrochemical products		3,822		4,206		3,455	7
Automobiles		3,494		3,535		2,418	5
Electronic machineries		1,843		2,108		2,152	4
Others(1)		8,901		7,446		8,849	18

Sub-total		30,317		31,050		27,159	56

Overseas Investment Credits		13,369		12,361		13,666	28
Import Credits		6,221		6,905		7,598	16

Total	￦	49,907	￦	50,316	￦	48,423	100%

(1)	Includes general machinery, service sector, etc.

Source: Internal accounting records

Export Credits

We offer export credits to either domestic suppliers or foreign buyers to finance export transactions.

Export Credits to domestic suppliers include:

•	export loans to Korean exporters that export capital goods such as ships, industrial plants and machinery;

•	pre-shipment credit to Korean exporters or manufacturers producing export products;

•	technical service credit to Korean companies that export technical services abroad, including overseas construction projects;

•	short-term trade financing to Korean exporters that manufacture export goods under short-term export contracts;

•	small business export credit to small and medium-sized enterprises that manufacture export goods or supply materials needed by their primary exporters;

•	rediscount on trade bills to domestic commercial banks for exporters;

•	forfaiting to Korean exporters by discounting trade bills under the usance line of credit from export transactions on a non-recourse basis; and

•	export factoring to Korean exporters by discounting trade receivables that occurs from open account export transactions on credit on a non-recourse basis.

Export credits to foreign buyers include:

•	direct loans to foreign buyers that purchase Korean goods and services;

•

project finance to foreign companies that intend to import industrial plants, facilities and technical services from Korea for large-scale projects, of which the cash flows from such projects are the main source for repayment;

•	structured finance to foreign shipping companies that purchase ships from Korean shipyards, of which the repayment usually depends on the cash flows generated by the operation of ships; and

•	interbank export loans to creditworthy banks in foreign countries to help foreign buyers obtain credit for the purchase of goods and services of Korean origin.

As of December 31, 2018, export credits in the amount of ￦38,525 billion represented 53% of our total outstanding Loan Credits. Our disbursements of export credits in 2018 amounted to ￦28,396 billion, a decrease of 14% from the previous year, primarily due to decreased shipbuilding activity. Our commitments of export credits in 2018 amounted to ￦27,159 billion, a decrease of 13% from the previous year

We offer export credits to Korean companies in order to provide them with the funds required for the manufacture or construction of capital and non-capital goods and readying of technical services designated in our operating manual for export. Capital goods eligible for export credit financings currently include ships, industrial plants, industrial machinery and overseas construction projects. With respect to eligible items supported by our export credits, ships have traditionally had the largest share of our export credit operations.

We offer export loans and technical service credits to domestic suppliers at fixed (no less than the Commercial Interest Reference Rate under the OECD Arrangement (as defined below)) or floating rates of interest with maturities of up to 12 years for ships and maturities of varying terms, from two to 18 years, for financings of other eligible items. We typically require a minimum down payment of 20% of the contract amount for ship export financings and a minimum down payment of 15% for financings of other eligible items. When the credit rating of a prospective borrower does not meet our internal rating criteria, these export credits are secured by promissory notes issued in connection with the relevant transaction, or letters of guarantees or letters of credit issued or confirmed by a creditworthy international bank or the importer’s government or central bank. Other terms and conditions under such export credit facilities must be in accordance with the Arrangement on Guidelines for Officially Supported Export Credits by the Organization for Economic Cooperation and Development (the “OECD Arrangement”). We offer direct loans to foreign buyers, project finance to project companies and structured finance for ships to foreign shipping companies under similar terms and conditions as export credit financings to domestic suppliers. We offer interbank export loans to overseas banks to facilitate imports by foreign importers of Korean manufactured goods. Interbank export loans are offered at fixed or floating rates of interest with maturities of up to ten years.

Overseas Investment Credits

We extend overseas investment credits to either Korean companies or foreign companies in which a Korean company has an equity share, to finance investments in eligible overseas businesses and projects. Such financing programs include:

•	overseas investment credit to Korean companies that invest abroad in the form of capital subscription, acquisition of stocks and long-term credit;

•	overseas project credit to Korean companies or their overseas subsidiaries engaging in businesses outside Korea;

•	major resources development credit to Korean companies for development of natural resources and acquisition of mining rights abroad; and

•	overseas business credit to foreign companies in which Korean companies have an equity stake, in the form of funds for purchasing equipment or working capital.

As of December 31, 2018, overseas investment credits amounted to ￦26,442 billion, representing 37% of our total outstanding Loan Credits. Our commitments of overseas investment credits in 2018 amounted to ￦13,666 billion, an increase of 11% from the previous year. Our disbursements of overseas investment credits in 2018 amounted to ￦12,974 billion, an increase of 13% from the previous year. The increases in new commitments and disbursements for overseas investment credits were primarily due to increased demand in overseas investment and project credits.

Proposals for overseas investment credits to finance the acquisition of important materials or the development of natural resources for the Korean economy, as determined by the Government, are given priority, together with projects that promote the export of Korean goods and services. As a result, projects financed by our overseas investment credit program have been mainly in the fields of manufacturing or development of natural resources.

We offer overseas investment credits at either fixed or floating rates of interest with maturities up to 30 years. Such facilities may require security in the form of a bank guarantee, pledge or mortgage on the borrower’s local assets. Depending upon the size of the borrower, we will provide up to 100% of the financing required for the overseas investment project.

Import Credits

We offer import credits to Korean companies that directly import essential materials, natural resources and high-technology materials whose stable and timely supply is required for the national economy, or to Korean companies that import such items after developing them overseas. Import credits are extended for importation of eligible items, including nuclear fuels, aircraft, mineral ores, crude oil, lumber, wood pulp, grains, cotton, sugar, and equipment and machinery for research and development, and for use in advanced technological industries.

As of December 31, 2018, import credits in the amount of ￦4,653 billion represented 6% of our total outstanding Loan Credits. Disbursements and new commitments of import credits amounted to ￦7,376 billion and ￦7,598 billion, respectively, in 2018, an increase of 7% and 10%, respectively, from the previous year, primarily due to an increase in demand for financing for raw materials used for export and domestic consumption.

We offer import credits at either fixed or floating rates of interest with maturities up to ten years for equipment and machinery and shorter maturities of up to two years for other items, which may require security in the form of a bank guarantee, pledge or mortgage on the borrower’s local assets. We generally provide up to 80% of the import contract amount, but provide up to 90% of the import contract amount in the case of small and medium-sized enterprises and up to 100% for transactions with a letter of credit opened by a bank.

Guarantee Operations

We provide guarantees in favor of Korean commercial banks and foreign banks or foreign importers in respect of the obligations of Korean exporters in order to facilitate export and import financings. Such guarantee programs for Korean exporters and importers include (1) financial guarantees to co-financing banks that provide loans for transactions that satisfy our eligibility requirements and (2) project-related guarantees to foreign importers for the performance of Korean exporters on eligible projects in the form of bid bonds, advance payment bonds, performance bonds and retention bonds. Guarantee commitments as of December 31, 2018 decreased to ￦40,011 billion from ￦42,809 billion as of December 31, 2017. Guarantees we had confirmed as of December 31, 2018 decreased to ￦34,795 billion from ￦38,961 billion as of December 31, 2017.

We mainly issue project-related guarantees, which include:

•

advance payment guarantees that are issued to overseas importers of Korean goods and services to support obligations to refund down payments made to Korean exporters in the event of a failure to deliver the goods to be exported; and

•	performance guarantees that are issued to foreign importers to support the performance by Korean exporters of their contractual obligations.

In 2018, we issued project-related confirmed guarantees in the amount of ￦6,172 billion, an increase of 2% from the previous year

We also issue letters of credit to foreign exporters to assist in the financing of projects approved in connection with import credit loans, and to Korean exporters to assist in the financing of projects approved in connection with export credit loans.

For further information regarding our guarantee and letter of credit operations, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2018 and 2017—Note 36.”

Government Account Operations

Economic Development Cooperation Fund

In 1987, the Government established the Economic Development Cooperation Fund (the “EDCF”) to provide loans, at concessional interest rates, to governments or agencies of developing countries for projects that contribute to industrial development or economic stabilization of such countries. We administer the EDCF on behalf of the Government and are responsible for project appraisal, documentation and administrative work relating to the EDCF Loans. The EDCF business accounts are maintained separately from our own account on behalf of the Government, and we derive no separate income or expenditures from our operation of the EDCF business. Government contributions constitute the primary funding source of the EDCF. Loan disbursements by the EDCF in 2018 amounted to ￦858 billion for 106 projects in 32 countries, an increase of 15% from the previous year. As of December 31, 2018, the total outstanding loans extended by the EDCF was ￦7,055 billion, an increase of 12% from the previous year.

Inter-Korea Cooperation Fund

In 1991, the Government established the Inter-Korea Cooperation Fund (the “IKCF”) to promote mutual exchanges and cooperation between the Republic and North Korea by engaging in funding and financing activities to support family reunions, cultural events, academic seminars, trade and economic cooperation between the two countries. We administer the IKCF under the initiative and policy coordination of the Ministry of Unification. The IKCF accounts are maintained separately from our own account on behalf of the Government. Government contributions are the major funding source of the IKCF. The IKCF disbursements during 2018 amounted to ￦212 billion for 679 projects, and cumulative total disbursements as of December 31, 2018 were ￦6,957 billion, an increase of 3% from ￦6,745 billion as of December 31, 2017.

Other Operations

We engage in various other activities related to our financing activities.

Activities in which we currently engage include:

•

country information services performed by the Overseas Economic Research Institute, which conducts country studies and country risk evaluation to assist in the efficient utilization of our financial resources;

•

export credit advisory services, which are aimed at bringing about a larger share of overseas bidding by giving Korean exporters a wide range of knowledge on the country, industry, market and financial situation of the importing country in the early stage of the tendering process or contract negotiations;

•	consulting services by in-house professionals including lawyers, accountants and regional experts who consult on international transactions; and

•	management of Korea’s foreign direct investment database.

Description of Assets and Liabilities

Total Credit Exposure

We extend credits to support export and import transactions, overseas investment projects and other relevant products in various forms including loans and guarantees.

The following table sets out our Credit Exposure as of December 31, 2016, 2017 and 2018, categorized by type of exposure extended:

		As of December 31,
		2016			2017			2018
		(billions of Won, except for percentages)
A	Loans in Won	￦	16,178	13%	￦	18,956	18%	￦	16,837	16%
B	Loans in Foreign Currencies		55,523	44		47,873	45		51,861	49
C	Loans (A+B)		71,701	56		66,829	62		68,698	65
D	Other Loans		5,023	4		5,056	5		3,422	3
E	Loan Credits (C+D)		76,724	60		71,884	67		72,120	68
F	Allowances for Loan Losses		(2,926)	(2)		(3,287)	(3)		(1,554)	(1)
G	Loan Credits including present value discounts (E-F)		73,798	58		68,597	64		70,566	67
H	Guarantees		53,615	42		38,961	36		34,795	33
I	Credit Exposure (G+H)		127,413	100		107,558	100		105,361	100

Loan Credits by Geographic Area

The following table sets out the total amount of our outstanding Loan Credits as of December 31, 2016, 2017 and 2018, categorized by geographic area (1):

	As of December 31,(1)						As % of 2018 Total
	2016		2017		2018
	(billions of Won)
Asia(2)	￦	56,012	￦	55,044	￦	56,209	78%
Europe		5,463		3,509		5,630	8
America		11,190		9,229		7,757	11
Africa		4,059		4,102		2,524	3

Total	￦	76,724	￦	71,884	￦	72,120	100%

(1)

For purposes of this table, export credits have been allocated to the geographic areas in which the foreign buyers of Korean exports are located; overseas investment credits have been allocated to the geographic areas in which the overseas investments being financed are located; and import credits have been allocated to the geographic areas in which the sellers of the imported goods are located.

(2)	Includes Australia.

Source: Internal accounting records.

We engage in business related to Iran, including transactions involving as counterparties Iranian banks that may be indirectly owned or controlled by the Iranian government. The U.S. State Department has designated Iran as a state sponsor of terrorism, and U.S. law generally prohibits U.S. persons from doing business in Iran. We are a Korean bank and our activities with respect to Iran have not involved any U.S. person in either a managerial or operational role and have been subject to policies and procedures designed to ensure compliance with applicable Korean laws and regulations. We believe that our activities related to Iran are not subject to the mandatory sanctions administered or enforced by the United States Government (including, without limitation, Section 104 of the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 (“CISADA”) and the Iran Financial Sanctions Regulations issued by the U.S. Secretary of the Treasury thereunder (the “IFSR”)).

Our business related to Iran consists solely of extensions of credit and financing provided in connection with exports of Korean goods and services to Iran and our disbursements of Iran-related credits are made directly to Korean suppliers or exporters. Such activities have involved export-related credits to finance the export contracts of Korean exporters supplying goods and services to Iranian companies, extensions of credit through non-recourse discounting of export trade bills, and purchases of promissory notes securing export transactions. Our Loans to Iran represented 0.3%, 0.5% and 0.0% of our total assets as of December 31, 2016, 2017 and 2018, respectively, and also represented 0.3%, 0.7% and 0.0% of our Loan Credits as of those respective dates. Our total operating revenues from transactions with Iran in 2016, 2017 and 2018 represented 0.3%, 0.3% and 0.1% of our total operating revenues, respectively.

We are aware, through press reports and other means, of initiatives by governmental entities in the U.S. and by U.S. institutions such as universities and pension funds, to adopt laws, regulations or policies prohibiting transactions with or investment in, or requiring divestment from, entities doing business with Iran, including, without limitation, CISADA and IFSR. It is possible that such initiatives may result in our being unable to gain or retain entities subject to such prohibitions as customers or as investors in our debt securities. In addition, our reputation may suffer due to our association with Iran. Such a result could have significant adverse effects on our business or the price of our debt securities.

Individual Exposure

The KEXIM Decree imposes limits on our aggregate credits extended to a single person or business group. As of the date hereof, we are in compliance with such requirements.

As of December 31, 2018, our largest Credit Exposure was to Daewoo Shipbuilding & Marine Engineering, or DSME, in the amount of ￦4,157 billion. As of December 31, 2018, our second largest and third largest Credit Exposures, respectively, were to Samsung Heavy Industries Co., Ltd. in the amount of ￦2,840 billion and to Hyundai Heavy Industries Co., Ltd. in the amount of ￦2,077 billion.

The following table sets out our five largest Credit Exposures as of December 31, 2018(1):

Rank	Name of Borrower	Loan Credits	Guarantees	Total
		(billions of Won)
1	Daewoo Shipbuilding & Marine Engineering Co., Ltd.	￦ 636	￦ 3,521	￦ 4,157
2	Samsung Heavy Industries Co., Ltd.	1,247	1,593	2,840
3	Hyundai Heavy Industries Co., Ltd.	706	1,371	2,077
4	Doosan Heavy Industries Co., Ltd.	853	1,187	2,040
5	Hanwha Engineering & Construction Co., Ltd	—	1,813	1,813

(1)	Excludes loans and guarantees extended to affiliates.

Source: Internal accounting records.

In recent years, DSME, one of the largest shipbuilding and offshore construction companies in Korea, suffered from financial difficulties primarily due to significant losses incurred in connection with the construction of offshore plants resulting from a prolonged slowdown in the global shipbuilding industry. In October 2015, we announced that we, along with The Korea Development Bank, plan to provide financial support to DSME, including provision of liquidity support of up to ￦4.2 trillion. In December 2016, in a bid to improve DSME’s capital structure, we exchanged a term loan in the amount of ￦1 trillion provided by us to DSME for perpetual bonds newly issued by DSME, while KDB engaged in debt-for-equity swaps amounting to ￦1.8 trillion. In March 2017, we and The Korea Development Bank announced a second joint plan to provide an additional ￦2.9 trillion in financial support to DSME, which was approved by the other creditors in April 2017. Based on such plan, we exchanged a term loan in the amount of ￦1.28 trillion provided by us to DSME for perpetual bonds issued by DSME and The Korea Development Bank provided additional debt-to-equity swaps of ￦0.3 trillion in June 2017. Other creditors also provided debt-to-equity swaps for up to 80% of their debt with DSME and rescheduled the maturities of the remainder. In March 2019, KDB and Hyundai Heavy Industries Co., Ltd. (“HHI”) entered into a conditional agreement under which HHI will purchase a controlling stake in DSME from KDB. Under the agreement, HHI will create a holding company to control its shipbuilding business into which KDB will transfer all of its shares of common stock in DSME in return for an equity stake in the holding company. The completion of this transaction is subject to various conditions, including due diligence and approval from the anti-trust authorities of the European Union and applicable countries. We expect that our exposure to DSME will not change as a result of such transaction between KDB and HHI.

In addition, we have Credit Exposures to a number of financially troubled Korean companies including STX Offshore & Shipbuilding and Sungdong Shipbuilding & Marine Engineering Co., Ltd. STX Offshore & Shipbuilding, which had filed for court receivership in June 2016 and executed debt-for-equity swaps with their creditors (including us), exited court receivership in July 2017. Sungdong Shipbuilding & Marine Engineering, which had been in voluntary out-of-court debt restructuring since 2010, filed for court receivership in March 2018. As of December 31, 2018, our Credit Exposure to STX Offshore & Shipbuilding and Sungdong Shipbuilding & Marine Engineering amounted to ￦64 billion and ￦637 billion, respectively.

Asset Quality

The Supervisory Regulation of Banking Business (“Supervisory Regulation”) legislated by the Financial Services Commission requires banks, including us, to analyze and classify their credits into one of five categories as normal, precautionary, substandard, doubtful or estimated loss by taking into account borrowers’ repayment capacity as well as a number of other factors including the financial position, profitability, transaction history of the relevant borrower and the value of any collateral or guarantee taken as security for the extension of credit. Categorizations are applied to all loans except call loans and interbank loans, which are classified as normal. Credit categorizations are as follows:

Normal	Credits extended to customers which, in consideration of their business and operations, financial conditions and future cash flows, do not raise concerns regarding their ability to repay the credits.

Precautionary	Credits extended to customers (1) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have potential risks with respect to their ability to repay the credits in the future, although there have not occurred any immediate risks of default in repayment; or (2) which are in arrears for one month or more but less than three months.

Substandard	(1) Credits extended to customers, which in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred considerable risks for default in repayment as the customers’ ability to repay has deteriorated; or (2) that portion which is expected to be collected of total credits (a) extended to customers which have been in arrears for three months or more, (b) extended to customers which are judged to have incurred serious risks due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses or (c) of “Doubtful Customers” or “Estimated-loss Customers” (each as defined below).

Doubtful	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Doubtful Customers”) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred serious risks of default in repayment due to noticeable deterioration in their ability to repay; or (2) customers which have been in arrears for three months or more but less than twelve months.

Estimated Loss	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Estimated-loss Customers”), which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have to be accounted as a loss as the inability to repay became certain due to serious deterioration in their ability to repay; (2) customers which have been in arrears for twelve months or more; or (3) customers which are judged to have incurred serious risks of default in repayment due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses.

Under K-IFRS, we establish provisions for credit losses with respect to loans using either a case-by-case or collective approach. We assess individually significant loans on a case-by-case basis and other loans on a collective basis. In addition, if we determine that no objective evidence of impairment exists for a loan, it includes such loan in a group of loans with similar credit risk characteristics and assesses them collectively for impairment regardless of whether such loan is significant. If there is objective evidence that an impairment loss has been incurred for individually significant loans, the amount of the loss is measured as the difference between the financial asset’s carrying amount and the present value of the estimated future cash flows discounted at such asset’s original effective interest rate. Future cash flows are estimated through a case-by-case analysis of individually assessed assets, which takes into account the benefit of any guarantee or other collateral held. The value and timing of future cash flow receipts are based on available estimates in conjunction with facts available at the time of review and reassessed on a periodic basis as new information becomes available. For collectively assessed loans, we base the level of provisions for credit losses on a portfolio basis in light of the homogenous nature of the assets included in each portfolio. The provisions are determined based on a quantitative review of the relevant portfolio, taking into account such factors as the level of arrears, the value of any security, and historical and projected cash recovery trends over the recovery period. For more detailed information regarding our loan loss provisioning policy, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2018 and 2017—Note 3(6).”

Asset Classifications

The following table provides information on our loan loss reserves:

	As of December 31, 2016				As of December 31, 2017				As of December 31, 2018
	Loan Amount(1)		Loan Loss Reserve(2)		Loan Amount(1)		Loan Loss Reserve(2)		Loan Amount(1)		Loan Loss Reserve(2)
	(billions of Won)
Normal	￦	132,096	￦	391	￦	114,923	￦	290	￦	117,870	￦	844
Precautionary		15,312		1,421		12,387		880		7,622		900
Sub-standard		2,743		763		605		167		529		48
Doubtful		1,838		1,117		2,395		1,732		845		523
Estimated Loss		1,621		1,092		1,436		1,291		383		321

Total	￦	153,610	￦	4,785	￦	131,748	￦	4,359	￦	127,248	￦	2,636

(1)	These figures include loans (excluding interbank loans and call loans), domestic usance bills, bills bought, notes bought, advances for customers, confirmed acceptances and guarantees.
(2)

Consists of (i) allowance for loan losses; (ii) provisions for confirmed and unconfirmed acceptances and guarantees; and (iii) certain financial guarantee contract liabilities in the amount of ￦215 billion as of December 31, 2016, ￦396 billion as of December 31, 2017 and ￦330 billion as of December 31, 2018.

Reserves for Credit Losses

Non-performing assets (“NPA”) are defined as assets that are classified as substandard or below.

The following table sets out our 10 largest non-performing assets as of December 31, 2018:

Borrower	Loans		Guarantees		Total
	(billions of Won)
Daesun Shipbuilding & Engineering Co., Ltd.	￦	486	￦	121	￦	607
Sungdong Shipbuilding & Marine Engineering Co., Ltd.		240		—		240
Dongbu Steel Co., Ltd.		46		56		102
DB Metal Co., Ltd.		99		—		99
Hanjin Heavy Industries & Construction Co., Ltd..		—		81		81
RECAUDO BOGOTA S.A.S.56		56		22		78
STX Offshore & Shipbuilding Co., Ltd..		57		8		65
Sedae Enertech Co., Ltd.		20		—		20
Daechang HRSG Corporation		12		6		18
Saehwa IMC Co., Ltd		14		—		14

Total	￦	1,030	￦	295	￦	1,325

In the early 1990’s, at the direction of the Government, we extended a commodity loan in the aggregate amount of US$466 million to Vnesheconombank, the Bank for Foreign Economic Affairs of the former Soviet Union, which was guaranteed by the government of the former Soviet Union, as part of the Government’s policy to enhance economic cooperation between the two countries. Since the dissolution of the Soviet Union, the Government had been negotiating repayment terms with the government of the Russian Federation, which agreed to assume the guarantee of the former Soviet Union in respect of the obligations of Vnesheconombank under such loan. In 1995, the two governments came to an agreement on a repayment schedule in respect of approximately half of the loan. Since the agreement was made, US$229 million of the principal was repaid.

In June 2003, the two governments reached an agreement as to the rescheduling of the remaining portion of the loan and the change of the borrower from Vnesheconombank to the government of the Russian Federation. As a result, in September 2003, we upgraded the classification of the outstanding ￦258 billion (including accrued and unpaid interest) of our exposure to the government of the Russian Federation from estimated loss to doubtful in terms of asset quality and established a 70% provisioning level for that credit exposure. In June 2004, we further upgraded the classification of our exposure to the government of the Russian Federation from doubtful to precautionary in terms of asset quality, following the continued repayment of the loan by the government of the Russian Federation in accordance with the agreed payment schedule. As of December 31, 2018, our exposure to the government of the Russian Federation amounted to ￦83 billion and we established a 0.2% provisioning level for that credit exposure.

We cannot provide any assurance that our current level of exposure to non-performing assets will continue in the future or that any of its borrowers (including its largest borrowers as described above) is not currently facing, or in the future will not face, material financial difficulties.

As of December 31, 2018, the amount of our non-performing assets was ￦1,562 billion, a decrease of 60% from ￦3,934 billion as of December 31, 2017. As of December 31, 2018, our non-performing asset ratio was 1.5%, compared to 3.6% as of December 31, 2017.

The following table sets forth our reserves for possible credit losses as of December 31, 2016, 2017 and 2018:

	As of December 31,
	2016		2017		2018
	(billions of Won, except for percentages)
Loan Loss Reserve (A)(1)	￦	4,785	￦	4,359	￦	2,636
NPA (B)(2)		6,202		4,437		1,757
Total Shareholders’ Equity (C)		11,220		12,513		13,483
Reserve to NPA (A/B)		77%		98%		150%
Equity at Risk (B-A)/C		13%		0%		—

(1)	Consists of allowance for loan losses and provisions for confirmed acceptances and guarantees, excluding the regulatory reserve for loans and guarantees.
(2)	Non-performing assets, which are defined as assets that are classified as substandard or below.

Source: Internal accounting records.

The following table sets forth our actual loan loss reserve ratios as of December 31, 2016, 2017 and 2018:

Classification of Loans	Actual Reserve Coverage (as of December 31, 2016)	Actual Reserve Coverage (as of December 31, 2017)	Actual Reserve Coverage (as of December 31, 2018)
Normal	0.4%	0.3%	0.9%
Precautionary	17.7%	12.2%	21.4%
Substandard	31.2%	28.0%	9.6%
Doubtful	69.1%	80.0%	76.6%
Estimated Loss	75.0%	97.8%	91.4%

Investments

Under the KEXIM Decree, we are not allowed to hold stocks or securities of more than three years’ maturity in excess of 60% of our equity capital. However, investment in the following securities is not subject to this restriction:

•	Government bonds;

•	BOK currency stabilization bonds;

•	securities acquired via contributions by the Government; and

•	securities acquired through investment approved by the Minister of Economy and Finance, for research related to our operations, for our financing or pursuant to Korean statutes.

As of December 31, 2018, our total investment in securities amounted to ￦11,356 billion, representing 13% of our total assets. Our securities portfolio consists primarily of financial assets at fair value through other comprehensive income (“FVOCI”). Financial assets at FVOCI mainly consist of marketable securities (including equity securities in Industrial Bank of Korea which was recapitalized by the Government through us) and non-marketable securities (including equity securities in Korea Expressway Corporation and Korea Land & Housing Corporation). In 2014, we sold 976,625 shares of common stock, which represented all of our holding of common stock in Kumho Tire, for ￦11 billion. In 2015, we sold 3,459,279 shares of common stock, which represented all of our holding of common stock in SAMT Co., Ltd., for ￦4 billion. In 2016, we sold 639,505 shares of common stock, which represented 5% of our holdings of common stock in Taihan Electric Wire Co., Ltd., for ￦2 billion. In 2017, we sold 2,199,936 shares of common stock of STX Heavy Industries, which represented all of our holdings of common stock in the company, for ￦19 billion.

The following table sets out the composition of our securities as of December 31, 2016, 2017 and 2018:

	As of December 31, 2016			As of December 31, 2017			As of December 31, 2018(1)
Type of Investment Securities	Amount		%	Amount		%	Amount			%
	(billions of Won, except for percentages)
Available-for-sale Securities	￦	7,027	89%	￦	6,693	71%	￦	8,629	(2)	76%
Held-to-maturity Securities		111	1		89	1		216	(3)	2
Investments in Associates and Subsidiaries		766	10		2,599	28		2,511		22

Total	￦	7,904	100%	￦	9,381	100%	￦	11,356		100%

(1)

Reflects the application of K-IFRS 1109. For information regarding the impact of the application of K-IFRS 1109, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2018 and 2017—Note 39”.

(2)	Is classified as financial assets at FVOCI under K-IFRS 1109, effective for annual periods beginning on January 1, 2018.
(3)	Is classified as financial assets at amortized cost under K-IFRS 1109, effective for annual periods beginning on January 1, 2018.

For further information relating to the classification guidelines and methods of valuation for unrealized gains and losses on our securities, see “—Financial Statements and the Auditors—Notes to separate financial statements and of and for the years ended December 31, 2018 and 2017—Note 3 and Note 5.”

Guarantees and Acceptances and Contingent Liabilities

We have credit risk factors that are not reflected on the balance sheet, which include risks associated with guarantees and acceptances. Guarantees and acceptances do not appear on the balance sheet, but rather are recorded as an off-balance sheet item in the notes to the financial statements. Guarantees and acceptances include financial guarantees, project related guarantees, such as bid bond, advance payment bond, performance bond or retention bond, and acceptances and advances relating to trade financings such as letters of credit or import freight. Contingent liabilities, for which the guaranteed amounts were not finalized, appear as unconfirmed guarantees and acceptance items in the notes to the financial statements as off-balance sheet items.

As of December 31, 2018, we had issued a total amount of ￦34,795 billion in confirmed guarantees and acceptances, of which ￦30,775 billion, representing 88% of the total amount, was classified as normal, ￦3,687 billion, representing 11% of the total amount, was classified as precautionary, and ￦332 billion, representing 1% of the total amount, was classified as substandard or below.

Derivatives

The objective in our strategy and policies on derivatives is to actively manage and minimize our foreign exchange and interest rate risks. It is our policy to hedge all currency and interest rate risks wherever possible (taking into consideration the cost of hedging). We use various hedging instruments, including foreign exchange forwards and options, interest rate swaps, and cross currency swaps.

Under our internal trading rules that have been submitted to the Financial Supervisory Service, our policy is to engage in derivative transactions mainly for hedging our own position. As part of our total exposure management system, we monitor our exposure to derivatives and may make real-time inquiries, which enables our Risk Management Department to check our exposure on a regular basis. Under the guidelines set by the Financial Supervisory Service, we are required to submit reports on our derivatives exposure to the Financial Supervisory Service on a quarterly basis. As a measure to reduce the risk of intentional manipulation or error, we have separated responsibility for different functions such as initiation, authorization, approval, recording, monitoring and reporting to the Financial Supervisory Service. The Risk Management Department conducts regular reviews of derivative transactions to monitor any breach of compliance with the relevant regulatory requirements.

As of December 31, 2018, our outstanding loans made at floating rates of interest totaled approximately ￦51,677 billion, whereas our outstanding borrowings made at floating rates of interest totaled approximately ￦51,399 billion, including those raised in Australian Dollar, Euro, British Pound, and Brazil Real and swapped into U.S. dollar floating rate borrowings. As a result, we are exposed to possible interest rate risks to the extent that the amount of our borrowings made at floating rates of interest exceeds the amount of our loans made at floating rates of interest. Foreign exchange risk arises because a majority of our assets and liabilities are denominated in non-Won currencies. In order to match our currency and interest rate structure, we generally enter into swap transactions.

The following table shows the unsettled notional amounts and estimated fair values of derivatives we held as of the dates indicated.

	As of December 31,
	2016						2017						2018
	Unsettled Notional Amount		Fair Value of Assets		Fair Value of Liabilities		Unsettled Notional Amount		Fair Value of Assets		Fair Value of Liabilities		Unsettled Notional Amount		Fair Value of Assets		Fair Value of Liabilities
	(billions of Won)
Currency forwards	￦	5,581	￦	145	￦	157	￦	6,451	￦	113	￦	152	￦	5,349	￦	49	￦	56
Currency swaps		23,132		273		2,501		24,519		547		1,136		29,145		392		1,597
Interest rate swaps		34,407		395		530		38,781		419		681		40,969		471		881

Total	￦	63,120	￦	813	￦	3,188	￦	69,751	￦	1,079	￦	1,969	￦	75,463	￦	912	￦	2,534

As of December 31, 2018, we had entered into 619 currency related derivative contracts with a notional amount of ￦34,494 billion and had entered into 462 interest rate related derivative contracts with a notional amount of ￦40,969 billion. In connection with our currency forwards and currency swaps, we had net valuation loss of ￦1,211 billion in 2018 and ￦628 billion in 2017, primarily due to the appreciation of the U.S. dollar against other currencies, which resulted in an increase in the value of our obligations denominated in the U.S. dollar. In connection with our interest rate swaps, we recorded net valuation loss of ￦411 billion in 2018 and ￦262 billion in 2017, primarily due to an increase in benchmark interest swap rates, such as the U.S. dollar interest swap rate in 2018, which resulted in a decrease in the value of our floating-for-fixed interest rate swaps. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2018 and 2017—Note 20.”

Sources of Funding

We obtain funds primarily through borrowings from the issuance of bonds in both domestic and international capital markets, borrowings from domestic and foreign financial institutions, capital contributions and internally generated funds. Internally generated funds result from various activities we carried on and include principal and interest payments on our loans, fees from guarantee operations and other services, and income from marketable securities we hold.

We raised a net total of ￦54,005 billion (new borrowings plus loan repayments by our clients less repayment of our existing debt) during 2018, a 1% increase compared with the previous year’s ￦53,486 billion. The total loan repayments, including prepayments by our clients, during 2018 amounted to ￦50,616 billion, an increase of 7% from ￦47,448 billion during 2017.

Since our establishment, the Government has, from time to time, provided us with loans to support our lending to Korean exporters and provide liquidity to us. As of December 31, 2018, we had no outstanding borrowings from the Government. We also issued Won-denominated domestic bonds in the aggregate amounts of ￦12,270 billion, ￦13,670 billion and ￦12,865 billion during 2016, 2017 and 2018, respectively.

We have diversified our funding sources by borrowing from various overseas sources and issuing long-term floating-rate notes and fixed-rate debentures in the international capital markets. These issues were in foreign currencies, including the U.S. dollar, Thai Baht, Malaysia Ringgit, Japanese Yen, Australian Dollar, Euro, Hong Kong Dollar, Singapore Dollar, Swiss Franc, Brazilian Real, Turkish Lira, Mexican Peso, Peruvian Sol, Indian Rupee, Indonesian Rupiah, Chinese Yuan, New Zealand Dollar, Saudi Riyal, Taiwan Dollar, Philippine Peso, Russian Ruble, South African Rand, Deutsche Mark, Danish Krone, Swedish Krona, Czech Koruna, Norwegian Krone, British Pound and Canadian Dollar and have original maturities ranging from one to thirty years.

During 2018, we issued Eurobonds in the aggregate principal amount of US$5,395 million in various types of currencies under our existing medium term notes program, an 11% increase from US$4,857 million in 2017. These bond issues consisted of offerings of US$1,291 million, HKD 1,300 million, BRL 2,606 million, EUR 850 million, CNY 4,920 million, INR 21,100 million, AUD 91.8 million, IDR 5,683,000 million, CHF 800 million and MXN 150 million. In addition, we issued global bonds during 2018 in the aggregate amount of US$2,500 million under our U.S. shelf registration statement (the “U.S. Shelf Program”) compared with US$3,500 million in 2017. As of December 31, 2018, the outstanding amounts of our notes and debentures were US$34,888 million, JPY 143,820 million, HKD 6,011 million, BRL 3,534 million, EUR 3,537 million, THB 10,300 million, CHF 1,200 million, AUD 3,726 million, INR 32,042 million, CNY 10,693 million, IDR 9,328,400 million, PEN 266 million, NZD 1,097 million, ZAR 654 million, NOK 2,250 million, GBP 60 million, CAD 690 million, SEK 250 million, MXN 150 million and SGD 200 million.

We also borrow from foreign financial institutions in the form of loans that are principally made by syndicates of commercial banks at floating or fixed interest rates and in foreign currencies, with original maturities ranging from two to five years. As of December 31, 2018, the outstanding amount of such borrowings from foreign financial institutions was US$1,500 million.

Our capital stock has increased from time to time since our establishment. From January 1998 to December 2018, the Government contributed ￦10,435 billion to our capital. As of December 31, 2018, our total capital stock amounted to ￦11,815 billion, and the Government, The Bank of Korea and The Korea Development Bank owned 66%, 10% and 24%, respectively, of our capital stock.

In connection with our fund raising activities, we have from time to time sold third parties promissory notes, including related guarantees, acquired as collateral in connection with export credit financings.

The KEXIM Act provides that the aggregate outstanding principal amount of all of our borrowings, including the total outstanding export-import financing debentures we issued in accordance with the KEXIM Decree, may not exceed an amount equal to thirty times the sum of our capital stock plus our reserves. As of December 31, 2018, the aggregate outstanding principal amount of our borrowings (including export-import financing debentures), which was ￦70,945 billion, was equal to 19% of the authorized amount of ￦370,020 billion.

We are not permitted to accept demand or time deposits.

Each year we must submit to the Government for its approval an operating plan which includes our target levels for different types of funding. The following table is the part of the operating plan dealing with fund-raising for 2019:

Sources of Fund	(billions of Won)
Capital Contribution		—
Borrowings		24,000
Net Collection of Loans		25,000
Collection of Loans		45,676
Repayment of Debts		(20,676)
Others		—

Total	￦	49,000

Debt

Debt Repayment Schedule

The following table sets out the principal repayment schedule for our outstanding debt (consisting of borrowings and debentures) as of December 31, 2018:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency(1)	2019		2020		2021		2022		Thereafter
	(billions of Won)
Won	￦	10,570	￦	890	￦	595	￦	210	￦	2,400
Foreign(2)		10,024		10,165		9,944		7,103		19,543

Total Won Equivalent	￦	20,594	￦	11,055	￦	10,539	￦	7,313	￦	21,943

(1)	Borrowings and debentures in foreign currency have been translated into Won at the market average exchange rates on December 31, 2018, as announced by the Seoul Money Brokerage Services Ltd.
(2)	This figure includes debentures, bank loans, commercial papers and repurchase agreements.

Normally we determine the level of our foreign currency reserves based upon an estimate, at any given time, of aggregate loan disbursements to be made over the next two to three months. Our average foreign currency reserves in 2017 and 2018 were approximately US$3,671 million and US$3,246 million, respectively.

Although we currently believe that such reserves, together with additional borrowings available under our uncommitted short-term backup credit facilities and commercial paper programs, will be sufficient to repay our outstanding debt as it becomes due, there can be no assurance that we will continue to be able to borrow under such credit facilities, or that the devaluation of the Won will not adversely affect our ability to access funds sufficient to repay our foreign currency denominated indebtedness in the future. In addition to maintaining sufficient foreign currency reserves, we monitor the maturity profile of our foreign currency assets and liabilities to ensure that there are sufficient maturing assets to meet our liabilities as they become due.

As of December 31, 2018, our foreign currency assets maturing within three months, six months and one year exceeded our foreign currency liabilities coming due within such periods by US$4,374 million, US$5,778 million and US$6,049 million, respectively. As of December 31, 2018, our total foreign currency assets exceeded our total foreign currency liabilities by US$303 million

Internal and External Debt of the Bank

The following table summarizes, as of December 31 of the years indicated, the outstanding internal debt of the Bank:

Internal Debt of the Bank

(billions of Won)
2014	8,670
2015	9,700
2016	12,080
2017	14,120
2018	14,665

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the outstanding external debt of the Bank as of December 31, 2018:

External Debt of the Bank

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(billions)
US$	US$	34.9	US$	34.9
Euro (EUR)	EUR	3.5		4.0
Japanese yen (JPY)	JPY	143.8		01.3
Brazilian real (BRL)	BRL	3.5		0.9
Australian Dollars (AUD)	AUD	3.7		2.6
British Pound (GBP)	GBP	0.1		0.1
Thai Baht (THB)	THB	10.3		0.3
Hong Kong dollar (HKD)	HKD	6.0		0.8
Swiss franc (CHF)	CHF	1.2		1.2
Swedish Krona (SEK)	SEK	0.3		0.0
Indonesian rupiah (IDR)	IDR	9,328.4		0.6
Chinese Yuan (CNY)	CNY	10.7		1.6
Norwegian Krone (NOK)	NOK	2.3		0.3
Mexican Peso (MXN)	MXN	0.2		0.0
New Zealand Dollar (NZD)	NZD	1.1		0.7
Indian Rupee (INR)	INR	32.0		0.5
South African Rand (ZAR)	ZAR	0.7		0.0
Peru Nuevo sol (PEN)	PEN	0.3		0.1
Canadian Dollar (CAD)	CAD	0.7		0.5
Singapore Dollar (SGD)	SGD	0.2		0.1

			US$	50.6

(1)

Amounts expressed in currencies other than U.S. dollar are converted to U.S. dollar at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2018 or the prevailing market rate on December 31, 2018.

The following table summarizes, as of December 31 of the years indicated, the outstanding external debt of the Bank:

External Debt of the Bank

(billions of Won)
2014	48,411
2015	54,631
2016	59,847
2017	52,710
2018	56,594

For further information on the outstanding indebtedness of the Bank, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal of, or interest on, any of our obligations.

Credit Policies, Credit Approval and Risk Management

Credit Policies

The Credit Policy Department functions as our centralized policy-making and planning division with respect to our lending activities. The Credit Policy Department formulates and revises our internal regulations on loan programs, sets basic lending guidelines on a country basis and gathers data from our various operating groups and produces various internal and external reports.

Credit Approval

We have multiple levels of loan approval authority, depending on the loan amount and other factors such as the nature of the credit, the conditions of the transaction, and whether the loan is secured. Our Board of Directors can approve loans of any amount. The Chief Executive Credit Committee, Credit Committee, Loan Officer Committee, Director Generals and Directors each have authority to approve loans up to a specified amount. The amount differs depending on the type of loan and certain other factors, for example, whether a loan is collateralized or guaranteed.

At each level of authority, loan applications are reviewed on the basis of the feasibility of the project from a technical, financial and economic point of view in addition to evaluating the probability of recovery. In conducting such a review, the following factors are considered:

•	eligibility of the transaction under our financing criteria;

•	country risk of the country of the borrower and the country in which the related project is located;

•	credit risk of the borrower;

•	a supplier’s ability to perform under the related supply contract;

•	legal disputes over the related project and supply contract; and

•	availability of collateral.

When the credit rating of a prospective borrower does not meet our internal rating criteria, our policy is to ensure that the loans are either guaranteed or made on a partially or fully secured basis. As of December 31, 2018, approximately 13% of our total outstanding loans were guaranteed or made on a partially or fully secured basis.

Risk Management

Our overall risk management policy is set by the Risk Management Committee, which meets on a quarterly basis and from time to time to establish tolerance limits for various exposures, whereas the overall risk management is overseen by the Risk Management Department, which is responsible for monitoring risk exposure.

The Risk Management Department reports our loan portfolio to the Financial Supervisory Service on a quarterly basis. The Risk Management Department also monitors our operating groups’ compliance with internal guidelines and procedures. To manage liquidity risk, we review the strategy for the sources and uses of funds, with each division submitting projected sources and uses to the Treasury Group. The Risk Management Department and the Treasury Group continually monitor our overall liquidity and the Treasury Group prepares both weekly and monthly cash flow forecasts. Our policy is to maintain a liquidity level, which can cover loan disbursements for a period of two to three months going forward. We protect ourselves from potential liquidity squeezes by maintaining sufficient amount of liquid assets with additional back-up of short-term credit lines.

Our core lending activities expose us to market risk, mostly in the form of interest rate and foreign currency risks. The Risk Management Department reports interest rate and foreign exchange gap positions to the Risk Management Committee on a quarterly basis. We also monitor changes in, and matches of, foreign currency assets and liabilities in order to reduce exposure to currency fluctuations.

One of the key components of our risk management policy, which also affects our fund-raising efforts, is to monitor matches of asset maturities and liability maturities. The average maturity as of December 31, 2018 for our Won- and foreign currency-denominated loans was 16 months and 42 months, respectively, and for Won- and foreign currency-denominated liabilities was 25 months and 49 months, respectively.

We follow an overall risk management process where we:

•	determine the risk management objectives;

•	identify key exposures;

•	measure key risks; and

•	monitor risk management results.

Our risk management system is a continuous system that is frequently evaluated and updated on an ongoing basis.

Capital Adequacy

Under the Financial Supervisory Service’s guidelines on risk-adjusted capital which were introduced in consideration of the standards set by the Bank for International Settlements, all banks in Korea, including us, are required to maintain a capital adequacy ratio (Tier I and Tier II) of at least 8% on a consolidated basis. To the extent that we fail to maintain this ratio, the Korean regulatory authorities may require corrective measures ranging from management improvement recommendations to emergency measures such as disposal of assets.

The current capital adequacy requirements of the Financial Services Commission are derived from a new set of bank capital measures, referred to as Basel III, which the Basel Committee on Banking Supervision initially introduced in 2009 and began phasing in starting from 2013. Commencing in July 2013, the Financial Services Commission promulgated a series of amended regulations implementing Basel III, pursuant to which Korean banks, including us, were required to maintain a minimum ratio of Tier I common equity capital (which principally includes equity capital, capital surplus and retained earnings less reserve for credit losses) to risk-weighted assets of 3.5% and Tier I capital to risk-weighted assets of 4.5% from December 1, 2013, which minimum ratios were increased to 4.0% and 5.5%, respectively, from January 1, 2014 and increased further to 4.5% and 6.0%, respectively, from January 1, 2015. Such requirements are in addition to the pre-existing requirement for a minimum ratio of Tier I and Tier II capital (less any capital deductions) to risk-weighted assets of 8.0%, which remains unchanged. The amended regulations also require an additional capital conservation buffer of 0.625% on January 1, 2016, with such buffer to increase to 1.25% on January 1, 2017, to 1.875% on January 1, 2018 and to 2.5% on January 1, 2019, as well as a potential counter-cyclical capital buffer of up to 2.5% starting in 2016, which will be determined on a quarterly basis by the Financial Services Commission. Presently, the Financial Services Commission has set the counter-cyclical capital buffer at 0%. As of December 31, 2018, our capital adequacy ratio, on a consolidated basis, was 13.8%, an increase from 12.9% as of December 31, 2017, which was primarily due to increases in retained earnings and accumulated other comprehensive income and a decrease in total risk-weighted assets.

The following table sets forth our capital base and capital adequacy ratios (on a consolidated basis) reported as of December 31, 2016, 2017 and 2018:

	As of December 31,
	2016		2017		2018
	(billions of Won, except for percentages)
Tier I	￦	11,239	￦	12,447	￦	13,203
Capital stock (including capital surplus and capital adjustments)		10,405		11,686		11,686
Retained Earnings(1)		606		623		828
Accumulated other comprehensive income		286		185		724
Others		3		2		3
Deductions from Tier I Capital		(61)		(49)		(38)
Capital Adjustments		—		—		—
Deferred Tax Asset		—		—		—
Others		(61)		(49)		(38)
Tier II (General Loan Loss Reserves)		1,975		1,678		1,742
Total Capital		13,214		14,126		14,945
Risk Adjusted Assets		122,663		109,501		108,447
Capital Adequacy Ratios
Tier I common equity		9.2%		11.4%		12.2%
Tier I		9.2%		11.4%		12.2%
Tier I and Tier II		10.8%		12.9%		13.8%

(1)	Net amount after deducting regulatory reserve for bad loans.

Source: Internal accounting records.

Overseas Operations

We maintain an international presence through 24 overseas representative offices, which are located in New York City, Tokyo, Beijing, São Paolo, Paris, Washington D.C., Shanghai, New Delhi, Dubai, Moscow, Mexico City, Tashkent, Hanoi, Manila, Jakarta, Yangon, Bogota, Istanbul, Dar es Salaam, Maputo, Accra, Phnom Penh, Addis Ababa and Colombo.

We also have three wholly-owned subsidiaries: KEXIM Bank (UK) Ltd. in London, KEXIM (Asia) Ltd. in Hong Kong and KEXIM Vietnam Leasing Co., Ltd. in Ho Chi Minh City. These subsidiaries are engaged in the merchant banking and lease financing businesses, and assist us in raising overseas financing. We also own 85% of P.T. Koexim Mandiri Finance, a subsidiary in Jakarta, which is primarily engaged in the business of lease financing.

The table below sets forth brief details of our subsidiaries as of December 31, 2018:

	Principal Place of Business	Type of Business	Book Value	Bank’s Holding
			(billions of Won)	(%)
Kexim Bank (UK) Ltd.	United Kingdom	Commercial Banking	￦ 48	100%
KEXIM (Asia) Ltd.	Hong Kong	Commercial Banking	49	100
P.T. Koexim Mandiri Finance	Indonesia	Leasing and Factoring	25	85
Kexim Vietnam Leasing Co., Ltd.	Vietnam	Leasing and Lending	10	100

Property

Our head office is located at 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, Korea, a 45,715 square meter building on a site of 9,110 square meters and owned by us. In addition to the head office, we own a staff training center located near Seoul on a site of 47,881 square meters and a marine finance center, a 4,423 square meter building, located in Busan on a site of 556 square meters. We also maintain 13 branches in Busan, Gwangju, Daegu, Changwon, Daejeon, Suwon, Incheon, Ulsan, Cheongju, Jeonju, Gumi, Yeosu and Wonju. Our domestic branch offices and overseas representative offices are located in facilities held under long-term leases.

Management and Employees

Management

Our governance and management is the responsibility of our Board of Directors, which has authority to decide important matters relating to our business. The Board of Directors is chaired by our President and is comprised of six members: the President, the Deputy President, one Senior Executive Director and three External Directors. The Auditor may attend and state his/her opinion at the meetings of the Board of Directors. The President of Korea appoints our President upon the recommendation of the Minister of Economy and Finance. The Minister of Economy and Finance appoints the Deputy President and all Senior Executive Directors upon the recommendation of our President. The Minister of Economy and Finance appoints the Auditor. All Board members and the Auditor serve for three years and are eligible for re-appointment for successive terms of office.

The members of the Board of Directors are currently as follows:

Name	Age	Board Member Since	Position
Sung-soo Eun	57	September 11, 2017	Chairman and President
Seung-joong Kang	59	January 18, 2018	Deputy President
Deog-yong Shin	58	January 18, 2018	Senior Executive Director
Sung-bae Kim	64	December 30, 2016	External Director
Gong-pil Choi	61	December 30, 2016	External Director
Meong-heon Na	63	June 1, 2018	External Director

Our basic policy guidelines for activities are established by the Operations Committee. According to the By-laws, the Operations Committee is composed of officials nominated as follows:

•	President of KEXIM;

•	official of the Ministry of Economy and Finance, nominated by the Minister of Economy and Finance;

•	official of the Ministry of Foreign Affairs, nominated by the Minister of Foreign Affairs;

•	official of the Ministry of Trade, Industry & Energy, nominated by the Minister of Trade, Industry & Energy;

•	official of the Ministry of Land, Infrastructure and Transport, nominated by the Minister of Land, Infrastructure and Transport;

•	official of the Ministry of Oceans and Fisheries, nominated by the Minister of Oceans and Fisheries;

•	official of the Financial Services Commission, nominated by the Chairman of the Financial Services Commission;

•	executive director of The Bank of Korea, nominated by the Governor of The Bank of Korea;

•	executive director of the Korea Federation of Banks, nominated by the Chairman of the Korea Federation of Banks;

•	representative of an exporters’ association (Korea International Trade Association), nominated by the Minister of Economy and Finance after consultation with the Minister of Trade, Industry & Energy;

•	officer of the Korea Trade Insurance Corporation established under the Trade Insurance Act, nominated by the Chairman and President of the Korea Trade Insurance Corporation; and

•	up to two persons who have extensive knowledge and experience in international economic cooperation work, recommended by our President and appointed by the Minister of Economy and Finance.

The members of the Operations Committee are currently as follows:

Name	Age	Member Since	Position
Sung-soo Eun	57	September 11, 2017	Chairman and President of KEXIM
Hoe Jeong Kim	52	January 11, 2019	Deputy Minister for International Economic Affairs, Ministry of Economy and Finance
Kang-hyeon Yun	55	September 22, 2017	Deputy Minister for Economic Affairs, Ministry of Foreign Affairs
Tae Sung Park	55	January 28, 2019	Deputy Minister for International Trade and Investment, Ministry of Trade, Industry & Energy
Seong Hai Lee	52	January 31, 2019	Assistant Minister for Construction Policy Bureau, Ministry of Land, Infrastructure and Transport
Ki-doo Eom	52	January 25, 2017	Director of Shipping & Logistics Bureau, Ministry of Oceans and Fisheries
Byeong Doo Sohn	54	September 12, 2017	Secretary General, Financial Services Commission
Ho Soon Shin	56	September 26, 2017	Deputy Governor, The Bank of Korea
Jae Moon Hong	58	March 7, 2018	Senior Executive Director, Korea Federation of Banks
Jin Hyun Han	59	February 27, 2018	Executive Vice Chairman, Korea International Trade Association

Employees

As of December 31, 2018, we had 1,195 employees, among whom 779 employees were members of our labor union. We have never experienced a work stoppage of a serious nature. Every two years, the management and union negotiate and enter into a collective bargaining agreement. The most recent collective bargaining agreement was entered into in September 2018.

Tables and Supplementary Information

A. External Debt of the Bank

(1) External Bonds of the Bank

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2018
USD	50,000,000	7.8	April 27, 2009	April 29, 2019	50,000,000
USD	1,250,000,000	5.125	June 29, 2010	June 29, 2020	1,250,000,000
USD	1,000,000,000	4	October 20, 2010	January 29, 2021	1,000,000,000
USD	1,000,000,000	4.375	September 15, 2011	September 15, 2021	1,000,000,000
USD	1,000,000,000	5	January 11, 2012	April 11, 2022	1,000,000,000
USD	100,000,000	6.78	January 27, 2012	January 27, 2027	100,000,000
USD	50,000,000	4.369	August 27, 2013	February 27, 2025	50,000,000
USD	25,000,000	3.81	October 30, 2013	October 30, 2023	25,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2018
USD	45,000,000	3.81	October 30, 2013	October 30, 2023	45,000,000
USD	49,000,000	3.81	October 30, 2013	October 30, 2023	49,000,000
USD	20,000,000	3.9	October 30, 2013	October 30, 2023	20,000,000
USD	50,000,000	3.66	November 06, 2013	November 06, 2023	50,000,000
USD	50,000,000	3.87	November 06, 2013	November 06, 2025	50,000,000
USD	20,000,000	3.67	November 06, 2013	November 06, 2023	20,000,000
USD	40,000,000	4	November 07, 2013	November 07, 2025	40,000,000
USD	40,000,000	3.73	November 07, 2013	November 07, 2023	40,000,000
USD	50,000,000	3.91	November 07, 2013	November 07, 2025	50,000,000
USD	20,000,000	3.71	November 07, 2013	November 07, 2023	20,000,000
USD	20,000,000	4.03	November 08, 2013	November 08, 2025	20,000,000
USD	30,000,000	4.03	November 08, 2013	November 08, 2025	30,000,000
USD	50,000,000	4.03	November 08, 2013	November 08, 2025	50,000,000
USD	50,000,000	3.76	November 08, 2013	November 08, 2023	50,000,000
USD	30,000,000	4.03	November 12, 2013	November 12, 2025	30,000,000
USD	35,000,000	3.786	November 12, 2013	November 12, 2023	35,000,000
USD	750,000,000	4	January 14, 2014	January 14, 2024	750,000,000
USD	220,000,000	3.95	January 27, 2014	January 27, 2024	220,000,000
USD	50,000,000	4.14	January 28, 2014	January 28, 2026	50,000,000
USD	50,000,000	4.14	February 03, 2014	February 03, 2026	50,000,000
USD	50,000,000	4.14	February 03, 2014	February 03, 2026	50,000,000
USD	50,000,000	4.07	February 04, 2014	February 04, 2026	50,000,000
USD	50,000,000	4.06	February 04, 2014	February 04, 2026	50,000,000
USD	20,000,000	4.02	February 05, 2014	February 05, 2026	20,000,000
USD	30,000,000	4	February 13, 2014	February 13, 2026	30,000,000
USD	30,000,000	4	February 18, 2014	February 18, 2026	30,000,000
USD	40,000,000	4.04	February 19, 2014	February 19, 2026	40,000,000
USD	36,800,000	2.05	May 22, 2014	May 22, 2019	36,800,000
USD	30,000,000	3.3	July 07, 2014	July 07, 2024	30,000,000
USD	500,000,000	2.375	August 12, 2014	August 12, 2019	500,000,000
USD	500,000,000	3.25	August 12, 2014	August 12, 2026	500,000,000
USD	17,800,000	1.8	September 26, 2014	September 26, 2019	17,800,000
USD	50,000,000	3.409	October 24, 2014	October 24, 2029	50,000,000
USD	50,000,000	3.409	October 24, 2014	October 24, 2029	50,000,000
USD	50,000,000	3.402	October 29, 2014	October 29, 2029	50,000,000
USD	50,000,000	3.23	October 30, 2014	October 30, 2026	50,000,000
USD	30,000,000	3.463	October 31, 2014	October 31, 2029	30,000,000
USD	50,000,000	3.5	November 06, 2014	November 06, 2029	50,000,000
USD	50,000,000	3.5	November 19, 2014	November 19, 2029	50,000,000
USD	50,000,000	3.53	November 20, 2014	November 20, 2029	50,000,000
USD	50,000,000	3.5	November 25, 2014	November 26, 2029	50,000,000
USD	50,000,000	3.35	November 28, 2014	November 28, 2026	50,000,000
USD	1,250,000,000	2.875	January 21, 2015	January 21, 2025	1,250,000,000
USD	1,000,000,000	2.25	January 21, 2015	January 21, 2020	1,000,000,000
USD	50,000,000	2.62	February 27, 2015	February 27, 2023	50,000,000
USD	50,000,000	3.02	March 04, 2015	March 04, 2030	50,000,000
USD	50,000,000	3.02	March 04, 2015	March 04, 2030	50,000,000
USD	30,000,000	3.044	March 06, 2015	March 06, 2030	30,000,000
USD	30,000,000	3.044	March 06, 2015	March 06, 2030	30,000,000
USD	50,000,000	2.81	March 06, 2015	March 06, 2025	50,000,000
USD	40,000,000	3.087	March 10, 2015	March 10, 2030	40,000,000
USD	50,000,000	2.845	March 10, 2015	March 10, 2025	50,000,000
USD	50,000,000	2.8	March 17, 2015	March 17, 2025	50,000,000
USD	50,000,000	2.7	April 01, 2015	April 01, 2027	50,000,000
USD	50,000,000	2.4075	May 08, 2015	May 08, 2023	50,000,000
USD	50,000,000	2.41	May 11, 2015	May 11, 2023	50,000,000
USD	50,000,000	2.4125	May 12, 2015	May 12, 2023	50,000,000
USD	30,000,000	LIBOR 3M+0.50	May 13, 2015	May 13, 2020	30,000,000
USD	50,000,000	2.675	May 27, 2015	May 27, 2023	50,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2018
USD	50,000,000	2.552	May 27, 2015	May 27, 2023	50,000,000
USD	50,000,000	2.62	May 28, 2015	May 28, 2023	50,000,000
USD	400,000,000	3.25	June 30, 2015	August 12, 2026	400,000,000
USD	600,000,000	2.625	June 30, 2015	December 30, 2020	600,000,000
USD	50,000,000	3.45	August 04, 2015	August 04, 2030	50,000,000
USD	30,000,000	3.33	August 04, 2015	August 04, 2027	30,000,000
USD	50,000,000	3.047	September 01, 2015	September 01, 2025	50,000,000
USD	50,000,000	3.32	September 03, 2015	September 03, 2030	50,000,000
USD	1,000,000,000	3.25	November 10, 2015	November 10, 2025	1,000,000,000
USD	750,000,000	2.5	November 10, 2015	May 10, 2021	750,000,000
USD	50,000,000	LIBOR 3M+0.70	December 01, 2015	January 31, 2019*	50,000,000
USD	50,000,000	LIBOR 3M+0.70	December 01, 2015	January 31, 2019*	50,000,000
USD	25,000,000	LIBOR 3M+0.65	January 21, 2016	January 21, 2019*	25,000,000
USD	50,000,000	3.95	January 21, 2016	January 21, 2031	50,000,000
USD	50,000,000	3.95	January 21, 2016	January 21, 2031	50,000,000
USD	400,000,000	2.125	February 11, 2016	February 11, 2021	400,000,000
USD	50,000,000	3.94	February 11, 2016	February 11, 2031	50,000,000
USD	50,000,000	3.94	February 11, 2016	February 11, 2031	50,000,000
USD	50,000,000	3.83	February 16, 2016	February 16, 2031	50,000,000
USD	30,000,000	LIBOR 3M+0.70	February 18, 2016	February 18, 2019*	30,000,000
USD	50,000,000	2.6	February 25, 2016	February 25, 2026	50,000,000
USD	50,000,000	2.6	February 25, 2016	February 25, 2026	50,000,000
USD	350,000,000	LIBOR 3M+1.00	March 17, 2016	March 17, 2021	350,000,000
USD	50,000,000	3.72	March 21, 2016	March 21, 2031	50,000,000
USD	30,000,000	LIBOR 3M+0.70	March 31, 2016	March 31, 2019	30,000,000
USD	500,000,000	LIBOR 3M+0.70	May 26, 2016	May 26, 2019	500,000,000
USD	1,000,000,000	1.75	May 26, 2016	May 26, 2019	1,000,000,000
USD	1,000,000,000	2.625	May 26, 2016	May 26, 2026	1,000,000,000
USD	50,000,000	3.19	July 01, 2016	July 01, 2031	50,000,000
USD	50,000,000	2.38	July 01, 2016	July 01, 2026	50,000,000
USD	50,000,000	1.57	July 11, 2016	July 11, 2020	50,000,000
USD	50,000,000	3.05	July 13, 2016	July 13, 2031	50,000,000
USD	50,000,000	2.52	July 22, 2016	July 22, 2031	50,000,000
USD	50,000,000	2.085	July 22, 2016	July 22, 2026	50,000,000
USD	50,000,000	1.935	July 28, 2016	July 28, 2021	50,000,000
USD	50,000,000	3.09	August 02, 2016	August 02, 2031	50,000,000
USD	50,000,000	2.205	August 02, 2016	August 02, 2026	50,000,000
USD	50,000,000	2.29	August 03, 2016	August 03, 2026	50,000,000
USD	50,000,000	3.1	August 09, 2016	August 09, 2031	50,000,000
USD	30,000,000	2.27	August 16, 2016	August 16, 2026	30,000,000
USD	50,000,000	2.29	August 17, 2016	August 17, 2026	50,000,000
USD	45,000,000	3.25	August 19, 2016	August 19, 2031	45,000,000
USD	50,000,000	1.45	August 30, 2016	August 30, 2019	50,000,000
USD	50,000,000	2.01	August 30, 2016	August 30, 2024	50,000,000
USD	50,000,000	3.08	September 30, 2016	September 30, 2031	50,000,000
USD	700,000,000	2.375	October 21, 2016	April 21, 2027	700,000,000
USD	300,000,000	1.875	October 21, 2016	October 21, 2021	300,000,000
USD	750,000,000	1.5	October 21, 2016	October 21, 2019	750,000,000
USD	750,000,000	LIBOR 3M+0.46	October 21, 2016	October 21, 2019	750,000,000
USD	50,000,000	2.74	November 17, 2016	November 17, 2028	50,000,000
USD	50,000,000	3.23	December 12, 2016	December 12, 2028	50,000,000
USD	50,000,000	3.2	December 14, 2016	December 14, 2028	50,000,000
USD	30,000,000	3.42	January 06, 2017	January 06, 2029	30,000,000
USD	30,000,000	3.42	January 06, 2017	January 06, 2029	30,000,000
USD	50,000,000	3.47	January 12, 2017	January 12, 2032	50,000,000
USD	30,000,000	3.4	January 18, 2017	January 18, 2032	30,000,000
USD	50,000,000	3.38	January 18, 2017	January 18, 2032	50,000,000
USD	50,000,000	3.33	January 19, 2017	January 19, 2032	50,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2018
USD	500,000,000	LIBOR 3M+0.875	January 25, 2017	January 25, 2022		500,000,000
USD	500,000,000	2.75	January 25, 2017	January 25, 2022		500,000,000
USD	500,000,000	2.125	January 25, 2017	January 25, 2020		500,000,000
USD	50,000,000	3.475	February 17, 2017	February 17, 2032		50,000,000
USD	50,000,000	3.475	February 17, 2017	February 17, 2032		50,000,000
USD	50,000,000	LIBOR 3M+0.72	March 23, 2017	March 23, 2022		50,000,000
USD	50,000,000	3.54	April 24, 2017	April 26, 2032		50,000,000
USD	50,000,000	3.25	April 24, 2017	April 24, 2029		50,000,000
USD	50,000,000	LIBOR 3M+0.40	June 01, 2017	June 01, 2020		50,000,000
USD	100,000,000	LIBOR 3M+0.68	June 01, 2017	June 01, 2021		100,000,000
USD	180,000,000	LIBOR 3M+0.55	June 19, 2017	January 19, 2021		180,000,000
USD	120,000,000	LIBOR 3M+0.33	June 19, 2017	January 19, 2019*		120,000,000
USD	400,000,000	LIBOR 3M+0.80	July 05, 2017	July 05, 2022		400,000,000
USD	50,000,000	LIBOR 3M+0.32	July 06, 2017	January 06, 2019*		50,000,000
USD	50,000,000	3.58	August 17, 2017	August 17, 2037		50,000,000
USD	50,000,000	3.56	August 18, 2017	August 18, 2037		50,000,000
USD	200,000,000	LIBOR 3M+4.10	October 11, 2017	October 11, 2047		200,000,000
USD	50,000,000	3.65	October 25, 2017	October 25, 2047		50,000,000
USD	50,000,000	3.65	October 25, 2017	October 25, 2047		50,000,000
USD	600,000,000	LIBOR 3M+0.925	November 01, 2017	November 01, 2022		600,000,000
USD	1,000,000,000	3	November 01, 2017	November 01, 2022		1,000,000,000
USD	400,000,000	2.5	November 01, 2017	November 01, 2020		400,000,000
USD	50,000,000	3.55	November 08, 2017	November 08, 2037		50,000,000
USD	50,000,000	3.55	November 08, 2017	November 08, 2037		50,000,000
USD	50,000,000	3.65	November 17, 2017	November 17, 2047		50,000,000
USD	50,000,000	3.65	November 17, 2017	November 17, 2047		50,000,000
USD	20,000,000	3.72	November 17, 2017	November 17, 2047		20,000,000
USD	50,000,000	3.72	November 17, 2017	November 17, 2047		50,000,000
USD	50,000,000	3.65	November 27, 2017	November 27, 2047		50,000,000
USD	50,000,000	3.7	December 06, 2017	December 06, 2047		50,000,000
USD	50,000,000	3.92	February 05, 2018	February 05, 2048		50,000,000
USD	50,000,000	LIBOR 3M+0.30	February 08, 2018	February 08, 2019*		50,000,000
USD	30,000,000	2.94	February 23, 2018	February 23, 2021		30,000,000
USD	50,000,000	LIBOR 3M+0.36	March 02, 2018	March 02, 2020		50,000,000
USD	50,000,000	LIBOR 3M+0.36	March 02, 2018	March 02, 2020		50,000,000
USD	30,000,000	LIBOR 3M+0.60	March 20, 2018	March 20, 2023		30,000,000
USD	400,000,000	LIBOR 3M+0.74	March 22, 2018	March 22, 2023		400,000,000
USD	200,000,000	LIBOR 3M+0.40	March 22, 2018	September 22, 2020		200,000,000
USD	700,000,000	LIBOR 3M+0.775	June 01, 2018	June 01, 2023		700,000,000
USD	800,000,000	LIBOR 3M+0.575	June 01, 2018	June 01, 2021		800,000,000
USD	150,000,000	LIBOR 3M+0.43	July 13, 2018	July 13, 2020		150,000,000
USD	1,400,000	2.8	July 13, 2018	July 21, 2022		1,400,000
USD	30,200,000	3.09	November 05, 2018	November 08, 2023		30,200,000
USD	500,000,000	3.625	November 27, 2018	November 27, 2023		500,000,000
USD	500,000,000	3.5	November 27, 2018	November 27, 2021		500,000,000
USD	250,000,000	LIBOR 3M+0.26	December 04, 2018	December 04, 2020		250,000,000

		Subtotal in Original Currency			USD	30,700,200,000

		Subtotal in Equivalent Amount of Won(1)			￦	34,325,893,620,000

JPY	5,000,000,000	2.5	December 29, 2009	December 27, 2019		5,000,000,000
JPY	3,600,000,000	0.5	September 15, 2011	September 15, 2021		3,600,000,000
JPY	4,220,000,000	0.63	August 29, 2013	September 14, 2020		4,220,000,000
JPY	11,000,000,000	0.64	March 14, 2014	March 14, 2019*		11,000,000,000
JPY	50,000,000,000	0.27	June 28, 2018	June 28, 2021		50,000,000,000
JPY	70,000,000,000	0.16	June 28, 2018	December 27, 2019		70,000,000,000

		Subtotal in Original Currency			JPY	143,820,000,000

		Subtotal in Equivalent Amount of Won(2)			￦	1,457,155,476,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2018
HKD	252,000,000	4.05	June 24, 2010	June 24, 2020		252,000,000
HKD	120,000,000	3.45	September 23, 2011	September 23, 2021		120,000,000
HKD	60,000,000	3.92	November 08, 2011	November 08, 2021		60,000,000
HKD	250,000,000	3.92	November 08, 2011	November 08, 2021		250,000,000
HKD	380,000,000	2.525	February 13, 2014	February 13, 2019*		380,000,000
HKD	370,000,000	2.525	February 13, 2014	February 13, 2019*		370,000,000
HKD	200,000,000	2.42	September 30, 2014	September 30, 2019		200,000,000
HKD	300,000,000	1.9	February 02, 2015	February 03, 2020		300,000,000
HKD	160,000,000	1.98	February 02, 2015	February 03, 2020		160,000,000
HKD	300,000,000	2.28	April 13, 2015	April 13, 2022		300,000,000
HKD	380,000,000	2.2	February 16, 2016	February 15, 2019*		380,000,000
HKD	345,000,000	1.93	June 24, 2016	June 24, 2021		345,000,000
HKD	300,000,000	1.44	July 15, 2016	July 12, 2019		300,000,000
HKD	300,000,000	1.5	August 02, 2016	August 02, 2019		300,000,000
HKD	233,000,000	2.1	November 03, 2016	November 03, 2023		233,000,000
HKD	266,000,000	2.52	March 03, 2017	March 03, 2021		266,000,000
HKD	252,000,000	2.405	October 26, 2017	October 26, 2022		252,000,000
HKD	243,000,000	2.69	December 14, 2017	December 14, 2022		243,000,000
HKD	270,000,000	2.43	January 11, 2018	January 11, 2021		270,000,000
HKD	235,000,000	2.87	February 27, 2018	February 27, 2023		235,000,000
HKD	240,000,000	2.55	March 16, 2018	March 16, 2020		240,000,000
HKD	230,000,000	2.8	April 03, 2018	April 03, 2021		230,000,000
HKD	325,000,000	3.13	April 26, 2018	April 26, 2023		325,000,000

		Subtotal in Original Currency			HKD	6,011,000,000

		Subtotal in Equivalent Amount of Won(3)			￦	858,190,470,000

MXN	150,000,000	7.78	November 5, 2018	November 8, 2021		150,000,000

		Subtotal in Original Currency			MXN	150,000,000

		Subtotal in Equivalent Amount of Won(4)			￦	8,535,000,000

BRL	606,120,000	8.52	September 26, 2016	September 26, 2019		606,120,000
BRL	160,500,000	7.02	September 01, 2017	September 03, 2019		160,500,000
BRL	160,500,000	7.02	September 01, 2017	September 03, 2019		160,500,000
BRL	131,400,000	8	July 13, 2018	August 03, 2022		131,400,000
BRL	600,000,000	BRL CDI 3M+0.00	September 05, 2018	September 04, 2020		600,000,000
BRL	500,000,000	BRL CDI 3M+0.00	September 11, 2018	August 21, 2020		500,000,000
BRL	186,955,000	7.95	October 12, 2018	October 13, 2020		186,955,000
BRL	185,040,000	7.16	October 22, 2018	October 22, 2020		185,040,000
BRL	500,000,000	BRL CDI 3M+0.00	October 26, 2018	October 16, 2020		500,000,000
BRL	128,005,000	7.02	November 05, 2018	November 05, 2020		128,005,000
BRL	187,000,000	BRL CDI 3M+0.00	November 16, 2018	July 28, 2020		187,000,000
BRL	188,000,000	BRL CDI 3M+0.00	November 16, 2018	July 28, 2020		188,000,000

		Subtotal in Original Currency			BRL	3,533,520,000

		Subtotal in Equivalent Amount of Won(5)			￦	1,017,901,106,400

EUR	117,000,000	3.875	July 12, 2012	July 12, 2032		117,000,000
EUR	30,000,000	3.6	July 19, 2012	July 19, 2027		30,000,000
EUR	750,000,000	2	April 30, 2013	April 30, 2020		750,000,000
EUR	250,000,000	2	May 15, 2013	April 30, 2020		250,000,000
EUR	20,000,000	EURIBOR 3M+0.745	February 05, 2014	March 27, 2019*		20,000,000
EUR	750,000,000	0.375	March 15, 2016	March 15, 2019*		750,000,000
EUR	750,000,000	0.5	May 30, 2017	May 30, 2022		750,000,000
EUR	750,000,000	0.625	July 11, 2018	July 11, 2023		750,000,000
EUR	25,000,000	1.64	August 06, 2018	August 06, 2030		25,000,000
EUR	25,000,000	1.64	August 06, 2018	August 06, 2030		25,000,000
EUR	30,000,000	1.53	August 13, 2018	August 13, 2028		30,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2018
EUR	20,000,000	1.54	August 23, 2018	August 23, 2028		20,000,000

		Subtotal in Original Currency			EUR	3,517,000,000

		Subtotal in Equivalent Amount of Won(6)			￦	4,498,805,720,000

THB	3,000,000,000	3.95	June 28, 2010	June 28, 2020		3,000,000,000
THB	1,000,000,000	4.4	November 25, 2011	November 25, 2021		1,000,000,000
THB	1,500,000,000	3.9	August 27, 2012	August 27, 2022		1,500,000,000
THB	2,800,000,000	4.34	March 11, 2013	March 11, 2023		2,800,000,000
THB	500,000,000	4.78	July 31, 2013	July 31, 2025		500,000,000
THB	1,500,000,000	4.78	July 31, 2013	July 31, 2025		1,500,000,000

		Subtotal in Original Currency			THB	10,300,000,000

		Subtotal in Equivalent Amount of Won(7)			￦	353,805,000,000

CHF	45,000,000	2.1	September 05, 2013	December 30, 2023		45,000,000
CHF	5,000,000	2.1	September 06, 2013	December 30, 2023		5,000,000
CHF	100,000,000	1.125	March 03, 2014	September 03, 2019		100,000,000
CHF	250,000,000	0.17	July 18, 2017	July 18, 2025		250,000,000
CHF	150,000,000	0.253	March 06, 2018	March 06, 2023		150,000,000
CHF	350,000,000	0.253	March 06, 2018	March 06, 2023		350,000,000
CHF	300,000,000	0.3825	July 11, 2018	July 11, 2024		300,000,000

		Subtotal in Original Currency			CHF	1,200,000,000

		Subtotal in Equivalent Amount of Won(8)			￦	1,363,464,000,000

AUD	45,000,000	7.35	August 10, 2011	August 10, 2021		45,000,000
AUD	20,000,000	6.8	April 11, 2012	April 11, 2022		20,000,000
AUD	100,000,000	4.75	April 24, 2013	April 24, 2019		100,000,000
AUD	22,000,000	5.975	August 08, 2013	August 08, 2023		22,000,000
AUD	100,000,000	5.375	September 12, 2013	September 12, 2019		100,000,000
AUD	50,000,000	5.125	February 25, 2014	February 25, 2020		50,000,000
AUD	100,000,000	5.125	February 25, 2014	February 25, 2020		100,000,000
AUD	200,000,000	BBSW 3M+1.08	April 17, 2014	April 17, 2019		200,000,000
AUD	300,000,000	4.5	April 17, 2014	April 17, 2019		300,000,000
AUD	100,000,000	4.75	June 03, 2014	June 03, 2021		100,000,000
AUD	76,600,000	3.5	September 26, 2014	September 26, 2019		76,600,000
AUD	250,000,000	BBSW 3M+1.15	November 21, 2014	May 21, 2020		250,000,000
AUD	250,000,000	4.25	November 21, 2014	May 21, 2020		250,000,000
AUD	21,000,000	5.15	November 24, 2014	November 24, 2029		21,000,000
AUD	350,000,000	BBSW 3M+1.20	August 19, 2015	February 19, 2021		350,000,000
AUD	300,000,000	3.7	August 19, 2015	February 19, 2021		300,000,000
AUD	200,000,000	4	December 07, 2016	June 07, 2027		200,000,000
AUD	50,000,000	4	December 15, 2016	June 07, 2027		50,000,000
AUD	100,000,000	4	February 14, 2017	June 07, 2027		100,000,000
AUD	250,000,000	BBSW 3M+1.17	February 14, 2017	February 14, 2022		250,000,000
AUD	150,000,000	3.5	February 14, 2017	February 14, 2022		150,000,000
AUD	60,000,000	3.98	October 10, 2017	October 10, 2027		60,000,000
AUD	40,000,000	3.4	December 08, 2017	December 08, 2024		40,000,000
AUD	500,000,000	BBSW 3M+0.95	October 30, 2018	October 30, 2023		500,000,000
AUD	91,800,000	2.6	November 05, 2018	November 08, 2023		91,800,000

		Subtotal in Original Currency			AUD	3,726,400,000

		Subtotal in Equivalent Amount of Won(9)			￦	2,935,695,184,000

INR	4,641,700,000	5.46	September 26, 2016	September 26, 2019		4,641,700,000
INR	3,200,000,000	6.2	August 07, 2017	August 07, 2021		3,200,000,000
INR	3,100,000,000	6.2	August 25, 2017	August 07, 2021		3,100,000,000
INR	3,175,000,000	6.9	February 07, 2018	February 07, 2023		3,175,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2018
INR	1,900,000,000	6.75	February 09, 2018	August 09, 2022		1,900,000,000
INR	3,200,000,000	6.75	February 09, 2018	August 09, 2022		3,200,000,000
INR	3,175,000,000	6.9	February 12, 2018	February 07, 2023		3,175,000,000
INR	3,200,000,000	6.9	March 09, 2018	February 07, 2023		3,200,000,000
INR	3,200,000,000	6.75	April 03, 2018	August 09, 2022		3,200,000,000
INR	3,250,000,000	7.15	April 18, 2018	April 18, 2025		3,250,000,000

		Subtotal in Original Currency			INR	32,041,700,000

		Subtotal in Equivalent Amount of Won(10)			￦	512,026,366,000

CNY	120,000,000	4.55	August 23, 2013	August 23, 2023		120,000,000
CNY	300,000,000	4.5	November 06, 2013	November 06, 2023		300,000,000
CNY	500,000,000	4.5	January 27, 2014	January 27, 2024		500,000,000
CNY	500,000,000	3.625	January 27, 2014	January 27, 2019*		500,000,000
CNY	700,000,000	3.7	November 28, 2014	November 28, 2019		700,000,000
CNY	300,000,000	4.46	February 25, 2015	February 25, 2020		300,000,000
CNY	500,000,000	4.2	February 26, 2015	February 26, 2022		500,000,000
CNY	300,000,000	4.05	February 26, 2015	February 26, 2020		300,000,000
CNY	275,000,000	4.785	March 18, 2015	March 18, 2019*		275,000,000
CNY	300,000,000	4.79	March 27, 2015	March 27, 2019*		300,000,000
CNY	215,000,000	5.2	February 16, 2016	February 16, 2019*		215,000,000
CNY	200,000,000	5.1	March 02, 2016	March 02, 2019*		200,000,000
CNY	200,000,000	4.85	March 09, 2016	March 09, 2019*		200,000,000
CNY	200,000,000	4.95	March 17, 2016	March 17, 2019*		200,000,000
CNY	200,000,000	4.4	March 30, 2016	March 30, 2019*		200,000,000
CNY	220,000,000	4.5	April 01, 2016	April 01, 2019*		220,000,000
CNY	333,000,000	3.84	July 28, 2016	July 28, 2019		333,000,000
CNY	210,000,000	4.45	December 09, 2016	December 09, 2019		210,000,000
CNY	200,000,000	5.535	March 17, 2017	March 17, 2022		200,000,000
CNY	300,000,000	4.69	January 24, 2018	January 25, 2021		300,000,000
CNY	270,000,000	4.66	January 31, 2018	February 28, 2021		270,000,000
CNY	1,500,000,000	4.68	March 16, 2018	March 16, 2021		1,500,000,000
CNY	250,000,000	4.4	April 03, 2018	April 03, 2020		250,000,000
CNY	200,000,000	4.25	April 13, 2018	April 13, 2020		200,000,000
CNY	200,000,000	4.765	May 31, 2018	May 31, 2023		200,000,000
CNY	200,000,000	4.61	June 04, 2018	June 04, 2021		200,000,000
CNY	500,000,000	4.65	June 21, 2018	June 21, 2021		500,000,000
CNY	1,000,000,000	4.65	June 21, 2018	June 21, 2021		1,000,000,000
CNY	200,000,000	4.14	September 04, 2018	September 04, 2023		200,000,000
CNY	300,000,000	4.5	October 18, 2018	October 18, 2021		300,000,000

		Subtotal in Original Currency			CNY	10,693,000,000

		Subtotal in Equivalent Amount of Won(11)			￦	1,740,392,680,000

IDR	600,000,000,000	8	October 17, 2014	October 17, 2019		600,000,000,000
IDR	400,000,000,000	8	July 22, 2015	October 17, 2019		400,000,000,000
IDR	655,000,000,000	6.9	June 14, 2017	January 08, 2021		655,000,000,000
IDR	665,400,000,000	6.9	June 14, 2017	January 08, 2021		665,400,000,000
IDR	655,000,000,000	6.9	July 14, 2017	January 08, 2021		655,000,000,000
IDR	670,000,000,000	7.25	December 07, 2017	December 07, 2024		670,000,000,000
IDR	630,000,000,000	7.25	January 19, 2018	December 07, 2024		630,000,000,000
IDR	625,000,000,000	7.25	February 05, 2018	December 07, 2024		625,000,000,000
IDR	677,500,000,000	6.36	February 14, 2018	February 14, 2023		677,500,000,000
IDR	685,500,000,000	6.5	March 07, 2018	March 07, 2025		685,500,000,000
IDR	645,000,000,000	7.25	March 07, 2018	December 07, 2024		645,000,000,000
IDR	645,000,000,000	7.25	March 12, 2018	December 07, 2024		645,000,000,000
IDR	640,000,000,000	7.25	April 16, 2018	December 07, 2024		640,000,000,000
IDR	635,000,000,000	7.25	April 19, 2018	December 07, 2024		635,000,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2018
IDR	500,000,000,000	8.4	November 30, 2018	November 30, 2021		500,000,000,000

		Subtotal in Original Currency			IDR	9,328,400,000,000

		Subtotal in Equivalent Amount of Won(12)			￦	716,421,120,000

PEN	61,000,000	6.875	September 07, 2010	September 07, 2022		61,000,000
PEN	47,000,000	6.875	July 08, 2011	September 07, 2022		47,000,000
PEN	20,000,000	6.875	July 19, 2011	September 07, 2022		20,000,000
PEN	15,000,000	6.875	August 05, 2011	September 07, 2022		15,000,000
PEN	54,500,000	7.25	October 25, 2011	October 25, 2041		54,500,000
PEN	13,600,000	7.15	November 04, 2011	November 04, 2041		13,600,000
PEN	54,500,000	6.875	November 21, 2011	September 07, 2022		54,500,000

		Subtotal in Original Currency			PEN	265,600,000

		Subtotal in Equivalent Amount of Won(13)			￦	88,054,368,000

SGD	200,000,000	2.318	September 27, 2017	September 27, 2022		200,000,000

		Subtotal in Original Currency			SGD	200,000,000

		Subtotal in Equivalent Amount of Won(14)			￦	163,656,000,000

NZD	74,600,000	4.97	May 22, 2014	May 22, 2019		74,600,000
NZD	100,000,000	5.125	August 27, 2014	August 27, 2019		100,000,000
NZD	12,000,000	4.46	September 26, 2014	September 26, 2019		12,000,000
NZD	100,000,000	5.125	October 15, 2014	October 15, 2019		100,000,000
NZD	50,000,000	3.5	July 28, 2016	July 28, 2021		50,000,000
NZD	350,000,000	3.5	July 28, 2016	July 28, 2021		350,000,000
NZD	10,000,000	2.63	November 25, 2016	November 16, 2020		10,000,000
NZD	400,000,000	4	March 09, 2017	March 09, 2022		400,000,000

		Subtotal in Original Currency			NZD	1,096,600,000

		Subtotal in Equivalent Amount of Won(15)			￦	823,151,824,000

ZAR	653,600,000	8	November 25, 2016	November 16, 2020		653,600,000

		Subtotal in Original Currency			ZAR	653,600,000

		Subtotal in Equivalent Amount of Won(16)			￦	50,640,928,000

CAD	325,000,000	2.711	December 05, 2014	December 05, 2019		325,000,000
CAD	65,000,000	3.16	February 16, 2017	February 16, 2032		65,000,000
CAD	300,000,000	1.927	February 24, 2017	February 24, 2020		300,000,000

		Subtotal in Original Currency			CAD	690,000,000

		Subtotal in Equivalent Amount of Won(17)			￦	566,041,500,000
NOK	250,000,000	4.55	June 26, 2013	June 26, 2025		250,000,000
NOK	250,000,000	4.55	June 26, 2013	June 26, 2025		250,000,000
NOK	250,000,000	4.55	June 26, 2013	June 26, 2025		250,000,000
NOK	300,000,000	4.5075	September 09, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 10, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 11, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 12, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 13, 2013	September 11, 2023		300,000,000

		Subtotal in Original Currency			NOK	2,250,000,000

		Subtotal in Equivalent Amount of Won(18)			￦	289,147,500,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2018
GBP	30,000,000	GBP LIBOR 3M+0.32	August 05, 2016	August 05, 2019		30,000,000
GBP	30,000,000	GBP LIBOR 3M+0.28	August 16, 2016	August 16, 2019		30,000,000

		Subtotal in Original Currency			GBP	60,000,000

		Subtotal in Equivalent Amount of Won(19)			￦	85,219,200,000

SEK	250,000,000	1.28	December 11, 2017	December 11, 2024		250,000,000

		Subtotal in Original Currency			SEK	250,000,000

		Subtotal in Equivalent Amount of Won(20)			￦	31,145,000,000

	Total External Bonds of the Bank in Equivalent Amount of Won				￦	51,885,342,062,400

*	Repaid on the respective maturity dates.
(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,118.10, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(2)

Japanese Yen amounts are converted to Won amounts at the rate of JPY 100.00 to Won 1,013.18, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(3)

Hong Kong Dollar amounts are converted to Won amounts at the rate of HKD 1.00 to Won 142.77, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(4)

Malaysia Ringgit amounts are converted to Won amounts at the rate of MXN 1.00 to Won 56.90, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(5)

Brazilian Real amounts are converted to Won amounts at the rate of BRL 1.00 to Won 288.08, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(6)	Euro amounts are converted to Won amounts at the rate of EUR 1.00 to Won 1,279.16, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.
(7)

Thai Baht amounts are converted to Won amounts at the rate of THB 1.00 to Won 34.35, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(8)

Swiss Franc amounts are converted to Won amounts at the rate of CHF 1.00 to Won 1,136.22, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(9)

Australian Dollar amounts are converted to Won amounts at the rate of AUD 1.00 to Won 787.81, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(10)	Indian Rupee amounts are converted to Won amounts at the rate of INR 1.00 to Won 15.98, the prevailing market rate on December 31, 2018.
(11)

Chinese Yuan amounts are converted to Won amounts at the rate of CNY 1.00 to Won 162.76, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(12)

Indonesian Rupiah amounts are converted to Won amounts at the rate of IDR 100.00 to Won 7.68, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(13)	Peruvian Sol amounts are converted to Won amounts at the rate of PEN 1.00 to Won 331.53, the prevailing market rate on December 31, 2018.
(14)

Singapore Dollar amounts are converted to Won amounts at the rate of SGD 1.00 to Won 818.28, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(15)

New Zealand Dollar amounts are converted to Won amounts at the rate of NZD 1.00 to Won 750.64, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(16)

South African Rand amounts are converted to Won amounts at the rate of ZAR 1.00 to Won 77.48, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(17)

Canadian Dollar amounts are converted to Won amounts at the rate of CAD 1.00 to Won 820.35, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(18)

Norwegian Krone amounts are converted to Won amounts at the rate of NOK 1.00 to Won 128.51, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(19)

British Pound amounts are converted to Won amounts at the rate of GBP 1.00 to Won 1,420.32, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(20)

Swedish Krona amounts are converted to Won amounts at the rate of SEK 1.00 to Won 124.58, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Bank

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2018(1)
		(%)			(millions of Won)
Bank of Tokyo-Mitsubishi UFJ, LTD	Borrowings from BTMU	LIBOR 3M + 0.6	2014	2019		335,430
Agricultural Bank of China, Seoul	Borrowings from ABC	LIBOR 3M+0.85	2016	2021		111,810
Bank of America, N.A.	Borrowings from BA-ML	LIBOR 3M+0.73	2016	2019		223,620
Syndicated Lenders	Borrowings from Syndicated Lenders	LIBOR 3M+0.57	2017	2020		279,525
Bank of America, N.A.	Borrowings from BA-ML	LIBOR 3M+0.7	2017	2021		167,715
Syndicated Lenders	Borrowings from Syndicated Lenders	LIBOR 3M+0.52	2018	2021		559,050

Long-term Borrowings from Foreign Financial Institution					￦	1,677,150

Compulsory Loan		LIBOR 3M + 0.5 ~ 0.78	2014	2024	￦	2,938,456
Foreign Currency CP		-0.4 ~ 2.52	2018	2019	￦	92,669

Total External Borrowings of the Bank					￦	4,708,275

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2018 as announced by Seoul Money Brokerage Services, Ltd.

B. Internal Debt of the Bank

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2018
	(%)			(millions of Won)
Bonds
Short-term Industrial Finance Bonds	1.72~2.08	2018	2019	￦	9,530,000
Long-term Industrial Finance Bonds	1.67~4.70	2014~2018	2019~2032		5,135,000

Total Bonds	1.67~4.70	2014~2018	2019~2032		14,665,000

Total Internal Debt				￦	14,665,000

Financial Statements and the Auditors

The Minister of Economy and Finance appoints our internal Auditor who is responsible for examining our financial operations and auditing our financial statements and accounting records. The present internal Auditor is Cho, Yong Soon, who was appointed for a three-year term on January 18, 2018.

We prepare our financial statements annually for submission to the Minister of Economy and Finance, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external auditors, an independent public accounting firm has audited our separate financial statements since 1983 and consolidated financial statements since 1998. As of the date of this prospectus, our independent auditor is KPMG Samjong Accounting Corp., located at 27th Floor, Gangnam Finance Center, 737 Yeoksam-dong, Gangnam-gu, Seoul, Korea which has audited our separate financial statements as of and for the years ended December 31, 2018 and 2017 included in this prospectus.

Our separate financial statements and information included in this prospectus were prepared under K-IFRS. For a summary of financial statement preparation and significant accounting policies, see “—Notes to Separate Financial Statements as of and for the years ended December 31, 2018 and 2017—Note 2.” These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States.

K-IFRS 1109, Financial Instruments, which is aimed at improving and simplifying the accounting treatment of financial instruments, is effective for annual periods beginning on or after January 1, 2018 and replaces K-IFRS 1039, Financial Instruments: Recognition and Measurement. We have applied the new accounting standard, K-IFRS 1109, which requires all financial assets to be classified and measured on the basis of an entity’s business model for managing financial assets and the contractual cash flow characteristics of the financial assets, in our separate financial statements as of and for the year ended December 31, 2018 included in this prospectus. As permitted by the transition rules of K-IFRS 1109, our comparative separate financial statements as of and for the year ended December 31, 2017 included in this prospectus have not been restated to retroactively apply K-IFRS 1109 and are not directly comparable to our separate financial statements as of and for the year ended December 31, 2018. For information regarding the impact of the application of K-IFRS 1109 on our separate financial statements, see “—Notes to Separate Financial Statements as of and for the year ended December 31, 2018 and 2017—Notes 2 and 39.”

We recognize interest income on loans and debt securities using the effective interest method. See “—Notes to Separate Financial Statements as of and for the years ended December 31, 2018 and 2017—Note 3(14).”

We classify a non-derivative financial asset as held for trading if either it is acquired for the purpose of selling it in the near term, or it is part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit taking. We classify debt securities with fixed or determinable payments and fixed maturities, and which we intend to hold to maturity, as held-to-maturity securities. We classify investments that are categorized as neither trading securities nor held-to-maturity securities as available-for-sale securities. We record our trading and available-for-sale securities at fair value. However, investments in available-for-sale securities that do not have readily determinable fair values are recognized at cost. We record held-to-maturity securities at amortized cost. We recognize impairment losses on securities in current operations when the recoverable amounts are less than the carrying amount of equity securities or amortized cost of debt securities.

We record debenture issuance costs as discounts on debentures and amortize them over the maturity period of the debentures using the effective interest method.

Our financial statements are separate financial statements prepared in accordance with the requirements of K-IFRS 1027 Separate Financial Statements, in which a parent, or an investor with joint control of, or significant influence over, an investee accounts for the investments based on the cost method or valuation methods in accordance with K-IFRS 1039 Financial Instruments.

Since we initially adopted K-IFRS in 2013, our premises and equipment on the statements of financial position as of January 1, 2013 have been measured at their fair value in accordance with IFRS 1 paragraph 30(b), and we have chosen to apply the cost model to the premises and equipment in accordance with IAS 16 paragraph 29.

K-IFRS No. 1116, “Leases”, which was enacted on May 22, 2017, is effective for annual periods beginning on or after January 1, 2019. For further information relating to K-IFRS No. 1116, “Leases”, see “—Notes to Separate Financial Statements as of and for the years ended December 31, 2018 and 2017—Note 3(19).”

Independent Auditors’ Report

The Board of Directors and Stockholder

The Export-Import Bank of Korea:

Opinion

We have audited the accompanying separate financial statements of the Export-Import Bank of Korea (the “Bank”), which comprise the separate statement of financial position as of December 31, 2018 and 2017, the separate statements of comprehensive income, changes in equity and cash flows for the year ended December 31, 2018 and 2017, and notes, comprising significant accounting policies and other explanatory information.

In our opinion, the accompanying separate financial statements present fairly, in all material respects, the separate financial position of the Bank as of December 31, 2018 and 2017, and its separate financial performance and its separate cash flows for the years then ended in accordance with Korean International Financial Reporting Standards (“K-IFRS”).

Basis for Opinion

We conducted our audits in accordance with Korean Standards on Auditing (KSAs). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Separate Financial Statements section of our report. We are independent of the Bank in accordance with the ethical requirements that are relevant to our audit of the separate financial statements in the Republic of Korea, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Matter

The procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted any applied in other countries.

Responsibilities of Management and Those Charged with Governance for the Separate Financial Statements

Management is responsible for the preparation and fair presentation of the separate financial statements in accordance with K-IFRS, and for such internal control as management determines is necessary to enable the preparation of separate financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the separate financial statements, management is responsible for assessing the Bank’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Bank or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Bank’s financial reporting process.

Auditors’ Responsibilities for the Audit of the Separate Financial Statements

Our objectives are to obtain reasonable assurance about whether the separate financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with KSAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these separate financial statements.

As part of an audit in accordance with KSAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement of the separate financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control.

•

Evaluate the appropriateness of accounting policies used in the preparation of the separate financial statements and the reasonableness of accounting estimates and related disclosures made by management.

•

Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Bank’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditors’ report to the related disclosures in the separate financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditors’ report. However, future events or conditions may cause the Bank to cease to continue as a going concern.

•

Evaluate the overall presentation, structure and content of the separate financial statements, including the disclosures, and whether the separate financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

KPMG Samjong Accounting Corp.

Seoul, Korea

March 29, 2019

This report is effective as of March 29, 2019, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying separate financial statements and notes thereto. Accordingly, the readers of the audit report should understand that the above audit report has not been updated to reflect the impact of such subsequent events or circumstances, if any.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF FINANCIAL POSITION

AS OF DECEMBER 31, 2018 AND 2017

	Korean won
	December 31, 2018(*1)		December 31, 2017
	(In millions)
ASSETS:
Cash and due from financial institutions (Notes 4, 5 and 7)	￦	3,682,863	￦	2,091,920
Financial assets at fair value through profit or loss (“FVTPL”) (K-IFRS 1039) (Notes 4, 5, 8 and 20)		—		1,616,973
Financial assets at fair value through profit or loss (“FVTPL”) (Notes 4, 5, 8 and 20)		2,298,223		—
Hedging derivative assets (Notes 4, 5 and 20)		75,743		228,121
Loans at amortized cost (Notes 4, 5, 10 and 37)		70,199,721		68,223,320
Financial investments (Notes 4, 5 and 9)		8,844,756		6,781,955
Investments in associates and subsidiaries (Note 11)		2,511,497		2,598,607
Tangible assets, net (Note 12)		266,102		268,465
Intangible assets, net (Note 13)		38,454		47,622
Deferred tax assets (Note 34)		902,252		1,126,199
Retirement benefit assets, net (Note 18)		—		12,227
Other assets (Notes 4, 5, 14 and 37)		979,628		950,531

	￦	89,799,239	￦	83,945,940

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Financial liabilities at FVTPL (Notes 4, 5 and 20)	￦	905,901	￦	911,778
Hedging derivative liabilities (Notes 4, 5 and 20)		1,628,303		1,058,196
Borrowings (Notes 4, 5 and 15)		4,893,478		6,013,457
Debentures (Notes 4, 5 and 16)		65,942,970		60,685,098
Provisions (Note 17)		751,882		675,118
Retirement benefit liabilities, net (Note 18)		6,350		—
Other liabilities (Notes 4, 5, 19 and 37)		2,187,742		2,088,950

		76,316,626		71,432,597

STOCKHOLDERS’ EQUITY:
Capital stock (Note 21)		11,814,963		11,814,963
Additional paid-in capital		—		—
Capital adjustments		(129,339)		(129,339)
Other components of equity (Notes 20 and 22)		680,329		119,739
Retained earnings (Note 23) (Regulatory reserve for loan losses as of December 31, 2018 and 2017: ￦302,248 million and ￦206,330 million)		1,116,660		707,980

		13,482,613		12,513,343

	￦	89,799,239	￦	83,945,940

(*1)

The separate statement of financial position as of December 31, 2018 was prepared in accordance with K-IFRS No.1109. However, the comparative separate statement of financial position as of December 31, 2017 was not retrospectively restated.

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Korean won
	2018(*1)		2017
	(In millions)
OPERATING INCOME:
Net interest income (Notes 24 and 37):
Interest income	￦	2,951,416	￦	2,683,728
Interest expenses		(1,968,269)		(1,603,753)

		983,147		1,079,975

Net commission income (Notes 25 and 37):
Commission income		323,614		401,102
Commission expenses		(8,348)		(9,373)

		315,266		391,729

Dividend income (Note 26)		36,710		35,352
Loss (gain) on financial assets at FVTPL (K-IFRS 1039) (Note 27)		—		263,982
Loss (gain) on financial assets at FVTPL (Note 27)		(7,626)		—
Loss (gain) on hedging derivative assets (Notes 20 and 28)		(755,066)		1,208,274
Loss (gain) on financial investments (Note 29)		(5,043)		16,143
Gain (loss) on foreign exchange transaction		599,891		(1,528,844)
Other net operating income (loss) (Note 30)		204,813		54,270
Impairment loss on credit (Note 31)		(422,737)		(1,080,828)
General and administrative expenses (Note 32)		(207,827)		(210,715)

		741,528		229,338

NON-OPERATING INCOME (EXPENSES) (Note 33):
Net gain on investments in associates and subsidiaries		1,526		9,670
Net other non-operating income (expenses)		10,040		(10,156)

		11,566		(486)

INCOME BEFORE INCOME TAX		753,094		228,852
INCOME TAX EXPENSES (Note 34)		156,055		56,058

NET INCOME		597,039		172,794

(Adjusted income after reserve for bad loans for the years ended December 31, 2018 and 2017: ￦725,015 million and ￦595,796 million) (Note 23)
OTHER COMPREHENSIVE INCOME (LOSS) FOR THE PERIOD (Note 22)
Items not reclassified subsequently to profit or loss:
Loss on disposal of financial assets at FVOCI		(9,606)		—
Remeasurements of net defined benefit liability		(9,566)		(3,207)
Income tax effect		4,640		776
Items that are or may be reclassified subsequently to profit or loss:
Loss on valuation on available-for-sale (“AFS”) securities		—		(179,477)
Gain on valuation of financial assets at FVOCI		1,062,901		—
Cash flow hedging gains or losses		(954)		(467)
Income tax effect		(256,991)		22,097

		790,424		(160,278)

TOTAL COMPREHENSIVE INCOME	￦	1,387,463	￦	12,516

(*1)

The separate statement of comprehensive income for the year ended December 31, 2018 was prepared in accordance with K-IFRS No.1109. However, the comparative separate statement of comprehensive income for the year ended December 31, 2017 was not retrospectively restated.

See accompanying notes to separate financial statements

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

					Other components of equity
	Capital stock		Additional paid-in capital		Valuation on FVOCI financial instruments		Valuation of cash-flow hedge		Remeasurement, net of defined benefit assets		Gain or loss on disposal of FVOCI financial instruments		Retained earnings		Total
	(Korean won in millions)
January 1, 2017	￦	10,398,055	￦	6,723	￦	259,564	￦	854	￦	19,599	￦	—	￦	535,186	￦	11,219,981
Paid-in capital increase		1,416,908		(136,062)		—		—		—		—		—		1,280,846
Total comprehensive Income																12,516
Net income		—		—		—		—		—		—		172,794		172,794
Other comprehensive income:																(160,278)
Loss on valuation of AFS securities, net of tax		—		—		(157,579)		—		—		—		—		(157,579)
Loss on valuation of cash flow hedge, net of tax		—		—		—		(268)		—		—		—		(268)
Remeasurement elements of defined benefit plans, net of tax		—		—		—		—		(2,431)		—		—		(2,431)

December 31, 2017	￦	11,814,963	￦	(129,339)	￦	101,985	￦	586	￦	17,168	￦	—	￦	707,980	￦	12,513,343

January 1, 2018	￦	11,814,963	￦	(129,339)	￦	101,985	￦	586	￦	17,168	￦	—	￦	707,980	￦	12,513,343
Adjustments on initial application of K-IFRS No.1109 (Note 39)		—		—		(216,017)		—		—		(13,817)		(128,763)		(358,597)

January 1, 2018 (restated)		11,814,963		(129,339)		(114,032)		586		17,168		(13,817)		579,216		12,154,746

Payment of dividends		—		—		—		—		—		—		(59,596)		(59,596)
Total comprehensive Income																1,387,463
Net income														597,039		597,039
Other comprehensive income:																790,424
Gain on valuation of FVOCI financial instruments, net of tax		—		—		805,679		—		—		—		—		805,679
Loss on valuation of cash flow hedge, net of tax		—		—		—		(723)		—		—		—		(723)
Remeasurement elements of defined benefit plans, net of tax		—		—		—		—		(7,251)		—		—		(7,251)
Loss on disposal of FVOCI financial instruments, net of tax		—		—		—		—		—		(7,281)		—		(7,281)

December 31, 2018(*1)	￦	11,814,963	￦	(129,339)	￦	691,647	￦	(137)	￦	9,917	￦	(21,098)	￦	1,116,660	￦	13,482,613

(*1)

The separate statement of changes in stockholders’ equity for the year ended December 31, 2018 was prepared in accordance with K- IFRS No.1109. However, the comparative separate statement of changes in stockholders’ equity for the year ended December 31, 2017 was not retrospectively restated.

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Korean won
	2018(*1)		2017
	(In millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	￦	597,039	￦	172,794

Adjustments to reconcile net income to net cash used in operating activities:
Income tax expense		156,055		56,058
Interest income		(2,951,416)		(2,683,728)
Interest expenses		1,968,269		1,603,753
Dividend income		(36,710)		(35,352)
Dividend received from subsidiaries and associates		(4,883)		(9,905)
Loss on financial assets at FVTPL		4,807		—
Loss on financial assets at FVOCI		5,364		—
Loss on financial assets held for trading		—		808
Loss on AFS financial assets		—		4,722
Transfer to derivatives’ credit risk provision		61,404		41,204
Loss on redemption of debentures		—		2,455
Loss on foreign exchange transactions		796,800		1,986,736
Impairment loss on credit		422,737		1,080,828
Impairment loss of investments in subsidiaries and associates		—		236
Loss on investments in subsidiaries and associates		3,356		—
Loss on fair value hedged items		200,634		184,212
Depreciation and amortization		20,058		18,159
Loss on disposals of tangible, intangible and other assets		5		24
Impairment loss on tangible, intangible and other assets		—		217
Loss on valuation of derivative assets		1,483,283		1,054,473
Retirement benefits		9,047		9,098
Provision for others		—		1,344
Gain on financial assets at FVTPL		(13,130)		—
Gain on financial assets at FVOCI		(321)		—
Gain on financial assets held for trading		—		(5,046)
Gain on AFS financial assets		—		(20,865)
Reversal of derivatives’ credit risk provision		(42,217)		(9,525)
Gain on foreign exchange transactions		(1,395,173)		(492,192)
Gain on fair value hedged items		(430,152)		(277,508)
Gain on valuation of derivative assets		(542,259)		(1,802,086)
Gain on disposals of tangible assets, intangible assets and other assets		(141)		(60)
Reversal of impairment loss on tangible, intangible and other assets		—		(50)
Changes in operating assets and liabilities:
Due from financial institutions		(1,304,270)		1,032,475
Financial assets and liabilities at FVTPL(K-IFRS 1039)		—		481,539
Financial assets and liabilities at FVTPL		(592,657)		—
Hedging derivative net assets		(154,432)		(733,261)
Loans at amortized cost		(1,086,911)		(1,854,328)
Other assets		(8,019)		(27,447)
Provisions		(16,741)		(910,287)
Payment of retirement benefits		(35)		(26,624)
Other liabilities		(283,530)		93,906
Other provisions		—		(1,724)

(Continued)

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Korean won
	2018(*1)		2017
	(In millions)
Payment (Refund) of income tax	￦	(18,272)	￦	(4,660)
Interest received		2,703,902		2,304,960
Interest paid		(1,718,725)		(1,395,738)
Dividend received		41,593		45,257

Net cash used in operating activities		(2,125,641)		(115,128)

CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of investment instruments		829,035		—
Disposal of AFS and HTM financial assets		—		912,204
Disposals of investment instruments in subsidiaries and associates		1,025		44
Disposals of tangible assets		42		101
Disposals of intangible assets		380		536
Acquisitions of investment instruments		(902,061)		—
Acquisitions of AFS and HTM financial assets		—		(973,564)
Acquisitions of investment instruments in subsidiaries and associates		(48,365)		(365,283)
Acquisitions of tangible assets		(5,897)		(4,314)
Acquisitions of intangible assets		(2,916)		(14,965)

Net cash used in investing activities		(128,757)		(445,241)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in call money		68		316
Proceeds from borrowings		4,568,261		4,915,469
Proceeds from debentures		23,295,958		24,094,658
Repayment of borrowings		(5,990,207)		(7,655,267)
Repayment of debentures		(19,146,697)		(20,809,262)
Expense related to issuance of capital		—		(6,810)
Payment of dividends		(59,596)		—
Decrease in deposits		(2)		—

Net cash provided by financing activities		2,667,785		539,104

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		413,387		(21,265)
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD		815,994		1,354,694
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON THE BALANCE OF CASH AND CASH EQUIVALENTS IN FOREIGN CURRENCIES		(209,314)		(517,435)

CASH AND CASH EQUIVALENTS, END OF THE PERIOD (Note 7, 35)	￦	1,020,067	￦	815,994

(*1)

The separate statement of cash flows for year ended December 31, 2018 was prepared in accordance with K-IFRS No.1109. However, the comparative separate statement of cash flows for the year ended December 31, 2017 was not retrospectively restated.

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

1. GENERAL:

(1) Summary of The Export-Import Bank of Korea

The Export-Import Bank of Korea (the “Bank” or the “Company”) was established in 1976 as a special financial institution under The Export-Import Bank of Korea Act (the “EXIM Bank Act”) to grant financial facilities for overseas trade (i.e., export and import), investments and resources development activities. As of December 31, 2018, the Bank operates ten domestic branches, three domestic offices, four overseas subsidiaries and twenty-four overseas offices.

The Bank’s authorized capital is ￦15,000,000 million, and through numerous capital increases since the establishment, its paid-in capital is ￦11,814,963 million as of December 31, 2018. The Government of the Republic of Korea (the “Government”), the Bank of Korea (“BOK”), and the Korea Development Bank hold 66.27%, 9.86%, and 23.87%, respectively, of the ownership of the Bank as of December 31, 2018.

The Bank, as a trustee of the Government, has managed the Economic Development Cooperation Fund (“EDCF”) since June 1987 and the Inter-Korean Cooperation Fund (“IKCF”) since March 1991. These funds are accounted for separately and are not included in the Bank’s separate financial statements. The Bank receives fees from the Government for the trustee services.

(2) Summary of subsidiaries and associates

1) Subsidiaries of the Bank as of December 31, 2018 and 2017, are as follows (Korean won in millions):

(December 31, 2018)

Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of ownership (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP 20 mil.	Finance	20,000,000	100.00	Dec. 31, 2018
KEXIM Vietnam Leasing Co.(*1)	Vietnam	USD 13 mil.	Finance	—	100.00	Dec. 31, 2018
PT.KOEXIM Mandiri Finance	Indonesia	IDR 52,000 mil.	Finance	442	85.00	Dec. 31, 2018
KEXIM Asia Limited	Hong Kong	USD 30 mil.	Finance	30,000,000	100.00	Dec. 31, 2018

(*1)	This entity does not issue share certificates.

(December 31, 2017)

Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of ownership (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP 20 mil.	Finance	20,000,000	100.00	Dec. 31, 2017
KEXIM Vietnam Leasing Co.(*1)	Vietnam	USD 13 mil.	Finance	—	100.00	Dec. 31, 2017
PT.KOEXIM Mandiri Finance	Indonesia	IDR 52,000 mil.	Finance	442	85.00	Dec. 31, 2017
KEXIM Asia Limited	Hong Kong	USD 30 mil.	Finance	30,000,000	100.00	Dec. 31, 2017

(*1)	This entity does not issue share certificates.

2) Associates of the Bank as of December 31, 2018 and 2017, are as follows:

(December 31, 2018)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of ownership (%)	Financial statements as of
Korea Asset Management Corporation	Korea	KRW	860,000 mil.	Financial service	44,482,396	25.86	Dec. 31, 2018
Credit Guarantee and Investment Fund	Philippines	USD	859 mil.	Financial service	100,000,000	11.64	Sep. 30, 2018
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Korea	KRW	1,391,693 mil.	Shipbuilding	113,075,200	81.25	Dec. 31, 2018
DAESUN Shipbuilding & Engineering Co., Ltd.	Korea	KRW	6,262 mil.	Shipbuilding	1,040,000	83.03	Dec. 31, 2018
KTB Newlake Global Healthcare PEF	Korea	KRW	35,180 mil.	Financial service	879,500,000	25.00	Dec. 31, 2018
KBS-KDB Private Equity Fund	Korea	KRW	29,713 mil.	Financial service	6,031,875,000	20.30	Dec. 31, 2018
Korea Shipping and Maritime Transportation	Korea	KRW	25,000 mil.	Financial service	2,000,000	40.00	Dec. 31, 2018
Korea Aerospace Industries. Ltd.	Korea	KRW	487,376 mil.	Manufacturing	25,745,964	26.41	Dec. 31, 2018

(December 31, 2017)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of ownership (%)	Financial statements as of
Korea Asset Management Corporation	Korea	KRW	860,000 mil.	Financial service	44,482,396	25.86	Dec. 31, 2017
Credit Guarantee and Investment Fund	Philippines	USD	700 mil.	Financial service	100,000,000	14.29	Sep. 30, 2017
Korea Marine Guarantee Incorporated Company	Korea	KRW	322,357 mil.	Financial service	26,999,999	41.88	Dec. 31, 2017
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Korea	KRW	1,319,693 mil.	Shipbuilding	113,075,200	81.25	Sep. 30, 2017
DAESUN Shipbuilding & Engineering Co., Ltd.	Korea	KRW	7,730 mil.	Shipbuilding	1,040,000	67.30	Sep. 30, 2017
KTB Newlake Global Healthcare PEF	Korea	KRW	10,280 mil.	Financial service	257,000,000	25.00	Dec. 31, 2017
KBS-KDB Private Equity Fund	Korea	KRW	11,361 mil.	Financial service	2,366,875,000	20.83	Dec. 31, 2017
Korea Shipping and Maritime Transportation	Korea	KRW	22,625 mil.	Financial service	1,810,000	40.00	Dec. 31, 2017
Korea Aerospace Industries. Ltd.	Korea	KRW	487,376 mil.	Manufacturing	25,745,964	26.41	Dec. 31, 2017

2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

(1) Basis of Financial Statement Presentation

The Bank’s separate financial statements are prepared under K-IFRS.

(2) Basis of measurement

The separate financial statements have been prepared on the historical cost basis, except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial assets measured at fair value through profit or loss

•	Financial instruments measured at fair value through profit or loss (K-IFRS 1039)

•	Financial instruments measured at fair value through other comprehensive income

•	Financial liabilities designated as hedged items in a fair value hedge accounting of which changes in fair value attributable to the hedged risk are recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets

(3) Functional and presentation currency

These separate financial statements are presented in Korean won, which is the currency of the primary economic environment in which the Bank operates.

(4) Significant Estimates and Judgments

The preparation of separate financial statements requires the application of accounting policies and certain critical accounting estimates and assumptions may have a significant impact on assets (liabilities) and income (expenses). The management’s estimate may differ from the actual outcome if the management’s estimate and assumption based on its best judgment at the reporting date are different from an actual environment.

Estimates and assumptions are continually evaluated and the change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only, or the period of the change and future periods, if the change affects both.

Uncertainty in estimates and assumptions with significant risk that will result in material adjustment are as follows:

1) Fair value of financial instruments

The fair value of financial instruments where no active market exists or where quoted prices are not otherwise available are determined by using valuation techniques. Financial instruments that are not actively traded in the market and with less transparent market price, will have less objective fair value and will require judgment in liquidity, concentration, uncertainty in market factors and assumption in price determination and other risks.

As described in the significant accounting policies ‘Recognition and Measurement of Financial Instruments’ diverse valuation techniques are used to determine the fair value of financial instruments, from general market accepted valuation model to internally developed valuation model that incorporates various types of assumptions and variables.

2) Provision of credit losses (allowances for loan losses, provisions for acceptances and guarantees, financial guarantee contracts and unused loan commitments)

The Bank recognizes credit loss allowance for expected credit losses on debt instruments, loans and receivables that are measured at amortized cost, loan commitments and financial guarantee contracts in accordance with K-IFRS No. 1109 ‘Financial Instruments.’ The allowance is determined by techniques, assumptions and input variables used by the Bank to measure expected future cash flows of individual financial instruments and to measure expected credit losses in a collective manner.

3) Defined benefit obligation

The present value of defined benefit obligations is measured by the independent actuaries using projected unit credit method. It is determined by actuarial assumptions and variables such as future increases in salaries, rate of retirement, discount rate and others.

4) Income taxes

The Bank has recognized current and deferred taxes that reflect tax consequences based on the best estimates in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities. However, actual income taxes in the future may not be identical to the recognized deferred tax assets and liabilities, and this difference can affect current and deferred tax at the period when the final tax effect is determined.

5) Hedging relationship

The Group expects a high hedge effectiveness throughout the hedging period in designating the hedging relationship and it is probable that the hedged transaction will be highly probable in the cash flow hedge.

(5) Changes in Accounting Policies

The Bank has adopted the same accounting policies for the year ended December 31, 2018, except for the application of the first amendment standard, effective from January 1, 2018, as explained below.

1) K-IFRS No. 1115, ‘Revenue from Contracts with Customers’

Effective January 1, 2018 the Bank has applied K-IFRS No. 1115, ‘Revenue from Contracts with Customers’, which replaces existing revenue recognition guidance, including K-IFRS No. 1018, ‘Revenue’, K-IFRS No. 1011, ‘Construction Contracts’, K-IFRS No. 2031, ‘Revenue-Barter Transactions Involving Advertising Services’, K-IFRS No. 2113, ‘Customer Loyalty Programmes’, K-IFRS No. 2115, ‘Agreement for the Construction of Real Estate’, and K-IFRS No. 2118, ‘Transfers of Assets from Customers.’

K-IFRS No. 1018 and other standards outlined revenue recognition for different types of transactions such as sales of goods and services, interest income, loyalty programs, dividend income and construction contracts; however, according to K-IFRS No.1115, all types of contracts recognize revenue through five-step revenue recognition model (① ‘Identifying the contract’ → ② ‘Identifying performance obligations’ → ③ ‘Determining the transaction price’ → ④ ‘Allocating the transaction price to performance obligations’ → ⑤ ‘Recognizing the revenue by satisfying performance obligations’).

The effect of applying K-IFRS 1115 on the financial statements is not significant.

2) K-IFRS No.1109, ‘Financial Instruments’

The Bank has applied K-IFRS No. 1109 ‘Financial Instruments’, which was published on September 25, 2015, from the year starting on January 1, 2018. K-IFRS No. 1109 replaced K-IFRS No. 1039, ‘Financial Instruments: Recognition and Measurement.’

The main characteristics of K-IFRS No. 1109 are: classification and measurement of financial instruments based on characteristics of contractual cash flows and business model, impairment model based on expected credit losses, the expansion of the types of qualifying hedging instruments and hedged items, and changes in hedge effectiveness tests, etc.

In principle, K-IFRS No. 1109 should be applied retrospectively. However, there are exemptions for restating the comparative information with respect to classification, measurement of financial instruments, and impairment. In addition, for hedge accounting, the new standard will be applied prospectively except for certain cases such as accounting for the time value of options.

As permitted by the transition requirements of K-IFRS 1109, comparative periods have not been restated.

The effects of the first application of K-IFRS No.1109 on equity items, the reconciliation of the carrying amount of financial assets and financial liabilities, and the adjustment of loss provisions under K-IFRS No.1039 are included in note 39.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(1) General

The significant accounting policies applied in the preparation of these separate financial statements after transition to K-IFRS are set out below.

(2) Foreign Currency

1) Foreign currency transactions

In preparing the separate financial statements of the Bank, transactions in currencies other than the Bank’s functional currency (foreign currencies) are recorded by applying the rates of exchange at the dates of the transactions.

At the end of each reporting period foreign currency monetary items are translated using the closing rate which is the spot exchange rate at the end of the reporting period. Non-monetary items that are measured at fair value in a foreign currency are translated using the spot exchange rates at the date when the fair value was determined and non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the spot exchange rate at the date of the transaction. Exchange differences arising on the settlement of monetary items or on translating monetary items at rates different from those at which they were translated on initial recognition during the period or in previous financial statements are recognized in profit or loss in the period in which they arise. When gains or losses on a non-monetary item are recognized in other comprehensive income, any exchange component of those gains or losses are recognized in other comprehensive income. Conversely, when gains or losses on a non-monetary item are recognized in profit or loss, any exchange component of those gains or losses are recognized in profit or loss.

2) Foreign operations

The results and financial position of all foreign operations, whose functional currency differs from the Bank’s presentation currency, are translated into the Bank’s presentation currency using the following procedures;

Assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position. Income and expenses for statement of comprehensive income presented are translated at average exchange rates for the period.

Any fair value adjustments to the carrying amounts of assets and liabilities arising from the acquisition of that foreign operation are treated as assets and liabilities of the foreign operation. Thus they are expressed in the functional currency of the foreign operation and are translated into the presentation currency at the closing rate.

On the disposal of a foreign operation, the cumulative amount of the exchange differences relating to that foreign operation, recognized in other comprehensive income and accumulated in the separate component of equity, are reclassified from equity to profit or loss (as a reclassification adjustment) when the gains or losses on disposal are recognized. On the partial disposal of a subsidiary that includes a foreign operation, the Bank reattributes the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income to the non-controlling interests in that foreign operation. In any other partial disposal of a foreign operation, the Bank reclassifies to profit or loss only the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income.

(3) Cash and cash equivalents

Cash and cash equivalents include cash on hand, foreign currency, and highly liquid short term investments that are readily convertible to known amounts of cash, which are subject to an insignificant risk of changes in value.

(4) Non-derivative Financial Assets

Financial assets are recognized when the Bank becomes a party to the contractual provisions of the instrument. In addition, a regular way purchase or sale (a purchase or sale of a financial asset under a contract whose terms require delivery of the asset within the time frame established generally by regulation or convention in the market concerned) is recognized on the trade date

A financial asset is measured initially at its fair value plus, for an item not at Fair Value Through Profit or Loss (“FVTPL”), transaction costs that are directly attributable to its acquisition of the financial asset. Transaction costs on the financial assets at FVTPL that are directly attributable to the acquisition are recognized in profit or loss as incurred.

1) Financial assets designated at FVTPL

Financial assets can be irrevocably designated as measured at FVTPL despite of classification standards stated below, if doing so eliminates or significantly reduces an accounting mismatch that would otherwise arise from measuring assets or liabilities or recognizing the gains or losses on them on different bases.

2) Equity instruments

For the equity instruments that are not held for trading, at initial recognition, the Bank may make an irrevocable election to present subsequent changes in fair value in other comprehensive income. Equity instruments that are not classified as financial assets at Fair Value through Other Comprehensive Income (“FVOCI”) are classified as financial assets at FVTPL.

The Bank subsequently measures all equity investments at fair value. Valuation gains or losses of the equity instruments that are classified as financial assets at FVOCI previously recognized as other comprehensive income is not reclassified as profit or loss on derecognition. The Bank recognizes dividends in profit or loss when the Bank’s right to receive payments of the dividend is established.

Valuation gains or losses due to changes in fair value of the financial assets at FVTPL are recognized as gains or losses on financial assets at FVTPL. Impairment loss (reversal) on equity instruments at FVOCI is not recognized separately.

3) Debt instruments

Subsequent measurement of debt instruments depends on the Bank’s business model in which the asset is managed and the contractual cash flow characteristics of the asset. Debt instruments are classified as financial assets at amortized cost, at FVOCI, or at FVTPL. Debt instruments are reclassified only when the Bank’s business model changes.

☐ Financial assets at amortized cost

Assets that are held within a business model whose objective is to hold assets to collect contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. Impairment losses, and gains or losses on derecognition of the financial assets at amortized cost are recognized in profit or loss. Interest income on the effective interest method is included in the ‘Interest income’ in the separate statement of comprehensive income.

☐ Financial assets at FVOCI

Assets that are held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, where the assets’ cash flows represent solely payments of principal and interest, are measured at FVOCI. Other than impairment losses, interest income amortized using effective interest method and foreign exchange differences, gains or losses of the financial assets at FVOCI are recognized as other comprehensive income in equity. On derecognition, gains or losses accumulated in other comprehensive income are reclassified to profit or loss. The interest income on the effective interest method is included in the ‘Interest income’ in the separate statement of comprehensive income. Foreign exchange differences and impairment losses are included in the ‘Net foreign currency transaction gain’ and ‘Impairment loss on financial assets’ in the separate statement of comprehensive income, respectively.

☐ Financial assets at FVTPL

Debt securities other than financial assets at amortized costs or FVOCI are classified at FVTPL. Unless hedge accounting is applied, gains or losses from financial assets at FVTPL are recognized as profit or loss and are included in ‘Net gain on financial assets at fair value through profit or loss’ in the separate statement of comprehensive income.

4) Embedded derivatives

Financial assets with embedded derivatives are classified regarding the entire hybrid contract, and the embedded derivatives are not separately recognized. The entire hybrid contract is considered when it is determined whether the contractual cash flows represent solely payments of principal and interest.

5) Derecognition of financial assets

The Bank derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained by the Bank is recognized as a separate asset or liability.

If the Bank retains substantially all the risks and rewards of ownership of the transferred financial assets, the Bank continues to recognize the transferred financial assets and recognizes financial liabilities for the consideration received.

6) Offsetting

Financial assets and financial liabilities are offset and the net amount is presented in the separate statement of financial position only when the Bank currently has a legally enforceable right to set off the recognized amounts, and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

(5) Derivative Financial Instruments

Derivatives are initially recognized at fair value. Subsequent to initial recognition, derivatives are measured at fair value, and changes therein are accounted for as described below

1) Hedge accounting

The Bank holds forward exchange contracts, interest rate swaps, currency swaps and other derivative contracts to manage interest rate risk and foreign exchange risk. The Bank designated derivatives as hedging instruments to hedge the risk of changes in the fair value of assets, liabilities or firm commitments (a fair value hedge) and foreign currency risk of highly probable forecasted transactions or firm commitments (a cash flow hedge).

On initial designation of the hedge, the Bank formally documents the relationship between the hedging instrument(s) and hedged item(s), including the risk management objectives and strategy in undertaking the hedge transaction, together with the methods that will be used to assess the effectiveness of the hedging relationship.

•	Fair value hedge Fair value hedge

Changes in the fair value of a derivative hedging instrument designated as a fair value hedge are recognized in profit or loss. The gain or loss from remeasuring the hedging instrument at fair value for a derivative hedging instrument and the gain or loss on the hedged item attributable to the hedged risk are recognized in profit or loss in the same line item of the separate statement of comprehensive income.

The Bank discontinues fair value hedge accounting if the hedging instrument expires or is sold, terminated or exercised, or if the hedge no longer meets the criteria. Any adjustment arising from G/L on the hedged item attributable to the hedged risk is amortized to profit or loss from the date the hedge accounting is discontinued.

•	Cash flow hedge

When a derivative is designated to hedge the variability in cash flows attributable to a particular risk associated with a recognized asset or liability or a highly probable forecasted transaction that could affect profit or loss, the effective portion of changes in the fair value of the derivative is recognized in other comprehensive income, net of tax, and presented in the hedging reserve in equity. Any ineffective portion of changes in the fair value of the derivative is recognized immediately in profit or loss.

If the hedging instrument no longer meets the criteria for hedge accounting, expires or is sold, terminated, exercised, or the designation is revoked, then hedge accounting is discontinued prospectively. The cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income is reclassified to profit or loss in the periods during which the forecasted transaction occurs. If the forecasted transaction is no longer expected to occur, then the balance in other comprehensive income is recognized immediately in profit or loss.

•	Net investment hedge

The portion of the change in fair value of a financial instrument designated as a hedging instrument that meets the requirements for hedge accounting for a net investment in a foreign operation is recognized in other comprehensive income and the ineffective portion of the hedge is recognized in profit or loss Recognize. The portion recognized as other comprehensive income that is effective as a hedge is recognized in the statement of comprehensive income as a result of reclassification adjustments in accordance with K-IFRS No. 1021, “Effect of Changes in Foreign Exchange Rates” at the time of disposing of its overseas operations or disposing of a portion of its overseas operations To profit or loss.

2) Other derivative financial instruments

Changes in the fair value of other derivative financial instrument not designated as a hedging instrument are recognized immediately in profit or loss.

3) Unobservable valuation differences at initial recognition

Any difference between the fair value of over the counter derivatives at initial recognition and the amount that would be determined at that date using a valuation technique in a situation in which the valuation is dependent on unobservable parameters is not recognized in profit or loss but is recognized on a straight-line basis over the life of the instrument or immediately when the fair value becomes observable.

(6) Impairment: Financial assets and contract assets

The Bank measures expected credit loss and recognizes loss allowance at the end of the reporting period for financial assets measured at amortized cost and fair value through other comprehensive income with the exception of financial asset measured at fair value through profit or loss.

Expected credit losses are a probability-weighted estimate of credit losses (i.e. the present value of all cash shortfalls) over the expected life of the financial instrument. The Group measures expected credit losses by reflecting reasonable and supportable information that is reasonably available at the reporting date without undue cost or effort, including information about past events, current conditions and forecasts of future economic conditions.

The Bank uses the following three measurement techniques in accordance with Korean IFRS:

•	General approach: for financial assets and off-balance-sheet unused credit line that are not applied below two approaches

•	Credit-impaired approach: for purchased or originated credit-impaired financial assets

Different measurement approaches are applied depending on significant increase in credit risk. 12 month expected credit losses is recognized when credit risk has not significantly increased since initial recognition. A loss allowance at an amount equal to lifetime expected credit losses is recognized when credit risk has significantly increased since initial recognition. Lifetime is presumed to be a period to the contractual maturity date of a financial asset (the expected life of the financial asset).

One or more of the following items is deemed significant increase in credit risk. 30 days past due presumption is applicable for all consolidated subsidiaries, and other standards are selectively applied considering applicability of each subsidiary with its specific indicators. When the contractual cash flows of a financial asset are renegotiated or otherwise modified, the Group determines whether the credit risk has increased significantly since initial recognition using the following information.

•	more than 30 days past due;

•	decline in credit rating at period end by more than certain notches as compared to that at initial recognition;

•	the soundness of the assets is under precautionary from the grade table by Korean Financial Supervisory service

The Bank generally deems one or more of the following items credit-impaired:

•	no less than 90 days past due;

•	legal proceedings related to collection;

•	a borrower that has received a credit-warning from Korea Credit Information Services

•	corporate borrowers that are considered impaired (internally rating S, D, or F);

•	a borrower with the external auditor’s opinion that is qualified or disclaimer;

•	refinancing; and

•	debt restructuring.

1) Forward-looking information

The Bank uses forward-looking information, when it measures expected credit losses.

The Bank assumes the risk component has a certain correlation with the business cycle, and calculates the expected credit loss by reflecting the forward-looking information with macroeconomic variables on the measurement inputs.

2) Measuring expected credit losses on financial assets at amortized cost

The amount of the loss on financial assets at amortized cost is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate.

The Group estimates expected future cash flows for financial assets that are individually significant (individual assessment of impairment).

For financial assets that are not individually significant, the Group collectively estimates expected credit loss by grouping loans with homogeneous credit risk profile (collective assessment of impairment).

☐ Individual assessment of impairment

Individual assessment of impairment losses are calculated using management’s best estimate on present value of expected future cash flows. The Group uses all the available information including operating cash flow of the borrower and net realizable value of any collateral held.

☐ Collective assessment of impairment

Collective assessment of loss allowance involves historical loss experience along with incorporation of forward-looking information. Such process incorporates factors such as type of collateral, product and borrowers, credit rating, size of portfolio and recovery period and applies ‘probability of default’(PD) on a group of assets and ‘loss given default’(LGD) by type of recovery method. Also, the expected credit loss model involves certain assumption to determine input based on loss experience and forward-looking information. These models and assumptions are periodically reviewed to reduce gap between loss estimate and actual loss experience.

Lifetime expected credit loss as at the end of the reporting period is calculated by product based on the carrying amount net of expected repayment, PD for each period and LGD adjusted by change in carrying amount.

3) Measuring expected credit losses on financial assets at fair value through other comprehensive income

Measuring method of expected credit losses on financial assets at fair value through other comprehensive income is equal to the method of financial assets at amortized cost, except for loss allowances that are recognized as other comprehensive income. Amounts recognized in other comprehensive income for sale or repayment of financial assets at fair value through other comprehensive income are reclassified to profit or loss.

(7) Tangible assets

1) Recognition and measurement

All property and equipment that qualify for recognition as an asset are measured at their cost and subsequently carried at their cost less any accumulated depreciation and any accumulated impairment losses.

The cost of property and equipment includes any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management and the initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located.

Subsequent expenditures are capitalized only when they prolong the useful life or enhance values of the assets but the costs of the day-to-day servicing of the assets such as repair and maintenance costs are recognized in profit or loss as incurred. If part of an item of an asset has a useful life different from that of the entire asset, it is recognized as a separate asset.

2) Depreciation

Land is not depreciated whereas other property and equipment are depreciated using the method that reflects the pattern in which the asset’s future economic benefits are expected to be consumed by the Bank. The depreciable amount of an asset is determined after deducting its residual value.

The depreciation method is straight-line and estimated useful lives of the assets are as follows.

Property and equipment	Estimated useful lives
Buildings and structures	10–60 years
Vehicles	4 years
Tools, furniture and fixtures	4–20 years

The residual value, the useful life and the depreciation method applied to an asset are reviewed at least at each financial year-end and, if expectations differ from previous estimates or if there has been a significant change in the expected pattern of consumption of the future economic benefits embodied in the asset, the changes are accounted for as a change in an accounting estimate.

(8) Intangible assets

Intangible assets are measured initially at cost and subsequently carried at its cost less any accumulated amortization and any accumulated impairment losses.

Intangible assets are amortized using the straight-line method with no residual value over their estimated useful economic life since the assets are available for use.

Intangible assets	Estimated useful lives
Software	5 years
System development costs	5 years

The amortization period and the amortization method for intangible assets with a definite useful life are reviewed at least at each financial year-end. The useful life of an intangible asset that is not being amortized is reviewed each period to determine whether events and circumstances continue to support an indefinite useful life assessment for that asset. If there is any change, it is accounted for as a change in an accounting estimate.

(9) Impairment of non-financial assets

The Bank assesses at the end of each reporting period whether there is any indication that a non-financial asset, except for deferred tax assets, assets arising from employee benefits and non-current assets (or group of assets to be sold) classified as held for sale, may be impaired. If any such indication exists, the Bank estimates the recoverable amount of the asset. However, irrespective of whether there is any indication of impairment, the Bank tests goodwill acquired in a business combination, an intangible asset with an indefinite useful life and an intangible asset not yet available for use for impairment annually by comparing its carrying amount with its recoverable amount.

The recoverable amount is estimated for the individual asset. If it is not possible to estimate the recoverable amount of the individual asset, the Bank determines the recoverable amount of the cash-generating unit to which the asset belongs (the asset’s cash-generating unit).

The recoverable amount of an asset is the higher of its fair value less costs to sell and its value in use. If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount and such impairment loss is recognized immediately in profit or loss.

(10) Financial liabilities at FVTPL

Financial liabilities at FVTPL include contingent consideration that may be paid by an acquirer as part of a business combination to which K-IFRS No.1103 applies, short-term financial liabilities and financial liabilities recognized as financial liabilities at FVTPL initially. Financial liabilities at FVTPL are stated at fair value, with any gains or losses arising on remeasurement recognized in profit or loss. Otherwise, the transaction cost is recognized in current profit or loss.

(11) Provisions

A provision is recognized if the Bank has a present obligation (legal or constructive) as a result of the past event and it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. The risks and uncertainties that inevitably surround many events and circumstances are taken into account in reaching the best estimate of a provision, and where the effect of the time value of money is material, the amount of a provision is the present value of the expenditures expected to be required to settle the obligation.

Provisions on confirmed and unconfirmed acceptances and guarantees, unfunded commitments of credit card and unused credit line of consumer and corporate loans are recognized using valuation model that applies the credit conversion factor, default rates, and loss given default. Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of resources embodying economic benefits will be required to settle the obligation, the provisions are reversed.

(12) Financial guarantee contracts

A financial guarantee contract is a contract that requires the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due in accordance with the original or modified terms of a debt instrument.

Financial guarantee contracts are initially recognized at fair value and are amortized over the life of the contract. After initial recognition, financial guarantee contracts are measured at the greater of:

•	The amount determined in accordance with K-IFRS No.1109, ‘Financial Instruments’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS No.1115, ‘Revenue from Contracts with Customers’.

(13) Equity and Reserve

Equity and Reserve are any contract or agreement that evidences a residual interest in the assets of an entity after deducting all of its liabilities.

(14) Interest income and expenses

Interest income and expenses are recognized using the effective interest method. Effective interest method is a method of calculating the amortized cost of a financial asset or a financial liability (or groups of financial assets or financial liabilities) and of allocating the interest income or interest expenses over the relevant period.

The effective interest rate is the rate that exactly discounts estimated future cash receipts or payments through the expected life of the financial instrument or, where appropriate, a shorter period, to the net carrying amount of the financial asset or financial liability. When calculating the effective interest rate, the Bank estimates cash flows considering all contractual terms of the financial instrument but does not consider future credit losses. The calculation includes all fees and points paid or received between parties to the contract that are an integral part of the effective interest rate, transaction costs, and all other premiums or discounts. In those rare cases when it is not possible to estimate reliably the cash flows or the expected life of a financial instrument (or group of financial instruments), the Bank uses the contractual cash flows over the full contractual term of the financial instrument (or group of financial instruments).

Interest on impaired financial assets is recognized using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss.

(15) Fee and commission income

The Bank recognizes financial service fee in accordance with the accounting standard of the financial instrument related to the fees earned.

1) Fees that are an integral part of the effective interest of a financial instrument

Such fees are generally treated as adjustments of effective interest. Such fees may include compensation for activities such as evaluating the borrower’s financial condition, evaluating and recording guarantees, collateral and other security arrangements, negotiating the terms of the instrument, preparing and processing documents and closing the transaction and origination fees received on issuing financial liabilities measured at amortized cost.

However, fees relating to the creation or acquisition of a financial asset at FVTPL are recognized as revenue immediately

2) Fees earned as services are provided

Such fees are recognized as revenue as the services are provided.

3) Fees that are earned on the execution of a significant act

Such fees are recognized as revenue when the significant act has been completed.

(16) Dividend income

Dividend income is recognized in profit or loss when the right to receive payment is established. Dividend income from financial assets at FVTPL and financial investment is recognized in profit or loss as part of dividend income in the separate statements of comprehensive income.

(17) Employee compensation and benefits

1) Defined contribution plans

When employees render service related to defined contribution plans, contributions related to employees services are recognized in current profit or loss without contributions included in cost of assets. Contributions which are supposed to be paid are recognized in accrued expenses after deducting any amount already paid. Also, if contributions already paid exceed contributions which would be paid at the end of period, the amount of excess is recognized in prepaid expenses.

2) Defined benefit plans

The Bank’s net obligation in respect of defined benefit plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets.

The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. When the calculation results in a potential asset for the Bank, the recognized asset is limited to the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan. To calculate the present value of economic benefits, consideration is given to any applicable minimum funding requirements.

Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognized immediately in OCI. The Bank determines the net interest expense (income) on the net defined benefit liability (asset) for the period by applying the discount rate used to measure the defined benefit obligation at the beginning of the annual period to the then-net defined benefit liability (asset), taking into account any changes in the net defined benefit liability (asset) during the period as a result of contributions and benefit payments. Net interest expense and other expenses related to defined benefit plans are recognized in profit or loss.

When the benefits of a plan are changed or when a plan is curtailed, the resulting change in benefit that relates to past service or the gain or loss on curtailment is recognized immediately in profit or loss. The Bank recognizes gains and losses on the settlement of a defined benefit plan when the settlement occurs.

3) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled within 12 months after the end of the period in which the employees render the related service.

Short-term employee benefits are recognized in current profit and loss when employees render the related service. Short-term employee benefits are not discounted.

(18) Income taxes

Income tax expense represents the sum of the tax currently payable and deferred tax.

1) Current tax

Current income tax is the amount of income taxes payable (recoverable) in respect of the taxable profit (tax loss) for a period. The difference between the taxable profit and accounting profit may arise when income or expenses are included in accounting profit in one period, but is included in taxable profit in a different period, and if there is revenue that is exempt from taxation, expenses that are not deductible in determining taxable profit (tax loss). Current income tax liabilities (assets) for the current and prior periods are measured at the amount expected to be paid to (recovered from) the taxation authorities, using the tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The Bank offsets current income tax assets and current income tax liabilities if, and only if, the Bank has a legally enforceable right to set off the recognized amounts and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

2) Deferred tax

Deferred tax is recognized, using the asset-liability method, on temporary differences arising between the tax base amount of assets and liabilities and their carrying amount in the financial statements. Deferred tax liabilities are recognized for all taxable temporary differences and deferred tax assets are recognized for all deductible temporary differences to the extent that it is probable that taxable profit will be available against which the deductible temporary difference can be utilized. However, deferred tax liabilities are not recognized if they arise from the initial recognition of goodwill; deferred tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss.

Deferred tax is provided on temporary differences arising on investments in subsidiaries, associates and joint ventures, except for deferred tax liabilities which the timing of the reversal of the temporary difference is controlled by the Bank and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of a deferred tax asset is reviewed at the end of each reporting period. The Bank reduces the carrying amount of a deferred tax asset to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of the deferred tax asset to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax liabilities and deferred tax assets reflects the tax consequences that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The Bank offsets deferred tax assets and deferred tax liabilities when the Bank has a legally enforceable right to set off current tax assets against current tax liabilities; and the deferred tax assets and the deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity; or different taxable entity which intend either to settle current tax liabilities and assets on a net basis or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

(19) New standards and interpretations not yet adopted

The following new standards and amendments to existing standards have been published and are mandatory for the Bank to adopt for annual periods beginning on or after January 1, 2018, and the Bank has not early adopted them.

1) Amendments to K-IFRS No.1116—Leases

K-IFRS No. 1116, “Leases”, which was enacted on May 22, 2017, is effective for annual periods beginning on or after January 1, 2019, but may be applied early.

The Standard is based on current Korean IFRS 1017 “Leases”, K-IFRS 2104, “Determining whether an arrangement contains a lease”, K-IFRS No. 2015 “Operating lease: Incentive” It will replace Interpretation No. 2027, “Evaluating the substances of transactions involving the legal form of a lease”.

At the date of commitment, the Bank determines whether the contract is a lease or whether the contract includes a lease, and identifies whether the contract includes a lease or a lease in accordance with this standard. The lessee and lessor must account for each lease element of the lease as a lease, separate from the non-lease element in an agreement that includes a lease or lease.

The lessee is required to recognize an asset that represents the right to use the underlying asset and a liability that represents the obligation to pay the lease payments. However, in the case of short-term lease and small asset lease, the lessee is not required to separate the non-lease component from the lease component in accordance with the simplified method, and can apply the method of accounting for each lease component and related non-lease component as one lease component.

The accounting treatment of lessor is not significantly different from the accounting treatment of the current K-IFRS 1017.

① Accounting treatment as a lessee

•	Application method of K-IFRS 1116 “Lease”

The lessee recognizes the cumulative effect of applying the retrospective application (full retroactive method) to each past reporting period presented in accordance with K-IFRS No. 1008, “Accounting Policies, Changes in Accounting Estimates and Errors” (Cumulative Effect Batch Reconciliation Action).

The Bank plans to apply CAS Statement No. 1116 for the first time by applying cumulative effect and cumulative temporary adjustment measures as of January 1, 2019. Accordingly, the cumulative effect of applying K-IFRS No. 1116 is adjusted in the retained earnings (or, where appropriate, other components of equity) at the date of initial application and the comparative financial statements are not going to be restated.

•	Financial effect of K-IFRS No. 1116 “Lease”

The Bank is on the process of estimating the impact applying K-IFRS 1116 to the financial statements, and it is not practically available to provide the reasonable estimation of its effect before the completion. In order to estimate, the Bank has gathered lease payments, and other information, and analyzing them.

② Accounting treatment as a lessor

•	Application method and financial impact of K-IFRS 1116 “Lease”

As a lessor, the Bank has specifically assessed the effect of accounting for the identification of lease contracts, separation of lease components on the financial statements in accordance with K-IFRS No. 1116. There is no impact on finance lease payment receivables as of January 1, 2019.

2) Amendment of K-IFRS No.1109 “Financial instruments”

Financial assets that are redeemable with reimbursable financial assets are remeasured to be measured at amortized cost. When the financial liabilities measured at amortized cost are changed but not eliminated, the effect of the change should be recognized in profit or loss. These amendments will be effective from the fiscal year beginning on or after January 1, 2019 and are subject to early adoption.

3) Amendment of K-IFRS No.1019 “Employee benefits”

If the change in the defined benefit plan results in the revision, reduction or settlement of the plan, the assumptions used in remeasurement of the net defined benefit obligation (asset) to estimate the current service cost and net interest for the remaining period of the period after the adjustments in the plan. In addition, the decrease in excess of the amount of unrecognized actuarial gain or loss is reflected in profit or loss as a part of past service cost or settlement profit or loss. The amendments are applied prospectively to the amendment, reduction, and settlement of systems that have occurred since the fiscal year beginning on or after January 1, 2019.

4) Establishment of K-IFRS No.2123 “Uncertainty over income tax treatments”

The interpretation is applied to the recognition and measurement of deferred tax and deferred income tax if there is uncertainty about whether or not the tax treatment applied by the entity will be recognized by the taxing authority. Guidance on accounting units of uncertainty in taxation and circumstances requiring reevaluation Includes. The interpretation is effective from January 1, 2019, and it can choose between retroactively reclassifying comparative financial statements or reflect the effect of the change on the basis of the first year of adoption.

5) K-IFRS No.1012 “Income taxes”

If most of the necessary activities to enable us to use (or sell) our qualifying assets has been completed, it will include the funds borrowed for specific purposes in ordinary borrowings to acquire those assets. This amendment applies to borrowing costs incurred subsequent to the first year of the application of the amendment and may be applied early in the financial year beginning after January 1, 2019.

4. RISK MANAGEMENT:

4-1. Summary

(1) Overview of Risk Management Policy

The financial risks that the Bank is exposed to are credit risk, market risk, liquidity risk, operational risk, interest risk, credit concentration risk, strategy/reputational risk, outsourcing risk, settlement risk and others. Credit risk, market risk, liquidity risk, and operational risk have been recognized as the Bank’s key risks.

The Bank’s risk management system focuses on increasing transparency, developing risk management environment and preemptive response to risks due to rapid changes in financial environment to support the Bank’s long-term strategy and business decision efficiently.

The note regarding financial risk management provides information about the risks that the Bank is exposed to, the objective, policies and process for managing the risk, the methods used to measure the risk and capital adequacy. Additional quantitative information is disclosed throughout the separate financial statements.

(2) Risk Management Group

1) Risk Management Committee

The Risk Management Committee establishes risk management strategies in accordance with the directives of the board of directors and determines the Bank’s target risk appetite, approves significant risk matters and reviews the level of risks that the Bank is exposed to and the appropriateness of the Bank’s risk management operations as an ultimate decision-making authority.

2) Risk Management Council

The Risk Management Council is a consultative group that reviews and makes decisions on matters delegated by the Risk Management Committee and discusses the detailed issues relating to the Bank’s risk management.

3) Risk Management Practices Committee

The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council. It performs practical work process relating to risk management plan, including targeted Bank for International Settlements (“BIS”) ratio, risk management strategy, risk measurement, risk analysis, economic capital limit and others.

4-2. Credit risk

(1) Overview of Credit Risk

Credit risk is the risk of possible losses in an asset portfolio in the events of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For the risk management reporting purposes, the individual borrower’s default risk, country risk, specific risks and other credit risk exposure components are considered as a whole.

(2) Credit Risk Management

The Bank controls the credit concentration risk exposure by applying and managing total exposure limits to prevent the excessive risk concentration to specific industry and specific borrowers. The Bank maintains allowances for loan losses associated with credit risk on loans and receivables to manage its credit risk.

(3) Maximum exposure to credit risk

The Bank’s maximum exposure of financial instruments to credit risk as of December 31, 2018 and 2017, is as follows (Korean won in millions):

	Dec. 31, 2018		Dec. 31, 2017
Cash and due from financial institutions	￦	3,682,863	￦	2,091,920
Financial assets at FVTPL (K-IFRS 1039)		—		891,360
Financial assets at FVTPL(*1)		904,273		—
Hedging derivative assets		75,743		228,121
Loans at amortized cost(*2)		71,741,225		71,486,133
Financial investments(*3)		1,059,067		1,000,995
Other financial assets		1,135,012		1,102,062
Acceptances and guarantee contracts		40,010,549		42,808,774
Commitments(*4)		17,619,116		19,737,788

	￦	136,227,848	￦	139,347,153

(*1)	Financial assets at FVTPL exclude debt securities related to marketable securities and paid-in capital.
(*2)	Loans at amortized cost exclude loans valuation adjustment related to fair value hedging, allowances for loan losses.
(*3)	Allowances for loan losses for debt securities at amortized cost is excluded.
(*4)	Commitments exclude commitments on purchase of beneficiary certificates which are included in other commitments in Note 36.

(4) Credit risk of loans

The Bank maintains allowances for loan losses associated with credit risk on loans to manage its credit risk. The Bank writes off on non-profitable loans, non-recoverable loans, loans classified as estimated loss by asset quality category, loans requested to be written off by Financial Supervisory Service (“FSS”) and others upon approval of Loan Management Committee.

Loans are categorized as follows (Korean won in millions):

(December 31, 2018)

	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Collective assessment:
Best	￦	18,155,827	￦	9,489	￦	5,596	￦	18,170,912
Outstanding		24,374,636		—		40,000		24,414,636
Good		25,155,018		1,458,851		49,921		26,663,790
Below normal		3,200		434,356		60,554		498,110

Subtotal		67,688,681		1,902,696		156,071		69,747,448

Individual assessment:
Best		—		—		513,941		513,941
Outstanding		—		—		—		—
Good		—		—		29,370		29,370
Below normal		—		720,631		1,108,766		1,829,397

Subtotal		—		720,631		1,652,077		2,372,708

		67,688,681		2,623,327		1,808,148		72,120,156

Net deferred origination fees and costs								(378,931)

Total							￦	71,741,225

(December 31, 2017)

	Individual assessment		Collective assessment		Total		Ratio (%)
Loans:
Normal
Not past due	￦	2,123,302	￦	66,023,655	￦	68,146,957	94.79
Past due		—		30		30	0.01
Impaired		3,610,399		126,860		3,737,259	5.20

Subtotal		5,733,701		66,150,545		71,884,246	100.00

Net deferred origination fees and costs:
Normal
Not past due		(37)		(396,944)		(396,981)	99.72
Past due		—		—		—	—
Impaired		(1,138)		6		(1,132)	0.28

Subtotal		(1,175)		(396,938)		(398,113)	100.00

Carrying amounts before deducting allowances:
Normal
Not past due		2,123,265		65,626,711		67,749,976	94.77
Past due		—		30		30	0.01
Impaired		3,609,261		126,866		3,736,127	5.22

Subtotal		5,732,526		65,753,607		71,486,133	100.00

Allowances:
Normal
Not past due		(368,644)		(254,029)		(622,673)	18.94
Percentage (%)		17.36		0.39		0.92
Past due		—		(22)		(22)	0.01
Percentage (%)		—		73.33		73.33
Impaired		(2,601,057)		(63,243)		(2,664,300)	81.05
Percentage (%)		72.07		49.85		71.31

Subtotal		(2,969,701)		(317,294)		(3,286,995)	100.00

Percentage (%)		51.80		0.48		4.60
Carrying amounts:
Normal
Not past due		1,754,621		65,372,682		67,127,303	98.43
Past due		—		8		8	0.01
Impaired		1,008,204		63,623		1,071,827	1.56

Total	￦	2,762,825	￦	65,436,313	￦	68,199,138	100.00

The above carrying amounts exclude loan valuation adjustment related to fair value hedging amounting to ￦12,801 million and ￦24,182 million as of December 31, 2018 and 2017, respectively.

1) Credit quality of loans that are neither past due nor impaired

Credit quality of loans that are neither past due nor impaired as of December 31, 2017, are as follows (Korean won in millions):

(December 31, 2017)

	Loans									Deferred loan origination fees and costs
Criteria	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)			Allowances		Carrying amount
Best	￦	2,802,177	￦	9,769,413	￦	2,121,958	￦	14,693,548	21.56	￦	(62,402)	￦	(9,752)	￦	14,621,394
Outstanding		4,451,381		29,153,655		1,696,223		35,301,259	51.80		(318,151)		(72,261)		34,910,847
Good		6,485,730		7,888,486		1,226,780		15,600,996	22.90		(13,665)		(144,840)		15,442,491
Below normal		1,763,682		787,472		—		2,551,154	3.74		(2,763)		(395,820)		2,152,571

	￦	15,502,970	￦	47,599,026	￦	5,044,961	￦	68,146,957	100.00	￦	(396,981)	￦	(622,673)	￦	67,127,303

2) Aging analysis of loans that are past due but not impaired

Aging analysis of loans that are past due but not impaired as of December 31, 2017, are as follows (Korean won in millions):

(December 31, 2017)

	Loans									Deferred loan origination fees and costs
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)			Allowances		Carrying amount
Within one months	￦	30	￦	—	￦	—	￦	30	100.00	￦	—	￦	(22)	￦	8
Within two months		—		—		—		—	—		—		—		—
Within three months		—		—		—		—	—		—		—		—
Over three months		—		—		—		—	—		—		—		—

	￦	30	￦	—	￦	—	￦	30	100.00	￦	—	￦	(22)	￦	8

3) Loans assessed for impairment on individual basis

Loans assessed for impairment on individual basis by country and industry of the Bank’s counterparties, as of December 31, 2017, are as follows (Korean won in millions):

(December 31, 2017)

	Loans						Allowance						Allowance ratio (%)
	Domestic		Foreign		Total		Domestic		Foreign		Total		Domestic	Foreign	Total
Manufacturing	￦	3,449,650	￦	35,365	￦	3,485,015	￦	(2,484,785)	￦	(35,365)	￦	(2,520,150)	72.03	100.00	72.31
Transportation		—		17,218		17,218		—		—		—	—	—	—
Construction		1,187		—		1,187		(1,187)		—		(1,187)	100.00	—	100.00
Public Sector & Others		—		105,841		105,841		—		(79,720)		(79,720)	—	75.32	75.32

	￦	3,450,837	￦	158,424	￦	3,609,261	￦	(2,485,972)	￦	(115,085)	￦	(2,601,057)	72.04	72.64	72.07

(5) Credit quality of securities (debt securities)

1) Securities (debt securities) exposed to credit risk as of December 31, 2018 are as follows (Korean won in millions):

(December 31, 2018)

	12 month expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Grade 1	￦	1,059,067	￦	—	￦	—	￦	1,059,067
Grade 2		—		—		—		—
Grade 3		—		—		—		—
Grade 4		—		—		—		—
Grade 5		—		—		—		—

Total	￦	1,059,067	￦	—	￦	—	￦	1,059,067

Securities (debt securities) exposed to credit risk as of December 31, 2017 are as follows (Korean won in millions):

(December 31, 2017)

Securities that are neither past due nor impaired	￦	1,039,660

2) Credit quality of securities (debt securities) that are neither past due nor impaired as December 31, 2017, are as follows (Korean won in millions):

(December 31, 2017)

	Credit quality(*1)										Total
	Grade 1		Grade 2		Grade 3		Grade 4		Grade 5
Financial assets at FVTPL	￦	38,665	￦	—	￦	—	￦	—	￦	—	￦	38,665
AFS financial assets		911,518		—		—		—		—		911,518
HTM financial assets		89,477		—		—		—		—		89,477

	￦	1,039,660	￦	—	￦	—	￦	—	￦	—	￦	1,039,660

(*1)	Credit quality is classified based on internal credit quality grade as below:

Credit rating
Grade 1	AAA ~ BBB
Grade 2	BBB- ~ BB
Grade 3	BB- ~ B
Grade 4	B- ~ C
Grade 5	D

(6) Concentration of credit risk

The amounts disclosed below exclude loan valuation adjustment related to fair value hedging amounting to ￦12,801 million and ￦24,182 million as of December 31, 2018 and 2017, respectively.

1) Loans by country where the credit risk belongs to as of December 31, 2018 and 2017, are as follows (Korean won in millions):

(Dec. 31, 2018)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	￦	16,809,808	￦	7,440,799	￦	912,802	￦	25,163,409	34.89	￦	(9,220)	￦	(864,719)
China		—		2,242,295		293,791		2,536,086	3.52		(3,243)		(26,273)
Saudi Arabia		—		3,673,671		38,316		3,711,987	5.15		(45,036)		(7,300)
India		—		2,746,143		47,920		2,794,063	3.87		(16,061)		(3,218)
Indonesia		17,000		3,222,120		9,893		3,249,013	4.51		(61,170)		(12,972)
Uzbekistan		—		671,116		73,789		744,905	1.03		(5,758)		(20,125)
Vietnam		—		4,054,789		32,980		4,087,769	5.67		(30,540)		(21,282)
Australia		—		2,075,514		6,777		2,082,291	2.89		(17,989)		(2,652)
Philippines		—		194,474		—		194,474	0.27		(150)		(937)
Qatar		—		776,784		253		777,037	1.08		(2,766)		(3,834)
Singapore		—		574,537		69,753		644,290	0.89		(2,410)		(1,442)
Oman		—		847,722		3,169		850,891	1.18		(10,259)		(3,917)
Hong Kong		—		733,779		420,672		1,154,451	1.60		(318)		(10,895)
The United Arab Emirates		—		3,574,767		8,527		3,583,294	4.97		(24,914)		(1,274)
Others		9,800		3,331,782		1,293,738		4,635,320	6.43		(61,722)		(47,791)

Subtotal		16,836,608		36,160,292		3,212,380		56,209,280	77.95		(291,556)		(1,028,631)

Europe:
Russia		—		331,567		—		331,567	0.46		(3)		(994)
United Kingdom		—		1,335,664		—		1,335,664	1.85		(7,272)		(123,812)
France		—		175,039		50,046		225,085	0.31		(1,661)		(274)
Netherlands		—		48,608		14,992		63,600	0.09		—		(779)
Malta		—		1,186		—		1,186	0.01		—		—
Greece		—		846,343		—		846,343	1.17		(4,485)		(686)
Turkey		—		851,069		330		851,399	1.18		(15,254)		(27,158)
Germany		—		274,923		6,819		281,742	0.39		(387)		(883)
Ukraine		—		82,862		—		82,862	0.11		(1,290)		—
Cyprus		—		—		—		—	—		—		—
Hungary		—		16,948		934		17,882	0.02		(7)		(372)
Others		—		1,496,521		95,770		1,592,291	2.20		(10,422)		(6,206)

Subtotal		—		5,460,730		168,891		5,629,621	7.79		(40,781)		(161,164)

America:
Panama		—		786,755		—		786,755	1.09		(2,286)		(3,441)
United States		—		2,680,095		23,938		2,704,033	3.75		(6,185)		(30,348)
The British Virgin Islands		—		25,509		—		25,509	0.04		(172)		(19)
Mexico		—		755,131		—		755,131	1.05		(5,292)		(2,140)
Bermuda		—		242,300		—		242,300	0.34		(1,358)		(225)
Brazil		—		1,927,500		—		1,927,500	2.67		(4,973)		(7,514)
Others		—		1,307,331		8,779		1,316,110	1.82		(5,267)		(57,208)

Subtotal		—		7,724,621		32,717		7,757,338	10.76		(25,533)		(100,895)

Africa:
Marshall Islands		—		757,849		—		757,849	1.05		(4,496)		(2,216)
Liberia		—		11,461		—		11,461	0.02		(139)		(15)
Madagascar		—		387,885		—		387,885	0.54		(1,550)		(128,883)
Others		—		1,358,414		8,308		1,366,722	1.90		(14,876)		(132,500)

Subtotal		—		2,515,609		8,308		2,523,917	3.50		(21,061)		(263,614)

Total	￦	16,836,608	￦	51,861,252	￦	3,422,296	￦	72,120,156	100.00	￦	(378,931)	￦	(1,554,304)

(December 31, 2017)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	￦	18,939,007	￦	5,315,232	￦	604,003	￦	24,858,242	34.58	￦	(6,410)	￦	(2,995,149)
China		—		1,833,920		311,601		2,145,521	2.98		(366)		(37,646)
Saudi Arabia		—		3,795,685		24,637		3,820,322	5.31		(52,670)		(8,303)
India		—		2,743,764		26,628		2,770,392	3.85		(22,580)		(4,003)
Indonesia		17,000		3,234,658		8,326		3,259,984	4.54		(70,546)		(10,627)
Uzbekistan		—		669,111		155,895		825,006	1.15		(6,263)		(4,770)
Vietnam		—		3,250,478		16,027		3,266,505	4.54		(22,466)		(20,972)
Australia		—		2,170,414		836		2,171,250	3.02		(19,996)		(4,234)
Philippines		—		245,572		—		245,572	0.34		(50)		(10,126)
Qatar		—		678,507		—		678,507	0.94		(2,832)		(2,302)
Singapore		—		163,068		75,507		238,575	0.33		(851)		(318)
Oman		—		975,651		10,707		986,358	1.37		(11,643)		(3,121)
Hong Kong		—		999,457		387,148		1,386,605	1.93		(2,383)		(2,491)
The United Arab Emirates		—		2,921,077		4,863		2,925,940	4.08		(27,197)		(6,928)
Others		—		2,296,222		3,168,744		5,464,966	7.61		(53,012)		(16,618)

Subtotal		18,956,007		31,292,816		4,794,922		55,043,745	76.57		(299,265)		(3,127,608)

Europe:
Russia		—		362,699		—		362,699	0.50		(15)		(1,208)
United Kingdom		—		444,050		66,542		510,592	0.71		(1,469)		(433)
France		—		144,968		3,062		148,030	0.21		(2,188)		(83)
Netherlands		—		2,642		12,918		15,560	0.02		—		(44)
Malta		—		125,602		—		125,602	0.17		(1,211)		—
Greece		—		237,504		—		237,504	0.33		(1,327)		(114)
Turkey		—		659,824		2,802		662,626	0.92		(9,059)		(1,999)
Germany		—		281,095		402		281,497	0.39		(478)		(709)
Ukraine		—		119,102		—		119,102	0.17		(3,000)		(91)
Cyprus		—		232,689		—		232,689	0.32		(2,354)		—
Hungary		—		145,347		—		145,347	0.20		(1,095)		(5,433)
Others		—		568,424		99,041		667,465	0.94		(3,692)		(2,097)

Subtotal		—		3,323,946		184,767		3,508,713	4.88		(25,888)		(12,211)

America:
Panama		—		1,215,278		—		1,215,278	1.69		(3,273)		(6,440)
United States		—		2,540,975		72,629		2,613,604	3.64		(7,733)		(80,463)
The British Virgin Islands		—		219,215		—		219,215	0.30		(2,363)		(47)
Mexico		—		834,136		—		834,136	1.16		(6,167)		(2,194)
Bermuda		—		819,398		—		819,398	1.14		(7,173)		(16,533)
Brazil		—		2,097,645		—		2,097,645	2.92		(5,589)		(4,117)
Others		—		1,426,809		3,299		1,430,108	1.99		(5,843)		(23,511)

Subtotal		—		9,153,456		75,928		9,229,384	12.84		(38,141)		(133,305)

Africa:
Marshall Islands		—		1,903,658		—		1,903,658	2.65		(11,349)		(8,025)
Liberia		—		444,802		—		444,802	0.62		(3,344)		(666)
Madagascar		—		371,684		—		371,684	0.52		(1,832)		(1,200)
Others		—		1,382,260		—		1,382,260	1.92		(18,294)		(3,980)

Subtotal		—		4,102,404		—		4,102,404	5.71		(34,819)		(13,871)

Total	￦	18,956,007	￦	47,872,622	￦	5,055,617	￦	71,884,246	100.00	￦	(398,113)	￦	(3,286,995)

2) Loans by industry as of December 31, 2018 and 2017, are as follows (Korean won in millions):

(December 31, 2018)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	￦	11,044,184	￦	23,492,659	￦	212,289	￦	34,749,132	48.18	￦	(161,406)	￦	(1,252,691)
Transportation		501,180		6,694,646		—		7,195,826	9.98		(36,927)		(64,916)
Financial institutions		4,139,230		6,802,713		3,154,565		14,096,508	19.55		(4,827)		(21,520)
Wholesale and retail		562,053		1,214,089		46,664		1,822,806	2.53		(3,088)		(20,891)
Real estate		—		115,179		—		115,179	0.16		(1,771)		(783)
Construction		317,442		499,756		—		817,198	1.13		(8,461)		(6,912)
Public sector and others		272,519		13,042,210		8,778		13,323,507	18.47		(162,451)		(186,591)

Total	￦	16,836,608	￦	51,861,252	￦	3,422,296	￦	72,120,156	100.00	￦	(378,931)	￦	(1,554,304)

(December 31, 2017)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	￦	14,316,259	￦	21,739,146	￦	264,633	￦	36,320,038	50.53	￦	(163,359)	￦	(3,090,742)
Transportation		273,905		6,663,808		—		6,937,713	9.65		(39,566)		(27,784)
Financial institutions		2,477,740		4,929,310		4,762,571		12,169,621	16.93		(5,451)		(17,960)
Wholesale and retail		691,117		1,212,952		25,590		1,929,659	2.68		(3,447)		(8,444)
Real estate		9,000		318,201		—		327,201	0.46		(1,917)		(801)
Construction		752,442		599,986		447		1,352,875	1.88		(588)		(9,790)
Public sector and others		435,545		12,409,218		2,376		12,847,139	17.87		(183,785)		(131,474)

Total	￦	18,956,008	￦	47,872,621	￦	5,055,617	￦	71,884,246	100.00	￦	(398,113)	￦	(3,286,995)

3) Concentration of credit risk of financial assets at FVTPL and securities (debt securities) by industry as of December 31, 2018 and 2017, are as follows (Korean won in millions):

(December 31, 2018)

	Amount		Ratio (%)
Financial Assets at FVTPL
Government and government sponsored institutions	￦	—	—
Banking and insurance		45,272	67.83
Others		21,469	32.17

Subtotal		66,741	100.00

Financial Assets at FVOCI
Government and government sponsored institutions		102,096	12.11
Banking and insurance		709,109	84.10
Others		32,013	3.79

Subtotal		843,218	100.00

Financial Assets at amortized cost
Government and government sponsored institutions		4,476	2.07
Banking and insurance		187,419	86.83
Others		23,954	11.10

Subtotal		215,849	100.00

Total	￦	1,125,808

(December 31, 2017)

	Amount		Ratio (%)
Financial Assets at FVTPL
Government and government sponsored institutions	￦	—	—
Banking and insurance		12,729	32.92
Others		25,936	67.08

Subtotal		38,665	100.00

AFS financial assets
Government and government sponsored institutions		165,117	18.11
Banking and insurance		370,859	40.69
Others		375,542	41.20

Subtotal		911,518	100.00

HTM financial assets
Government and government sponsored institutions		5,356	5.98
Banking and insurance		61,076	68.26
Others		23,045	25.76

Subtotal		89,477	100.00

Total	￦	1,039,660

4) Concentration of credit risk of financial assets at FVTPL and securities (debt securities) by country as of December 31, 2018 and 2017, are as follows (Korean won in millions):

(December 31, 2018)

	Dec. 31, 2018
	Amount		Ratio (%)
Financial assets at FVTPL
Korea	￦	16,960	25.41
Others		49,781	74.59

Subtotal		66,741	100.00

Financial Assets at FVOCI
Korea		224,580	26.63
Others		618,638	73.37

Subtotal		843,218	100.00

Financial Assets at amortized cost
Korea		84,613	39.20
Others		131,236	60.80

Subtotal		215,849	100.00

Total	￦	1,125,808

(December 31, 2017)

	Dec. 31, 2017
	Amount		Ratio (%)
Financial assets at FVTPL
United States	￦	24,895	64.39
Others		13,770	35.61

Subtotal		38,665	100.00

AFS financial assets
Korea		323,725	35.51
United States		427,449	46.89
Others		160,344	17.60

Subtotal		911,518	100.00

HTM financial assets
Korea		28,616	31.98
China		27,912	31.19
Others		32,949	36.83

Subtotal		89,477	100.00

Total	￦	1,039,660

5) Credit enhancement and its financial effect as of December 31, 2018 and 2017, are as follows (Korean won in millions):

(December 31, 2018)

	Loans(*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	￦	71,741,224	￦	40,010,549	￦	17,619,116	￦	129,370,889	100.00

Credit enhancement:
Deposits and savings		91,577		40,833		7,003		139,413	0.11
Export guarantee insurance		—		717,364		7,223		724,587	0.56
Guarantee		4,666,963		1,935,334		1,565,600		8,167,897	6.31
Securities		145,978		378,069		12,400		536,447	0.41
Real estate		1,886,139		1,200,486		23,193		3,109,818	2.40
Ships		869,933		244,822		—		1,114,755	0.86
Others		1,297,273		—		12,099		1,309,372	1.02

Subtotal		8,957,863		4,516,908		1,627,518		15,102,289	11.67

Exposure to credit risk after deducting credit enhancement	￦	62,783,361	￦	35,493,641	￦	15,991,598	￦	114,268,600	88.33

(*1) Loans exclude loans valuation adjustment related to fair value hedging.

(December 31, 2017)

	Loans(*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)

Maximum exposure to credit risk	￦	71,486,133	￦	42,808,774	￦	19,737,788	￦	134,032,695	100.00

Credit enhancement:
Deposits and savings		93,112		93,168		7,840		194,120	0.15
Export guarantee insurance		—		884,694		1,806		886,500	0.66
Guarantee		3,851,033		1,902,263		1,381,731		7,135,027	5.32
Securities		149,004		410,282		17,450		576,736	0.43
Real estate		1,720,631		1,146,484		432,126		3,299,241	2.46
Ships		859,813		205,874		9,643		1,075,330	0.80
Others		1,515,638		23,402		9,838		1,548,878	1.16

Subtotal		8,189,231		4,666,167		1,860,434		14,715,832	10.98

Exposure to credit risk after deducting credit enhancement	￦	63,296,902	￦	38,142,607	￦	17,877,354	￦	119,316,863	89.02

(*1) Loans exclude loans valuation adjustment related to fair value hedging.

4-3. Liquidity risk

(1) Overview of liquidity risk

Liquidity risk is the risk that the Bank is unable to meet its payment obligations arising from financial liabilities as they become due. The Bank discloses all financial asset, financial liabilities and off-balance-sheet items, such as loan commitments and analysis of the contractual maturity, which are related to liquidity risk, into seven categories. The cash flows disclosed in the maturity analysis are undiscounted contractual amounts, including principal and future interest, which resulted in disagreement with the discounted cash flows included in the separate statements of financial position. However, for derivatives, each discounted cash flow consisting of current fair value is presented.

(2) Principles of the liquidity risk management

1) Liquidity risk is managed with integration. The Bank measures, reports and controls liquidity risk by quantification with reasonable method.

2) Liquidity risk reflects financing plans and fund-using plans, and the Bank reports the liquidity risk with preciseness, timeliness and consistency.

3) The Bank establishes liquidity risk management strategy by analyzing liquidity maturity, liquidity gap structure and market environment.

(3) Liquidity risk management

Risk management department monitors changes by liquidity risk sources and compliance of risk limits. It notifies related departments to prepare countermeasures in case the measured liquidity risk is close to risk limits. Also, it analyzes crisis situations and effects of the crisis situations and reports to the Risk Management Committee on a regular basis. Each related department monitors changes of liquidity risk sources and compliance of risk limits by itself and if exposure to new risk is expected, it discusses the matter with the head of risk management department.

(4) Measurement of liquidity risk

The Bank measures liquidity ratio, liquidity gap ratio and others for local currency and foreign currencies and simulates analysis reflecting market environment, product features and the Bank’s strategies.

(5) Analysis on remaining contractual maturity of financial liabilities and off-balance-sheet items

Remaining contractual maturity and amount of financial liabilities and off-balance-sheet items as of December 31, 2018 and 2017, are as follows (Korean won in millions):

(December 31, 2018)

	On demand		Within 1 month		1 to 3 months		3 to 6 Months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	￦	905,901	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	905,901
Hedging derivative liabilities		—		11,405		17,721		140,390		229,816		691,997		536,974		1,628,303
Borrowings		—		68,965		45,916		448,363		632,663		3,864,588		173,063		5,233,558
Debentures		—		1,051,114		3,281,750		5,681,679		10,742,556		35,635,971		17,715,427		74,108,497
Other financial liabilities		—		719,647		—		329		2,332		167,861		947,509		1,837,678

	￦	905,901	￦	1,851,131	￦	3,345,387	￦	6,270,761	￦	11,607,367	￦	40,360,417	￦	19,372,973	￦	83,713,937

Off-balance sheet items(*1):
Commitments	￦	17,619,116	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	17,619,116
Financial guarantee contracts		14,500,508		—		—		—		—		—		—		14,500,508

	￦	32,119,624	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	32,119,624

(*1)	Guarantees and loan commitments and other credit facilities provided by the Bank have maturities. However, if the counterparty requests the payment immediately, the payment must be fulfilled.

(December 31, 2017)

	On demand		Within 1 month		1 to 3 months		3 to 6 Months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	￦	911,778	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	911,778
Hedging derivative liabilities		—		206		57,322		91,587		45,610		449,538		413,933		1,058,196
Borrowings		—		216,013		15,770		1,139,708		424,604		3,936,528		575,566		6,308,189
Debentures		—		912,759		3,000,853		5,332,189		9,803,980		31,884,629		17,443,603		68,378,013
Other financial liabilities		—		985,367		—		—		65,689		34,810		708,632		1,794,498

	￦	911,778	￦	2,114,345	￦	3,073,945	￦	6,563,484	￦	10,339,883	￦	36,305,505	￦	19,141,734	￦	78,450,674

Off-balance sheet items(*1):
Commitments	￦	19,737,788	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	19,737,788
Financial guarantee contracts		14,493,065		—		—		—		—		—		—		14,493,065

	￦	34,230,853	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	34,230,853

(*1)	Guarantees and loan commitments and other credit facilities provided by the Bank have maturities. However, if the counterparty requests the payment immediately, the payment must be fulfilled.

4-4. Market risk

(1) Overview of market risk

1) Definition of market risk

Market risk is the risk of possible losses that arise from the changes of market factors, such as interest rate, stock price, foreign exchange rate, commodity value and other market factors related to the fair value or future cash flows of the financial instruments. The Bank classifies exposures to market risk into either foreign exchange rate risk or interest rate risk. Foreign exchange risk means that possible losses on assets and liabilities denominated in foreign currencies due to changes of foreign exchange rate. Interest rate risk means that possible losses on assets and liabilities due to changes of interest rate.

2) Market risk management group

The Bank operates the Risk Management Committee and the Risk Management Council for managing risks and risk limits. The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council for practical matters, such as managing adequate assets and liabilities by analyzing foreign exchange risk, interest rate risk, liquidity risk, money balance plan and effects by initiating new product. Market risk is managed by product and currency for minimizing segments exposed to changes of foreign exchange, interest rate and securities’ price. Foreign exchange risk is measured by definite method and probabilistic method and definite method is used for limits management. Interest rate value at risk (“VaR”) and interest rate earning at risk (“EaR”) are measured by BIS standards, definite method and probabilistic method and definite method is used for limits management. Meanwhile, the Bank performs financial crisis analysis supposing exceptional, but possible events for evaluating latent weakness. The analysis is used for important decision making, such as risk mitigation, emergency plan development and limit setup. The results of the analysis are reported to the board of directors and management on a quarterly basis.

(2) Foreign exchange risk

1) Management of foreign exchange risk

Foreign exchange risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of foreign exchange risk by source and compliance of risk limits regularly. A finance division head also monitors changes of foreign exchange risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that foreign exchange risk exceeds risk limit. If foreign exchange risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2) Measurement of foreign exchange risk

Foreign exchange risk is managed by foreign exchange VaR and foreign exchange position. Foreign exchange VaR is measured on a monthly basis and foreign exchange position is measured on a daily basis. It is measured separately by currency for assets and liabilities denominated in foreign currencies exceeding 5% of total assets and liabilities denominated in foreign currencies.

3) Measurement method

① VaR

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates

VaR using equal weighted-average method based on historical changes in market rates, prices and volatilities over the previous five years data and measures VaR at a 99% single tail confidence level. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different, depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

② Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of foreign exchange that has significant influent on the value of portfolio. The Bank mainly uses historical scenario tool and also uses hypothetical scenario tool for the analysis of an abnormal market situation. Stress testing is performed at least once in every quarter.

③ Results of measurement

Results of foreign exchange VaR as of December 31, 2018 and 2017, are as follows (Korean won in millions):

	Dec. 31, 2018								Dec. 31, 2017
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Foreign exchange risk	￦	27,714	￦	4,635	￦	68,602	￦	26,897	￦	55,558	￦	6,117	￦	111,035	￦	37,718

(3) Interest rate risk

1) Management of interest rate risk

Interest rate risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of interest rate risk by source and compliance of risk limits regularly. A finance division head also monitors changes of interest rate risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that interest rate risk exceeds risk limit. If interest rate risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2) Measurement of interest rate risk

Interest rate risk is managed by measuring interest rate EaR and interest rate VaR and uses interest rate sensitivity gap and duration gap as supplementary index. Interest rate EaR and interest rate VaR are measured on a monthly basis, and interest rate sensitivity gap and duration gap are measured on a daily basis. The Bank simulates analysis reflecting market environment, product features and the Bank’s strategies.

3) Measurement method

① VaR

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates

VaR using equal weighted-average method based on historical changes in market rates, prices and volatilities over the previous five years data and measures VaR at a 99% single tail confidence level. This means the actual amount of loss may exceed the VaR, on average, once out of 100 business days. VaR is a commonly used market risk management technique. However, the method has some limitations.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient or too long, the VaR results may understate or overstate the potential loss.

② Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of interest rate that has significant influence on the value of portfolio. The Bank mainly uses historical scenario tool and also uses hypothetical scenario tool for the analysis of an abnormal market situation. Stress testing is performed at least once in every quarter.

③ Results of measurement

Results of interest rate VaR as of December 31, 2018 and 2017, are as follows (Korean won in millions):

	Dec. 31, 2018								Dec. 31, 2017
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Interest rate risk	￦	79,086	￦	37,129	￦	112,921	￦	37,129	￦	112,024	￦	58,413	￦	179,886	￦	96,423

4-5. Capital risk

The Bank follows the standard of capital adequacy established by the Financial Services Commission. The standard is based on Basel III, which was established by Basel Committee on Banking Supervision in BIS. In Korea, this standard has been followed since December 2013. According to the standard, domestic banks should maintain at least 8% or above of BIS capital ratio for risk-weighted asset, and quarterly report BIS capital ratio to the FSS.

According to Korean Banking Supervision rules for operations, the Bank’s capitals are mainly divided into two categories:

1) Tier 1 capital (basic capital): Basic capital is composed of capital stock-common and other basic capital. Capital stock-common includes common stock satisfied with qualifications, capital surplus, retained earnings, accumulated other comprehensive income, other reserves and non-controlling interests among the common stock of consolidated subsidiaries. Other basic capital includes securities and capital surplus satisfied with qualifications

2) Tier 2 capital (supplementary capital): Supplementary capital is composed of the securities and capital surplus satisfied with qualifications, non-controlling interests among the securities of consolidated subsidiaries and the amounts of less than below 1.25% of credit risk-weighted asset like allowance for credit losses in respect of credits classified as normal or precautionary.

The risk-weighted asset includes intrinsic risks in total assets, errors of internal operation processes and loss risk from external events. It indicates a size of assets reflecting the level of risks that the Bank bears. The Bank computes the risk-weighted asset by risks (credit risk, market risk and operational risk) and uses it for calculation of BIS capital ratio.

5. FINANCIAL ASSETS AND FINANCIAL LIABILITIES:

5-1. Classification and fair value

(1) Carrying amounts and fair values of financial instruments as of December 31, 2018 and 2017, are as follows (Korean won in millions):

(December 31, 2018)

	Classification	Carrying amount		Fair value
Financial assets:
Cash and due from financial institutions	Non-recurring	￦	3,682,863	￦	3,682,864
Financial assets at FVTPL	Recurring		2,298,223		2,298,223
Hedging derivative assets	Recurring		75,743		75,743
Loans at amortized cost	Non-recurring		70,199,721		70,374,963
Financial assets at FVOCI	Recurring		8,628,968		8,628,968
Financial assets at amortized cost	Non-recurring		215,788		217,237
Other financial assets	Non-recurring		964,721		964,721

		￦	86,066,027	￦	86,242,719

Financial liabilities:
Financial liabilities at FVTPL	Recurring	￦	905,901	￦	905,901
Hedging derivative liabilities	Recurring		1,628,303		1,628,303
Borrowings	Non-recurring		4,893,478		4,833,791
Debentures	Non-recurring		65,942,970		66,493,992
Other financial liabilities	Non-recurring		1,837,678		1,837,678

		￦	75,208,330	￦	75,699,665

(December 31, 2017)

	Classification	Carrying amount		Fair value
Financial assets:
Cash and due from financial institutions	Non-recurring	￦	2,091,920	￦	2,092,008
Financial assets at FVTPL	Recurring		1,616,973		1,616,973
Hedging derivative assets	Recurring		228,121		228,121
Loans	Non-recurring		68,223,320		69,459,210
AFS financial assets	Recurring		6,692,478		6,692,478
HTM financial assets	Non-recurring		89,477		89,119
Other financial assets	Non-recurring		933,510		933,510

		￦	79,875,799	￦	81,111,419

Financial liabilities:
Financial liabilities at FVTPL	Recurring	￦	911,778	￦	911,778
Hedging derivative liabilities	Recurring		1,058,196		1,058,196
Borrowings	Non-recurring		6,013,457		5,985,700
Debentures	Non-recurring		60,685,098		61,193,068
Other financial liabilities	Non-recurring		1,794,498		1,794,498

		￦	70,463,027	￦	70,943,240

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. For each class of financial assets and financial liabilities, the Bank discloses the fair value of that class of assets and liabilities in a way that permits them to be compared with their carrying amount at the end of each reporting period. The best evidence of fair value of financial instruments is quoted price in an active market.

Methods for measuring fair value of financial instruments are as follows:

Financial instruments	Method of measuring fair value
Loans and receivables

As demand deposits and transferable deposits do not have maturity and are readily convertible to cash, the carrying amounts of these deposits approximate their fair values. Fair values of the deposits with the maturity of more than one year are determined by discounted cash flow model (“DCF model”).

DCF model is also used to determine the fair value of loans. Fair value is determined by discounting the cash flows expected from each contractual period by applying the discount rates for each period.

Investment securities	Trading financial assets and liabilities and AFS financial assets are measured at fair value using a quoted market price in an active market. If a quoted market price is not available, they are measured by using a price quoted by a third party, such as a pricing service or broker or using the DCF model.

Derivatives	For exchange traded derivative, quoted price in active market is used to determine fair value and for OTC derivative, fair value is determined primarily using the DCF model. The Bank uses internally developed valuation models that are widely used by market participants to determine fair value of plain OTC derivatives including option, interest rate swap and currency swap based on observable market parameters. However, some complex financial instruments are valued using the results of independent pricing services, where part or all of the inputs are not observable in the market.

Borrowings	Fair value is determined using DCF model discounting contractual future cash flows by appropriate discount rate.

Debentures

Fair value of debentures denominated in local currency is determined by using the valuation of independent third-party pricing services in accordance with the market prices that are quoted in active markets.

Fair value of debentures denominated in foreign currencies is determined by DCF model.

Fair values of financial assets and financial liabilities classified as fair value Level 3 of the fair value hierarchy are determined by using the valuation of independent third-party pricing services. Meanwhile, carrying amounts of other financial assets and financial liabilities are regarded as an approximation of fair values.

(2) Fair value hierarchy

Fair value hierarchy of financial assets and liabilities, which are not measured at fair value as of December 31, 2018 and 2017, is as follows (Korean won in millions):

(Dec. 31, 2018)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial Institutions(*)	￦	950,067	￦	—	￦	2,732,797	￦	3,682,864
Loans at amortized cost		—		—		70,374,963		70,374,963
Financial assets at amortized cost		—		217,237		—		217,237
Other financial assets		—		—		964,721		964,721

Total	￦	950,067	￦	217,237	￦	74,072,481	￦	75,239,785

Financial liabilities:
Borrowings	￦	—	￦	4,833,791	￦	—	￦	4,833,791
Debentures		—		66,493,992		—		66,493,992
Other financial liabilities		—		—		1,837,678		1,837,678

Total	￦	—	￦	71,327,783	￦	1,837,678	￦	73,165,461

(December 31, 2017)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions(*)	￦	647,521	￦	—	￦	1,444,487	￦	2,092,008
Loans		—		—		69,459,210		69,459,210
HTM financial assets		—		89,119		—		89,119
Other financial assets		—		—		933,510		933,510

	￦	647,521	￦	89,119	￦	71,837,207	￦	72,573,847

Financial liabilities:
Borrowings	￦	—	￦	5,985,700	￦	—	￦	5,985,700
Debentures		—		61,193,068		—		61,193,068
Other financial liabilities		—		—		1,794,498		1,794,498

	￦	—	￦	67,178,768	￦	1,794,498	￦	68,973,266

(*)	Cash and due from financial institutions as Level 3 are consist of deposits for over-the-counter derivatives to Central Counterparty, and other financial institutions.

Fair value hierarchy of financial assets and liabilities measured at fair value as of December 31, 2018, and December 31 2017, is as follows (Korean won in millions):

(December 31, 2018)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	￦	—	￦	2,032,246	￦	265,977	￦	2,298,223
Hedging derivative assets		—		75,743		—		75,743
Financial assets at FVOCI		283,102		743,304		7,602,562		8,628,968

	￦	283,102	￦	2,851,293	￦	7,868,539	￦	11,002,934

Financial liabilities:
Financial liabilities at FVTPL	￦	—	￦	905,901	￦	—	￦	905,901
Hedging derivative liabilities		—		1,628,303		—		1,628,303

	￦	—	￦	2,534,204	￦	—	￦	2,534,204

(December 31, 2017)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	￦	725,613	￦	891,360	￦	—	￦	1,616,973
Hedging derivative assets		—		228,121		—		228,121
AFS financial assets		319,416		812,471		3,906,416		5,038,303

	￦	1,045,029	￦	1,931,952	￦	3,906,416	￦	6,883,397

Financial liabilities:
Financial liabilities at FVTPL	￦	—	￦	911,778	￦	—	￦	911,778
Hedging derivative liabilities		—		1,058,196		—		1,058,196

	￦	—	￦	1,969,974	￦	—	￦	1,969,974

The Bank classifies financial instruments as three level of fair value hierarchy as below:

Level 1:

Financial instruments measured at quoted prices from active markets are classified as fair value Level 1. This level includes listed equity securities, derivatives, and government bonds traded in an active exchange market.

Level 2:

Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as Level 2. This level includes the majority of debt and general OTC derivatives such as swap, futures and options

Level 3:

Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as Level 3. This level includes unlisted equity securities, structured bonds and OTC derivatives.

The valuation techniques and input variables of Level 2 financial instruments subsequently not measured at fair value as of December 31, 2018 and December 31, 2017 are as follows (Korean won in millions):

(December 31, 2018)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at amortized cost
Debt securities	￦	217,237	DCF Model	Discount rate
Financial liabilities
Borrowings		4,833,791	DCF Model	Discount rate
Debentures		66,493,992	DCF Model	Discount rate

(December 31, 2017)

	Fair value		Valuation techniques	Input variables
Financial assets
HTM financial assets
Debt securities	￦	89,119	DCF Model	Discount rate
Financial liabilities
Borrowings		5,985,700	DCF Model	Discount rate
Debentures		61,193,068	DCF Model	Discount rate

The valuation techniques and input variables of Level 3 financial instruments subsequently not measured at fair value as of December 31, 2018 and December 31, 2017 are as follows (Korean won in millions):

(December 31, 2018)

	Fair value		Valuation techniques	Input variables
Financial assets
Loans at amortized cost	￦	70,374,963	DCF Model	Discount rate
Other financial assets		964,721	DCF Model	Discount rate
Financial liabilities
Other financial liabilities		1,837,678	DCF Model	Discount rate

(December 31, 2017)

	Fair value		Valuation techniques	Input variables
Financial assets
Loans	￦	69,459,210	DCF Model	Discount rate
Other financial assets		933,510	DCF Model	Discount rate
Financial liabilities
Other financial liabilities		1,794,498	DCF Model	Discount rate

The valuation techniques and input variables of Level 2 financial instruments, measured at fair value after initial recognition, as of December 31, 2018 and December 31, 2017 are as follows (Korean won in millions):

(December 31, 2018)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	￦	1,194,714	DCF Model	Discount rate
Derivative assets for trading		837,532	DCF Model	Discount rate
Hedging derivative assets		75,743	DCF Model	Discount rate
Financial assets at FVOCI:
Debt securities		743,304	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading		905,901	DCF Model	Discount rate
Hedging derivative liabilities		1,628,303	DCF Model	Discount rate

(December 31, 2017)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	￦	38,665	DCF Model	Discount rate
Derivative assets for trading		852,695	DCF Model	Discount rate
Hedging derivative assets		228,121	DCF Model	Discount rate
AFS financial assets
Debt securities		812,471	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading		911,778	DCF Model	Discount rate
Hedging derivative liabilities		1,058,196	DCF Model	Discount rate

Below table accounts for quantitative information of fair value using input factor, which is significant but unobservable, and relation between unobservable input factor and estimate of fair value.

(December 31, 2018)

	Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
Financial assets at FVTPL:
Unlisted stock	￦	17,223	DCF Model NAV Methods CCA Methods	Discount rate	7.85%	If discount rate is decreased (increased)/if growth rate is increased (decreased), fair value is increased (decreased).
Marketable securities		159,765
Paid-in capital		72,029		Growth rate	—
Loans		16,960
Financial assets at FVOCI:
Unlisted stock	￦	7,585,686	DCF Model NAV Methods CCA Methods	Discount rate	3.87 ~ 16.21%	If discount rate is decreased (increased)/if growth rate is increased (decreased), fair value is increased (decreased).
Paid-in capital		16,876		Growth rate	—

(December 31, 2017)

	Fair value (Korean won in millions)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
AFS financial assets:
Unlisted stock	￦	3,906,416	DCF Model CCA Methods NAV Methods FTE Methods	Discount rate	5.49% ~ 19.31%	If discount rate is decreased (increased)/if growth rate is increased (decrease), fair value is increased (decreased).
				Growth rate	—

1) Changes in Level 3 financial assets that are measured at fair value for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

(2018)

	Beginning balance(*1)		Profit (loss)		Other comprehensive income		Purchases/ issues		Sales/ settlements		Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
Securities at FVTPL	￦	134,325	￦	3,750	￦	—	￦	114,491	￦	(3,549)	￦	—	￦	249,017
Loans at FVTPL		13,577		(117)		—		3,500		—		—		16,960
Financial assets at FVOCI		6,292,539		—		1,115,904		194,134		(15)		—		7,602,562

Total	￦	6,440,441	￦	3,633	￦	1,115,904	￦	312,125	￦	(3,564)	￦	—	￦	7,868,539

(*1)	The beginning balance was restated in accordance with K-IFRS No. 1109.

(2017)

	Beginning balance		Profit (Loss)	Other comprehensive income	Purchases/ issues		Sales/ settlements	Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
AFS financial assets	￦	3,931,733	￦ (80)	￦ (87,259)	￦	64,366	￦ (2,344)	￦	—	￦	3,906,416

2) In relation to changes in Level 3 of the fair value hierarchy, total gains or losses recognized in profit or loss for the period and total gains or losses for financial instruments held at the end of the reporting period in the separate statement of comprehensive income for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

	Net income (loss) from financial investments
	2018		2017
Total gains (losses) on financial instruments held at the end of the reporting period	￦	3,633	￦	(80)
Total gains (losses) included in profit or loss for the period		3,633		(80)

3) The sensitivity of fair value analysis for the Level 3 financial instruments

The Bank performed the sensitivity analysis for the Level 3 financial instruments for which fair value would be measured differently upon reasonably possible alternative assumptions. The Bank classified the effect from changes upon the alternative assumptions into favorable effect and unfavorable effect and presented the most favorable effect or the most unfavorable effect in the table hereunder. Stocks are the financial instruments subject to sensitivity analysis, which are classified as Level 3 and of which changes in fair value are recognized as other comprehensive income. Meanwhile, equity instruments, which are recognized as cost among the financial instruments and are classified as Level 3 are excluded from the sensitivity analysis.

Sensitivity analysis details per market risk variable of each Level 3 financial instrument held and measured at fair value as of December 31, 2018 and 2017, are as follows (Korean won in millions):

(December 31, 2018)

	Net income (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
Financial assets at FVTPL(*1)	￦	1,356	￦	(507)	￦	—	￦	—
Financial assets at FVOCI(*1)		—		—		5,923,204		(1,222,886)

(December 31, 2017)

	Net income (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
AFS Financial assets(*1)	￦	—	￦	—	￦	3,175,806	￦ (936,590)

(*1)	Changes in fair value of stocks are computed along with the increases or decreases in either growth rate from nil to 1% and discount rate, which are unobservable inputs.

5-2. Carrying amounts of financial instruments

Carrying amounts of financial instruments as of December 31, 2018 and 2017, are as follows (Korean won in millions):

(December 31, 2018)

	Financial assets at FVTPL		Financial assets at FVOCI		Financial assets at amortized cost		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	￦	—	￦	3,682,863	￦	—	￦	—	￦	3,682,863
Financial assets at FVTPL		2,298,223		—		—		—		2,298,223
Hedging derivative assets		—		—		—		75,743		75,743
Loans at amortized cost		—		70,199,721		—		—		70,199,721
Financial investments		—		215,788		8,628,968		—		8,844,756
Other financial assets		—		964,721		—		—		964,721

Total	￦	2,298,223	￦	75,063,093	￦	8,628,968	￦	75,743	￦	86,066,027

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	￦	905,901	￦	—	￦	—	￦	905,901
Hedging derivative liabilities		—		—		1,628,303		1,628,303
Borrowings		—		4,893,478		—		4,893,478
Debentures		—		65,942,970		—		65,942,970
Other financial liabilities		—		1,837,678		—		1,837,678

Total	￦	905,901	￦	72,674,126	￦	1,628,303	￦	75,208,330

(December 31, 2017)

	Financial assets at FVTPL		Loans		AFS financial assets		HTM financial assets		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	￦	—	￦	2,091,920	￦	—	￦	—	￦	—	￦	2,091,920
Financial assets at FVTPL		1,616,973		—		—		—		—		1,616,973
Hedging derivative assets		—		—		—		—		228,121		228,121
Loans		—		68,223,320		—		—		—		68,223,320
Financial investments		—		—		6,692,478		89,477		—		6,781,955
Other financial assets		—		933,510		—		—		—		933,510

Total	￦	1,616,973	￦	71,248,750	￦	6,692,478	￦	89,477	￦	228,121	￦	79,875,799

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	￦	911,778	￦	—	￦	—	￦	911,778
Hedging derivative liabilities		—		—		1,058,196		1,058,196
Borrowings		—		6,013,457		—		6,013,457
Debentures		—		60,685,098		—		60,685,098
Other financial liabilities		—		1,794,498		—		1,794,498

Total	￦	911,778	￦	68,493,053	￦	1,058,196	￦	70,463,027

5-3. Offset of financial instruments

The Bank has conditional rights of setoff that are enforceable and exercisable only in the events mentioned in agreements regardless of meeting some or all of the offsetting criteria in K-IFRS 1032 for financial instruments. Cash collaterals do not meet the offsetting criteria in K-IFRS 1032, but they can be set off with net amount of financial instruments.

The effects of netting agreements as of December 31, 2018 and 2017, are as follow (Korean won in millions):

(December 31, 2018)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the financial statements				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	￦	913,275	￦	—	￦	913,275	￦	(292,132)	￦	(3,488)	￦	617,655
Financial liabilities:
Derivatives		2,534,204		—		2,534,204		(292,132)		(1,380,905)		861,167

(December 31, 2017)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the financial statements				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	￦	1,080,816	￦	—	￦	1,080,816	￦	(535,438)	￦	(38,009)	￦	507,369
Financial liabilities:
Derivatives		1,969,974		—		1,969,974		(535,438)		(667,220)		767,316

5-4. Transfer of financial assets

The Bank has securities sold under repurchase agreements (“RP”), and it refers to the financial assets that have been transferred, but presented in the separate financial statements since the assets do not meet the conditions of derecognition. In case of securities sold under the RP, securities are disposed, but the Bank agrees to repurchase at the fixed amount, so that the Bank retains substantially all the risks and rewards of ownership of the securities. There are no carrying amounts of transferred assets and relevant liabilities as of December 31, 2018 and December 31, 2017.

6. OPERATING SEGMENT:

Though the Bank conducts business activities related to financial services, in accordance with relevant laws, such as the Export-Import Bank of Korea Act, it does not report separate segment information, as management considers the Bank to be operating under one core business. The Bank determines geographic information of its revenue and non-current assets based on originating location. As the Bank’s originating location for all transactions is in Korea, the geographical information for revenue and non-current assets is omitted.

7. CASH AND DUE FROM FINANCIAL INSTITUTIONS:

(1) Cash and cash equivalents as of December 31, 2018 and December 31, 2017 are as follows (Korean won in millions):

Detail	Dec. 31, 2018		Dec. 31, 2017
Due from financial institutions in local currency	￦	604,286	￦	439,119
Due from financial institutions in foreign currencies		3,078,577		1,652,801

Subtotal		3,682,863		2,091,920

Restricted due from financial institutions		(2,132,796)		(985,926)
Due from financial institutions with original maturities of more than three months at acquisition date		(530,000)		(290,000)

Subtotal		(2,682,796)		(1,275,926)

Total(*1)	￦	1,020,067	￦	815,994

(*1)	Equal to the cash and due from financial institutions as presented on the separate statements of cash flows.

(2) Details of due from financial institutions as of December 31, 2018 and 2017 are as follows (Korean won in millions):

Detail	December 31, 2018			December 31, 2017
	Amount		Interest (%)	Amount		Interest (%)
Due from financial institutions in local currency:
Demand deposits	￦	2,026	—	￦	1,439	—
Time deposits		600,000	1.83 ~ 2.27		430,000	1,60 ~ 2.15
Others		600	1.10		4,900	1.10
Margin for derivatives		1,660	—		2,780	—

Subtotal		604,286			439,119

Due from financial institutions in foreign currencies:
Demand deposits		43,379	—		44,057	—
Time deposits		—	—		28,473	—
On demand		865,382	—		572,133	—
Offshore demand deposits		38,680	—		24,993	—
Others		1,836,348	0.00 ~ 0.45		784,438	0.00 ~ 0.45
Margin for derivatives		294,788	—		198,707	—

Subtotal		3,078,577			1,652,801

Total	￦	3,682,863		￦	2,091,920

(3) Restricted due from financial institutions as of December 31, 2018 and December 31, 2017 are as follows (Korean won in millions):

Detail	Financial Institution	Dec. 31, 2018		Dec. 31, 2017		Reason for restriction
Others	DEUTSCHE BANK TRUST COMPANY AMERICAS and others	￦	2,132,796	￦	985,926	Credit support annex for derivative transactions

8. FINANCIAL ASSETS AT FVTPL:

Details of financial assets at FVTPL as of December 31, 2018 and 2017, are as follows (Korean won in millions):

(December 31, 2018)

	Amount
Debt securities in local currency
Paid-in capital	￦	67,614
Beneficiary certificates		1,212,517

Subtotal		1,280,131

Debt securities in foreign currency
Debt securities		49,781
Paid-in capital		4,415
Beneficiary certificates		92,181
Equity securities in foreign currency stocks		17,223

Subtotal		163,600

Loans at FVPL
Privately placed corporate bonds		16,960
Derivative assets
Stocks		583
Interest product		445,329
Currency product		391,596
Others		24

Subtotal		837,532

Total	￦	2,298,223

(December 31, 2017)

	Amount
Equity securities
Beneficiary certificates	￦	725,613
Debt securities
Debt securities in foreign currency		38,665
Derivative assets
Stocks		1,444
Interest product		329,246
Currency product		521,982
Others		23

		852,695

Total	￦	1,616,973

9. FINANCIAL INVESTMENTS:

Details of financial investments as of December 31, 2018 and 2017, are as follows (Korean won in millions):

(December 31, 2018)

	Amount
Financial assets at FVOCI
Debt securities in local currency
National bond	￦	99,914
Derivative linked securities		50,000
Equity securities
Stocks		7,768,874
Paid-in capital		16,876

Subtotal		7,935,664

Debt securities in foreign currencies
Corporate bonds and etc.(*1)		693,304

Financial assets at amortized cost
Debt securities in foreign currencies
Corporate bonds and etc.(*1)		215,788

Total	￦	8,844,756

(December 31, 2017)

	Amount
AFS securities in local currency
Equity securities
Marketable securities	￦	220,370
Non-marketable securities		5,410,644
Equity investments in unincorporated entities		62,117
Others		65,642
Debt securities
Debt securities		149,085

Subtotal		5,907,858

AFS securities in foreign currencies
Equity securities
Stocks		17,764
Paid-in capital		4,423
Debt securities
Debt securities(*1)		762,433

Subtotal		784,620

HTM securities in foreign currencies
Debt securities
Debt securities(*1)		89,477

Total	￦	6,781,955

(*1)	Includes securities, which are pledged as collateral amounting to ￦60,229 million and ￦31,220 million as of December 31, 2018 and 2017, respectively.

10. LOANS AT AMORTIZED COST:

Loans as presented below exclude loan valuation adjustment related to fair value hedging amounting to ￦12,801 million and ￦24,182 million as of December 31, 2018 and 2017, respectively.

(1) Details of loans as of December 31, 2018 and December 31, 2017 are as follows (Korean won in millions):

	Detail	Dec. 31, 2018		Dec. 31, 2017
Loans in local currency	Loans for export	￦	11,509,858	￦	12,027,416
	Loans for foreign investments		1,290,776		797,992
	Loans for import		2,550,627		1,959,237
	Troubled Debt Restructuring		951,800		2,161,537
	Others		533,547		2,009,825

	Subtotal		16,836,608		18,956,007

Loans in foreign currencies	Loans for export		26,938,880		25,985,848
	Loans for foreign investments		21,167,724		19,518,443
	Loans for rediscounted trading notes		1,017,471		—
	Loans for import		1,921,810		1,594,141
	Overseas funding loans		585,160		546,938
	Domestic usance bills		180,301		172,830
	Others		49,906		54,422

	Subtotal		51,861,252		47,872,622

Others	Foreign-currency bills bought		876,098		1,063,717
	Advance payments on acceptances and guarantees		30,473		10,656
	Call loans		2,515,725		2,056,086
	Interbank loans in foreign currencies		—		1,925,158

	Subtotal		3,422,296		5,055,617

	Total		72,120,156		71,884,246
	Net deferred origination fees and costs		(378,931)		(398,113)
	Allowance for loan losses		(1,554,304)		(3,286,995)

	Total	￦	70,186,920	￦	68,199,138

(2) Loans classified by type of customers as of December 31, 2018 and 2017 are as follows (Korean won in millions):

(December 31, 2018)

	Detail	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Customer	Large enterprise	￦	6,838,493	￦	30,626,080	￦	102,321	￦	37,566,894	60.73
	Small and medium sized enterprise		6,298,185		5,637,751		165,411		12,101,347	19.56
	Public sector and others		1,969,233		10,218,766		—		12,187,999	19.71

	Subtotal		15,105,911		46,482,597		267,732		61,856,240	100.00

	Net deferred origination fees and costs		(5,637)		(371,438)		—		(377,075)
	Allowance for loan losses		(706,023)		(797,970)		(31,573)		(1,535,566)

	Subtotal		14,394,251		45,313,189		236,159		59,943,599

Financial institution	Bank		1,730,697		2,941,252		3,024,925		7,696,874	74.99
	Others		—		2,437,402		129,640		2,567,042	25.01

	Subtotal		1,730,697		5,378,654		3,154,565		10,263,916	100.00

	Net deferred origination fees and costs		—		(1,856)		—		(1,856)
	Allowance for loan losses		(948)		(14,682)		(3,109)		(18,739)

	Subtotal		1,729,749		5,362,116		3,151,456		10,243,321

	Total	￦	16,124,000	￦	50,675,305	￦	3,387,615	￦	70,186,920

(December 31, 2017)

	Detail	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Customer	Large enterprise	￦	8,000,990	￦	29,003,791	￦	160,194	￦	37,164,975	60.29
	Small and medium sized enterprise		8,511,777		6,207,018		132,851		14,851,646	24.09
	Public sector and others		1,083,874		8,545,395		—		9,629,269	15.62

	Subtotal		17,596,641		43,756,204		293,045		61,645,890	100.00

	Net deferred origination fees and costs		(3,886)		(392,432)		—		(396,318)
	Allowance for loan losses		(2,891,976)		(368,530)		(9,700)		(3,270,206)

	Subtotal		14,700,779		42,995,242		283,345		57,979,366

Financial institution	Bank		1,359,366		2,368,339		4,494,987		8,222,692	80.31
	Others		—		1,748,079		267,585		2,015,664	19.69

	Subtotal		1,359,366		4,116,418		4,762,572		10,238,356	100.00

	Net deferred origination fees and costs		—		(1,795)		—		(1,795)
	Allowance for loan losses		(800)		(8,450)		(7,539)		(16,789)

	Subtotal		1,358,566		4,106,173		4,755,033		10,219,772

	Total	￦	16,059,345	￦	47,101,415	￦	5,038,378	￦	68,199,138

(3) Changes in allowance for loan losses for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

(2018)

	12 month expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance(*1)	￦	240,653	￦	415,963	￦	2,661,044	￦	3,317,660
- Transfer to 12 month expected credit losses		6,436		(6,384)		(52)		—
- Transfer to lifetime expected credit losses		(4,482)		4,494		(12)		—
- Transfer to credit-impaired financial assets		(994)		(28,527)		29,521		—
Written-off		(1,091)		—		(2,018,447)		(2,019,538)
Collection of written-off loans		8,742		—		2,056		10,798
Loan-for-equity swap		—		—		(31,364)		(31,364)
Others		(38,592)		—		—		(38,592)
Unwinding effect		—		(299)		(34,048)		(34,347)
Foreign exchange translation		3,418		13,987		4,896		22,301
Additional provisions, net of reversals		43,067		159,506		124,813		327,386

Ending balance	￦	257,157	￦	558,740	￦	738,407	￦	1,554,304

(*1)	The beginning balance was restated in accordance with K-IFRS No. 1109.

(2017)

	Individual assessment		Collective assessment		Total
Beginning balance	￦	2,228,715	￦	697,020	￦	2,925,735
Written-off		(205,540)		(79,080)		(284,620)
Collection of written-off loans		445		18,094		18,539
Loan-for-equity swap		(48,404)		(4,093)		(52,497)
Others		—		(938,437)		(938,437)
Unwinding effect		(74,103)		(5,745)		(79,848)
Foreign exchange translation		(10,137)		(15,932)		(26,069)
Additional provisions, net of reversals		706,250		1,017,942		1,724,192
Transfer in (out)		372,475		(372,475)		—

Ending balance	￦	2,969,701	￦	317,294	￦	3,286,995

11. INVESTMENTS IN ASSOCIATES AND SUBSIDIARIES:

(1) Details of investments in associates and subsidiaries as of December 31, 2018 and December 31, 2017 are as follows (Korean won in millions):

(December 31, 2018)

Company	Detail	Location	Business	Year-end	Ownership (%)	Net asset(*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	￦	45,874	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		17,316		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	85.00		26,754		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		64,034		49,139
Korea Asset Management Corporation	Associate	Korea	Financial service	December	25.86		483,324		380,520
Credit Guarantee and Investment Fund(*2,4)	Associate	Philippines	Financial service	December	11.64		116,502		115,486
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.(*5)	Associate	Korea	Shipbuilding	December	81.25		(1,216,974)		—
DAESUN Shipbuilding & Engineering Co., Ltd.(*6)	Associate	Korea	Shipbuilding	December	83.03		(270,822)		—
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	25.00		8,017		8,795
KBS-KDB Private Equity Fund	Associate	Korea	Financial service	December	20.30		5,892		6,032
Korea Shipping and Maritime Transportation	Associate	Korea	Financial service	December	40.00		421,440		400,000
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		273,978		1,467,520

Total								￦	2,511,497

(December 31, 2017)

Company	Detail	Location	Business	Year-end	Ownership (%)	Net asset(*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	￦	45,079	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		15,568		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	85.00		27,359		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		60,176		49,139
Korea Asset Management Corporation	Associate	Korea	Financial service	December	25.86		450,571		380,520
Credit Guarantee and Investment Fund(*2,4)	Associate	Philippines	Financial service	December	14.29		113,046		115,486
Korea Marine Guarantee Inc.	Associate	Korea	Financial service	December	41.88		130,788		135,000
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.(*3,4)	Associate	Korea	Shipbuilding	December	81.25		(972,550)		—
DAESUN Shipbuilding & Engineering Co., Ltd.(*4,6)	Associate	Korea	Shipbuilding	December	67.30		(264,588)		—
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	25.00		2,010		2,570
KBS-KDB Private Equity Fund	Associate	Korea	Financial service	December	20.83		2,096		2,367
Korea Shipping and Maritime Transportation	Associate	Korea	Financial service	December	40.00		304,812		362,000
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		301,181		1,467,520

Total								￦	2,598,607

(*1)	In cases of associates, the amounts represent net asset after taking into account percentage of ownership.
(*2)

As of December 31, 2018 and December 31, 2017, this entity is classified into an associate because the Bank has significant influence in the way of representation on the board of directors or equivalent governing body of the investee.

(*3)

As of December 31, 2017, this entity was under the creditor-led work out programs. The Bank would need to have at least 75% of the total creditor’s loans to have substantive control based on the creditor’s agreement. As the Bank had only 69.01% of the total creditor’s loans, this was classified into associates.

(*4)

The most recent financial statements were used (due to the unavailability of the ones as of December 31, 2018) in which the significant transactions or events, which occurred between the end of preceding reporting period of an associate and that of the Bank, had been reflected.

(*5)

Since the corporate restructuring process has been initiated during the current year and major decisions have been made by the courts, the Bank classified the entity as an associate not considering to have substantial control over the entity.

(*6)

This entity was under the creditor-led work out programs. The Bank should have at least 75% of the total creditor’s loans to have a substantive control based on the creditor’s agreement. As the Bank had only 70.60% of the total creditor’s loans, this was classified into associates.

(2) Changes in investments in associates and subsidiaries for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

(2018)

Company	Detail	Beginning balance		Acquisition		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	￦	48,460	￦	—	￦	—	￦	—	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary		10,275		—		—		—		10,275
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		—		—		—		49,139
Korea Asset Management Corporation	Associate		380,520		—		—		—		380,520
Credit Guarantee and Investment Fund	Associate		115,486		—		—		—		115,486
Korea Marine Guarantee Inc.	Associate		135,000		—		(135,000)		—		—
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Associate		—		—		—		—		—
DAESUN Shipbuilding & Engineering Co., Ltd.	Associate		—		—		—		—		—
KTB Newlake Global Healthcare PEF	Associate		2,570		6,225		—		—		8,795
KBS-KDB Private Equity Fund	Associate		2,367		4,140		(475)		—		6,032
Korea Shipping and Maritime Transportation	Associate		362,000		38,000		—		—		400,000
Korea Aerospace Industries. Ltd.	Associate		1,467,520		—		—		—		1,467,520

Total		￦	2,598,607	￦	48,365	￦	(135,475)	￦	—	￦	2,511,497

(2017)

Company	Detail	Beginning balance		Acquisition		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	￦	48,460	￦	—	￦	—	￦	—	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary		10,275		—		—		—		10,275
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		—		—		—		49,139
Korea Asset Management Corporation	Associate		380,520		—		—		—		380,520
Credit Guarantee and Investment Fund	Associate		115,486		—		—		—		115,486
Korea Marine Guarantee Inc.	Associate		135,000		—		—		—		135,000
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Associate		—		236		—		(236)		—
DAESUN Shipbuilding & Engineering Co., Ltd.	Associate		—		—		—		—		—
EQP Global Energy Infrastructure PEF	Associate		280		—		(280)		—		—
KTB Newlake Global Healthcare PEF	Associate		1,153		1,417		—		—		2,570
KBS-KDB Private Equity Fund	Associate		501		1,866		—		—		2,367
Korea Shipping and Maritime Transportation	Associate		—		362,000		—		—		362,000
Korea Aerospace Industries. Ltd.	Associate		—		1,467,520		—		—		1,467,520

Total		￦	766,084	￦	1,833,039	￦	(280)	￦	(236)	￦	2,598,607

(3) Summarized financial information of associates and subsidiaries as of and for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

(December 31, 2018)

Company	Assets		Liabilities		Operating income (loss)		Net income (loss)		Comprehensive net income (loss)
KEXIM Bank UK Limited	￦	420,787	￦	374,913	￦	2,165	￦	2,283	￦	794
KEXIM Vietnam Leasing Co.		164,600		147,284		1,285		1,053		1,749
PT.KOEXIM Mandiri Finance		179,376		152,623		1,424		682		(87)
KEXIM Asia Limited		464,899		400,865		2,991		3,377		4,163
Korea Asset Management Corporation		4,059,409		2,190,405		85,974		72,143		(24,757)
Credit Guarantee and Investment Fund		1,042,772		41,893		17,007		16,275		(18,694)
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		939,911		2,703,386		(33,332)		(111,591)		(63)
DAESUN Shipbuilding & Engineering Co., Ltd.		408,591		792,192		4,164		(2,568)		14,001
KTB Newlake Global Healthcare PEF		32,380		311		(870)		(870)		(870)
KBS-KDB Private Equity Fund		29,249		227		608		608		608
Korea Shipping and Maritime Transportation		1,062,659		9,060		8,036		199,781		(3,347)
Korea Aerospace Industries. Ltd.		3,932,938		2,887,097		144,468		50,262		42,379

(December 31, 2017)

Company	Assets		Liabilities		Operating income (loss)		Net income (loss)		Comprehensive net income (loss)
KEXIM Bank UK Limited	￦	453,479	￦	408,400	￦	3,470	￦	2,831	￦	(1,129)
KEXIM Vietnam Leasing Co.		144,783		129,216		1,786		1,599		(2,166)
PT.KOEXIM Mandiri Finance		176,436		149,077		2,769		2,397		(5,003)
KEXIM Asia Limited		423,166		362,989		3,452		3,094		(13,969)
Korea Asset Management Corporation		3,567,608		1,825,259		60,350		45,137		33,104
Credit Guarantee and Investment Fund		837,193		46,106		12,234		12,310		15,269
Korea Marine Guarantee Inc.		331,270		18,978		(849)		(1,863)		(1,785)
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		1,294,318		2,703,607		43,967		7,976		15,412
DAESUN Shipbuilding & Engineering Co., Ltd.		420,575		795,346		(10,398)		(143)		(143)
KTB Newlake Global Healthcare PEF		8,279		239		(671)		(671)		(671)
KBS-KDB Private Equity Fund		10,516		454		(915)		(915)		(915)
Korea Shipping and Maritime Transportation		764,796		2,767		27,646		(153,589)		(142,856)
Korea Aerospace Industries. Ltd.		3,166,223		2,025,818		(208,873)		(235,186)		(239,776)

12. TANGIBLE ASSETS:

(1) Details of tangible assets for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

(December 31, 2018)

Detail	Acquisition cost		Accumulated depreciation		Government grants		Book value
Lands	￦	190,807	￦	—	￦	—	￦	190,807
Buildings		100,778		(36,237)		(17)		64,524
Vehicles		4,011		(3,411)		—		600
Furniture and fixture		37,026		(26,855)		—		10,171

Total	￦	332,622	￦	(66,503)	￦	(17)	￦	266,102

(December 31, 2017)

Detail	Acquisition cost		Accumulated depreciation		Government grants		Book value
Lands	￦	190,807	￦	—	￦	—	￦	190,807
Buildings		97,539		(33,834)		(17)		63,687
Vehicles		3,961		(3,088)		—		874
Furniture and fixture		35,014		(21,917)		—		13,097

Total	￦	327,321	￦	(58,839)	￦	(17)	￦	268,465

(2) Changes in tangible assets for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

(2018)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Ending balance
Lands	￦	190,807	￦	—	￦	—	￦	—	￦	190,807
Buildings		63,687		3,239		—		(2,402)		64,524
Vehicles		874		200		—		(474)		600
Furniture and fixture		13,097		2,458		(6)		(5,378)		10,171

Total	￦	268,465	￦	5,897	￦	(6)	￦	(8,254)	￦	266,102

(2017)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Ending balance
Lands	￦	190,807	￦	—	￦	—	￦	—	￦	190,807
Buildings		66,383		—		—		(2,696)		63,687
Vehicles		1,278		230		(41)		(593)		874
Furniture and fixture		14,669		4,084		(5)		(5,651)		13,097

Total	￦	273,137	￦	4,314	￦	(46)	￦	(8,940)	￦	268,465

13. INTANGIBLE ASSETS:

(1) Details of intangible assets for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

(December 31, 2018)

Detail	Acquisition cost		Accumulated Depreciation		Accumulated Impairment Losses		Book value
Computer software	￦	23,795	￦	(12,792)	￦	—	￦	11,003
System development fees		47,821		(23,836)		—		23,985
Memberships		3,683		—		(217)		3,466

Total	￦	75,299	￦	(36,628)	￦	(217)	￦	38,454

(December 31, 2017)

Detail	Acquisition cost		Accumulated Depreciation		Accumulated Impairment Losses		Book value
Computer software	￦	22,206	￦	(9,169)	￦	—	￦	13,037
System development fees		46,405		(15,566)		—		30,839
Memberships		4,501		—		(755)		3,746

Total	￦	73,112	￦	(24,735)	￦	(755)	￦	47,622

(2) Changes in intangible assets for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

(2018)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Impairment		Ending balance
Computer software	￦	13,037	￦	1,500	￦	—	￦	(3,534)	￦	—	￦	11,003
System development fees		30,839		1,416		—		(8,270)		—		23,985
Memberships		3,746		—		(280)		—		—		3,466

Total	￦	47,622	￦	2,916	￦	(280)	￦	(11,804)	￦	—	￦	38,454

(2017)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Impairment		Ending balance
Computer software	￦	12,400	￦	3,939	￦	—	￦	(3,302)	￦	—	￦	13,037
System development fees		26,066		10,690		—		(5,917)		—		30,839
Memberships		4,133		336		(506)		—		(217)		3,746

Total	￦	42,599	￦	14,965	￦	(506)	￦	(9,219)	￦	(217)	￦	47,622

14. OTHER ASSETS:

(1) Details of other assets as of December 31, 2018 and 2017, are as follows (Korean won in millions):

	Dec. 31, 2018		Dec. 31, 2017
Other financial assets:
Guarantee deposits	￦	37,638	￦	38,153
Accounts receivable		203,866		238,046
Accrued income		893,465		825,800
Receivable spot exchange		43		63
Allowances for loan losses on other assets		(170,291)		(168,552)

Subtotal		964,721		933,510

Other assets:
Advance payments		—		1
Prepaid expenses		1,693		2,048
Current income tax asset		852		4,703
Sundry assets		12,362		10,269

Subtotal		14,907		17,021

Total	￦	979,628	￦	950,531

(2) Changes in allowances for loan losses on other assets for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

	2018		2017
Beginning balance(*1)	￦	168,156	￦	50,938
Collection of written-off loans		42		15
Foreign exchange translation		—		(8)
Additional provisions		2,136		117,622
Others		(43)		(15)

Ending balance	￦	170,291	￦	168,552

(*1)	The beginning balance was restated in accordance with K-IFRS No. 1109.

15. BORROWINGS:

(1) Details of borrowings as of December 31, 2018 and 2017, are as follows (Korean won in millions):

(December 31, 2018)

Detail	Lender	Interest rate (%)	Amount
Borrowings in foreign currencies:
Borrowings from the Government	MINISTRY OF ECONOMY AND FINANCE	LIBOR 3M+0.55 ~ LIBOR 3M+0.78	￦	2,938,456
Long term borrowings from foreign financial institutions	CREDIT AGRICOLE CIB and others	LIBOR 3M+0.52 ~ LIBOR 3M+0.85		1,677,150
Discount on borrowings				(1,159)
Offshore commercial papers denominated in foreign currency	SOCIETE GENERALE, HONG KONG BR. and others	(-)0.37 ~ 2.32		92,669
Others (Foreign banks)	DBS BANK LTD, and others	0.00 ~ 0.03		180,302
Others (CSA)	ING BANK N.V. AMSTERDAM and others	—		6,060

Total			￦	4,893,478

(December 31, 2017)

Detail	Lender	Interest rate (%)	Amount
Borrowings in foreign currencies:
Borrowings from the Government	MINISTRY OF ECONOMY AND FINANCE	LIBOR 3M+0.50 ~ LIBOR 3M+0.78	￦	2,976,435
Long term borrowings from foreign financial institutions	BANK OF AMERICA N.A. and others	LIBOR 3M+0.40 ~ LIBOR 3M+0.85		2,678,500
Discount on borrowings				(2,224)
Commercial papers	BRED BANQUE POPULAIRE	(-)0.40		42,727
Offshore commercial papers denominated in foreign currency	BARCLAYS BANK PLC LONDON and others	(-)0.39 ~ 1.69		72,999
Others (Foreign banks)	DBS BANK LTD, SINGAPORE BRANCH and others	0.00 ~ 0.06		172,830
Others (CSA)	CITIBANK N.A., HONG KONG and others	—		72,190

Total			￦	6,013,457

(2) Details of the borrowings from other financial institutions as of December 31, 2018 and 2017, are as follows (Korean won in millions):

(December 31, 2018)

Type	Call-money		Borrowings in foreign currencies		Total
Commercial banks	￦	—	￦	1,955,022	￦	1,955,022

(December 31, 2017)

Type	Call-money		Borrowings in foreign currencies		Total
Commercial banks	￦	—	￦	3,037,022	￦	3,037,022

The above borrowings excluded the present value discounting effect.

16. DEBENTURES:

Details of debentures as of December 31, 2018 and 2017, are as follows (Korean won in millions):

Detail	Dec. 31, 2018			Dec. 31, 2017
	Interest rate (%)	Amount		Interest rate (%)	Amount
Local currency:
Floating rate	1.98 ~ 2.01	￦	480,000	1.67 ~ 1.83	￦	1,100,000
Fixed rate	1.67 ~ 4.70		14,185,000	1.35 ~ 4.70		13,020,000

Subtotal			14,665,000			14,120,000

Fair value hedging adjusting			(51,844)			(80,211)
Discount on debentures:			(81,024)			(78,861)

Subtotal			14,532,132			13,960,928

Foreign currencies:
Floating rate	LIBOR+0.26 ~ LIBOR+1.00		9,442,431	LIBOR+0.30 ~ LIBOR +1.00		7,685,330
Fixed rate	0.16 ~ 8.52		42,442,911	0.17 ~ 9.32		39,253,997

Subtotal			51,885,342			46,939,327

Fair value hedging adjusting			(360,624)			(98,744)
Discount on debentures			(113,880)			(116,413)

Subtotal			51,410,838			46,724,170

Total		￦	65,942,970		￦	60,685,098

17. PROVISIONS:

(1) Details of provisions as of December 31, 2018 and 2017, are as follows (Korean won in millions):

	Dec. 31, 2018		Dec. 31, 2017
Provisions for acceptances and guarantees	￦	602,435	￦	509,038
Provisions for unused loan commitments		149,447		166,080

Total	￦	751,882	￦	675,118

(2) Changes in provisions for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

(2018)

	Acceptances and guarantees
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance(*1)	￦	45,086	￦	440,860	￦	52,335	￦	538,281
- Transfer to 12 month expected credit losses		12,226		(12,226)		—		—
- Transfer to lifetime expected credit losses		(6)		6		—		—
- Transfer to credit-impaired financial assets		(48)		(424)		472		—
Foreign exchange translation		1,355		6,104		(172)		7,287
Additional provisions (reversal of provision)		(12,126)		70,343		(1,350)		56,867

Ending balance	￦	46,487	￦	504,663	￦	51,285	￦	602,435

	Unused loan commitments
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance(*1)	￦	16,961	￦	89,674	￦	84,441	￦	191,076
- Transfer to 12 month expected credit losses		92		(90)		(2)		—
- Transfer to lifetime expected credit losses		—		165		(165)		—
- Transfer to credit-impaired financial assets		—		—		—		—
Foreign exchange translation		112		258		4		374
Additional provisions (Reversal of provision)		9,924		29,887		(81,814)		(42,003)

Ending balance	￦	27,089	￦	119,894	￦	2,464	￦	149,447

(*1)	The beginning balance was restated in accordance with K-IFRS No. 1109.

(2017)

Detail	Acceptances and guarantees						Unused loan commitments		Provision for others		Total
	Individual assessment		Collective assessment		Subtotal
Beginning balance	￦	403,504	￦	1,004,406	￦	1,407,910	￦	228,839	￦	15,198	￦	1,651,947
Foreign exchange translation		(5,572)		(14,047)		(19,619)		(104)		—		(19,723)
Additional provisions (Reversal of provision)		(314,764)		(564,489)		(879,253)		(62,655)		1,344		(940,564)
Transfers in (out)		370,270		(370,270)		—		—		(14,818)		(14,818)
Payment		—		—		—		—		(1,724)		(1,724)

Ending balance	￦	453,438	￦	55,600	￦	509,038	￦	166,080	￦	—	￦	675,118

18. RETIREMENT BENEFIT PLAN:

The Bank operates both defined benefit plan and defined contribution plan.

(1)	Defined benefit plan

The Bank operates defined benefit plans, which have the following characteristics:

•	The entity has the obligation to pay the agreed benefits to all its current and past employees.

•	The entity is liable for actuarial risk (excess of actual payment against expected amount) and investment risk.

The present value of the defined benefit obligation recognized in the separate statements of financial position is calculated annually by independent actuaries in accordance with actuarial valuation method. The present value of the defined benefit obligation is calculated using the projected unit credit method (“PUC”). The data used in the PUC, such as interest rates, future salary increase rate, mortality rate, consumer price index and expected return on plan asset, are based on observable market data and historical data, which are annually updated.

Actuarial assumptions may differ from actual results due to change in the market, economic trend and mortality trend, which may affect defined benefit obligation liabilities and future payments. Actuarial gains and losses arising from changes in actuarial assumptions are recognized in the period incurred through other comprehensive income or loss.

(2) Details of defined benefit obligation as of December 31, 2018 and 2017, are as follows (Korean won in millions):

	Dec. 31, 2018		Dec. 31, 2017
Present value of defined benefit obligations	￦	97,160	￦	79,956
Fair value of plan assets		(90,810)		(92,183)

Defined benefit liabilities(assets), net	￦	6,350	￦	(12,227)

(3) Changes in net defined benefit obligations for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

(2018)

	Present value of the defined benefit obligation		Plan assets		Net defined benefit obligation
Beginning balance	￦	79,956	￦	(92,183)	￦	(12,227)
Contributions from the employer		—				—
Current service cost		9,314		—		9,314
Interest expense (income)		3,103		(3,586)		(483)
Return on plan assets, excluding the interest expense (income)		—		1,768		1,768
Actuarial gains and losses arising from changes in financial assumptions		3,303		—		3,303
Actuarial gains and losses arising from experience adjustments		4,494		—		4,494
Management fee on plan assets		—		215		215
Benefits paid		(3,010)		2,976		(34)

Ending balance	￦	97,160	￦	(90,810)	￦	6,350

(2017)

	Present value of the defined benefit obligation		Plan assets		Net defined benefit obligation
Beginning balance	￦	72,105	￦	(70,013)	￦	2,092
Contributions from the employer		—		(27,100)		(27,100)
Current service cost		8,912		—		8,912
Interest expense (income)		2,612		(2,548)		64
Return on plan assets, excluding the interest expense (income)		—		1,258		1,258
Actuarial gains and losses arising from changes in financial assumptions		(3,081)		—		(3,081)
Actuarial gains and losses arising from experience adjustments		5,029		—		5,029
Management fee on plan assets		—		122		122
Benefits paid		(5,621)		6,098		477

Ending balance	￦	79,956	￦	(92,183)	￦	(12,227)

(4) Details of plan assets as of December 31, 2018 and 2017, are as follows (Korean won in millions):

	Dec. 31, 2018		Dec. 31, 2017
Cash and cash equivalent	￦	35,943	￦	3
Debt securities		5,551		15,073
Others		49,316		77,107

Total	￦	90,810	￦	92,183

(5) Actuarial assumptions used in retirement benefit obligation assessment as of December 31, 2018 and 2017 are as follows:

	Dec. 31, 2018	Dec. 31, 2017
Discount rate	3.38%	3.89%
Expected wage growth rate	2.03%	2.43%

(6) Assuming that all the other assumptions remain unchanged, the effect of changes in the significant actuarial assumptions which were made within the reasonable limit on retirement benefit obligations as of December 31, 2018 and 2017 are as follows (Korean won in millions):

(December 31, 2018)

Detail	1%p Increase		1%p Decrease
Change of discount rate	￦	(10,651)	￦	12,674
Change of future salary increase rate		12,725		(10,887)

(December 31, 2017)

Detail	1%p Increase		1%p Decrease
Change of discount rate	￦	(9,081)	￦	10,819
Change of future salary increase rate		10,883		(9,290)

The above sensitivity analysis does not present any actual changes in the retirement benefit obligations as there is no change in actuarial assumptions which is independently made due to the correlation among the assumptions. In addition, the actuarial present value of promised retirement benefits in the sensitivity analysis is determined using the projected unit credit method, which is used in the calculation of the retirement benefit obligations in the separate financial statements.

(7) Retirement benefit cost incurred from the defined contribution plan for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

	2018		2017
Retirement benefits	￦	797	￦	677

19. OTHER LIABILITIES:

Details of other liabilities as of December 31, 2018 and 2017, are as follows (Korean won in millions):

	Dec. 31, 2018		Dec. 31, 2017
Other financial liabilities:
Financial guarantee contract liabilities	￦	1,119,984	￦	1,123,773
Foreign exchanges payable		157		213
Accounts payable		14,130		57,022
Accrued expenses		703,247		613,328
Guarantee deposit received		161		162

Subtotal		1,837,679		1,794,498

Other liabilities:
Allowance for credit loss in derivatives		89,097		69,910
Unearned income		210,728		220,441
Current tax payable		42,917		—
Sundry liabilities		7,321		4,101

Subtotal		350,063		294,452

Total	￦	2,187,742	￦	2,088,950

20. DERIVATIVES:

The Bank operates derivatives both for trading and hedging purposes. Derivatives held for trading purpose are included in financial assets and liabilities at FVTPL.

(1) Fair value hedge

Fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. When applying fair value hedge, the gain or loss on the hedged item attributable to the hedged risk shall adjust the carrying amount of the hedged item and be recognized in profit or loss.

The Bank shall discontinue prospectively the fair value hedge if the hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. Any adjustment arising from the gain or loss on the hedged item attributable to the hedged risk to the carrying amount of a hedged financial instrument for which the effective interest method is used shall be amortized to profit or loss.

The Bank uses interest rate swaps for hedging changes of fair values in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of fair values in hedged items arising from changes in foreign exchange rates

(2) Cash flow hedge

Cash flow hedge is a hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and could affect profit or loss. When applying cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge shall be recognized in other comprehensive income; and the ineffective portion of the gain or loss on the hedging instrument are recognized in profit or loss. If a hedge of a forecast transaction subsequently results in the recognition of a financial asset or a financial liability, the associated gains or losses that were recognized in other comprehensive income are reclassified from equity to profit or loss as a reclassification adjustment in the same period or periods during which the hedged forecast cash flows affect profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. The forecasted transaction is no longer expected to occur, any related cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income from the period when the hedge was effective are reclassified from equity to profit or loss as a reclassification adjustment.

The Bank uses interest rate swaps for hedging changes of cash flows in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of cash flows in hedged items arising from changes in foreign exchange.

(3) Details of derivative assets and liabilities as of December 31, 2018 and 2017, are as follows (Korean won in millions):

(December 31, 2018)

			Derivative assets
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	40,968,896	￦	25,760	￦	—	￦	445,329	￦	471,089
Currency:
Currency forwards		5,349,279		—		—		49,230		49,230
Currency swaps		29,145,216		49,983		—		342,366		392,349

Subtotal		34,494,495		49,983		—		391,596		441,579

Stock:
Stock options		46,952		—		—		583		583
Others:
Other derivatives		—		—		—		24		24

Total	￦	75,510,343	￦	75,743	￦	—	￦	837,532	￦	913,275

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	40,968,896	￦	504,584	￦	—	￦	376,328	￦	880,912
Currency:
Currency forwards		5,349,279		—		—		56,123		56,123
Currency swaps		29,145,216		1,123,719		—		473,222		1,596,941

Subtotal		34,494,495		1,123,719		—		529,345		1,653,064

Stock:
Stock options		46,952		—		—		210		210
Others:
Other derivatives		—		—		—		18		18

Total	￦	75,510,343	￦	1,628,303	￦	—	￦	905,901	￦	2,534,204

(December 31, 2017)

			Derivative assets
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	38,780,733	￦	89,305	￦	—	￦	329,246	￦	418,551
Currency:
Currency forwards		6,451,057		—		—		113,466		113,466
Currency swaps		24,518,828		138,816		—		408,516		547,332

Subtotal		30,969,885		138,816		—		521,982		660,798

Stock:
Stock options		2,298,275		—		—		1,444		1,444
Other:
Other derivative		—		—		—		23		23

Total	￦	72,048,893	￦	228,121	￦	—	￦	852,695	￦	1,080,816

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	38,780,733	￦	369,290	￦	—	￦	311,850	￦	681,140
Currency:
Currency forwards		6,451,057		—		—		152,478		152,478
Currency swaps		24,518,828		688,906		—		447,433		1,136,339

Subtotal		30,969,885		688,906		—		599,911		1,288,817

Stock:
Stock options		2,298,275		—		—		—		—
Other:
Other derivative		—		—		—		17		17

Total	￦	72,048,893	￦	1,058,196	￦	—	￦	911,778	￦	1,969,974

(4) Gains and losses from fair value hedging instruments and hedged items attributable to the hedged risk for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

	2018		2017
Fair value hedge—hedged items	￦	229,518	￦	93,296
Fair value hedge—hedging instruments		(755,066)		1,208,424

(5) Applying cash follow hedge, the Bank recognized ￦(954) million and ￦(467) million as other comprehensive income (loss) (before tax effect) for the years ended December 31, 2018 and 2017 and there is no ineffectiveness recognized for the years ended December 31, 2018 and 2017.

(6) Hedge accounting

1) Purpose and strategy of hedge accounting

The Bank transacts with derivative financial instruments to hedge its interest rate risk and currency risk arising from the assets and liabilities of the Bank. The Bank applies the fair value hedge accounting for the changes in the market interest rates of the financial debentures in Korean won and foreign currency and the loans in foreign currency; and cash flow hedge accounting for interest rate swaps to hedge cash flow risk due to interest rates of the debentures in Korean won.

2) Nominal values and average hedge ratio for derivatives as of December 31, 2018 are as follows (Korean won in millions):

	Within 1 year	1 to 2 years	2 to 3 years	3 to 4 years	4 to 5 years	Over 5 years	Total
Fair value hedges
Nominal values of hedged items	￦5,796,262	￦4,385,764	￦6,015,128	￦4,309,897	￦3,268,636	￦10,362,632	￦34,138,319
Nominal values of hedging derivatives	5,784,202	4,053,183	5,781,111	3,495,015	3,269,305	9,538,497	31,921,313
Average hedge ratio	99.79%	92.42%	96.11%	81.09%	100.02%	92.05%	93.51%
Cash flow hedges
Nominal values of hedged items	480,000	—	—	—	—	—	480,000
Nominal values of hedging derivatives	480,000	—	—	—	—	—	480,000
Average hedge ratio	100.00%	—	—	—	—	—	100.00%

3) Effect of hedge accounting on financial statement, statement of comprehensive income, statement of changes in equity

① Effect of derivatives on statement financial position, statement of comprehensive income, statement of changes in equity

	(Korean won in millions)
	Nominal amount		BV of asset		BV of liabilities		Changes if fair value in the period
Fair value hedges
Interest swap	￦	19,460,944	￦	25,760	￦	504,584	￦	(198,853)
Currency swap		12,460,369		49,983		1,123,719		(523,646)

Subtotal		31,921,313		75,743		1,628,303		(722,499)

Cash flow hedges		480,000		—		—		(954)

Total	￦	32,401,313	￦	75,743	￦	1,628,303	￦	(723,453)

② Effect of hedging items on statement financial position, statement of comprehensive income, statement of changes in equity

	(Korean won in millions)
	Nominal amount		BV of asset		BV of liabilities		Changes of fair value in the period
Fair value hedges
Loans in foreign currencies	￦	108,470	￦	—	￦	3,183	￦	(3,370)
Debentures in local currency		1,000,000		—		60,723		(28,368)
Debentures in foreign currencies		33,029,849		75,743		1,564,397		187,629

Subtotal		34,138,319		75,743		1,628,303		155,891

Cash flow hedges		480,000		—		—		—

Total	￦	34,618,319	￦	75,743	￦	1,628,303	￦	155,891

4) Gains (losses) on hedged items and hedging instruments attributable to the hedged ineffectiveness for the year ended December 31, 2018 were as follows (Korean won in millions):

	Gains on hedged items		Gains on hedging instruments		Hedge ineffectiveness recognized in profit or loss
Fair value hedges	￦	221,226	￦	(250,605)	￦	(29,379)
Cash flow hedges		954		(954)		—

Total	￦	222,180	￦	(251,559)	￦	(29,379)

21. CAPITAL STOCK:

As of December 31, 2018, the authorized capital and paid-in capital of the Bank are ￦15,000,000 million and ￦11,814,963 million, respectively. The Bank does not issue share certificates.

Changes in capital stock for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

	2018		2017
Beginning balance	￦	11,814,963	￦	10,398,055
Paid-in capital increase and investment in kind		—		1,416,908

Ending balance	￦	11,814,963	￦	11,814,963

22. OTHER COMPONENTS OF EQUITY:

(1) Details of other components of equity as of December 31, 2018 and 2017, are as follows (Korean won in millions):

	Dec. 31, 2018		Dec. 31, 2017
Gain on valuation of AFS securities	￦	—	￦	101,985
Loss on valuation of financial assets at FVOCI		691,648		—
Gain on disposal of financial assets at FVOCI		(21,098)		—
Gain on valuation of cash flow hedge		(137)		586
Remeasurement of net defined benefit obligation		9,916		17,168

Total	￦	680,329	￦	119,739

(2) Changes in other components for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

(2018)

	Beginning Balance(*1)		Increase (decrease)		Tax effect		Ending balance
Gain (loss) on valuation of financial assets at FVOCI	￦	(114,032)	￦	1,062,901	￦	(257,221)	￦	691,648
Loss on disposal of financial assets at FVOCI		(13,817)		(9,606)		2,325		(21,098)
Gain (loss) on valuation of cash flow hedge		586		(954)		231		(137)
Remeasurement of net defined benefit liability		17,168		(9,566)		2,314		9,916

Total	￦	(110,095)	￦	1,042,775	￦	(252,351)	￦	680,329

(*1)	The beginning balance was restated in accordance with K-IFRS No. 1109.

(2017)

	Beginning balance		Increase (decrease)		Tax effect		Ending balance
Gain on valuation of AFS securities	￦	259,564	￦	(179,477)	￦	21,898	￦	101,985
Gain (loss) on valuation of cash flow hedge		854		(467)		199		586
Remeasurement of net defined benefit liability		19,599		(3,207)		776		17,168

Total	￦	280,017	￦	(183,151)	￦	22,873	￦	119,739

23. RETAINED EARNINGS:

(1) Details of retained earnings as of as of December 31, 2018 and 2017, are as follows (Korean won in millions):

	Dec. 31, 2018		Dec. 31, 2017
Legal reserve(*1)	￦	346,136	￦	328,856
Reserve for bad loan		302,248		206,330
Adjustments on initial application of K-IFRS No.1109		(128,763)		—
Unappropriated retained earnings		597,039		172,794

Total	￦	1,116,660	￦	707,980

(*1)	Pursuant to the EXIM Bank Act, the Bank appropriates 10% of separate net income for each accounting period as legal reserve, until the accumulated reserve equals to its paid-in capital.

(2) Changes in retained earnings for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

	2018		2017
Beginning balance(*1)	￦	579,217	￦	535,186
Net income for the period		597,039		172,794
Dividends		(59,596)		—

Ending balance	￦	1,116,660	￦	707,980

(*1)	The beginning balance was restated in accordance with K-IFRS No. 1109.

(3) Details of dividends for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

	2018		2017
The Government	￦	39,493	￦	—
BOK		5,876		—
Korea Development Bank		14,227		—

Total	￦	59,596	￦	—

(4) Statements of appropriations of retained earnings for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

	2018 (Expected date of appropriation: Mar. 29, 2019)				2017 (Date of appropriation: Mar. 30, 2018)
I. Retained earnings before appropriations:			￦	597,039			￦	172,794
1. Unappropriated retained earnings carried over from prior years	￦	—			￦	—
2. Net income		597,039				172,794
II. Other reserve transferred				195,598				—
III. Appropriations:				792,637				172,794
1. Legal reserve		59,704				17,280
2. Dividend		62,656				59,596
3. Other reserve		670,277				—
4. Reserve for bad loans		—				95,918

IV. Unappropriated retained earnings at the end of the period			￦	—			￦	—

(5) Reserve for bad loans

Reserve for bad loans is calculated and disclosed according to Article 29 (1) and (2), Regulation on Supervision of Banking Business. In accordance with Regulation on Supervision of Banking Business, etc., if the estimated allowance for credit loss determined by K-IFRS for the accounting purpose is lower than those for the regulatory purpose required by Regulation on Supervision of Banking Business, the Bank should reserve such difference as the regulatory reserve for bad loans. Due to the fact that regulatory reserve for bad loans is a voluntary reserve, the amounts that exceed the existing reserve for bad loans over the compulsory reserve for bad loans at the period-end date are reversed in profit. In case of accumulated deficit, the Bank should recommence setting aside reserve for bad loans at the time when accumulated deficit is reduced to zero.

1) Reserve for bad loans

Details of reserve for bad loans as of December 31, 2018 and 2017, are as follows (Korean won in millions):

	Dec. 31, 2018		Dec. 31, 2017
Accumulated reserve for bad loans	￦	302,248	￦	206,330
Expected reserve for(reversal of) bad loans		(195,598)		95,918

Reserve for bad loans	￦	106,650	￦	302,248

2) Regulatory reserve for bad loans and net income after adjusting reserve for bad loans.

Details of regulatory reserve for bad loans and net income after adjusting the reserve for years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

	2018		2017
Net income for the period	￦	597,039	￦	172,794
Regulatory reserve for bad loans		127,976		423,002

Net profit after adjusting the reserve for loan losses(*1)	￦	725,015	￦	595,796

(*1)	Adjusted profit considering reserves for bad debt as above is calculated by assuming that the provision in reserves for bad debt before income tax is reflected in net income.

24. NET INTEREST INCOME:

Net interest income is the amount after deduction of interest expenses from interest income, and the details are as follows:

(1) Details of interest income for the years ended December 31, 2018 and 2017, are as follows (Korean won in millions):

	2018		2017
Interest of due from financial institutions:
Due from financial institutions in local currency	￦	12,159	￦	3,318
Due from financial institutions in foreign currencies		51,488		15,195

Subtotal		63,647		18,513

Interest of financial assets at FVTPL:
Interest of trading securities		—		1,554
Interest of trading securities at FVTPL		1,393		—
Interest of loans at FVTPL		186		—

Subtotal		1,579		1,554

Interest of investments:
Interest of AFS securities		—		17,760
Interest of securities at FVOCI		27,074		—
Interest of HTM securities		—		2,045
Interest of securities at amortized cost		2,557		—

Subtotal		29,631		19,805

	2018		2017
Interest of loans:
Interest of loans in local currency		617,409		713,638
Interest of loans in foreign currencies		2,165,524		1,856,733
Interest of advance for customers		23,440		25,373
Interest of bills bought		304		151
Interest of call loans		41,234		30,817
Interest of interbank loans		7,420		12,511

Subtotal		2,855,331		2,639,223

Other interest income		1,228		4,633

Total	￦	2,951,416	￦	2,683,728

(2) Details of interest expenses for the years ended December 31, 2018 and 2017, are as follows (Korean won in millions):

	2018		2017
Interest of borrowings:
Borrowings in local currencies	￦	—	￦	2
Borrowings in foreign currencies		155,254		142,225
Interest of call money		1,468		4,462
Interest of debentures:
Interest of debentures in local currency		270,436		205,939
Interest of debentures in foreign currencies		1,532,844		1,233,202

Subtotal		1,803,280		1,439,141

Other interest expenses		8,267		17,923

Total	￦	1,968,269	￦	1,603,753

25. NET COMMISSION INCOME:

Net commission income is the amount after deduction of commission expenses from commission income, and the details are as follows.

(1) Details of commission income for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

	2018		2017
Commission income in local currency:
Commission income on management of EDCF	￦	16,176	￦	15,383
Commission income on management of IKCF		2,270		2,279
Other commission income in local currency		6		—

Subtotal		18,452		17,662

Commission income in foreign currencies:
Commission income on letter of credit		1,821		2,239
Commission income on confirmation on export letter of credit		275		713
Commission income on loan commitments		34,853		38,027
Arrangement fee		4,641		7,223
Advisory fee		1,815		2,002
Cancellation fee		—		22
Prepayment fee		5,831		5,299

	2018		2017
Sundry commission income on foreign exchange		115		139
Structuring fee		1,233		9,914
Brokerage fee for foreign currencies exchange funds		1,827		2,681
Other commission income in foreign currencies		1,339		2,477

Subtotal		53,750		70,736

Others:
Other commission income		11,136		5,984
Guarantee fees in local currency:
Guarantee fees in local currency		—		21,795
Guarantee fees in foreign currencies:
Guarantee fees in foreign currencies		166,882		224,281
Premium for guarantee		73,394		60,644

Subtotal		240,276		284,925

Total	￦	323,614	￦	401,102

(2) Details of commission expenses for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

	2018		2017
Commission expenses in local currency:
Commission expenses on domestic transaction	￦	387	￦	447
Commission expenses in foreign currencies:
Service fees paid to credit-rating agency		2,394		3,458
Sundry commission expenses on foreign exchange		2,144		1,267
Sundry commissions expenses on offshore transaction		—		1

Subtotal		4,538		4,726

Others:
Other commissions expenses		3,423		4,200

Total	￦	8,348	￦	9,373

26. DIVIDEND INCOME:

Details of dividend income for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

	2018		2017
Financial assets at FVTPL	￦	2,938	￦	—
AFS securities		—		35,352
Financial assets at FVOCI		33,772		—

Total	￦	36,710	￦	35,352

27. GAIN (LOSS) ON FINANCIAL ASSETS AT FVTPL:

Details of gain (loss) on financial assets at FVTPL for the years ended December 31, 2018 and 2017, are as follows (Korean won in millions):

	2018
Securities at FVTPL:
Gain on valuation	￦	13,130
Loss on valuation		(4,807)
Gain on disposal		12,290
Loss on disposal		(805)
Others		2,990

Subtotal		22,798

Trading derivatives:
Gain on valuation		468,312
Loss on valuation		(533,372)
Gain on transaction		695,385
Loss on transaction		(660,749)

Subtotal		(30,424)

Total	￦	(7,626)

	2017
Trading securities:
Gain on valuation	￦	5,046
Loss on valuation		(808)
Gain on disposal		13,742
Loss on disposal		(322)

Subtotal		17,658

Trading derivatives:
Gain on valuation		988,657
Loss on valuation		(845,063)
Gain on transaction		635,756
Loss on transaction		(533,026)

Subtotal		246,324

Total	￦	263,982

28. GAIN (LOSS) ON HEDGING DERIVATIVES:

Details of gain (loss) on hedging derivatives for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

	2018		2017
Gain on hedging derivatives	￦	278,348	￦	1,456,521
Loss on hedging derivatives		(1,033,413)		(248,247)

Total	￦	(755,065)	￦	1,208,274

29. GAIN (LOSS) ON FINANCIAL INVESTMENTS:

Details of gain (loss) on financial investments for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

	2018
Financial assets at FVOCI:
Gain on disposals	￦	321
Loss on disposals		(5,364)

Total	￦	(5,043)

	2017
AFS securities:
Gain on disposals	￦	20,865
Loss on disposals		(1,128)
Impairment loss		(3,594)

Total	￦	16,143

30. OTHER OPERATING INCOME (EXPENSES):

Details of other operating income (expenses) for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

	2018		2017
Other operating income:
Gains on sale of loans	￦	—	￦	1,655
Gain on fair value hedged items		430,152		277,508
Others		485		1,064

Subtotal		430,637		280,227

Other operating expenses:
Loss on fair value hedged items		200,634		184,212
Contribution to miscellaneous funds		4,861		5,177
Loss on redemption		—		2,455
Transfer of other provisions		162		1,344
Others		20,167		32,769

Subtotal		225,824		225,957

Total	￦	204,813	￦	54,270

31. IMPAIRMENT LOSS (REVERSAL) ON CREDIT:

Details of impairment loss (reversal) on credit for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

	2018		2017
Loans at amortized cost	￦	327,386	￦	1,724,192
Other financial assets		2,136		117,622
Guarantees		56,867		(879,253)
Unused loan commitments		(42,003)		(62,655)
Financial guarantee contract		80,069		180,922
Financial assets at FVOCI		(1,739)		—
Financial assets at amortized cost		21		—

Total	￦	422,737	￦	1,080,828

32. GENERAL AND ADMINISTRATIVE EXPENSES:

Details of general and administrative expenses for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

	Detail	2018		2017
General and administrative	Short-term salaries	￦	103,839	￦	99,072
Other expenses in financing department	Office expenses		58,256		56,026

	Subtotal		162,095		155,098

Office expenses of EDCF			1,737		1,731
General and administrative—Others	Postemployment benefit (defined contributions)		797		677
	Postemployment benefit (defined benefits)		9,047		9,098
	Depreciation of tangible assets		8,254		8,940
	Amortization of intangible assets		11,804		9,219
	Taxes and dues		12,093		25,952
	Donations and contributions		2,000		—

	Subtotal		43,995		53,886

	Total	￦	207,827	￦	210,715

33. NON-OPERATING INCOME (EXPENSES):

Details of non-operating income (expenses) for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

	Detail	2018		2017
Gain(loss) on investments in associates and subsidiaries	Dividend income	￦	4,883	￦	9,905
	Impairment loss		—		(235)
	Loss on disposal		(3,357)		—

	Subtotal		1,526		9,670

Others income	Gain on disposals of tangible assets		41		60
	Reversal of impairment loss on intangible assets		—		50
	Gain on disposals of intangible assets		100		—
	Rental income		166		156
	Damages paid for breach of contracts		2		5
	Interest on other loans		123		85
	Revenue on research project		19,090		2,912
	Other miscellaneous income		7,015		1,790

	Subtotal		26,537		5,058

Others expenses	Loss on disposal of tangible assets		5		5
	Loss on disposal of intangible assets		—		20
	Impairment loss on intangible assets		—		217
	Donations and contributions		4,748		3,117
	Court cost		5,505		3,571
	Expenses on research project		6,171		7,202
	Other miscellaneous expenses		68		1,082

	Subtotal		16,497		15,214

	Total	￦	10,040	￦	(10,156)

34. INCOME TAX EXPENSE (BENEFIT):

(1) Details of income tax expenses (benefit) for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

	2018		2017
Current income tax payable	￦	66,212	￦	8
Changes in deferred income taxes due to temporary differences		338,433		33,177
Changes in deferred income taxes directly recognized in equity		(248,590)		22,873

Income tax expense	￦	156,055	￦	56,058

(2) Changes in temporary differences and deferred income tax assets (liabilities) for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

(2018)

Detail	Temporary differences						Deferred tax assets (liabilities)— ending balance
	Beginning balance(*1)		Increase (Decrease)		Ending balance
Depreciation	￦	82	￦	36	￦	118	￦	29
Fair value hedging income (loss)		(203,138)		(222,130)		(425,268)		(102,915)
Financial guarantee contract liability		943,516		4,309		947,825		229,374
Loans		(377,724)		237,123		(140,601)		(34,025)
Allowance for loan losses		671,854		(654,823)		17,031		4,121
Unused commitment provisions		166,080		(16,633)		149,447		36,166
Net deferred origination fees and costs		398,113		(19,182)		378,931		91,701
Long-term income in advance		(5,907)		1,518		(4,389)		(1,062)
Provisions for acceptances and guarantees		509,037		93,398		602,435		145,789
Loan-for-equity swap		1,719,839		308,339		2,028,178		490,819
Loss on valuation of derivatives		(932,587)		(391,213)		(1,323,800)		(320,360)
Gain on valuation of derivatives		881,283		719,663		1,600,946		387,429
Defined benefit liability		(16,040)		18,782		2,742		664
Accrued interest and interest receivables related to swap transaction		(219,183)		(65,621)		(284,804)		(68,922)
Tangible assets		(175,158)		(167)		(175,325)		(42,429)
Others		412,903		984,641		1,397,544		338,205
Loss carried forward		1,341,870		(1,341,870)		—		—

Subtotal		5,114,840		(343,830)		4,771,010		1,154,584

Deferred income tax assets (liabilities) directly adjusted in equity								(252,332)

Total							￦	902,252

(*1)	The beginning balance was restated in accordance with K-IFRS No. 1109.

(2017)

Detail	Temporary differences						Deferred tax assets (liabilities)— ending balance
	Beginning balance		Increase (Decrease)		Ending balance
Depreciation	￦	82	￦	—	￦	82	￦	20
Fair value hedging income (loss)		(123,217)		(79,921)		(203,138)		(49,159)
Financial guarantee contract liability		805,555		137,961		943,516		228,331
Loans		(196,157)		(181,567)		(377,724)		(91,409)
Allowance for loan losses		208,405		463,449		671,854		162,589
Unused commitment provisions		228,839		(62,759)		166,080		40,191
Net deferred origination fees and costs		426,935		(28,822)		398,113		96,343
Long-term income in advance		(6,216)		309		(5,907)		(1,430)
Provisions for acceptances and guarantees		1,407,910		(898,873)		509,037		123,187
Loan-for-equity swap		1,723,573		(3,734)		1,719,839		416,201
Loss on valuation of derivatives		(2,286,929)		1,354,342		(932,587)		(225,686)
Gain on valuation of derivatives		2,375,073		(1,493,790)		881,283		213,271
Defined benefit liability		(1,061)		(14,979)		(16,040)		(3,882)
Accrued interest and interest receivables related to swap transaction		(293,700)		74,517		(219,183)		(53,042)
Tangible assets		(176,588)		1,430		(175,158)		(42,388)
Others		215,931		11,215		227,146		54,968
Loss carried forward		851,792		490,078		1,341,870		324,733

Subtotal		5,160,227		(231,144)		4,929,083		1,192,838

Deferred income tax assets (liabilities) directly adjusted in equity								(66,639)

Total							￦	1,126,199

(3) Details of the reconciliation between net income before income tax and income tax expense (benefit) for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

	2018		2017
Net income (loss) before income tax	￦	753,094	￦	228,852
Income tax (benefit) calculated at statutory tax rate (11% up to ￦200 million, 22% over ￦200 million to ￦20 billion, 24.2% over ￦20 billion to ￦300 billion, and 27.5% over ￦300 billion)		196,739		54,920
Adjustments:
Effect on non-taxable income		(9,466)		(1,215)
Effect on non-deductible expense		3,830		362
Effect on tax deduction		(12,265)		—
Unrecognized temporary differences		—		57
Others		(22,783)		6,302

Subtotal		(40,685)		5,506

Adjustment recognized in the period for current tax of prior periods		—		(4,368)

Income tax expense	￦	156,055	￦	56,058

Effective tax rate from operations		20.72%		24.50%

(4) Details of deferred tax relating to items that are recognized directly in equity as of December 31, 2018 and 2017 are as follows (Korean won in millions):

Detail	Dec. 31, 2018		Dec. 31, 2017
Loss on valuation of AFS securities	￦	—	￦	(60,971)
Loss on valuation of financial investments		(249,210)		—
Loss on valuation of cash flow hedge		44		(187)

Remeasurement of net defined benefit liability		(3,166)		(5,481)

Total	￦	(252,332)	￦	(66,639)

(5) Unrecognized deferred tax assets and liabilities

The Bank does not recognize deferred tax liabilities for taxable temporary difference of ￦48,818 million related to investments in associates and subsidiaries as of December 31, 2018 because the Bank is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The Bank also does not recognize deferred tax assets for deductible temporary differences of ￦4,469 million related to impairment loss of AFS securities as of December 31, 2018 because the realizable period has already passed.

35. STATEMENTS OF CASH FLOWS:

(1) Details of non-cash flow transactions for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

Detail	2018		2017
Written-off	￦	2,019,538	￦	342,836
Transfer to financial investments from the investments in associates		131,094		—
Investment in kind		—		1,416,908
Gain (Loss) on valuation of AFS securities		—		(179,477)
Remeasurement of net defined benefit liability		9,566		3,207

(2) Changes in liabilities arising from financing activities for the year ended December 31, 2018 and 2017 are as follows (Korean won in millions):

<2018>

Detail	Borrowings		Debentures		Total
Beginning balance	￦	6,013,457	￦	60,685,098	￦	66,698,555
Change in cash flows		(1,421,877)		4,149,261		2,727,384
Amortization		1,697		181,849		183,546
Foreign exchange transaction		300,201		1,159,493		1,459,694
Change in fair value hedged items		—		(232,731)		(232,731)

Ending balance	￦	4,893,478	￦	65,942,970	￦	70,836,448

<2017>

Detail	Borrowings		Debentures		Total
Beginning balance	￦	9,761,389	￦	62,119,016	￦	71,880,405
Change in cash flows		(2,739,482)		3,285,396		545,914
Amortization		3,137		161,295		164,432
Foreign exchange transaction		(1,011,587)		(4,781,714)		(5,793,301)
Change in fair value hedged items		—		(98,895)		(98,895)

Ending balance	￦	6,013,457	￦	60,685,098	￦	66,698,555

36. CONTINGENT LIABILITIES AND COMMITMENTS:

(1) Details of contingent liabilities and commitments as of December 31, 2018 and 2017 are as follows (Korean won in millions):

Detail		Dec. 31, 2018		Dec. 31, 2017
Guarantees	Confirmed	￦	34,794,577	￦	38,960,799
	Unconfirmed		5,215,972		3,847,975

	Subtotal		40,010,549		42,808,774

Loan commitments	Local currency, foreign currency loan commitments		16,884,935		17,996,772
	Others		944,320		1,825,727

	Subtotal		17,829,254		19,822,499

	Total	￦	57,839,803	￦	62,631,273

(2) Details of guarantees that have been provided for others as of December 31, 2018 and 2017 are as follows (Korean won in millions):

Detail		Dec. 31, 2018		Dec. 31, 2017
Confirmed guarantees	Local currency:
	Performance of contracts	￦	59,467	￦	50,709
	Repayment of advances		283,203		227,091
	Others		290,108		602,187

	Subtotal		632,778		879,987

	Foreign currency:
	Performance of contracts		9,232,888		10,096,151
	Repayment of advances		7,990,136		11,091,318
	Acceptances of imported goods		3,864		3,277
	Acceptances of import letter of credit outstanding		68,786		89,480
	Foreign liabilities		11,912,436		10,964,999
	Others		4,953,689		5,835,587

	Subtotal		34,161,799		38,080,812

Detail		Dec. 31, 2018		Dec. 31, 2017
Unconfirmed guarantees	Foreign liabilities		1,424,174		1,569,782
	Repayment of advances		3,661,665		2,243,202
	Performance of contracts		130,099		33,793
	Underwriting of import credit		—		1,163
	Others		34		35

	Subtotal		5,215,972		3,847,975

	Total	￦	40,010,549	￦	42,808,774

(3) Details of guarantees classified by country as of December 31, 2018 and 2017 are as follows (Korean won in millions):

(December 31, 2018)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	￦	21,218,012	60.98	￦	3,791,583	72.69	￦	25,009,595	62.51
	China		257,780	0.74		—	—		257,780	0.64
	Saudi Arabia		1,840,720	5.29		—	—		1,840,720	4.60
	India		445,637	1.28		45,644	0.88		491,281	1.23
	Indonesia		969,133	2.78		123,191	2.36		1,092,324	2.73
	Uzbekistan		272,000	0.79		—	—		272,000	0.68
	Vietnam		1,227,908	3.53		281,117	5.39		1,509,025	3.77
	Australia		645,927	1.86		52,874	1.01		698,801	1.75
	Philippines		12,073	0.03		70	0.01		12,143	0.03
	Qatar		280,822	0.81		—	—		280,822	0.70
	Oman		376,700	1.08		26,687	0.51		403,387	1.01
	Others		1,459,282	4.19		431,327	8.27		1,890,609	4.73

	Subtotal		29,005,994	83.36		4,752,493	91.12		33,758,487	84.38

Europe	United Kingdom		753,530	2.17		—	—		753,530	1.88
	Belgium		86,348	0.25		—	—		86,348	0.22
	France		415,262	1.19		—	—		415,262	1.04
	Others		774,439	2.22		312,612	5.99		1,087,051	2.71

	Subtotal		2,029,579	5.83		312,612	5.99		2,342,191	5.85

America	United States		2,254,907	6.48		12,299	0.24		2,267,206	5.67
	Brazil		406,027	1.17		—	—		406,027	1.01
	Mexico		246,816	0.71		2,027	0.04		248,843	0.62
	Bermuda		213,076	0.61		—	—		213,076	0.53
	Others		189,915	0.55		124,386	2.38		314,301	0.79

	Subtotal		3,310,741	9.52		138,712	2.66		3,449,453	8.62

Africa	Madagascar		166,237	0.48		—	—		166,237	0.42
	Others		282,026	0.81		12,155	0.23		294,181	0.73

	Subtotal		448,263	1.29		12,155	0.23		460,418	1.15

	Total	￦	34,794,577	100.00	￦	5,215,912	100.00	￦	40,010,549	100.00

(December 31, 2017)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	￦	26,140,921	67.10	￦	2,197,447	57.11	￦	28,338,368	66.20
	Saudi Arabia		1,914,178	4.91		—	—		1,914,178	4.47
	India		441,562	1.13		78,704	2.05		520,266	1.22
	Indonesia		970,827	2.49		122,053	3.17		1,092,880	2.55
	Uzbekistan		280,884	0.72		1,163	0.03		282,047	0.66
	Vietnam		960,748	2.47		301,267	7.83		1,262,015	2.95
	Australia		697,324	1.79		50,666	1.32		747,990	1.75
	Philippines		126,536	0.32		8,614	0.22		135,150	0.32
	Qatar		290,789	0.75		—	—		290,789	0.68
	Oman		326,291	0.84		75,970	1.97		402,261	0.94
	Others		983,640	2.52		117,139	3.04		1,100,779	2.56

	Subtotal		33,133,700	85.04		2,953,023	76.74		36,086,723	84.30

Europe	United Kingdom		329,506	0.85		—	—		329,506	0.77
	France		394,781	1.01		52,095	1.35		446,876	1.04
	Others		449,278	1.15		184,849	4.80		634,127	1.48

	Subtotal		1,173,565	3.01		236,944	6.15		1,410,509	3.29

America	United States		2,348,208	6.03		194,670	5.06		2,542,878	5.94
	Brazil		471,757	1.21		—	—		471,757	1.10
	Mexico		265,381	0.68		1,942	0.05		267,323	0.62
	Bermuda		191,686	0.49		—	—		191,686	0.45
	Others		281,531	0.72		33,958	0.88		315,489	0.74

	Subtotal		3,558,563	9.13		230,570	5.99		3,789,133	8.85

Africa	Madagascar		159,293	0.41		—	—		159,293	0.37
	Marshall Islands		568,553	1.46		—	—		568,553	1.33
	Others		367,125	0.95		427,438	11.12		794,563	1.86

	Subtotal		1,094,971	2.82		427,438	11.12		1,522,409	3.56

	Total	￦	38,960,799	100.00	￦	3,847,975	100.00	￦	42,808,774	100.00

(4) Details of guarantees classified by industry as of December 31, 2018 and 2017, are as follows (Korean won in millions):

(December 31, 2018)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	￦	16,163,602	46.45	￦	4,542,436	87.09	￦	20,706,038	51.75
Transportation		1,665,252	4.79		2,498	0.05		1,667,750	4.17
Finance		2,290,564	6.58		146	0.01		2,290,710	5.73
Wholesale and retail		798,662	2.30		53,725	1.03		852,387	2.13
Property related business		379,908	1.09		48,220	0.92		428,128	1.07
Construction		7,898,229	22.70		265,256	5.09		8,163,485	20.40
Public and others		5,598,360	16.09		303,691	5.81		5,902,051	14.75

Total	￦	34,794,577	100.00	￦	5,215,972	100.00	￦	40,010,549	100.00

(December 31, 2017)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	￦	18,577,567	47.68	￦	3,087,986	80.25	￦	21,665,553	50.61
Transportation		1,850,655	4.75		56,203	1.46		1,906,858	4.45
Finance		2,051,157	5.26		1,163	0.03		2,052,320	4.79
Wholesale and retail		863,844	2.22		217,253	5.65		1,081,097	2.53
Property related business		353,741	0.91		59,345	1.54		413,086	0.96
Construction		9,251,902	23.75		22,135	0.58		9,274,037	21.67
Public and others		6,011,933	15.43		403,890	10.49		6,415,823	14.99

Total	￦	38,960,799	100.00	￦	3,847,975	100.00	￦	42,808,774	100.00

(5) Global Medium-Term Note Program and CP programs

The Bank has been establishing the following programs regarding the issue of foreign currencies bonds and CPs:

1)

Established on August 1, 1991, initially, and annually renewed, U.S. Shelf Registration to issue foreign bonds under the Securities and Exchange Commission rule of the United States of America with an issuance limit of USD 50 billion.

2)	Established on May 14, 1997, and May 16, 1997, initially, and annually renewed, CP program to issue CPs with issuance limits of USD 6 billion and USD 2 billion, respectively.

3)	Established on November 6, 1997, initially, and annually renewed, Global Medium-Term Note Program to issue mid-to-long-term foreign currencies bonds with an issuance limit of USD 25 billion.

4)	Established on February 2, 2012, initially, and annually renewed, MYR MTN program to issue Malaysian Ringgit-denoted bonds with issuance limits of MYR 1 billion.

5)	Established in 1995, initially, and renewed every two years, Yen Shelf Registration to issue Samurai bond with an issuance limit of JPY 500 billion.

6)	Established on May 31, 2010, Australian Domestic Debt Issuance Program to issue Kangaroo bond with limit of AUD 4 billion.

7)	Established on January 17, 2011, and renewed every two years, Uridashi Shelf Registration to issue Uridashi bond with an issuance limit of JPY 500 billion.

(6) Litigations

As of December 31, 2018, 10 lawsuits (aggregated claim amount: ￦163,701 million) were filed as a plaintiff and 8 pending litigations as a defendant were filed (aggregated claim amount: ￦127,108 million). The Bank’s management expects that there is no significant impact on the financial statements due to these lawsuits but it is possible to make additional loss to the Bank due to the results of future litigation.

(7) Written-off loans

The Bank manages written-off loans that have claims on debtors due to the statute of limitations, uncollected after write-off, etc. The written-off loans as of December 31, 2018 and 2017, are ￦3,413,713 million and ￦1,385,885 million, respectively.

37. TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Related parties consist of entities related to the Bank, postemployment benefits, a key management personnel and a close member of that person’s family, an entity controlled or jointly controlled and an entity influenced significantly.

(1) Details of related parties as of December 31, 2018, are as follows:

Detail	Relationship	Ownership- percentage (%)
Parent:
Korean government	Parent	66.27
Subsidiaries and Associates:
KEXIM Bank UK Limited	Subsidiary	100.00
PT.KOEXIM Mandiri Finance	Subsidiary	85.00
KEXIM Vietnam Leasing Co.	Subsidiary	100.00
KEXIM Asia Limited	Subsidiary	100.00
Korea Asset Management Corporation	Associate	25.86
Credit Guarantee and Investment Fund	Associate	11.64
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Associate	81.25
DAESUN Shipbuilding & Engineering Co., Ltd.	Associate	83.03
KTB Newlake Global Healthcare PEF	Associate	25.00
KBS-KDB Private Equity Fund	Associate	20.30
Korea Shipping and Maritime Transportation	Associate	40.00
Korea Aerospace Industries. Ltd.	Associate	26.41

(2) Significant balances of receivables, payables and guarantees with the related parties

1)	Significant balances of receivables and payables with the related parties as of December 31, 2018 and 2017 are as follows (Korean won in millions):

(December 31, 2018)

Detail	Receivables		Allowance /Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	￦	149,849	￦	—	￦	122
PT.KOEXIM Mandiri Finance		151,717		262		—
KEXIM Vietnam Leasing Co.		125,074		302		—
KEXIM Asia Limited		143,624		69		—

Subtotal		570,264		633		122

Associates:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		610,291		182,037		—
DAESUN Shipbuilding & Engineering Co., Ltd.		487,111		424,705		139
Korea Shipping and Maritime Transportation		42,783		—		—

Subtotal		1,140,185		606,742		139

Total	￦	1,710,449	￦	607,375	￦	261

(December 31, 2017)

Detail	Receivables		Allowance /Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	￦	136,805	￦	—	￦	93
PT.KOEXIM Mandiri Finance		145,109		227		—
KEXIM Vietnam Leasing Co.		122,994		195		—
KEXIM Asia Limited		121,267		58		59

Subtotal		526,175		480		152

Associates:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		1,931,974		1,590,951		—
DAESUN Shipbuilding & Engineering Co., Ltd.		459,156		284,443		41,743

Subtotal		2,391,130		1,875,394		41,743

Total	￦	2,917,305	￦	1,875,874	￦	41,895

2)	Guarantees provided to the related parties as of December 31, 2018 and 2017 are as follows (Korean won in millions):

(December 31, 2018)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loans commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	￦	—	￦	—	￦	199,855	￦	12,299
PT.KOEXIM Mandiri Finance		—		—		16,772		—
KEXIM Vietnam Leasing Co.		—		146		126,200		—
KEXIM Asia Limited		—		—		105,110		—

Subtotal		—		146		447,937		12,299

Associates:
DAESUN Shipbuilding & Engineering Co., Ltd.		120,789		124,044		—		—

Subtotal		120,789		124,044		—		—

Total	￦	120,789	￦	124,190	￦	447,937	￦	12,299

(December 31, 2017)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loans commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	￦	—	￦	—	￦	202,495	￦	15,000
PT.KOEXIM Mandiri Finance		—		—		16,071		—
KEXIM Vietnam Leasing Co.		—		—		16,071		—
KEXIM Asia Limited		—		—		88,766		20,892

Subtotal		—		—		323,403		35,892

Associates:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		25,997		98,061		210,000		—
DAESUN Shipbuilding & Engineering Co., Ltd.		92,812		77,425		—		—

Subtotal		118,809		175,486		210,000		—

Total	￦	118,809	￦	175,486	￦	533,403	￦	35,892

(3) Profit and loss transactions with related parties

Profit and loss transactions with related parties for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

Detail	Related party	2018						2017
		Revenue		Bad debt expenses		Expenses		Revenue		Bad debt expenses		Expenses
Subsidiaries	KEXIM Bank UK Limited	￦	3,634	￦	—	￦	371	￦	2,149	￦	—	￦	535
	PT.KOEXIM Mandiri Finance		3,889		23		—		2,293		(4)		—
	KEXIM Vietnam Leasing Co.		3,326		97		—		2,191		(22)		1
	KEXIM Asia Limited		3,396		11		13		2,385		58		116
Associate	SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		29,241		24,565		6		82,413		887,790		—
	DAESUN Shipbuilding & Engineering Co., Ltd		34,759		143,754		—		49,297		49,047		59
	Korea Shipping and Maritime Transportation		619		—		—		—		—		—

	Total	￦	78,864	￦	168,450	￦	390	￦	140,728	￦	936,869	￦	711

(4) Money dealing with related parties

Money dealing with related parties for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

Detail	2018				2017
	Financing transaction				Financing transaction
	Loan		Collection		Loan		Collection
Subsidiaries:
KEXIM Bank UK Limited	￦	236,787	￦	228,162	￦	240,458	￦	231,744
PT.KOEXIM Mandiri Finance		304,758		305,054		297,385		275,019
KEXIM Vietnam Leasing Co.		244,567		247,818		209,031		214,802
KEXIM Asia Limited		309,166		297,815		320,952		315,549
Associates:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		24,345		25,048		34,000		216,503
DAESUN Shipbuilding & Engineering Co., Ltd.		—		—		99,450		—

Total	￦	1,119,623	￦	1,103,897	￦	1,201,276	￦	1,253,617

(5) Details of compensation for key executives for the years ended December 31, 2018 and 2017 are as follows (Korean won in millions):

Detail	2018		2017
Salaries	￦	2,944	￦	2,418
Severance and retirement benefits		201		162

Total	￦	3,145	￦	2,580

38. APPROVAL OF FINANCIAL STATEMENTS:

The financial statements of the Bank were approved by board of directors on March 26, 2019, and were finally approved by the Operations Committee on March 29, 2019.

39. THE ADOPTION OF K-IFRS No. 1109 ‘Financial Instruments’:

The Bank has adopted K-IFRS No. 1109 ‘Financial Instruments’ which was published on September 25, 2015 from the year beginning on January 1, 2018. The effect of the adoption of this new standard to the Bank’s financial statements is as follows:

(1) Classification and measurement of financial assets

The impacts on the classification and measurements of the non-derivative financial instruments as of January 1, 2018 by application of this new standard were as follows (Korean won in millions):

	Classification under K-IFRS No.1039	Classification under K-IFRS No.1109	Amounts under K-IFRS No.1039(*1)		Amounts under K-IFRS No.1109(*1)
Due from banks:	Loans and receivables	Amortized cost	￦	2,091,920	￦	2,091,920
Loans:	Loans and receivables	FVPL		18,216		13,577
	Loans and receivables	FVOCI		1,095,968		866,318
	Loans and receivables	Amortized cost		70,371,948		70,371,948
Other financial assets	Loans and receivables	Amortized cost		1,102,062		1,090,380
Trading assets (debt securities)	FVTPL	FVPL		38,665		38,665
Trading assets (equity securities)	FVTPL	FVPL		725,613		725,613
AFS financial assets (debt securities)	AFS financial assets	FVOCI		911,518		911,518
AFS financial assets (equity securities)	AFS financial assets	FVPL		134,324		134,324
	AFS financial assets	FVOCI		5,646,636		5,646,636
HTM financial assets (debt securities)	HTM financial assets	Amortized cost		89,477		89,477

Total of the non-derivative financial instruments			￦	82,226,347	￦	81,980,376

(*1)	These are amounts before deduction of allowance for loan loss, and exclude loan valuation adjustment related to fair value hedging amounting to ￦24,182 million.

(2) Loss allowances impact

The impacts on loss allowances as of January 1, 2018 by application of this new standard were as follows (Korean won in millions):

Detail	Stages	Loans		Loss allowance under K-IFRS No.1039		Loss allowance under K-IFRS No.1109
Loans and receivables	Stage 1	￦	64,646,271	￦	209,161	￦	241,555
	Stage 2		3,185,189		96,182		417,303
	Stage 3		4,099,725		2,840,651		2,826,958
	Reclassification		2,315,657		309,554		—

	Subtotal		74,246,842		3,455,548		3,485,816

Acceptances and guarantee contracts/ Commitments	Stage 1		48,995,311		744,674		758,590
	Stage 2		12,335,103		541,790		722,789
	Stage 3		1,216,148		512,427		512,870

	Subtotal		62,546,562		1,798,891		1,994,249

Debt securities	Stage 1		1,000,995		—		1,815

Total		￦	137,794,399	￦	5,254,439	￦	5,481,880

(3) Changes in equity

Changes in retained earnings as of January 1, 2018 due to the initial application date of K-IFRS No.1109 were as follows (Korean won in millions):

	Amounts
Retained earnings at January 1, 2018 before changes	￦	707,980
Adjustments of retained earnings due to the application of K-IFRS No.1109:
Reclassification from financial assets at amortized cost to financial assets at FVOCI		120,064
Reclassification from available-for-sale financial assets to financial assets at FVOCI		(61,926)
Increase in loss allowance for financial assets at amortized cost		(30,705)
Increase in provisions for acceptances and guarantees		(29,244)
Increase in provisions for unused loan commitments		(166,116)
Increase in loss allowance for debt instruments at FVOCI		(2,342)
Others(*1)		397

Subtotal		(169,872)

Tax effect		41,109

Retained earnings at January 1, 2018 after changes		579,217

(*1)	Others represent translation difference of foreign currencies, and others.

Changes in other components of equity of January 1, 2018 due to the initial application date of K-IFRS No.1109 were as follows (Korean won in millions):

	Amounts
Other components of equity at January 1, 2018 before changes	￦	119,739
Adjustments of other components of equity due to the application of K-IFRS No.1109:
Reclassification from financial assets at amortized cost to financial assets at FVOCI		(305,553)
Reclassification from available-for-sale financial assets to financial assets at FVOCI		2,342

Subtotal		(303,211)

Tax effect		73,377

Other components of equity at January 1, 2018 after changes		(110,095)

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 51 million people. The country’s largest city and capital, Seoul, has a population of about 10 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under Prime Minister Choi Kyu Hah, who became the next President. After clashes between the

Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the Presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party (the “UNDP”). The Uri Party merged into the UNDP on August 20, 2007. In February 2008, the UNDP merged back into the Democratic Party. In December 2011, the Democratic Party merged with the Citizens Unity Party to form the Democratic United Party, which changed its name to the Democratic Party in May 2013.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term on February 25, 2008. On April 9, 2018, the Korean prosecutor’s office indicted former President Lee on 16 counts of corruption, including bribery, abuse of power, embezzlement and other irregularities.

In December 2012, the country elected Park Geun-hye as President. She commenced her term on February 25, 2013. On December 9, 2016, the National Assembly voted in favor of impeaching President Park for a number of alleged constitutional and criminal violations, including violation of the Constitution and abuse of power by allowing her confidant to exert influence on state affairs and allowing senior presidential aides to aid in her extortion from companies. President Park was suspended from power immediately, with the prime minister simultaneously taking over the role of acting President. On March 10, 2017, the Constitutional Court unanimously upheld the parliamentary vote to impeach President Park, triggering her immediate dismissal. On April 17, 2017, the Korean prosecutor’s office indicted former President Park on charges of bribery, abuse of power and coercion, among others. On August 24, 2018, the Seoul High Court found former President Park guilty on many of the charges, including bribery, abuse of power and coercion, and sentenced her to 25 years in prison and assessed a fine of Won 20 billion.

A special election to elect a new President was held on May 9, 2017 and the country elected Moon Jae-in as President. He commenced his term on May 10, 2017. The Moon administration’s key policy priorities include:

•	investigating corruption involving high-ranking government officials, anti-corruption and reform of chaebol (Korean conglomerates);

•	denuclearization of and establishing peace on the Korean Peninsula and enhancing Korea’s core military strength in response to North Korea’s nuclear capabilities;

•	reducing fine dust emissions, closing old nuclear power plants and reexamining the construction of new nuclear power plants;

•	creating new jobs, resolving youth unemployment and enacting laws prohibiting discrimination against non-regular workers;

•	creating jobs for senior citizens, increasing basic pension and providing government subsidies for Alzheimer’s disease treatment; and

•	protecting small business owners and restricting establishment of large-scale stores and multi-complex shopping malls.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong Presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State Council, which consists of the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Election for Public Offices Act provide for the direct election of about 84% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than 5 seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises eight provinces, one special autonomous province (Jeju), one special city (Seoul), six metropolitan cities (Busan, Daegu, Incheon, Gwangju, Daejon and Ulsan) and one special autonomous city (Sejong). From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Parties

The 20th legislative general election was held on April 13, 2016 and the term of the National Assembly members elected in the 20th legislative general election commenced on May 30, 2016. Currently, there are four major political parties: The Minjoo Party of Korea, or MPK, the Liberty Korea Party, or LKP, the Bareun Future Party, or BFP, and the Party for Democracy and Peace, or PDP.

As of June 30, 2019, the parties control the following number of seats in the National Assembly:

	MPK	LKP	BFP	PDP	Others	Total
Number of seats	128	111	28	14	17	298

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War began with the invasion of the Republic by communist forces from the north in 1950, which was repelled by the Republic and the United Nations forces led by the United States. Following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel in 1953.

North Korea maintains a military force estimated at more than a million regular troops, mostly concentrated near the northern side of the demilitarized zone, and 7 million reserves. The Republic’s military forces, composed of approximately 630,000 regular troops and 3 million reserves, maintain a state of military preparedness along the southern side of the demilitarized zone. In addition, the United States has maintained its military presence in the Republic since the signing of the armistice and currently has approximately 28,500 troops stationed in the Republic. The Republic and the United States share a joint command structure over their military forces in Korea. In October 2014, the United States and the Republic agreed to implement a conditions-based approach to the dissolution of their joint command structure at an appropriate future date, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In particular, since the death of Kim Jong-il in December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Kim Jong-il’s third son, Kim Jong-eun, has assumed power as his father’s designated successor.

In addition, there have been heightened security concerns in recent years stemming from North Korea’s nuclear weapons and ballistic missile programs as well as its hostile military and other actions against Korea. Some of the significant incidents in recent years include the following:

•

From time to time, North Korea has conducted ballistic missile tests. In February 2016, North Korea launched a long-range rocket in violation of its agreement with the United States as well as United Nations sanctions barring it from conducting launches that use ballistic missile technology. Despite international condemnation, North Korea released a statement that it intends to continue its rocket launch program and it conducted a series of ballistic missile tests in 2016 and 2017. In response, the United Nations Security Council issued unanimous statements condemning North Korea and agreeing to continue to closely monitor the situation and to take further significant measures, and in December 2017, unanimously passed a resolution extending existing sanctions that were imposed on North Korea.

•

North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty in January 2003 and conducted three rounds of nuclear tests between October 2006 and February 2013. In January 2016, North Korea conducted a fourth nuclear test, claiming that the test involved its first hydrogen bomb. In

September 2016, North Korea conducted a fifth nuclear test, claiming to have successfully detonated a nuclear warhead that could be mounted on ballistic missiles. In September 2017, North Korea announced that it successfully conducted its sixth nuclear test by detonating a hydrogen bomb designed to be mounted on an intercontinental ballistic missile, which resulted in increased tensions in the region and elicited strong objections worldwide. In response to such tests (as well as North Korea’s long-range ballistic missile program), the United Nations Security Council unanimously passed several rounds of resolutions condemning North Korea’s actions and significantly expanding the scope of the sanctions applicable to North Korea, while the United States and the European Union also imposed additional sanctions on North Korea.

•

In August 2015, two Korean soldiers were injured in a landmine explosion near the Korean demilitarized zone. Claiming the landmines were set by North Koreans, the Korean army re-initiated its propaganda program toward North Korea utilizing loudspeakers near the demilitarized zone. In retaliation, the North Korean army fired artillery rounds on the loudspeakers, resulting in the highest level of military readiness for both Koreas.

•

In March 2010, a Korean naval vessel was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking, while North Korea denied responsibility. Moreover, in November 2010, North Korea fired more than one hundred artillery shells that hit Korea’s Yeonpyeong Island near the Northern Limit Line, which acts as the de facto maritime boundary between Korea and North Korea on the west coast of the Korean peninsula, causing casualties and significant property damage. The Government condemned North Korea for the attack and vowed stern retaliation should there be further provocation.

North Korea’s economy also faces severe challenges, which may further aggravate social and political pressures within North Korea. Although bilateral summit meetings were held between Korea and North Korea in April and May 2018 and between the United States and North Korea in June 2018 and February 2019, there can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy and us. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or further military hostilities occur, could have a material adverse effect on the Republic’s economy and us. Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	United Nations;

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Trade Organization, or WTO;

•	the Inter-American Development Bank, or IDB; and

•	the Organization for Economic Cooperation and Development, or OECD.

The Economy

The following table sets forth information regarding certain of the Republic’s key economic indicators for the periods indicated.

	As of or for the year ended December 31,
	2014		2015		2016		2017			2018(6)
	(billions of dollars and trillions of Won, except percentages)
GDP Growth (at current prices)		4.0%		5.3%		5.0%		5.4	%(6)		3.0	%(6)
GDP Growth (at chained 2010 year prices)		3.3%		2.8%		2.9%		3.1	%(6)		2.7	%(6)
Inflation		1.3%		0.7%		1.0%		1.9%			1.5%
Unemployment(1)		3.5%		3.6%		3.7%		3.7%			3.8%
Trade Surplus(2)		$47.2		$90.3		$89.2		$95.2			$69.7
Foreign Currency Reserves		$363.6		$368.0		$371.1		$389.3			$403.7
External Liabilities(3)		$424.3		$396.1		$382.2		$412.0			$440.6	(6)
Fiscal Balance	￦	8.5	￦	(0.2)	￦	16.9	￦	24.0	(6)	￦	31.2	(6)
Direct Internal Debt of the Government(4) (as % of GDP(5))		34.6%		37.3%		38.5%		39.8	%(6)		40.3	%(6)
Direct External Debt of the Government(4) (as % of GDP(5))		0.5%		0.5%		0.4%		0.5	%(6)		0.5	%(6)

(1)	Average for year.
(2)	Derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(3)	Calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the International Monetary Fund in December 2010.
(4)	Does not include guarantees by the Government. See “—Debt—External and Internal Debt of the Government—Guarantees by the Government” for information on outstanding guarantees by the Government.
(5)	At chained 2010 year prices.
(6)	Preliminary.

Source: The Bank of Korea.

Worldwide Economic and Financial Difficulties

In recent years, the global financial markets have experienced significant volatility as a result of, among other things:

•	the financial difficulties affecting many governments worldwide, in particular in southern Europe and Latin America;

•	the slowdown of economic growth in China and other major emerging market economies;

•	interest rate fluctuations as well as the possibility of increases in policy rates by the U.S. Federal Reserve and other central banks;

•	political and social instability in various countries in the Middle East and Northern Africa, including Iraq, Syria and Yemen, as well as in the Ukraine and Russia; and

•	fluctuations in oil and commodity prices.

In light of the high level of interdependence of the global economy, any of the foregoing developments could have a material adverse effect on the Korean economy and financial markets.

As a result of adverse global financial and economic conditions, there has been significant volatility in the Korea Composite Stock Index in recent years. See “—The Financial System—Securities Markets”. There is no guarantee that the stock prices of Korean companies will not decline again in the future. Future declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks to raise capital. In addition, the value of the Won relative to major foreign currencies in general and the U.S. dollar in particular has fluctuated widely in recent years. A depreciation of the Won generally increases the cost of imported goods and services and the required amount of the Won revenue for Korean companies to service foreign currency-denominated debt.

In the event that difficult conditions in the global credit markets continue or the global economy deteriorates in the future, the Korean economy could be adversely affected and Korean banks may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

In addition to the global developments, domestic developments that could lead to or contribute to a material adverse effect on the Korean economy include, among other things, the following:

•

steadily rising household debt consisting of housing loans and merchandise credit, which increased to approximately ￦1,534.6 trillion as of December 31, 2018 from ￦843.2 trillion as of December 31, 2010, primarily due to increases in mortgage loans and purchases with credit cards;

•

a slowdown in consumer spending and depressed consumer sentiment, due in part to national tragedies including the sinking of the Sewol passenger ferry in April 2014, which led to the death of hundreds of passengers, and the outbreak of infectious diseases, such as the outbreak of the Middle East Respiratory Syndrome (“MERS”) in May 2015, which resulted in the death of over 30 people and the quarantine of thousands;

•

a substantial increase in the Korean government’s expenditures for pension and social welfare programs, due in part to an aging population (defined as the population of people aged 65 years or older) that accounts for 14.3% of the Republic’s total population as of December 31, 2018, an increase from 7.2% as of December 31, 2000, and is expected to surpass 15.6% in 2020 and 21.1% in 2026, which could lead to a Korean government budget deficit;

•	increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers;

•	decreases in the market prices of Korean real estate;

•	the occurrence of severe health epidemics, including epidemics that affect the livestock industry; and

•

deterioration resulting from territorial or trade disputes or disagreements in foreign policy (such as the ongoing controversy between Korea and China regarding the decision to allow the United States to deploy the Terminal High Altitude Area Defense system in Korea).

Gross Domestic Product

GDP measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods. In March 2014, the Republic published a revised GDP calculation method by implementing the System of National Accounts 2008 and updating the reference year from 2005 to 2010 to align Korean national accounts statistics with the recommendations of the new international standards for compiling national economic accounts and to maintain comparability with other nations’ accounts. The main components of these revisions include, among other things, (i) recognizing expenditures for research and development and creative activity for the products of entertainment, literary and artistic originals as fixed investment, (ii) incorporating a wide array of new and revised source data such as the economic census, the population and housing census and 2010 benchmark input-output tables, which provide thorough and detailed information on the structure of the Korean economy, (iii) developing supply-use tables, which provide a statistical tool for ensuring consistency among the production, expenditure and income approaches to measuring GDP and (iv) recording merchandise trade transactions based on ownership changes rather than movements of goods across the national border.

The following table sets out the composition of the Republic’s GDP at current market and chained 2010 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2014	2015	2016	2017(1)	2018(1)	As % of GDP 2018(1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	748,200.8	771,239.2	798,728.9	832,234.7	867,042.9	48.6
Government	224,724.2	234,766.4	249,166.9	265,347.0	286,730.4	16.1
Gross Capital Formation	435,078.1	452,315.1	480,261.6	537,732.6	537,935.9	30.2
Exports of Goods and Services	747,134.3	709,122.0	694,216.1	745,645.6	784,379.3	44.0
Less Imports of Goods and Services	(669,058.0)	(600,239.3)	(581,662.3)	(652,156.8)	(694,973.9)	(39.0)
Statistical Discrepancy	—	(3,079.4)	1,074.9	1,595.5	1,154.4	0.1
Expenditures on Gross Domestic Product	1,486,079.3	1,564,123.9	1,641,786.0	1,730,398.5	1,782,268.9	100.0
Net Factor Income from the Rest of the World	4,684.5	4,259.2	4,422.8	62.9	(1,177.9)	(0.1)
Gross National Income(2)	1,490,763.9	1,568,383.1	1,646,208.9	1,730,461.4	1,781,091.0	99.9
Gross Domestic Product at Chained 2010 Year Prices:
Private	692,236.0	707,492.7	725,362.3	744,284.4	765,417.4	47.9
Government	205,869.2	212,021.6	221,514.2	229,100.7	241,919.4	15.1
Gross Capital Formation	430,685.5	462,114.3	488,039.9	537,370.0	527,195.5	33.0
Exports of Goods and Services	804,797.1	803,746.1	824,330.0	840,019.9	875,264.8	54.8
Less Imports of Goods and Services	(706,938.4)	(721,740.4)	(755,861.0)	(808,985.5)	(822,891.8)	(51.5)
Statistical Discrepancy	1,019.1	2,481.2	3,261.9	3,366.9	1,444.6	0.1
Expenditures on Gross Domestic Product(3)	1,426,972.4	1,466,788.3	1,509,755.0	1,555,995.3	1,597,514.1	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	4,706.4	4,249.8	4,293.6	261.0	(1,049.0)	(0.1)
Trading Gains and Losses from Changes in the Terms of Trade	(14,000.4)	38,787.9	59,905.0	65,729.0	42,198.1	2.6
Gross National Income(4)	1,417,814.2	1,510,005.6	1,574,137.3	1,622,212.6	1,638,879.4	102.6
Percentage Increase (Decrease) of GDP over Previous Year:
At Current Prices	4.0	5.3	5.0	5.4	3.0
At Chained 2010 Year Prices	3.3	2.8	2.9	3.1	2.7

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national income.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add up to the total Gross National Income.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at current market prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2014	2015	2016	2017(1)	2018(1)	As % of GDP 2018(1)
	(billions of Won)
Industrial Sectors:	547,231.2	578,352.0	608,403.1	654,616.6	661,339.9	37.1
Agriculture, Forestry and Fisheries	31,560.3	32,612.2	31,647.0	33,935.4	35,348.0	2.0
Mining and Manufacturing	411,030.4	426,228.8	442,502.4	479,927.3	488,053.3	27.4
Mining and Quarrying	2,520.2	2,577.1	2,802.1	2,815.2	2,772.1	0.2
Manufacturing	408,510.2	423,651.7	439,700.3	477,112.1	485,281.2	27.2
Electricity, Gas and Water Supply	37,373.8	44,988.9	49,879.4	47,531.0	43,780.6	2.5
Construction	67,266.7	74,522.1	84,374.3	93,222.9	94,158.0	5.3
Services:	807,624.1	845,294.8	882,458.9	914,424.9	954,651.7	53.6
Wholesale and Retail Trade, Restaurants and Hotels	152,205.2	156,363.1	164,350.4	168,423.0	173,940.3	9.8
Transportation and Storage	50,306.8	56,154.6	59,230.7	56,987.2	54,721.1	3.1
Finance and Insurance	75,859.8	78,699.7	81,075.7	85,784.4	94,582.7	5.3
Real Estate and Leasing	109,549.0	114,618.7	118,359.9	122,262.5	125,357.3	7.0
Information and Communication	52,510.8	54,257.2	56,710.7	57,581.0	58,265.4	3.3
Business Activities	100,936.7	106,944.2	110,894.2	115,417.2	120,751.9	6.8
Public Administration and Defense	98,333.5	102,848.3	107,601.0	114,832.9	121,821.4	6.8
Education	74,007.8	76,237.2	77,664.4	79,432.7	82,936.4	4.7
Health and Social Work	57,129.7	61,980.4	68,100.9	74,356.4	81,116.2	4.6
Cultural and Other Services	36,784.7	37,191.4	38,471.0	39,347.6	41,159.0	2.3
Taxes Less Subsidies on Products	131,224.0	140,477.2	150,924.2	161,356.9	166,277.4	9.3
Gross Domestic Product at Current Market Prices	1,486,079.3	1,564,123.9	1,641,786.0	1,730,398.5	1,782,268.9	100.0
Net Factor Income from the Rest of the World	4,684.5	4,259.2	4,422.8	62.9	(1,177.9)	(0.1)
Gross National Income at Current Market Price	1,490,763.9	1,568,383.1	1,646,208.9	1,730,461.4	1,781,091.0	99.9

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2014	2015	2016	2017(1)	2018(1)
GDP per capita (thousands of Won)	29,284	30,660	32,038	33,635	34,517
GDP per capita (U.S. dollar)	27,805	27,097	27,607	29,744	31,370
Average Exchange Rate (in Won per U.S. dollar)	1,053.2	1,131.5	1,160.5	1,130.8	1,100.3

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2014	2015	2016	2017(1)	2018(1)
GNI per capita (thousands of Won)	29,377	30,744	32,124	33,636	34,494
GNI per capita (U.S. dollar)	27,892	27,171	27,681	29,745	31,349
Average Exchange Rate (in Won per U.S. dollar)	1,053.2	1,131.5	1,160.5	1,130.8	1,100.3

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at chained 2010 year prices:

Gross Domestic Product by Economic Sector

(at chained 2010 year prices)

	2014	2015	2016	2017(1)	2018(1)	As % of GDP 2018(1)
	(billions of Won)
Industrial Sectors:	527,016.1	538,722.4	554,601.8	578,753.1	592,775.4	37.1
Agriculture, Forestry and Fisheries	29,378.2	29,251.4	28,441.6	28,530.8	28,946.2	1.8
Mining and Manufacturing	413,839.1	421,057.7	430,968.9	449,483.8	465,349.0	29.1
Mining and Quarrying	2,344.40	2,314.5	2,357.1	2,221.1	2,081.8	0.1
Manufacturing	411,494.7	418,743.2	428,611.8	447,262.7	463,267.2	29.0
Electricity, Gas and Water Supply	27,327.9	28,722.1	29,495.0	30,399.3	31,076.0	1.9
Construction	56,470.9	59,691.2	65,696.3	70,339.2	67,404.2	4.2
Services:	764,283.7	786,394.3	806,312.4	823,800.7	847,416.9	53.0
Wholesale and Retail Trade, Restaurants and Hotels	149,150.5	152,013.0	156,323.0	157,472.7	159,604.0	10.0
Transportation and Storage	48,646.9	49,486.3	50,616.8	51,765.3	52,761.1	3.3
Finance and Insurance	83,020.5	88,568.7	90,844.7	94,249.9	98,811.1	6.2
Real Estate and Leasing	97,112.9	98,773.8	99,559.1	100,496.5	102,651.8	6.4
Information and Communication	55,164.8	56,532.2	58,282.1	59,743.4	61,362.3	3.8
Business Activities	91,424.0	95,713.9	97,986.2	99,948.1	101,890.5	6.4
Public Administration and Defense	87,052.8	88,495.2	90,625.4	93,008.8	96,277.5	6.0
Education	64,865.2	65,158.4	65,234.3	65,574.5	66,970.3	4.2
Health and Social Work	54,740.1	58,653.1	63,157.9	67,738.3	72,806.4	4.6
Cultural and Other Services	33,106.0	32,999.7	33,682.9	33,803.2	34,281.9	2.1
Taxes Less Subsidies on Products	136,454.6	142,688.3	149,817.1	154,793.8	160,329.5	10.0
Gross Domestic Product at Chained 2010 Year Prices(2)	1,426,972.4	1,466,788.3	1,509,755.0	1,555,995.3	1,597,514.1	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.

Source: The Bank of Korea.

GDP growth in 2014 was 3.3% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.0%, exports of goods and services increased by 2.0% and gross domestic fixed capital formation increased by 3.4%, which more than offset an increase in imports of goods and services by 1.5%, each compared with 2013.

GDP growth in 2015 was 2.8% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.4% and gross domestic fixed capital formation increased by 5.1%, which more than offset a decrease in exports of goods and services by 0.1% and an increase in imports of goods and services by 2.1%, each compared with 2014.

GDP growth in 2016 was 2.9% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 3.0%, gross domestic fixed capital formation increased by 5.6% and exports of goods and services increased by 2.6%, which more than offset an increase in imports of goods and services by 4.7%, each compared with 2015.

Based on preliminary data, GDP growth in 2017 was 3.1% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.8%, gross domestic fixed capital formation increased by 8.6% and exports of goods and services increased by 1.9%, which more than offset an increase in imports of goods and services by 7.0%, each compared with 2016.

Based on preliminary data, GDP growth in 2018 was 2.7% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 3.5% and exports of goods and services increased by 4.2%, which more than offset a decrease in gross domestic fixed capital formation by 2.2% and an increase in imports of goods and services by 1.7%, each compared with 2017.

Based on preliminary data, GDP growth in the first quarter of 2019 was 1.7% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.8% and imports of goods and services decreased by 5.1%, which more than offset a decrease in gross domestic fixed capital formation by 8.6% and a decrease in exports of goods and services by 0.2%, each compared with the corresponding period of 2018.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2015 = 100)

	Index Weight(1)	2014	2015	2016	2017	2018(2)
All Industries	10,000.0	100.3	100.0	102.2	104.7	106.1
Mining and Manufacturing	9,611.6	100.2	100.0	102.3	104.6	105.8
Mining	33.9	98.5	100.0	103.4	100.2	89.4
Petroleum, Crude Petroleum and Natural Gas	8.7	120.4	100.0	96.8	86.5	73.4
Metal Ores	0.9	126.6	100.0	95.0	84.0	104.8
Non-metallic Minerals	24.3	93.6	100.0	105.2	103.8	93.1
Manufacturing	9,577.7	100.3	100.0	102.3	104.6	105.9
Food Products	434.4	98.2	100.0	102.9	103.2	104.1
Beverage Products	82.4	97.2	100.0	103.6	105.7	105.2
Tobacco Products	43.2	107.9	100.0	113.0	122.4	101.0
Textiles	160.6	106.6	100.0	98.1	95.1	88.7
Wearing Apparel, Clothing Accessories and Fur Articles	145.2	104.0	100.0	96.3	95.5	93.0
Tanning and Dressing of Leather, Luggage and Footwear	42.1	105.9	100.0	93.3	82.5	84.6
Wood and Products of Wood and Cork (Except Furniture)	31.7	96.4	100.0	101.5	106.2	95.9
Pulp, Paper and Paper Products	126.8	101.1	100.0	99.4	97.2	97.2
Printing and Reproduction of Recorded Media	50.2	102.7	100.0	100.9	101.3	101.5
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	471.0	94.3	100.0	106.9	113.0	113.7
Chemicals and Chemical Products	847.5	97.8	100.0	105.7	109.4	111.9
Pharmaceuticals, Medicinal Chemicals and Botanical Products	144.1	98.1	100.0	109.9	118.6	128.1
Rubber and Plastic Products	421.1	100.1	100.0	100.5	99.9	94.9
Non-metallic Minerals	271.7	93.8	100.0	109.2	111.4	107.0
Basic Metals	827.6	101.7	100.0	101.7	102.6	99.4
Fabricated Metal Products	557.8	104.6	100.0	102.4	96.7	89.0
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	1,794.3	98.7	100.0	105.1	112.6	125.3
Medical, Precision and Optical Instruments, Watches and Clocks	148.1	104.2	100.0	99.9	119.0	136.8
Electrical Equipment	479.5	103.4	100.0	102.8	105.5	105.2
Other Machinery and Equipment	803.6	103.2	100.0	101.4	115.1	111.8
Motor Vehicles, Trailers and Semitrailers	1,076.4	98.7	100.0	97.6	95.0	93.7
Other Transport Equipment	506.5	109.9	100.0	88.8	68.2	63.3
Furniture	69.5	94.7	100.0	107.0	110.3	102.3
Other Products	42.4	103.8	100.0	104.5	108.2	103.1
Electricity, Gas	388.4	100.7	100.0	100.8	106.3	110.2
Total Index	10,000.0	100.3	100.0	102.2	104.7	106.1

(1)

Index weights were established on the basis of an industrial census in 2015 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.

(2)	Preliminary.

Source: The Bank of Korea; Korea National Statistical Office.

Industrial production increased by 0.2% in 2014, primarily due to increased exports. Industrial production decreased by 0.3% in 2015, primarily due to decreased exports. Industrial production increased by 2.2% in 2016, primarily due to increased domestic consumption. Industrial production increased by 2.4% in 2017, primarily due to increased domestic consumption and exports. Based on preliminary data, industrial production increased by 1.3% in 2018, primarily due to increased domestic consumption and exports.

Manufacturing

The manufacturing sector increased production by 0.3% in 2014, primarily due to increased demand for basic metals, machinery and equipment and motor vehicles, trailers and semitrailers. The manufacturing sector decreased production by 0.3% in 2015, primarily due to decreased demand for other transport equipment, fabricated metal products, other machinery and equipment, and basic metals. The manufacturing sector increased production by 2.3% in 2016 and by 2.2% in 2017, primarily due to increased demand for consumer electronics products, electronic components (including semiconductors), communication equipment and chemical products, which more than offset decreased demand for motor vehicles, trailers and semitrailers. Based on preliminary data, the manufacturing sector increased production by 1.2% in 2018, primarily due to increased demand for consumer electronics products and electronic components (including semiconductors).

Automobiles. In 2014, automobile production increased by 0.1% and domestic sales volume recorded an increase of 4.6%, compared with 2013, primarily due to increased domestic demand for recreational vehicles, and export sales volume recorded a decrease of 0.8%, compared with 2013, primarily due to decreased demand for automobiles in Eastern Europe and South America. In 2015, automobile production increased by 0.7% and domestic sales volume recorded an increase of 7.7%, compared with 2014, primarily due to continued increase in domestic demand for recreational vehicles, and export sales volume recorded a decrease of 2.9%, compared with 2014, primarily due to decreased demand for automobiles in China, Russia, Eastern Europe and South America. In 2016, automobile production decreased by 7.2% and export sales volume recorded a decrease of 11.8%, compared with 2015, primarily due to the slowdown of the global economy, and domestic sales volume recorded an increase of 1.0%, compared with 2015, primarily due to the reduction of individual consumption tax on cars. Based on preliminary data, in 2017, automobile production decreased by 2.7%, domestic sales volume recorded a decrease of 2.5% and exports sales volume recorded a decrease of 3.5%, compared with 2016, primarily due to decreased domestic production of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers, increased overseas production and decreased exports to the US and China. Based on preliminary data, in 2018, automobile production decreased by 2.1%, domestic sales volume recorded a decrease of 0.5% and exports sales volume recorded a decrease of 3.2%, compared with 2017, primarily due to decreased domestic production of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers and the restructuring of GM Korea’s production units and decreased exports to countries in South America and Middle East.

Electronics. In 2014, electronics production amounted to ￦329,389 billion, an increase of 1.2% from the previous year, and exports amounted to US$176.2 billion, an increase of 2.0% from the previous year, primarily due to increases in demand for mobile phones and semiconductors. In 2014, export sales of semiconductor memory chips constituted approximately 10.9% of the Republic’s total exports. In 2015, electronics production amounted to ￦316,600 billion, a decrease of 3.9% from the previous year, and exports amounted to US$172.9 billion, a decrease of 0.6% from the previous year, primarily due to adverse global economic conditions and the expansion of overseas production. In 2015, export sales of semiconductor memory chips constituted approximately 11.9% of the Republic’s total exports. In 2016, electronics production amounted to ￦309,016 billion, a decrease of 2.4% from the previous year, and exports amounted to US$162.5 billion, a decrease of 6.0% from the previous year, primarily due to continued adverse global economic conditions and the expansion of overseas production. In 2016, export sales of semiconductor memory chips constituted approximately 12.6% of the Republic’s total exports. In 2017, electronics production amounted to ￦341,274 billion, an increase of 10.4% from the previous year, and exports amounted to US$197.6 billion, an increase of 21.6% from the previous year, primarily due to increases in demand for semiconductors, organic light-emitting diode, or OLED, display panels and computers. In 2017, export sales of semiconductor memory chips constituted approximately 17.4% of the Republic’s total exports. Based on preliminary data, in the first eleven months of 2018, electronics production amounted to ￦310,698 billion, an increase of 0.2% from the corresponding period of 2017, and in 2018, exports amounted to US$220.3 billion, an increase of 11.5% from the previous year, primarily due to increases in demand for semiconductors and lithium-ion batteries. In 2018, export sales of semiconductor memory chips constituted approximately 21.2% of the Republic’s total exports.

Iron and Steel. In 2014, crude steel production totaled 71.5 million tons, an increase of 8.3% from 2013, and domestic sales volume and export sales volume of iron and steel products increased by 7.3% and 10.5%, respectively, primarily due to the recovery of domestic and global demand for crude steel products. In 2015, crude steel production totaled 69.7 million tons, a decrease of 2.6% from 2014, and domestic sales volume of iron and steel products increased by 0.6% but export sales volume of iron and steel products decreased by 2.2%, primarily due to excess supply from China and adverse conditions in the global shipbuilding and construction industries. In 2016, crude steel production totaled 68.6 million tons, a decrease of 1.6% from 2015, and export sales volume of iron and steel products decreased by 1.8%, primarily due to intensified export competition and adverse conditions in the global shipbuilding and construction industries, but domestic sales volume of iron and steel products increased by 2.2%, primarily due to the recovery of the domestic construction industry. In 2017, crude steel production totaled 71.1 million tons, an increase of 3.7% from 2016, and export sales volume of iron and steel products increased by 2.3%, primarily due to an increase in global demand for crude steel products but domestic sales volume of iron and steel products decreased by 1.2%, primarily due to adverse conditions in the domestic shipbuilding and automobile industries. Based on preliminary data, in 2018, crude steel production totaled 72.5 million tons, an increase of 1.9% from 2017, primarily due to the recovery of the domestic shipbuilding industry but export sales volume of iron and steel products decreased by 3.9%, primarily due to restrictions on imports of steel products imposed by the United States, Canada and the European Union.

Shipbuilding. In 2014, the Republic’s shipbuilding orders amounted to approximately 13 million compensated gross tons, a decrease of 31.6% compared to 2013, primarily due to a downturn in the domestic and global shipbuilding industry. In 2015, the Republic’s shipbuilding orders amounted to approximately 11 million compensated gross tons, a decrease of 15.4% compared to 2014, primarily due to the continued downturn in the domestic and global shipbuilding industry. In 2016, the Republic’s shipbuilding orders amounted to approximately 2 million compensated gross tons, a decrease of 81.8% compared to 2015, primarily due to the continued adverse conditions in the domestic and global shipbuilding industry. In 2017, the Republic’s shipbuilding orders amounted to approximately 8 million compensated gross tons, an increase of 300% compared to 2016, primarily due to increased demand for LNG carriers, bulk carriers and container carriers. Based on preliminary data, in 2018, the Republic’s shipbuilding orders amounted to approximately 13 million compensated gross tons, an increase of 62.5% compared to 2017, primarily due to increased demand for LNG carriers, oil tankers and container carriers.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness as a result of the continued opening of the domestic agricultural market.

In 2013, rice production increased 5.0% from 2012 to 4.2 million tons. In 2014, rice production remained at 4.2 million tons. In 2015, rice production increased 2.4% from 2014 to 4.3 million tons. In 2016, rice production decreased 2.3% from 2015 to 4.2 million tons. In 2017, rice production decreased 5.3% from 2016 to 4.0 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2014, the agriculture, forestry and fisheries industry increased by 3.6% compared to 2013, primarily due to increases in the price of certain livestock items, which led to increases in production and the establishment of new agriculture and fishery companies. In 2015, the agriculture, forestry and fisheries industry decreased by 0.4% compared to 2014, primarily due to unfavorable weather conditions. In 2016, the agriculture, forestry and fisheries industry decreased by 2.8% compared to 2015, primarily due to unfavorable weather conditions and a decrease in fishing catch. Based on preliminary data, in 2017, the agriculture, forestry and fisheries industry increased by 0.3% compared to 2016, primarily due to an increase in aquafarming production. Based on preliminary data, in 2018, the agriculture, forestry and fisheries industry increased by 1.5% compared to 2017, primarily due to an increase in livestock production.

Construction

In 2014, the construction industry increased by 0.8% compared to 2013, primarily due to an increase in the construction of private residential buildings. In 2015, the construction industry increased by 5.7% compared to 2014, primarily due to an increase in the construction of private residential and commercial buildings. In 2016, the construction industry increased by 10.1% compared to 2015, primarily due to an increase in the construction of private residential and commercial buildings. Based on preliminary data, in 2017, the construction industry increased by 7.1% compared to 2016, primarily due to an increase in the construction of residential and commercial buildings. Based on preliminary data, in 2018, the construction industry decreased by 4.2% compared to 2017, primarily due to a decrease in the construction of residential and commercial buildings.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Primary Energy Supply	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents(1), except ratios)
2014	282.5	268.9	95.2
2015	286.9	272.0	94.8
2016	293.8	277.9	94.6
2017	302.1	284.0	94.0
2018(2)	307.3	287.3	93.5

(1)	Conversion to tons of oil equivalents was calculated based on energy conversion factors under the Energy Act Enforcement Decree as amended in July 2017.
(2)	Preliminary.

Source: Korea Energy Economics Institute; Korea National Statistical Office.

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy supplied in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Primary Energy Supply by Source

	Coal		Petroleum		Nuclear		Others(1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
	(millions of tons of oil equivalents(2), except percentages)
2014	84,399	29.9	104,702	37.1	33,002	11.7	60,379	21.4	282,481	100.0
2015	85,401	29.8	109,094	38.0	34,765	12.1	57,675	20.1	286,936	100.0
2016	81,499	27.7	117,605	40.0	34,181	11.6	60,493	20.6	293,778	100.0
2017	86,177	28.5	119,400	39.5	31,615	10.5	64,873	21.5	302,065	100.0
2018(3)	88,210	28.7	118,143	38.4	28,437	9.3	72,501	23.6	307,291	100.0

(1)	Includes natural gas, hydroelectric power and renewable energy.
(2)	Conversion to tons of oil equivalents was calculated based on energy conversion factors under the Energy Act Enforcement Decree as amended in July 2017.
(3)	Preliminary.

Source: Korea Energy Economics Institute; The Bank of Korea.

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. As of December 31, 2018, the Republic had 24 nuclear plants with a total estimated nuclear power installed generating capacity of 21,850 megawatts and six nuclear plants under construction. In December 2017, the Government released the “Eighth Basic Plan relating to the Long-Term Supply and Demand of Electricity” which serves as the guideline for stable medium- and long-term supply of electric power. The objectives of the Eighth Basic Plan include, among other things, (i) increasing efforts to address environmental and safety concerns, including reducing greenhouse gas emission and yellow dust, (ii) decreasing the portion of electricity supplied using nuclear and coal energy sources including through suspension of construction of new nuclear power plants, permanent closing of old coal-fired generation units and converting coal-fired generation units into LNG-fired generation units, (iii) increasing the portion of electricity supplied from renewable energy, in particular solar and wind power, and (iv) promoting the replacement of coal with LNG as an energy source by reducing the gap in expenses incurred in using the respective fuel types, for example, by adjusting the consumption tax rates applicable to the respective fuel types. The Government plans to expand infrastructure to supply natural gas to households, pursue a long-term strategy of overseas energy development projects to ensure supply stability, increase clean and renewable energy and provide support for research and development pertaining to green technologies. Since the release of the Eighth Basic Plan, the Government has reiterated its policy to slowly phase out power generation from nuclear and coal energy sources and increase the use of renewable energy sources. The Government plans to establish more detailed guidelines and set specific targets for reducing reliance on nuclear and coal power generation for the next 15 years. To that end, the Government commenced preparation of the Ninth Basic Plan in March 2019 and aims to issue the finalized plan by the end of 2019.

Services Sector

In 2014, the service industry increased by 3.3% compared to 2013 as the health and social work sector increased by 6.8%, the finance and insurance sector increased by 5.6% and the business activities sector increased by 4.8%, each compared with 2013. In 2015, the service industry increased by 2.8% compared to 2014 as the finance and insurance sector increased by 6.7%, the business activities sector increased by 4.7% and the health and social work sector increased by 7.1%, each compared with 2014. In 2016, the service industry increased by 2.5% compared to 2015 as the health and social work sector increased by 7.7%, the wholesale and retail trade, restaurants and hotels sector increased by 2.8% and the finance and insurance sector increased by 2.6%, each compared with 2015. Based on preliminary data, in 2017, the service industry increased by 2.1% compared to 2016 as the health and social work sector increased by 7.3%, the finance and insurance sector increased by 3.7% and the public administration and defense sector increased by 2.6%, each compared with 2016. Based on preliminary data, in 2018, the service industry increased by 2.8% compared to 2017 as the health and social work sector increased by 7.5%, the finance and insurance sector increased by 4.8% and the public administration and defense sector increased by 3.5%, each compared with 2017.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index(1)	Increase (Decrease) Over Previous Year	Consumer Price Index(1)	Increase (Decrease) Over Previous Year	Wage Index(1)(2)		Increase (Decrease) Over Previous Year		Unemployment Rate(1)(3)
	(2010=100)	(%)	(2015=100)	(%)	(2015=100)		(%)		(%)
2014	105.2	(0.5)	99.3	1.3	97.1		4.1		3.5
2015	101.0	(4.0)	100.0	0.7	100.0		2.9		3.6
2016	99.1	(1.8)	101.0	1.0	104.2		4.2		3.7
2017	102.5	3.5	102.9	1.9	106.4		2.1		3.7
2018	104.6	2.0	104.5	1.5	N/A	(4)	N/A	(4)	3.8

(1)	Average for year.
(2)	Nominal wage index of average earnings in manufacturing industry.
(3)	Expressed as a percentage of the economically active population.
(4)	Not available.

Source: The Bank of Korea; Korea National Statistical Office.

In 2014, the inflation rate remained at 1.3%, primarily due to increases in the prices of electricity, gas, water supply, food products and education, which were offset by lower oil prices. In 2015, the inflation rate decreased to 0.7%, primarily due to lower oil prices. In 2016, the inflation rate increased to 1.0%, primarily due to increases in agricultural and livestock product prices and private service fees, which more than offset a decrease in oil prices. In 2017, the inflation rate increased to 1.9%, primarily due to increases in the prices of agricultural and livestock products and oil. In 2018, the inflation rate decreased to 1.5%, primarily due to a slowdown in the growth rate of agricultural goods and oil prices. In the first quarter of 2019, the inflation rate was 0.5%.

In 2014, the unemployment rate increased to 3.5% from 3.1% in 2013, primarily due to the sluggishness of the domestic economy. In 2015, the unemployment rate increased to 3.6%, primarily due to the continued sluggishness of the domestic economy. In 2016, the unemployment rate increased to 3.7%, primarily due to the continued sluggishness of the domestic economy. In 2017, the unemployment rate remained unchanged at 3.7%. In 2018, the unemployment rate increased to 3.8%, primarily due to the continued sluggishness of the domestic economy. In the first quarter of 2019, the unemployment rate was 4.5%.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 61% and 64% over the past decade. Literacy among workers under 50 is almost universal. As of December 31, 2018, the economically active population of the Republic was 27.9 million and the number of employees was 26.8 million.

The following table shows selected employment information by industry and by gender:

	2014	2015	2016	2017	2018
	(all figures in percentages, except as indicated)
Labor force (in thousands of persons)	25,897	26,178	26,409	26,725	26,822
Employment by Industry:
Agriculture, Forestry and Fishing	5.6	5.1	4.9	4.8	5.0
Mining and Manufacturing	17.3	17.6	17.2	17.2	16.9
S.O.C & Services	77.1	77.2	77.9	78.0	78.1
Electricity, Transport, Communication and Finance	11.8	11.8	11.8	11.4	11.8
Business, Private & Public Service and Other Services	35.3	35.4	36.3	36.4	36.5
Construction	7.1	7.0	7.0	7.4	7.6
Wholesale & Retail Trade, Hotels and Restaurants	23.0	23.0	22.9	22.8	22.2

Total Employed	100.0	100.0	100.0	100.0	100.0

Employment by Gender:
Male	58.0	57.7	57.6	57.5	57.3
Female	42.0	42.3	42.4	42.5	42.7

Total Employed	100.0	100.0	100.0	100.0	100.0

Source: The Bank of Korea.

Pursuant to certain amendments to the Labor Standards Act that became effective on July 1, 2018, the maximum working hours of employees has been and is being reduced from 68 hours per week to 52 hours per week, and the number of special industries that are exempt from restrictions on maximum working hours will be significantly reduced. This new maximum working hours restriction under the amended Labor Standards Act is in effect for workplaces with 300 or more workers from July 1, 2018, and it will be extended to workplaces with not fewer than 50 but fewer than 300 workers from January 1, 2020 and further extended to workplaces with not fewer than 5 but fewer than 50 workers from July 1, 2021.

Approximately 10.7% of the Republic’s workers were unionized as of December 31, 2017. Labor unrest in connection with demands by unionized workers for better wages and working conditions and greater job security occur from time to time in the Republic. Some of the significant incidents in recent years include the following:

•	In November 2014, unionized workers at Hyundai Heavy Industries went on a series of partial strikes demanding higher wages.

•

In April 2015, tens of thousands of members of the Korean Confederation of Trade Unions, which includes teacher and civil servant union groups, went on general strike demanding that the Government scrap its plans to reform the labor market and pension program for public workers.

•

In September 2016, unionized subway and railroad workers launched a joint nationwide strike, the first in 22 years, demanding that the Government scrap its proposed merit pay system for subway and railroad workers.

•

In October 2016, unionized workers at Hyundai Motor went on full strike, the first in 12 years, demanding higher wages, while unionized workers at Kia Motors Corporation (“Kia Motors”) went on partial strike protesting the wage gap between workers at Kia Motors and workers at Hyundai Motor.

•

In September 2017, several thousand unionized workers at KBS and MBC, Korea’s two largest television and radio broadcasters, went on strike, which lasted several months, to protest against alleged management interference in news coverage and unfair labor practices.

•	In 2017, unionized workers at Hyundai Motor went on a series of partial strikes demanding higher wages and bonuses.

•	In July 2018, unionized workers at Hyundai Heavy Industries went on full strike demanding higher wages.

Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party merged with The New People’s Participation Party and changed its name to The Unified Progressive Party (“UPP”) in December 2011. In October 2012, the UPP split and seven UPP members of the National Assembly and their supporters formed a new party, the Progressive Justice Party, which changed its name to the Justice Party in July 2013. In December 2014, the Constitutional Court ordered the dissolution of the UPP and the removal of the party’s five lawmakers from the National Assembly for violating the Republic’s Constitution after certain of its members were convicted of trying to instigate an armed rebellion and supporting North Korea. In the legislative general election held on April 13, 2016, the Justice Party won six seats in the National Assembly, and the members-elect began their four-year terms on May 30, 2016. As of December 31, 2018, the Justice Party holds five seats in the National Assembly.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. To ease the liquidity crisis, the Government altered the real-name financial transactions system during 1998, to allow the sale or deposit of foreign currencies through domestic financial institutions and the purchase of certain bonds, including Government bonds, without identification. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act or the FSCMA, under which various industry-based capital markets regulatory systems were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements.

Prior to the effective date of the FSCMA, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Business Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the FSCMA attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the FSCMA categorizes capital markets-related businesses into six different functions as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, “Financial Investment Businesses”).

Accordingly, all financial businesses relating to financial investment products are reclassified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the FSCMA, derivative businesses conducted by securities companies and future companies are subject to the same regulations, at least in principle.

The banking business and the insurance business are not subject to the FSCMA and will continue to be regulated under separate laws; provided, however, that they are subject to the FSCMA if their activities involve any Financial Investment Businesses requiring a license based on the FSCMA.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2018, there were six nationwide banks, six regional banks, two internet banks and 38 foreign banks with branches operating in the Republic.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include (i) The Korea Development Bank, (ii) The Export-Import Bank of Korea, (iii) The Industrial Bank of Korea, (iv) SuHyup Bank and (v) NongHyup Bank. The Government has made capital contributions to three of these specialized banks as follows:

•

The Korea Development Bank: the Government owns directly all of its paid-in capital and has made capital contributions since its establishment in 1954. Recent examples include the Government’s contributions to its capital of ￦2,055 billion in 2015, ￦308 billion in 2016, ￦395 billion in 2017 and ￦170 billion in 2018. Taking into account these capital contributions, its total paid-in capital was ￦18,108 billion as of December 31, 2018.

•

The Export-Import Bank of Korea: the Government owns, directly and indirectly, all of its paid-in capital and has made capital contributions since its establishment in 1976. Recent examples include the Government’s contributions to its capital of ￦1,130 billion in 2015, ￦1,620 billion in 2016 and ￦1,417 billion in 2017. Taking into account these capital contributions, its total paid-in capital was ￦11,815 billion as of December 31, 2018.

•

The Industrial Bank of Korea: the Government owned, directly and indirectly, 55.2% of its common shares and all of its preferred shares as of December 31, 2017. The Government had owned all of the issued share capital of The Industrial Bank of Korea until 1994, but the Government’s minimum share ownership requirement was repealed in 1997, and the Government has since periodically adjusted its ownership percentage in the Industrial Bank of Korea through transactions involving the purchase and sale of its common shares. In 2014, the Industrial Bank of Korea issued an aggregate of 3,022,240 new common shares to the Government for ￦36 billion in cash and the Government sold 49,009,880 common shares of the Industrial Bank of Korea for ￦675 billion in cash. In addition, in April 2014, the Industrial Bank of Korea disposed of 26,200,882 of its common shares held as treasury shares through an international offering for ￦294 billion. In 2015, the Industrial Bank of Korea issued an aggregate of 3,184,713 new common shares to the Government for ￦40 billion in cash. In March 2016, the Industrial Bank of Korea issued an aggregate of 3,576,857 new common shares to the Government for ￦40 billion in cash. Taking into account such transactions, the Government’s total paid-in capital was ￦1,674 billion as of December 31, 2018.

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing assets that more closely followed international standards.

The following table sets out the total loans (including loans in Won and loans in foreign currencies) and non-performing assets of Korean banks as of the dates indicated.

	Total Loans	Non-Performing Assets(1)	Percentage of Total
	(trillions of won)		(percentage)
December 31, 2014	1,557.9	24.2	1.6
December 31, 2015	1,664.3	30.0	1.8
December 31, 2016	1,732.9	24.6	1.4
December 31, 2017	1,775.9	21.1	1.2
December 31, 2018(2)	1,872.6	18.2	1.0

(1)	Assets classified as substandard or below.
(2)	Preliminary.

Source: Financial Supervisory Service.

In 2014, these banks posted an aggregate net profit of ￦6.8 trillion, compared to an aggregate net profit of ￦4.5 trillion in 2013, primarily due to decreased loan loss provisions. In 2015, these banks posted an aggregate net profit of ￦4.4 trillion, compared to an aggregate net profit of ￦6.8 trillion in 2014, primarily due to increased loan loss provisions. In 2016, these banks posted an aggregate net profit of ￦3.0 trillion, compared to an aggregate net profit of ￦4.4 trillion in 2015, primarily due to increased loan loss provisions. In 2017, these banks posted an aggregate net profit of ￦11.2 trillion, compared to an aggregate net profit of ￦3.0 trillion in 2016, primarily due to decreased loan loss provisions and increased net interest income. Based on preliminary data, in 2018, these banks posted an aggregate net profit of ￦13.8 trillion, compared to an aggregate net profit of ￦11.2 trillion in 2017, primarily due to increased net interest income and decreased loan loss provisions, which more than offset a decrease in net non-interest income.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

As of September 30, 2018, 79 mutual savings banks, 26 life insurance institutions, which includes joint venture life insurance institutions and wholly-owned subsidiaries of foreign life insurance companies, and eight credit card companies operated in the Republic.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short-term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Exchange Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three major markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a joint stock company with limited liability, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 31, 2014	1,915.6
January 30, 2015	1,949.3
February 27, 2015	1,985.8
March 31, 2015	2,041.0
April 30, 2015	2,127.2
May 29, 2015	2,114.8
June 30, 2015	2,074.2
July 31, 2015	2,030.2
August 29, 2015	1,941.5
September 30, 2015	1,962.8
October 30, 2015	2,029.5
November 30, 2015	1,992.0
December 30, 2015	1,960.3
January 29, 2016	1,912.1
February 29, 2016	1,916.7
March 31, 2016	1,995.8
April 29, 2016	1,994.2
May 31, 2016	1,983.4
June 30, 2016	1,970.4
July 29, 2016	2,016.2
August 31, 2016	2,034.7
September 30, 2016	2,043.6
October 31, 2016	2,008.2
November 30, 2016	1,983.5
December 29, 2016	2,026.5
January 31, 2017	2,067.6
February 28, 2017	2,091.6
March 31, 2017	2,160.2

April 28, 2017	2,205.4
May 31, 2017	2,347.4
June 30, 2017	2,391.8
July 31, 2017	2,402.7
August 31, 2017	2,363.2
September 29, 2017	2,394.5
October 31, 2017	2,523.4
November 30, 2017	2,476.4
December 28, 2017	2,467.5
January 31, 2018	2,566.5
February 28, 2018	2,427.4
March 30, 2018	2,445.9
April 30, 2018	2,515.4
May 31, 2018	2,423.0
June 29, 2018	2,326.1
July 31, 2018	2,326.1
August 31, 2018	2,295.3
September 28, 2018	2,322.9
October 31, 2018	2,343.1
November 30, 2018	2,029.7
December 31, 2018	2,096.9
January 31, 2019	2,041.0
February 28, 2019	2,204.9
March 29, 2019	2,140.7
April 30, 2019	2,203.6
May 31, 2019	2,041.7
June 28, 2019	2,130.6

As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, there was a significant overall decline in the stock prices of Korean companies during the fourth quarter of 2008 and first half of 2009 and the index has fluctuated since then. The index was 2,096.0 on July 3, 2019.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Services Commission. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Economy and Finance focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to ￦50 million per person regardless of the amount deposited.

The Government excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and gradually increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate,” the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On October 9, 2008, The Bank of Korea cut its policy rate to 5.0% from 5.25%, and continued to lower it further to 4.25% on October 27, 2008, 4.0% on November 7, 2008, 3.0% on December 11, 2008, 2.5% on January 9, 2009 and 2.0% on February 12, 2009, in order to address financial market instability and to help combat the slowdown of the domestic economy. On July 9, 2010, The Bank of Korea raised the policy rate to 2.25% from 2.0%, which was further raised to 2.5% on November 16, 2010, in response to signs of inflationary pressures and the continued growth of domestic economy. On January 13, 2011, The Bank of Korea raised the policy rate to 2.75%, which was further increased to 3.0% on March 10, 2011 and to 3.25% on June 10, 2011, in response to inflationary pressures driven mainly by rises in the prices of petroleum products and farm products. The Bank of Korea lowered its policy rate to 3.0% from 3.25% on July 12, 2012, which was further lowered to 2.75% on October 11, 2012, 2.5% on May 9, 2013, 2.25% on August 14, 2014, 2.0% on October 15, 2014, 1.75% on March 12, 2015, 1.5% on June 11, 2015 and 1.25% on June 9, 2016, in order to address the sluggishness of the global and domestic economy. On November 30, 2017, The Bank of Korea raised its policy rate to 1.5% from 1.25%, which was further raised to 1.75% on November 30, 2018, in response to signs of inflationary pressures and the continued growth of the global and domestic economy.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2014	2015	2016	2017	2018
	(billions of Won)
Money Supply (M1)(1)	585,822.6	708,452.9	795,531.1	849,862.4	865,851.8
Quasi-money(2)	1,491,411.4	1,538,922.1	1,611,928.0	1,680,491.2	1,834,510.6
Money Supply (M2)(3)	2,077,234.0	2,247,375.0	2,407,459.1	2,530,353.6	2,700,362.4
Percentage Increase Over Previous Year	8.1%	8.2%	7.1%	5.1%	6.7%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.

(2)

Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.

(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea.

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Economy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Economy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and has subsequently been amended numerous times. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Economy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions.” The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline as amended in July 2010, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a foreign exchange forward, option or swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a foreign exchange forward, option or swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Won/U.S. Dollar Exchange Rate
December 31, 2014	1,099.2
January 30, 2015	1,090.8
February 27, 2015	1,099.2
March 31, 2015	1,105.0
April 30, 2015	1,068.1
May 29, 2015	1,108.0
June 30, 2015	1,124.1
July 31, 2015	1,166.3
August 31, 2015	1,176.3
September 30, 2015	1,194.5
October 30, 2015	1,142.3
November 30, 2015	1,150.4
December 31, 2015	1,172.0
January 29, 2016	1,208.4
February 29, 2016	1,235.4
March 31, 2016	1,153.5
April 29, 2016	1,143.9
May 31, 2016	1,190.6
June 30, 2016	1,164.7
July 31, 2016	1,125.7
August 31, 2016	1,118.5
September 30, 2016	1,096.3
October 31, 2016	1,145.2
November 30, 2016	1,168.5
December 30, 2016	1,208.5
January 31, 2017	1,157.8
February 28, 2017	1,132.1
March 31, 2017	1,116.1

Won/U.S. Dollar Exchange Rate
April 28, 2017	1,130.1
May 31, 2017	1,123.9
June 30, 2017	1,139.6
July 31, 2017	1,119.1
August 31, 2017	1,122.8
September 29, 2017	1,146.7
October 31, 2017	1,125.0
November 30, 2017	1,082.4
December 29, 2017	1,071.4
January 31, 2018	1,071.5
February 28, 2018	1,071.0
March 30, 2018	1,066.5
April 30, 2018	1,076.2
May 31, 2018	1,081.3
June 29, 2018	1,121.7
July 31, 2018	1,116.7
August 31, 2018	1,108.8
September 28, 2018	1,112.7
October 31, 2018	1,140.6
November 30, 2018	1,121.8
December 31, 2018	1,118.1
January 31, 2019	1,117.2
February 28, 2019	1,117.8
March 29, 2019	1,137.8
April 30, 2019	1,158.2
May 31, 2019	1,190.0
June 28, 2019	1,156.8

During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The exchange rate between the Won and the U.S. Dollar has fluctuated since then. The market average exchange rate was ￦1,164.8 to US$1.00 on July 3, 2019.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments(1)

Classification	2014	2015	2016	2017	2018(4)
	(millions of dollars)
Current Account	83,029.6	105,118.6	97,923.7	75,230.9	76,408.5
Goods	86,145.0	120,275.0	116,461.7	113,592.9	111,866.6
Exports(2)	613,396.5	543,082.5	511,926.1	580,310.2	625,437.4
Imports(2)	527,251.5	422,807.5	395,464.4	466,717.3	513,570.8
Services	(3,290.1)	(14,625.8)	(17,338.4)	(36,734.1)	(29,737.1)
Income	5,159.4	4,454.6	4,567.1	5,336.9	2,777.7
Current Transfers	(4,984.7)	(4,985.2)	(5,766.7)	(6,964.8)	(8,498.7)
Capital and Financial Account	86,340.5	102,724.3	99,765.1	84,398.5	70,678.2
Capital Account	(8.9)	(60.2)	(46.2)	(26.8)	188.9
Financial Account(3)	86,349.4	102,784.5	99,811.3	84,425.3	70,489.3
Net Errors and Omissions	3,328.7	(2,273.9)	1,933.8	9.221.2	(6,108.1)

(1)

Figures are prepared based on the sixth edition of Balance of Payment Manual, or BPM6, published by International Monetary Fund in December 2010 and implemented by the Government in December 2013. In December 2018, The Bank of Korea revised the Republic’s balance of payments information to capture new economic activities and reflect the changes in raw data.

(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.

Source: The Bank of Korea.

The current account surplus in 2017 decreased to US$75.2 billion from the current account surplus of US$97.9 billion in 2016, primarily due to an increase in deficit from the service account. Based on preliminary data, the Republic recorded a current account surplus of approximately US$76.4 billion in 2018. The current account surplus in 2018 increased from the current account surplus of US$75.2 billion in 2017, primarily due to a decrease in deficit from the service account which more than offset decreases in surpluses from the current transfers account and the goods account. Based on preliminary data, the Republic recorded a current account surplus of approximately US$11.3 billion in the first quarter of 2019. The current account surplus in the first quarter of 2019 decreased from the current account surplus of US$11.7 billion in the corresponding period of 2018, primarily due to a decrease in surplus from the goods account which more than offset a decrease in deficit from the service account.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations, providing a framework for the conduct and regulation of foreign investment activities. In September 1998, the Government promulgated the Foreign Investment Promotion Act, or the FIPA, which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2014	2015	2016	2017	2018
	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment(1)	11.0	14.1	15.0	15.7	20.0
Merger & Acquisition	8.0	6.8	6.3	7.2	6.9

Total	19.0	20.9	21.3	22.9	26.9

Actual Investment	12.2	16.6	10.8	13.6	17.0	(2)

(1)	Includes building new factories and operational facilities.
(2)	Preliminary.

Source: Ministry of Trade, Industry and Energy.

In 2017, the contracted and reported amount of foreign direct investment in the Republic increased to US$22.9 billion from US$21.3 billion in 2016, primarily due to an increase in foreign investment in the manufacturing sector to US$7.2 billion in 2017 from US$5.0 billion in 2016, which more than offset a decrease in foreign investment in the electricity, gas and construction sector to US$0.3 billion in 2017 from US$0.7 billion in 2016.

In 2018, the contracted and reported amount of foreign direct investment in the Republic increased to US$26.9 billion from US$22.9 billion in 2017, primarily due to an increase in foreign investment in the manufacturing sector to US$10.0 billion in 2018 from US$7.2 billion in 2017.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2014	2015	2016	2017	2018
	(billions of dollars)
North America
U.S.A.	3.6	5.5	3.9	4.7	5.9
Others	1.4	2.9	1.4	1.6	1.9

	5.0	8.4	5.3	6.3	7.8
Asia
Japan	2.5	1.7	1.2	1.8	1.3
Hong Kong	1.1	1.5	2.1	1.8	1.5
Singapore	1.7	2.5	2.3	1.8	1.5
China	1.2	2.0	2.0	0.8	2.7
Others	0.3	0.7	0.5	2.0	2.4

	6.8	8.4	8.1	8.2	9.4
European Union
Malta	0.4	0.7	4.1	1.1	2.6
Netherlands	2.4	0.5	1.5	1.7	1.4
England	0.4	0.3	0.4	2.2	1.2
Germany	0.2	0.5	0.3	0.7	0.5
France	0.2	0.1	0.2	0.3	0.7
Luxembourg	1.9	0.2	0.2	0.2	0.2
Others	1.2	0.4	0.8	1.1	2.4

	6.7	2.7	7.5	7.3	9.0
Others regions and countries	0.5	1.4	0.4	1.1	0.6

Total	19.0	20.9	21.3	22.9	26.9

Source: Ministry of Trade, Industry and Energy.

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	As % of GDP(2)	Imports(3)	As % of GDP(2)	Balance of Trade	Exports as % of Imports
	(billions of dollars, except percentages)
2014	572.7	40.6%	525.5	37.2%	47.2	109.0
2015	526.8	38.1%	436.5	31.6%	90.3	120.7
2016	495.4	35.0%	406.2	28.7%	89.2	122.0
2017	573.7	37.5%	478.5	31.3%	95.2	119.9
2018(4)	604.9	37.3%	535.2	33.0%	69.7	113.0

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(2)	At current market prices.
(3)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(4)	Preliminary.

Source: The Bank of Korea; Korea Customs Service.

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (C.I.F.)(1)

	2014	As % of 2014 Total	2015	As % of 2015 Total	2016	As % of 2016 Total	2017	As % of 2017 Total	2018(2)	As % of 2018 Total(2)
	(billions of dollars, except percentages)
Foods & Consumer Goods	7.0	1.2	6.8	1.3	7.4	1.5	7.8	1.4	7.9	1.3
Raw Materials and Fuels	59.2	10.3	39.5	7.5	33.0	6.7	43.1	7.5	55.1	9.1
Petroleum & Derivatives	51.2	8.9	32.4	6.1	26.8	5.4	35.4	6.2	47.0	7.8
Others	8.0	1.4	7.1	1.3	6.2	1.3	7.7	1.3	8.1	1.3
Light Industrial Products	38.6	6.7	35.4	6.7	35.4	7.1	36.0	6.3	35.8	5.9
Heavy & Chemical Industrial Products	467.9	81.7	445.1	84.5	419.7	84.7	486.8	84.9	506.1	83.7
Electronic & Electronic Products	174.4	30.5	170.5	32.4	159.4	32.2	192.0	33.5	214.8	35.5
Chemicals & Chemical Products	65.6	11.5	55.9	10.6	55.3	11.2	65.7	11.5	74.0	12.2
Metal Goods	47.5	8.3	41.4	7.9	39.9	8.1	46.9	8.2	48.1	8.0
Machinery & Precision Equipment	57.9	10.1	57.3	10.9	55.2	11.1	63.3	11.0	69.4	11.5
Transport Equipment	116.5	20.3	112.8	21.4	101.0	20.4	108.8	19.0	87.4	14.4
Passenger Cars	44.8	7.8	41.7	7.9	37.5	7.6	38.8	6.8	38.2	6.3
Ship & Boat	38.7	6.8	38.8	7.4	33.5	6.8	41.4	7.2	20.7	3.4
Others	33.0	5.8	32.3	6.1	30.0	6.1	28.6	5.0	28.4	4.7
Others	6.0	1.0	7.2	1.4	8.9	1.8	10.1	1.8	12.5	2.1

Total	572.7	100.0	526.8	100.0	495.4	100.0	573.7	100.0	604.9	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service.

Imports by Major Commodity Groups (C.I.F.)(1)

	2014	As % of 2014 Total	2015	As % of 2015 Total	2016	As % of 2016 Total	2017	As % of 2017 Total	2018(2)	As % of 2018 Total(2)
	(billions of dollars, except percentages)
Industrial Materials and Fuels	311.2	59.2	219.0	50.2	191.0	47.0	233.1	48.7	279.0	52.1
Crude Petroleum	94.9	18.1	55.1	12.6	44.3	10.9	59.6	12.5	80.4	15.0
Mineral	24.6	4.7	17.6	4.0	15.5	3.8	20.3	4.2	22.0	4.1
Chemicals	43.9	8.4	39.6	9.1	39.1	9.6	44.0	9.2	50.0	9.3
Iron & Steel Products	27.0	5.1	21.2	4.9	18.9	4.7	20.3	4.2	19.7	3.7
Non-ferrous Metal	12.8	2.4	11.6	2.7	10.7	2.6	12.1	2.5	12.8	2.4
Others	108.0	20.5	74.0	16.9	62.5	15.4	76.8	16.1	94.1	17.6
Capital Goods	149.0	28.3	150.8	34.5	147.8	36.4	171.8	35.9	174.6	32.6
Machinery & Precision Equipment	50.8	9.7	49.1	11.2	47.8	11.8	63.1	13.2	60.5	11.3
Electric & Electronic Machines	84.5	16.1	87.5	20.0	84.9	20.9	95.8	20.0	100.4	18.8
Transport Equipment	11.6	2.2	12.4	2.8	13.0	3.2	10.8	2.3	11.5	2.1
Others	2.1	0.4	1.9	0.4	2.1	0.5	2.1	0.4	2.2	0.4
Consumer Goods	65.3	12.4	66.7	15.3	67.4	16.6	73.6	15.4	81.6	15.2
Cereals	7.9	1.5	6.9	1.6	6.2	1.5	6.0	1.3	6.8	1.3
Goods for Direct Consumption	16.7	3.2	17.1	3.9	17.8	4.4	19.7	4.1	22.3	4.2
Consumer Durable Goods	24.7	4.7	26.6	6.1	27.0	6.6	30.0	6.3	32.2	6.0
Consumer Nondurable Goods	16.0	3.0	16.0	3.7	16.4	4.0	17.9	3.7	20.3	3.8

Total	525.5	100.0	436.5	100.0	406.2	100.0	478.5	100.0	535.2	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service.

In 2014, the Republic recorded a trade surplus of US$47.2 billion. Exports increased by 2.3% to US$572.7 billion in 2014 from US$559.6 billion in 2013, primarily due to increased demand for semiconductors, wireless communication devices, iron and steel from the United States, the EU and the Southeast Asian nations. Imports increased by 1.9% to US$525.5 billion in 2014 from US$515.6 billion in 2013, primarily due to increased imports of cars, components for wireless communication devices and beef.

In 2015, the Republic recorded a trade surplus of US$90.3 billion in 2015. Exports decreased by 8.0% to US$526.8 billion in 2015 from US$572.7 billion in 2014, primarily due to adverse global economic conditions. Imports decreased by 16.9% to US$436.5 billion in 2015 from US$525.5 billion in 2014, primarily due to a decrease in oil prices, which also decreased unit prices of major raw materials.

In 2016, the Republic recorded a trade surplus of US$89.2 billion in 2016. Exports decreased by 6.0% to US$495.4 billion in 2016 from US$526.8 billion in 2015, primarily due to the continued slowdown of the global economy. Imports decreased by 6.9% to US$406.2 billion in 2016 from US$436.5 billion in 2015, primarily due to a continued decrease in oil prices, which also led to decreased unit prices of other major raw materials.

In 2017, the Republic recorded a trade surplus of US$95.2 billion. Exports increased by 15.8% to US$573.7 billion in 2017 from US$495.4 billion in 2016, primarily due to increased demand for semiconductors and steel products. Imports increased by 17.8% to US$478.5 billion in 2017 from US$406.2 billion in 2016, primarily due to an increase in oil prices, which also led to increased unit prices of other major raw materials, and increased imports of machinery, precision equipment and electronic machines.

Based on preliminary data, the Republic recorded a trade surplus of US$69.7 billion in 2018. Exports increased by 5.4% to US$604.9 billion in 2018 from US$573.7 billion in 2017, primarily due to increased demand for semiconductors and petroleum products. Imports increased by 11.8% to US$535.2 billion in 2018 from US$478.5 billion in 2017, primarily due to an increase in oil prices, which also led to increased unit prices of other major raw materials.

Based on preliminary data, the Republic recorded a trade surplus of US$9.3 billion in the first quarter of 2019. Exports decreased by 8.5% to US$132.7 billion and imports decreased by 6.8% to US$123.4 billion from US$145.1 billion of exports and US$132.4 billion of imports, respectively, in the corresponding period of 2018.

The following table sets forth the Republic’s exports trading partners:

Exports

	2014	As % of 2014 Total	2015	As % of 2015 Total	2016	As % of 2016 Total	2017	As % of 2017 Total	2018(1)	As % of 2018 Total(1)
	(millions of dollars, except percentages)
China	145,287.7	25.4	137,123.9	26.0	124,432.9	25.1	142,120.0	24.8	162,125.1	26.8
United States	70,284.9	12.3	69,832.1	13.3	66,462.3	13.4	68,609.7	12.0	72,719.9	12.0
Japan	32,183.8	5.6	25,576.5	4.9	24,355.0	4.9	26,816.1	4.7	30,528.6	5.0
Hong Kong	27,256.4	4.8	30,418.2	5.8	32,782.4	6.6	39,112.3	6.8	45,996.4	7.6
Singapore	23,749.9	4.1	15,011.2	2.8	12,458.9	2.5	11,651.9	2.0	11,782.2	1.9
Vietnam	22,351.7	3.9	27,770.8	5.3	32,630.5	6.6	47,753.8	8.3	48,622.1	8.0
Taiwan	15,077.4	2.6	12,004.3	2.3	12,220.5	2.5	14,898.4	2.6	20,783.5	3.4
India	12,782.5	2.2	12,029.6	2.3	11,596.3	2.3	15,055.5	2.6	15,606.2	2.6
Indonesia	11,360.7	2.0	7,872.4	1.5	6,608.5	1.3	8,403.7	1.5	8,833.2	1.5
Mexico	10,846.0	1.9	10,891.9	2.1	9,720.8	2.0	10,932.6	1.9	11,458.2	1.9
Australia	10,282.5	1.8	10,830.6	2.1	7,500.7	1.5	19,861.6	3.5	9,610.4	1.6
Russia	10,129.2	1.8	4,685.7	0.9	4,768.8	1.0	6,906.6	1.2	7,320.9	1.2
Germany	7,570.9	1.3	6,220.2	1.2	6,443.0	1.3	8,483.8	1.5	9,372.7	1.5
Others(2)	173,501.0	30.3	156,489.1	29.7	143,445.3	29.0	153,088.4	26.7	150,100.2	24.8

Total	572,664.6	100.0	526,756.5	100.0	495,425.9	100.0	573,694.4	100.0	604,859.7	100.0

(1)	Preliminary.
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service.

The following table sets forth the Republic’s imports trading partners:

Imports

	2014	As % of 2014 Total	2015	As % of 2015 Total	2016	As % of 2016 Total	2017	As % of 2017 Total	2018(1)	As % of 2018 Total(1)
	(millions of dollars, except percentages)
China	90,082.2	17.1	90,250.3	20.7	86,980.1	19.9	97,860.1	20.5	106,488.6	19.9
Japan	53,768.3	10.2	45,853.8	10.5	47,466.6	10.9	55,124.7	11.5	54,603.7	10.2
United States	45,283.3	8.6	44,024.4	10.1	43,215.9	9.9	50,749.4	10.6	58,868.3	11.0
Saudi Arabia	36,694.5	7.0	19,561.5	4.5	15,741.7	3.6	19,590.5	4.1	26,335.8	4.9
Qatar	25,723.1	4.9	16,474.8	3.8	10,081.3	2.3	11,267.1	2.4	16,293.6	3.0
Australia	20,413.0	3.9	16,437.8	3.8	15,175.9	3.5	19,159.7	4.0	20,718.6	3.9
Germany	21,298.8	4.0	20,956.5	4.8	18,917.0	4.3	19,748.7	4.1	20,854.0	3.9
Kuwait	16,892.0	3.2	8,973.4	2.1	7,262.3	1.7	9,594.0	2.0	12,794.3	2.4
Taiwan	15,689.8	3.0	16,653.9	3.8	16,403.1	3.8	18,073.0	3.8	16,738.4	3.1
United Arab Emirates	16,194.3	3.1	8,614.7	2.0	6,941.1	1.6	9,557.1	2.0	9,287.4	1.7
Indonesia	12,266.3	2.3	8,850.4	2.0	8,285.3	1.9	9,571.0	2.0	11,161.2	2.1
Malaysia	11,097.9	2.1	8,609.4	2.0	7,507.8	1.7	8,714.7	1.8	10,205.7	1.9
Others(2)	160,111.0	30.5	131,238.1	30.1	122,214.8	34.9	149,468.3	31.2	170,852.9	31.9

Total	525,514.5	100.0	436,499.0	100.0	406,192.9	100.0	478,478.3	100.0	535,202.4	100.0

(1)	Preliminary.
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service.

In the past, the outbreak of severe health epidemics in Korea and various parts of the world increased uncertainty about prospects for international trade and economic growth for affected countries, as well as world economic prospects in general. In response to these outbreaks, the Government issued advisories on disease prevention and conducted special monitoring. In May 2015, an outbreak of Middle East Respiratory Syndrome, or MERS, resulted in the death of over 30 people and the quarantine of thousands. The Government continues to cooperate with regional and international efforts to develop and implement additional measures to contain and prevent MERS and other diseases. Another outbreak of MERS or similar incidents in the future, however, may have an adverse effect on Korean and world economies and on international trade.

In recent years, the value of the Won relative to the U.S. dollar and Japanese Yen has fluctuated widely. An appreciation of the Won against the U.S. dollar and Japanese Yen increases the Won value of the Republic’s export sales and diminishes the price-competitiveness of export goods in foreign markets in U.S. dollar and Japanese Yen terms, respectively. However, it also decreases the cost of imported raw materials in Won terms and the cost in Won of servicing the Republic’s U.S. dollar and Japanese Yen denominated debt. In general, when the Won appreciates, export dependent sectors of the Korean economy, including automobiles, electronics and shipbuilding, suffer from the resulting pressure on the price-competitiveness of export goods, which may lead to reduced profit margins and loss in market share, more than offsetting a decrease in the cost of imported raw materials. If the export dependent sectors of the Korean economy suffer reduced profit margins or a net loss, it could result in a material adverse effect on the Korean economy.

Since the Government announced its plans to pursue free trade agreements, or FTAs, in 2003, the Republic has entered into FTAs with key trading partners. The Republic has had bilateral FTAs in effect with Chile since 2004, Singapore since 2006, India since 2010, Peru since 2011, the United States since 2012, Turkey since 2013, Australia since 2014, Canada, China, New Zealand and Vietnam since 2015 and Colombia since July 2016. In March 2017, the Republic signed a regional FTA with each of Panama, Costa Rica, Guatemala, Honduras, El Salvador and Nicaragua. The Republic is currently in negotiations with a number of other key trading partners. In addition, the Republic has had regional FTAs in effect with the European Free Trade Association since 2006, the Association of Southeast Asian Nations since 2009 and the European Union since 2011 and is currently negotiating additional regional FTAs, including one with China and Japan. The Republic and the United States have recently completed revisions to their bilateral FTA, which became effective in January 2019.

Non-Commodities Trade Balance

The Republic had non-commodities trade deficits of US$4.5 billion in 2014, US$16.3 billion in 2015, US$19.7 billion in 2016 and US$38.4 billion in 2017. Based on preliminary data, the Republic had a non-commodities trade deficit of US$35.5 billion in 2018.

Foreign Currency Reserves

The foreign currency reserves are external assets that are readily available to and controlled by monetary authorities for meeting balance of payments financing needs and for other related purposes. The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2014	2015	2016	2017	2018
	(millions of dollars)
Gold	$4,794.7	$4,794.8	$4,794.8	$4,794.8	$4,794.8
Foreign Exchange(1)	353,600.5	358,513.8	361,701.4	379,476.6	393,332.5

Total Gold and Foreign Exchange	358,395.2	363,308.6	366,496.2	384,271.3	398,127.2

Reserve Position at IMF	1,917.1	1,411.8	1,727.5	1,621.1	2,140.4
Special Drawing Rights	3,280.5	3,241.4	2,878.0	3,374.3	3,426.6

Total Official Reserves	$363,592.7	$367,961.9	$371,101.6	$389,266.7	$403,694.3

(1)	More than 95% of the Republic’s foreign currency reserves are comprised of convertible foreign currencies.

Source: The Bank of Korea; International Monetary Fund.

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions. The Government’s foreign currency reserves increased to US$363.6 billion as of December 31, 2014, US$368.0 billion as of December 31, 2015, US$371.1 billion as of December 31, 2016, US$389.3 billion as of December 31, 2017 and US$403.7 billion as of December 31, 2018, primarily due to continued trade surpluses and capital inflows. The amount of the Government’s foreign currency reserve was US$402.0 billion as of May  31, 2019.

Government Finance

The Ministry of Economy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Economy and Finance and approved by the President of the Republic, to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

2017 budgeted revenues increased by 5.8% to ￦391.2 trillion from ￦369.9 trillion in 2016, led by an increase in budgeted tax revenues (including revenues from social security contributions, taxes on goods and services and taxes on income, profits and capital gains). 2017 budgeted expenditures and net lending increased by 2.9% to ￦378.2 trillion from ￦367.4 trillion in 2016, led by increases in budgeted expenditures on welfare services for senior citizens, children, unemployed people and temporary workers, military services, infrastructure and community development. The 2017 budget anticipated a ￦13.0 billion budget surplus.

2018 budgeted revenues increased by 6.4% to ￦416.1 trillion from ￦391.2 trillion in 2017, led by an increase in budgeted tax revenues (including revenues from social security contributions, taxes on goods and services and taxes on income, profits and capital gains). 2018 budgeted expenditures and net lending increased by 5.2% to ￦397.7 trillion from ￦378.2 trillion in 2017, led by increases in budgeted expenditures on the agriculture, forestry and fisheries industry, welfare services for senior citizens, children, unemployed people and temporary workers, health and medical services, education services and military services. The 2018 budget anticipated a ￦18.4 billion budget surplus.

2019 budgeted revenues increased by 7.3% to ￦446.4 trillion from ￦416.1 trillion in 2018, led by an increase in budgeted tax revenues (including taxes on income, profits and capital gains). 2019 budgeted expenditures and net lending increased by 10.6% to ￦439.9 trillion from ￦397.7 trillion in 2018, led by increases in budgeted expenditures on economic growth (including job creation and research and development), child care and education, welfare services for senior citizens, children, disabled people, unemployed people and temporary workers and military services. The 2019 budget anticipated a ￦6.5 billion budget surplus.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	Actual					Budget
	2014	2015	2016	2017	2018(1)	2017	2018	2019
	(billions of Won)
Total Revenues	320,895	339,186	371,264	403,839	438,262	391,175	416,085	446,398
Current Revenues	318,185	335,911	367,888	400,659	435,558	387,376	413,304	443,271
Total Tax Revenues	255,313	270,974	299,451	325,845	358,424	313,086	337,402	364,539
Taxes on income, profits and capital gains	95,976	105,751	120,612	134,242	155,399	126,847	135,942	159,618
Social security contributions	49,793	53,089	56,889	60,460	64,854	62,010	69,273	69,747
Tax on property	9,054	11,113	11,112	12,945	15,473	11,459	11,931	14,611
Taxes on goods and services	79,055	79,442	89,221	95,535	99,056	90,282	97,390	97,263
Taxes on international trade and transaction	8,721	8,495	8,045	8,529	8,815	8,991	9,418	9,056
Other tax	12,715	13,084	13,571	14,133	14,828	13,498	13,450	14,244
Non-Tax Revenues	62,872	64,936	68,437	74,814	77,134	74,290	75,902	78,732
Operating surpluses of departmental enterprise sales and property income	23,112	22,129	24,489	27,692	28,616	26,981	27,154	28,692
Administration fees & charges and non-industrial sales	7,997	8,664	8,469	9,067	9,004	8,978	9,460	9,940
Fines and forfeits	19,556	20,777	22,266	23,769	24,455	22,879	23,140	23,726
Contributions to government employee pension fund	9,915	10,929	11,289	12,311	13,206	12,370	13,200	6,476
Current revenue of non-financial public enterprises	2,292	2,437	1,924	1,974	1,853	3,082	2,947	2,929
Capital Revenues	2,710	3,276	3,376	3,180	2,703	3,800	2,781	3,127
Total Expenditures and Net Lending	312,394	339,351	354,354	379,809	407,099	378,196	397,739	439,868
Total Expenditures	311,507	330,537	342,612	363,671	389,610	367,705	388,134	425,270
Current Expenditures	280,466	296,216	309,981	332,719	360,176	336,209	358,912	394,567
Expenditure on goods and service	59,616	63,160	65,145	67,536	71,459	71,542	75,281	80,219
Interest payment	14,057	14,056	13,964	13,976	14,287	14,486	14,334	14,362
Subsidies and other current transfers	203,649	216,189	228,349	248,513	272,080	246,987	265,631	295,970
Current expenditure of non-financial public enterprises	3,143	2,810	2,524	2,694	2,350	3,193	3,666	4,016
Capital Expenditures	31,041	34,322	32,631	30,952	29,434	31,496	29,222	30,704
Net Lending	888	8,814	11,741	16,138	17,489	10,490	9,605	14,597

(1)	Preliminary.

Source: Ministry of Economy and Finance; The Bank of Korea; Korea National Statistical Office.

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2014, the Republic recorded total revenues of ￦320.9 trillion and total expenditures and net lending of ￦312.4 trillion. The Republic had a fiscal surplus of ￦8.5 trillion in 2014.

For 2015, the Republic recorded total revenues of ￦339.2 trillion and total expenditures and net lending of ￦339.4 trillion. The Republic had a fiscal deficit of ￦0.2 trillion in 2015.

For 2016, the Republic recorded total revenues of ￦371.3 trillion and total expenditures and net lending of ￦354.4 trillion. The Republic had a fiscal surplus of ￦16.9 trillion in 2016.

For 2017, the Republic recorded total revenues of ￦403.8 trillion and total expenditures and net lending of ￦379.8 trillion. The Republic had a fiscal surplus of ￦24.0 trillion in 2017.

Based on preliminary data, the Republic recorded total revenues of ￦438.3 trillion and total expenditures and net lending of ￦407.1 trillion in 2018. The Republic had a fiscal surplus of ￦31.2 trillion in 2018.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2017 amounted to approximately ￦648.5 trillion, an increase of 5.3% over the previous year. The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2018 amounted to approximately ￦680.7 trillion, an increase of 5.0% over the previous year. The Ministry of Economy and Finance administers the national debt of the Republic.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. dollars, the estimated outstanding direct external debt of the Government as of December 31, 2017:

Direct External Debt of the Government

	Amount in Original Currency	Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$ 5,900.0	US$	5,900.0
Euro (EUR)	EUR1,125.0		1,287.1

Total		US$	7,187.1

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2018.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2014	493,584.9
2015	547,625.6
2016	584,785.0
2017	619,971.9
2018	643,550.9

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2014	2015	2016	2017	2018
	(billions of Won)
Domestic	29,158.4	26,393.8	24,241.6	21,130.5	17,016.3
External(1)	—	—	—	—	—

Total	29,158.4	26,393.8	24,241.6	21,130.5	17,016.3

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Liabilities

The following tables set out certain information regarding the Republic’s external liabilities calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the International Monetary Fund in December 2010 and implemented by the Government in December 2013. Under BPM6, in particular, prepayments received in connection with the construction of ships are excluded from the external liabilities.

	December 31,
	2014	2015	2016	2017	2018(1)
	(billions of dollars)
Long-term Liabilities	307.9	291.7	277.4	296.1	314.0
General Government	65.2	62.8	64.5	78.0	83.5
Monetary Authorities	25.9	20.1	10.8	14.5	15.2
Banks	104.0	103.1	93.8	91.7	100.3
Other Sectors	112.9	105.7	108.2	111.8	115.1
Short-term Liabilities	116.4	104.3	104.8	116.0	126.6
General Government	1.8	2.3	2.5	2.0	1.0
Monetary Authorities	12.2	12.0	6.9	8.1	12.8
Banks	79.9	74.8	78.4	85.5	90.3
Other Sectors	22.5	15.2	17.0	20.4	22.5

Total External Liabilities	424.3	396.1	382.2	412.0	440.6

(1)	Preliminary.

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date		Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2018
2005-001	November 2, 2005	November 3, 2025		5.625	USD	400,000,000		400,000,000
2006-002	December 7, 2006	December 7, 2021		4.250	EUR	375,000,000		375,000,000
2009-001	April 16, 2009	April 16, 2019	*	7.125	USD	1,500,000,000		1,500,000,000
2013-001	September 11, 2013	September 11, 2023		3.875	USD	1,000,000,000		1,000,000,000
2014-001	June 10, 2014	June 10, 2044		4.125	USD	1,000,000,000		1,000,000,000
2014-002	June 10, 2014	June 10, 2024		2.125	EUR	750,000,000		750,000,000
2017-001	January 19, 2017	January 19, 2027		2.750	USD	1,000,000,000		1,000,000,000
2018-001	September 20, 2018	September 20, 2028		3.500	USD	500,000,000		500,000,000
2018-002	September 20, 2018	September 20, 2048		3.875	USD	500,000,000		500,000,000

Total External Bonds in Original Currencies								USD 5,900,000,000
								EUR 1,125,000,000

Total External Bonds in Equivalent Amount of Won(1)							￦	8,035,845,000,000

*	Repaid on the maturity date.
(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ￦1,118.1, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR 1.00 to ￦1,279.16, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

None.

B. External Guaranteed Debt of the Government

None.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2018
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	1.00-5.75	2006-2018	2018-2068	567,044.0
Interest-Bearing Treasury Bond for National Housing I	1.25-3.00	2009-2018	2014-2023	72,545.6
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	1994-2017	2014-2030	718.9
Interest-Bearing Treasury Bond for National Housing III	0	2005	2015	1.6
Non-interest-Bearing Treasury Bond for Contribution to International Organizations(1)	0	1968-1985	—	9.4

Total Bonds				640,319.6

2. Borrowings
Borrowings from The Bank of Korea	1.362-1.652	2017-2018	2019	716.2
Borrowings from the Sports Promotion Fund	1.205-2.275	2016-2018	2019-2020	450.0
Borrowings from The Korea Foundation Fund	1.73-2.34	2017-2018	2019-2020	70.0
Borrowings from the Labor Welfare Promotion Fund	2.13	2018	2019	50.0
Borrowings from Korea Technology Finance Corporation	1.98-2.34	2018	2020-2022	195.0
Borrowings from the Credit Guarantee Fund for Agriculture, Forestry and Fisheries Suppliers	1.875-3.215	2014-2018	2019-2020	1,100.0
Borrowings from the Government Employees’ Pension Fund	1.51	2018	2021	10.0
Borrowings from the Film Industry Development Fund	1.385-2.235	2016-2018	2019-2020	114.0
Borrowings from the Housing Finance Credit Guarantee Fund	1.385-1.67	2016	2019	526.1

Total Borrowings				3,231.3

Total Internal Funded Debt				643,550.9

(1)	Interest Rates and Years of Original Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2018
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	1.34-2.52	2015-2018	2019-2021	5,850.0
Korea Student Aid Foundation	0.00-5.07	2010-2018	2019-2037	11,160.0

Total Bonds				17,010.0

2. Borrowings of Government-Affiliated Corporations
Rural Development Corporation and Federation of Farmland	5.5	1989	2023	6.3

Total Borrowings				6.3

Total Internal Guaranteed Debt				17,016.3

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The Republic may irrevocably guarantee the payment of principal of, and interest on, one or more series of debt securities. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities;

•	whether the Republic will irrevocably guarantee the payment of principal of, and interest on, the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korean laws concerning prescriptive periods for filing claims, as generally interpreted, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and three years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities, without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

•

you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations; and

•

rank without any preference among themselves and equally with all of our other unsecured and unsubordinated obligations. It is understood that this provision shall not be construed so as to require us to make payments under the debt securities ratably with payments being made under our any other debt securities.

Negative Pledge Covenant

If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our Long-Term External Indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities. “Long-Term External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic and which has a final maturity of one year or more from its date of issuance.

We may, however, create or permit a security interest:

•	in favor of the Government or The Bank of Korea or any other agency or instrumentality of or controlled by the Government;

•

arising from, or any deposit or other arrangement made or entered into in connection with, the sale, assignment or other disposition or the discounting of any of our notes or receivables, or any other transaction in the ordinary course of our business; or

•	on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity.

Events of Default

Each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

2.

Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount, except in any such case where such External Indebtedness or guarantee is being contested in good faith by appropriate proceedings.

4.	Moratorium/Default:

•	we declare a general moratorium on the payment of our External Indebtedness, including obligations under guarantees;

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated;

•	we are wound up or dissolved; or

•	we cease to conduct the banking business.

6.	Failure of Support: the Republic fails to provide financial support for us as required under Article 37 of the KEXIM Act as of the date of the debt securities of such series.

7.	Control of Assets: the Republic ceases to control us (directly or indirectly).

8.	IMF Membership/World Bank Membership: the Republic ceases to be a member in good standing of the IMF or the International Bank for Reconstruction and Development (World Bank).

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt security’s interest rate or premium payable;

•	change the currency of payment of principal, interest or premium;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities;

•

permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities); provided that if any such additional debt securities are not fungible with the outstanding series of debt securities for U.S. federal income tax purposes, they will be issued under a separate CUSIP or other identifying number. We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•

the terms of the debt securities purchasable upon exercise of the warrants, as described above under “Description of the Securities—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our board of directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel has informed us that there is doubt regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws. The enforcement of U.S.-court judgments against us may be affected or limited by the general principle of good morals and other social order and the general principle of good faith and fairness provided in the Civil Code of Korea. The courts of Korea will recognize as a valid judgment and enforce any judgment obtained in a U.S. court without re-examination of the merits; provided, that (a) such judgment was finally and conclusively given by a court having valid jurisdiction in accordance with the international jurisdiction principles under Korean law and applicable treaties, (b) we were duly served with service of process (otherwise than by publication or similar means) in sufficient time to enable us to prepare our defense in conformity with applicable laws or responded to the action without being served with process, (c) in light of the substance of such judgment and the procedures of litigation, recognition of such judgment is not contrary to the public policy of Korea, and (d) judgments of the courts of Korea are accorded reciprocal treatment in the jurisdiction of the court which had issued such judgment or the requirements for the recognition of a foreign judgment in the jurisdiction of the court which had issued such judgment are neither manifestly inequitable nor substantially different in material respects from the requirements for recognition of a foreign judgment in Korea.

We have appointed the Chief Representative of our New York Representative Office, Mr. Dong Hoon Lee, and a Senior Representative of our New York Representative Office, Mr. Young-rok Kim, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Representative Office is located at

460 Park Avenue, 8th Floor, New York, NY 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

Before we may issue debt securities outside the Republic, the Minister of Economy and Finance of Korea must receive a report with respect to the issuance by us of debt securities having a maturity of more than one year (if the issue amount is more than US$50 million or the equivalent thereof) in accordance with the Foreign Exchange Transactions Act of Korea and the Enforcement Decree and regulations promulgated thereunder. After issuance of debt securities outside the Republic, we are required to notify the Minister of Economy and Finance of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

Description of Guarantees

The description below summarizes some of the provisions of the guarantees that the Republic may issue from time to time to guarantee our debt securities. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The prospectus supplement relating to a guarantee to be issued by the Republic will specify other specific provisions. The description of a guarantee to be issued by the Republic that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by the Republic as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to the Republic’s other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions in effect as of the date of this Prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax considerations applies to you so long as you are not:

•	a resident of Korea;

•	a company having its head office, principal place of business or place of effective management in Korea (a “Korean company”); or

•	engaging in a trade or business in Korea through a permanent establishment or a fixed base to which the relevant income is attributable or with which the relevant income is effectively connected.

Tax on Interest Payments

Under the Special Tax Treatment Control Law (the “STTCL”), when we make payments of interest to you on the debt securities, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein; provided that the debt securities are deemed to be foreign currency denominated bonds issued outside of Korea for the purpose of the STTCL.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of a debt security, provided that the disposition does not involve a transfer of the debt security to a Korean resident (or the Korean permanent establishment of a non-resident). In addition, the STTCL exempts you from Korean taxation on any capital gains that you earn from the transfer of the debt securities outside of Korea; provided that the offering of the debt securities is deemed to be an overseas issuance for the purpose of the STTCL. If you sell or otherwise dispose of debt securities to a Korean resident and such disposition or sale is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates at the lower of 22% (including local income surtax) of net gain (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) or 11% (including local income surtax) of gross sale proceeds with respect to transactions, unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of a debt security, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “Tax Treaties” below.

With respect to computing the above-mentioned 22% withholding taxes (including local income surtax) on net gain, please note that there is no provision under relevant Korean law for offsetting gains and losses or otherwise aggregating transactions for the purpose of computing the net gain attributable to sales of the debt securities. The purchaser of the debt securities or, in the case of the sale of the debt securities through a securities company in Korea, the securities company through which such sale is effected, is required under Korean law to withhold the applicable amount of Korean tax and make payment thereof to the relevant Korean tax authority. Unless you, as the seller, can either claim the benefit of an exemption or a reduced rate of tax under an applicable tax treaty or produce satisfactory evidence of your acquisition cost and certain direct transaction costs in relation to the debt securities being sold, the purchaser or the securities company, as applicable, must withhold an amount equal to 11% of the gross sale proceeds. Any withheld tax must be paid no later than the tenth day of the month following the month in which the payment for the purchase of the relevant debt securities occurred. Failure to timely transmit the withheld tax to the Korean tax authorities technically subjects the purchaser or the securities company to penalties under Korean tax laws.

Inheritance Tax and Gift Tax

If you die while domiciled in Korea, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities, wherever located, that you own at the time of death. Furthermore, regardless of where you are domiciled when you die, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities you own that are located in Korea at the time of death. Similarly, if you give the debt securities as a gift to any other person, the donee will be subject to Korean gift tax, based on where the donee or you are domiciled or where the debt securities are located at the time that you make the gift. The amount, if any, of the applicable inheritance or gift tax imposed in specific cases depends on the value of the debt securities (or other property) and the identities of the parties involved.

Under Korean inheritance and gift tax laws, debt securities issued by Korean companies are deemed to be located in Korea irrespective of where they are physically located or by whom they are owned.

Stamp Duty

You will not be subject to any Korean stamp duty, registration duty or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities.

Guarantees

Although there are no Korean tax laws, regulations or rulings specific to the payment under the guarantee herein, we believe any payments of interest on and principal amount of the debt securities (or the issued price if the debt securities were originally issued at a discount) by the Republic under the Republic’s guarantee on the debt securities denominated in a foreign currency and issued by us are not subject to withholding tax, provided that the debt securities are deemed to be foreign currency denominated bonds issued outside of Korea for the purpose of the STTCL. Further details of the tax consequences of the holders of our debt securities guaranteed by the Republic may be provided in the relevant prospectus supplement.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hong Kong, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 16.5%, and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under the heading “Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company through which the transfer of the debt securities is effected, as applicable, a certificate as to your country of tax residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at normal rates.

In addition, subject to certain exceptions, in order to receive the benefit of a tax exemption available under any applicable tax treaty, you may also be required to submit to the payer of such Korean source income an application for tax exemption under a tax treaty, together with a certificate as to your country of tax residence. Subject to certain exceptions, the Korean tax laws also require an overseas investment vehicle (an “OIV”, which is defined as an organization established in a foreign jurisdiction that manages funds collected through investment solicitation by way of acquiring, disposing or otherwise investing in proprietary targets and then distributes the outcome of such management to investors) to obtain the application for tax exemption from the beneficial owners together with a certificate of tax residence of the beneficial owner and submit a report of OIV to the payer, together with a detailed statement on the beneficial owner of the income and the obtained application for exemption from the beneficial owner. The payer of such Korean source income, in turn, will be required to submit such exemption application to the relevant district tax office in Korea by the ninth day of the month following the date of the first payment of such income. Even if the beneficial owner was unable to receive the benefit of a tax exemption due to his or her failure to timely submit such application, the beneficial owner may still receive tax treaty benefits by claiming tax refund with evidentiary documents to the relevant tax office within five years of the last day of the month during which the payment of such income occurred. Furthermore, the Corporation Income Tax Law (the “CITL”) and Individual Income Tax Law (the “IITL”) require the beneficial owner to submit an application for entitlement to a preferential tax rate together with evidence of tax residence (including a certificate of tax residence of the beneficial owner issued by a competent authority of the country of tax residence of the beneficial owner) to a withholding obligor paying Korean source income in order to benefit from the available reduced tax rate pursuant to the relevant tax treaty. Subject to certain exceptions, the CITL and IITL also require an OIV to obtain the application for entitlement to a preferential tax rate from the beneficial owners and submit a report of OIV to the withholding obligor, together with a detailed statement on the beneficial owner of the income.

Due to recent amendment to the Korean tax laws, which applies for fiscal years beginning on or after January 1, 2020, OIVs may be regarded as beneficial owners of Korean sourced income in certain situations. Pursuant to such amendment, OIVs may be treated as beneficial owners to Korean source income if one of the following conditions are met: (i) the OIV is subject to taxation in the jurisdiction in which it resides and there is no intentional tax avoidance purpose to establishing the OIV in the jurisdiction; (ii) the OIV is deemed as the beneficial owner under a tax treaty; or (iii) the OIV is unable to confirm its list of beneficial owners investing in the OIV (if only a portion of the beneficial owners are confirmed, applies with respect to the remaining unconfirmed list of beneficial owners). OIVs that are not regarded as foreign “corporations” for purposes of the Korean tax law may be recognized as beneficial owners if one of the above conditions (ii) or (iii) are met. Further, OIVs that meet condition (iii) would be subject to the default statutory withholding tax rate under the Korean tax laws and the treaty withholding rates under relevant tax treaties would not apply even though the OIVs are deemed to be beneficial owners to Korean source income.

At present, Korea has not entered into any tax treaties regarding inheritance or gift tax.

United States Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. You will be a U.S. holder if you are the beneficial owner of a debt security and you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•	a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes;

•	an entity taxed as a partnership or a partner therein;

•	a tax exempt organization; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. This discussion does not address U.S. state, local and non-U.S. tax consequences, the Medicare tax on certain investment income or the alternative minimum tax. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

U.S. holders that use an accrual method of accounting for tax purposes (“accrual method holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below It is not clear to what types of income the book/tax conformity rule applies, or in some cases, how the rule is to be applied if it is applicable. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual method holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual method holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the United States Internal Revenue Service (the “IRS”). If you are an accrual method holder, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Debt Securities

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you use the cash method of tax accounting, or if you are an accrual method holder that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the U.S. dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount of the foreign currency that you received on the debt security at the spot rate of exchange on the settlement date of the sale, exchange or retirement. Furthermore, regardless of which of the foregoing methods applies, if Korean tax is withheld on the sale, exchange or retirement of a debt security, the amount you realize will include the gross amount of the proceeds of that sale or exchange before deduction of the Korean tax.

The special election available to you if you are an accrual method holder in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual U.S. holders. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Under certain circumstances as described above under “Taxation—Korean Taxation—Tax on Capital Gains” and “Taxation—Korean Taxation—Tax Treaties”, you may be subject to Korean withholding tax upon the sale or other disposition of a debt security. If you are eligible for benefits of the Korea-United States tax treaty, which exempts capital gains from tax in Korea, you would not be eligible to credit against your U.S. federal income tax liability any such Korean tax withheld. In addition, any gain or loss that you recognize on the sale, exchange, redemption or retirement of a debt security generally will be treated as U.S. source income. Consequently, even if you are not eligible for an exemption from such taxes under the Korea-United States tax treaty, you may not be able to claim a credit for any Korean tax imposed upon the sale or exchange of a debt security unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. You should consult their own tax advisers with respect to your eligibility for benefits under the Korea-United States tax treaty and, if you are not eligible for treaty benefits, your ability to credit any Korean tax withheld upon sale of the debt securities against your U.S. federal income tax liability.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity (the “de minimis threshold”), the debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and their stated redemption price at maturity will be the “original issue discount.” The “issue price” of the Original Issue Discount Debt Securities will be the first price at which a substantial amount of the Original Issue Discount Debt Securities are sold to the public (i.e., excluding sales of Original Issue Discount Debt Securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the Original Issue Discount Debt Securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by us, at least annually during the entire term of an Original Issue Discount Debt Security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain U.S. Treasury regulations (the “OID regulations”). You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you may have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that Original Issue Discount Debt Security for all days during the taxable year that you own the Original Issue Discount Debt Security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the Original Issue Discount Debt Security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)

multiplying the “adjusted issue price” (as defined below) of the Original Issue Discount Debt Security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (as defined below) of the Original Issue Discount Debt Security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the Original Issue Discount Debt Security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the Original Issue Discount Debt Security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the Original Issue Discount Debt Security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the Original Issue Discount Debt Security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of an Original Issue Discount Debt Security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the Original Issue Discount Debt Security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis in respect of all other premium or market discount debt securities that you hold.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating that foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under the caption “Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the Original Issue Discount Debt Security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain Original Issue Discount Debt Securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the applicable prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the Original Issue Discount Debt Securities.

If a debt security provides for a scheduled accrual period that is longer than one year (for example, as a result of a long initial period on a debt security with interest that is generally paid on an annual basis), then stated interest on the debt security will not qualify as “qualified stated interest” under the OID Regulations. As a result, the debt security would be an Original Issue Discount Debt Security. In that event, among other things, if you are a cash-method U.S. holder you will be required to accrue stated interest on the debt security under the rules for original issue discount described above, and regardless of your method of accounting for U.S. federal income tax purposes, you will be required to accrue original issue discount that would otherwise fall under the de minimis threshold.

The book/tax conformity rule, discussed above under “United States Tax Considerations,” applies to original issue discount in some cases, and therefore if you are an accrual method holder you may be required to include original issue discount on Original Issue Discount Debt Securities in a more accelerated manner than described above if you do so for financial accounting purposes. It is uncertain what adjustments, if any, should be made in later accrual periods when taxable income exceeds income reflected on your financial statements to reflect the accelerated accrual of income in earlier periods. In addition, it is possible, although less likely, that if you are an accrual method holder you may be required to include original issue discount that would otherwise fall under the de minimis threshold in gross income as such original issue discount accrues on your financial statements. The application of the book-tax conformity rule to original issue discount, including original issue discount that would otherwise fall under the de minimis threshold, is uncertain, and accrual method taxpayers should consult with their tax advisors on how the rule may apply to their investment in the debt securities.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the short-term debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the short-term debt security during the period you held the short-term debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the short-term debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the short-term debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term debt security at the time of acquisition (i.e., all amounts payable on the short-term debt security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within your taxable year).

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the withholding agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a U.S. holder, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a U.S. holder.

Information with Respect to Foreign Financial Assets

Certain U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the debt securities) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. You should consult your own tax advisors regarding the possible application of these rules to your investment in the debt securities, including the application of the rules to your particular circumstances.

Reportable Transactions

A U.S. taxpayer that participates in a “reportable transaction” will be required to disclose its participation to the IRS. Under the relevant rules, if the debt securities are denominated in a foreign currency, a U.S. holder may be required to treat a foreign currency exchange loss from the debt securities as a reportable transaction if this loss exceeds the relevant threshold in the regulations ($50,000 in a single taxable year, if the U.S. holder is an individual or trust, or higher amounts for other non-individual U.S. holders), and to disclose its investment by filing Form 8886 with the IRS. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. You are urged to consult your tax advisors regarding the application of these rules.

PLAN OF DISTRIBUTION

We and the Republic, if a guarantee by the Republic is furnished, may sell or issue the debt securities or warrants or guarantees in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities or warrants or guarantees will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us and the Republic, if applicable, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and the Republic, if a guarantee by the Republic is furnished, sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us and the Republic, if applicable. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We and the Republic, if a guarantee by the Republic is furnished, may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us and the Republic, if applicable, at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We and the Republic, if a guarantee by the Republic is furnished, may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for, us and the Republic in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. Dong Hoon Lee, Chief Representative of our New York Representative Office, and Mr. Young-rok Kim, Senior Representative of our New York Representative Office. The address of our New York Representative Office is 460 Park Avenue, 8th Floor, New York, NY 10022. The authorized representative of the Republic in the United States is Mr. Seong-Wook Kim, Financial Attaché, Korean Consulate General in New York, located at 460 Park Avenue, 9th Floor, New York, NY 10022.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chairman and President, in his official capacity, has supplied the information set forth under “The Export-Import Bank of Korea” (except for the information set out under “The Export-Import Bank of Korea—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Economy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “The Export-Import Bank of Korea—Business—Government Support and Supervision” and “The Republic of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

The separate financial statements of The Export-Import Bank of Korea as of and for the years ended December 31, 2018 and 2017 have been included in this Prospectus in reliance upon the report of KPMG Samjong Accounting Corp., independent auditor, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•	difficulties in the financial sectors in Europe and elsewhere and increased sovereign default risks in selected countries and the resulting adverse effects on the global financial markets;

•

adverse conditions or uncertainty in the economies of countries and regions that are important export markets for Korea, such as the United States, Europe, Japan and China, or in emerging market economies in Asia or elsewhere, as well as increased uncertainty in the wake of a referendum in the United Kingdom in June 2016, in which the majority of voters voted in favor of an exit from the European Union (“Brexit”);

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar, the euro or Japanese yen exchange rates or revaluation of the Chinese renminbi and the overall impact of Brexit on the value of the Korean Won), interest rates, inflation rates or stock markets;

•	declines in consumer confidence and a slowdown in consumer spending;

•	increasing levels of household debt;

•	increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers;

•	further decreases in the market prices of Korean real estate;

•

the continued growth of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from Korea to China), as well as a slowdown in the growth of China’s economy, which is Korea’s most important export market;

•

the investigations of large Korean conglomerates and their senior management for bribery, embezzlement and other possible misconduct relating to the recent impeachment and dismissal of former President Park Guen-hye;

•	increased sovereign default risk in select countries and the resulting adverse effects on the global financial markets;

•	the economic impact of any pending or future free trade agreements;

•	social and labor unrest;

•

a decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs that, together, would lead to an increased Government budget deficit;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities or corporate governance issues at certain Korean companies;

•	increases in social expenditures to support an aging population in Korea or decreases in economic productivity due to the declining population size in Korea;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•

the occurrence of severe health epidemics in Korea or other parts of the world, including an outbreak of severe acute respiratory syndrome, swine or avian flu, Ebola or Middle East respiratory syndrome.

•

deterioration in economic or diplomatic relations between Korea and its trading partners or allies, including deterioration resulting from territorial or trade disputes or disagreements in foreign policy (such as the controversy between Korea and China regarding the decision to allow the United States to deploy the Terminal High Altitude Area Defense system in Korea);

•	political uncertainty or increasing strife among or within political parties in Korea;

•	natural or man-made disasters that have a significant adverse economic or other impact on Korea or its major trading partners;

•

hostilities or political or social tensions involving oil producing countries in the Middle East or North Africa and any material disruption in the supply of oil or sudden increase in the price of oil; and

•	an increase in the level of tensions or an outbreak of hostilities between North Korea and Korea or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov.

HEAD OFFICE OF THE BANK

38 Eunhaeng-ro

Yeongdeungpo-gu

Seoul 07242

Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

Global Finance Americas

101 Barclay St, 4E

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Yoon & Yang LLC (Hwawoo)	Cleary Gottlieb Steen & Hamilton LLP
19F, ASEM Tower 517 Yeongdong-daero, Gangnam-gu Seoul 06164 Korea	c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Linklaters LLP
22nd Floor, Center One Building 26, Eulji-ro 5-gil, Jung-gu Seoul 04539 Korea

AUDITOR OF THE BANK

KPMG Samjong Accounting Corp.

10th Floor, Gangnam Finance Center

152 Tehran-ro, Gangnam-gu

Seoul 06236

Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542